Prospectus Supplement dated February 28, 2007 (to Prospectus dated May 19, 2006)

$434,575,000 (Approximate)
Mortgage Pass-Through Certificates

Deutsche Alt-A Securities Mortgage Loan Trust, Series 2007-OA1
Issuing Entity

DB Structured Products, Inc.
Sponsor

Deutsche Alt-A Securities, Inc.
Depositor

Wells Fargo Bank, N.A.
Securities Administrator and Master Servicer

The issuing entity will hold one pool of conventional, adjustable-rate, negative amortization first lien residential mortgage loans and will issue the following classes of certificates that are offered  under this prospectus supplement:

Class	Original Principal Balance(1)	Pass-Through Rate	Class	Original Principal Balance(1)	Pass-Through Rate
A-1	$322,704,000	One-Month LIBOR plus 0.15%(2)	M-4	$2,416,000	One-Month LIBOR plus 0.53%(2)
A-2	$40,338,000	One-Month LIBOR plus 0.18%(2)	M-5	$2,197,000	One-Month LIBOR plus 0.59%(2)
A-3	$40,338,000	One-Month LIBOR plus 0.22%(2)	M-6	$2,197,000	One-Month LIBOR plus 0.65%(2)
M-1	$7,470,000	One-Month LIBOR plus 0.29%(2)	M-7	$2,636,000	One-Month LIBOR plus 1.15%(2)
M-2	$7,030,000	One-Month LIBOR plus 0.34%(2)	M-8	$2,636,000	One-Month LIBOR plus 2.00%(2)
M-3	$2,416,000	One-Month LIBOR plus 0.38%(2)	M-9	$2,197,000	One-Month LIBOR plus 2.00%(2)

See next page for footnotes.

Credit enhancement for all of these certificates will be provided by excess interest, overcollateralization and subordination.  The certificates will also have the benefit of an interest rate swap agreement and an interest rate cap agreement.

You should consider carefully the risk factors beginning on page S-14 in this prospectus supplement.

The certificates will represent an interest in the issuing entity only and will not represent obligations of the depositor, the sponsor or any of their affiliates.  No governmental agency or instrumentality or any other person will insure the certificates or the collateral securing the certificates.

You should consult with your own advisors to determine if the offered certificates are appropriate investments for you and to determine the applicable legal, tax, regulatory and accounting treatment of the offered certificates.

The certificates offered by this prospectus supplement will be purchased by Deutsche Bank Securities Inc. from the depositor, and are being offered by Deutsche Bank Securities Inc. from time to time for sale to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale.  From the sale of the offered certificates, the depositor will receive approximately 100% of their initial certificate principal balance, less expenses.

Neither the SEC nor any state securities commission has approved the offered certificates or determined that this prospectus supplement or the prospectus is accurate or complete.  Any representation to the contrary is a criminal offense.

The Attorney General of the State of New York has not passed on or endorsed the merits of this offering.  Any representation to the contrary is unlawful.

______________________________

Deutsche Bank Securities

Underwriter

(1)

These amounts are approximate.  They are subject to an upward or downward adjustment of no more than 10%, depending on the total principal amount of the mortgage loans delivered at closing.

(2)

The pass-through rate for each of these classes of offered certificates will be subject to a rate cap equal to the related Net WAC Pass-Through Rate, as described in this prospectus supplement under “Description of the Certificates—Glossary—Pass-Through Rate.”  The margins applicable to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates will increase by 50% on the distribution date following the first possible optional termination date as described in this prospectus supplement under “Description of the Certificates—Glossary—Pass-Through Rate.”  Each of these classes of certificates will have the benefit of an interest rate swap agreement and an interest rate cap agreement as described in this prospectus supplement.

Table of Contents

Summary	S-1
TRANSACTION STRUCTURE	S-13
Risk Factors	S-14
Description of the Mortgage Pool	S-25
General	S-25
Mortgage Loan Characteristics	S-26
Tabular Characteristics of the Mortgage Loans	S-28
Index	S-37
Additional Information	S-37
The Originators	S-38
General	S-38
Residential Funding Company, LLC	S-38
Countrywide Home Loans, Inc.	S-44
ISSUING ENTITY	S-50
THE DEPOSITOR	S-50
THE SPONSOR	S-50
STATIC POOL INFORMATION	S-51
Description of the Certificates	S-51
General	S-51
Book-Entry Registration	S-52
Transfer Restrictions	S-55
Table of Fees and Expenses	S-56
Available Distribution Amount	S-57
Glossary of Definitions Relating to the Priority of Distributions	S-58
Allocation of Net Deferred Interest	S-68
The Interest Rate Cap Agreement, the Cap Provider and the Cap Account	S-69
Cap Provider	S-71
The Interest Rate Swap Agreement and the Swap Account	S-71
The Swap Provider	S-76
Distributions to the Supplemental Interest Trust	S-76
Priority of Distributions	S-76
Interest Distributions	S-77
Principal Distributions	S-78
Excess Spread and Overcollateralization Provisions	S-79
Subordination and Allocation of Losses	S-80
Last Scheduled Distribution Date	S-81
Calculation of One-Month LIBOR	S-81
Servicing	S-82
General	S-82
Residential Funding Company, LLC	S-82
Servicing and Other Compensation and Payment of Expenses	S-94
Countrywide Home Loans Servicing LP	S-91
Payments on Mortgage Loans; Deposits to Custodial Accounts	S-94
Advances	S-95
Compensating Interest	S-95
Modifications	S-95
Special Servicing Agreements; Purchase of Delinquent Mortgage Loans	S-96
Evidence as to Compliance	S-96
THE SECURITIES ADMINISTRATOR, THE MASTER SERVICER AND THE CUSTODIAN	S-97
Wells Fargo Bank, N. A.	S-97
The Distribution Account	S-98
Master Servicing and Other Compensation and Payment of Expenses	S-99
Events of Default and Removal of Master Servicer	S-99
Transfer of Master Servicing	S-100
Indemnification	S-100
THE TRUSTEE	S-100
THE CREDIT RISK MANAGER	S-102
Pooling and Servicing Agreement	S-102
General	S-102
Assignment of the Mortgage Loans	S-103
Voting Rights	S-104
Optional Termination	S-104
Reports to Certificateholders	S-106
Prepayment and Yield Considerations	S-107
Principal Prepayments and Compensating Interest	S-109
Certificates	S-109
Weighted Average Life	S-109
Prepayment Speed Assumption and Modeling Assumptions	S-110
Federal Income Tax Consequences	S-125
Legal Proceedings	S-127
Affiliations, Relationships and Related Transactions	S-127
Legal Investment Aspects	S-127
Accounting Considerations	S-128
ERISA Considerations	S-128
Method of Distribution	S-130
Secondary Market	S-130
Legal Matters	S-130
Certificate Ratings	S-131
Available Information	S-132
Reports To certificateholders	S-132
Incorporation of Information By Reference	S-132
ANNEX I - GLOBAL CLEARANCE AND SETTLEMENT AND DOCUMENTATION PROCEDURES	A-I
ANNEX II - INTEREST RATE CAP AGREEMENT SCHEDULE	A-II
ANNEX III - INTEREST RATE SWAP AGREEMENT SCHEDULE	A-III

Important Notice About Information in This Prospectus Supplement and the Accompanying Prospectus.

You should rely only on the information contained in this document. We have not authorized anyone to provide you with different information.

We provide information to you about the offered certificates in two separate documents that progressively provide more detail:

•

the accompanying prospectus, which provides general information, some of which may not apply to this series of certificates; and

•

this prospectus supplement, which describes the specific terms of this series of certificates.

If the information regarding the offered certificates is more specific in this prospectus supplement than in the prospectus, then you should rely on the information in this prospectus supplement.

Deutsche Alt-A Securities, Inc.’s principal offices are located at 60 Wall Street, New York, New York 10005, and its telephone number is 212-250-2500.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), the Underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of certificates to the public in that Relevant Member State prior to the publication of a prospectus in relation to the certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of certificates to the public in that Relevant Member State at any time:

(a)

to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b)

to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(c)

in any other circumstances which do not require the publication by the Issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of certificates to the public” in relation to any certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the certificates to be offered so as to enable an investor to decide to purchase or subscribe the certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

United Kingdom

The Underwriter has represented and agreed that:

(a)

it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act) received by it in connection with the issue or sale of the certificates in circumstances in which Section 21(1) of the Financial Services and Markets Act does not apply to the Issuer; and

(b)

it has complied and will comply with all applicable provisions of the Financial Services and Markets Act with respect to anything done by it in relation to the certificates in, from or otherwise involving the United Kingdom.

SUMMARY

The following summary is a very broad overview of the certificates offered by this prospectus supplement and the accompanying prospectus and does not contain all of the information that you should consider in making your investment decision.  To understand the terms of the offered certificates, carefully read this entire prospectus supplement and the entire accompanying prospectus. Capitalized terms used in this summary may be defined elsewhere in this prospectus supplement.

Transaction Parties

Issuing Entity

Deutsche Alt-A Securities Mortgage Loan Trust, Series 2007-OA1, a New York common law trust.  The issuing entity will be established pursuant to a pooling and servicing agreement dated as of the cut-off date among Deutsche Alt-A Securities, Inc., as depositor, Wells Fargo Bank, N.A., as master servicer and as securities administrator, and HSBC Bank USA, National Association, as trustee.  The issuing entity is also sometimes referred to herein as the “trust” or the “trust fund.”

Sponsor

DB Structured Products, Inc., a Delaware corporation.

Depositor

Deutsche Alt-A Securities, Inc., a Delaware corporation. See “The Depositor” in the prospectus.

Originators

Residential Funding Company, LLC and Countrywide Home Loans, Inc. with respect to approximately 60.86% and approximately 39.14%, respectively, of the mortgage loans by aggregate principal balance as of the cut-off date.  See “Description of the Mortgage Pool—The Originators” in this prospectus supplement.

Master Servicer

Wells Fargo Bank, N.A., a national banking association.  See “The Securities Administrator, the Master Servicer and the Custodian” in this prospectus supplement.

Servicers

Residential Funding Company, LLC and Countrywide Home Loans Servicing LP with respect to approximately 60.86% and approximately 39.14%, respectively, of the mortgage loans by aggregate principal balance as of the cut-off date.  See “Description of the Mortgage Pool—The Servicers” in this prospectus supplement.

Trustee

HSBC Bank USA, National Association, a national banking association. See “The Trustee” in this prospectus supplement.

Securities Administrator

Wells Fargo Bank, N.A.  See “The Securities Administrator, the Master Servicer and the Custodian” in this prospectus supplement.

Custodian

Wells Fargo Bank, N.A. See “The Securities Administrator, the Master Servicer and the Custodian” in this prospectus supplement.

Credit Risk Manager

Clayton Fixed Income Services Inc.  See “The Credit Risk Manager” in this prospectus supplement.

Cap Provider

Swiss Re Financial Products Corporation.  See “Description of the Certificates—The Cap Provider” in this prospectus supplement.

Swap Provider

Deutsche Bank AG New York Branch, a banking institution and a stock corporation incorporated under the laws of Germany.  See “Description of the Certificates—The Swap Provider” in this prospectus supplement.

Cut-Off Date

The close of business on February 1, 2007.

Closing Date

On or about February 28, 2007.

The Mortgage Pool.  On the closing date, the depositor will deposit a pool of mortgage loans into the trust.  The mortgage pool will consist of conventional, adjustable-rate, negative amortization mortgage loans with original terms to maturity of not more than forty (40) years.  On the closing date, the trust will contain 1,164 conventional, one to four family, first lien adjustable-rate, negative amortization mortgage loans on residential real properties as described in this prospectus supplement.

Required Repurchases or Substitutions of Mortgage Loans.  The trustee will acknowledge the sale, transfer and assignment of the trust fund to it by the depositor and receipt of, subject to further review and the exceptions, the mortgage loans.  If the trustee obtains actual knowledge that any mortgage loan is defective on its face due to a breach of the representations and warranties with respect to that mortgage loan in the transaction agreements, the trustee will be required to promptly notify the sponsor of such defect. The sponsor will then be required to correct or cure any such defect within 90 days from the date of notice from the trustee of the defect and if the sponsor fails to correct or cure such defect within such period and such defect materially and adversely affects the interests of the certificateholders in the related mortgage loan, the sponsor will be required, in accordance with the terms of the pooling and servicing agreement, within 90 days of the date of notice, to repurchase such mortgage loan or provide the trustee with a substitute mortgage loan (if within two years of the closing date); provided that, if such defect would cause the mortgage loan to be other than a “qualified mortgage” as defined in Section 860G(a)(3) of the Internal Revenue Code, any such cure or substitution must occur within 90 days from the date such breach was discovered.

Characteristics of the Mortgage Loans.  The mortgage loans will consist of conventional adjustable-rate, negative amortization residential mortgage loans secured by first liens on one- to four-family residential properties.  As of the cut-off date, the mortgage loans in the aggregate had the following approximate characteristics:

Mortgage Loans

	Range or Total		Weighted Average(2)
Number of Mortgage Loans	1,164
Aggregate Unpaid Principal Balance(1)	$439,412,760		$377,502
Unpaid Principal Balances(1)	$21,704 - $2,523,998
Interest Rates(1)	1.000% - 9.950%		7.790%
Remaining Terms to Stated Maturity (months)	337 – 479		370
Loan Age (months)	1 – 23		5
Original Loan-to-Value Ratio(1)	19.86% - 95.00%		75.06%
FICO Scores(3)	614 – 816		706
Geographic Concentration of Mortgaged Properties in Excess of 5% of the Aggregate Unpaid Principal Balance(1)	52.31%	California
	9.58%	Florida
	7.45%	Arizona

Maximum Five-Digit Zip Code Concentration	95014

(1) Approximate

(2) Indicates average

(3) FICO Scores greater than 0

Description of the Certificates

The certificates will represent all of the beneficial ownership interest in the trust.  The securities administrator will execute and authenticate and the trustee will deliver the following certificates under the pooling and servicing agreement.

Class	Original Principal Balance(1)	Type	Pass-Through Rate(2)	Interest Type	Standard & Poor’s Rating(3)	Moody’s Rating(3)	Last Scheduled Distribution Date(4)
Offered Certificates:
A-1	$322,704,000	Super Senior	One-Month LIBOR plus 0.15%(2)	Floating	AAA	Aaa	February 2047
A-2	$40,338,000	Super Senior/ Senior Support	One-Month LIBOR plus 0.18%(2)	Floating	AAA	Aaa	February 2047
A-3	$40,338,000	Senior Support	One-Month LIBOR plus 0.22%(2)	Floating	AAA	Aaa	February 2047
M-1	$7,470,000	Subordinate	One-Month LIBOR plus 0.29%(2)	Floating	AA+	Aaa	February 2047
M-2	$7,030,000	Subordinate	One-Month LIBOR plus 0.34%(2)	Floating	AA	Aa1	February 2047
M-3	$2,416,000	Subordinate	One-Month LIBOR plus 0.38%(2)	Floating	AA-	Aa1	February 2047
M-4	$2,416,000	Subordinate	One-Month LIBOR plus 0.53%(2)	Floating	A+	Aa2	February 2047
M-5	$2,197,000	Subordinate	One-Month LIBOR plus 0.59%(2)	Floating	A+	Aa3	February 2047
M-6	$2,197,000	Subordinate	One-Month LIBOR plus 0.65%(2)	Floating	A	A1	February 2047
M-7	$2,636,000	Subordinate	One-Month LIBOR plus 1.15%(2)	Floating	BBB+	A2	February 2047
M-8	$2,636,000	Subordinate	One-Month LIBOR plus 2.00%(2)	Floating	BBB	Baa2	February 2047
M-9	$2,197,000	Subordinate	One-Month LIBOR plus 2.00%(2)	Floating	BBB-	Baa3	February 2047
Total:	$434,575,000

Non-Offered Certificates:
M-10	$1,980,000	Subordinate	One-Month LIBOR plus 2.00%(2)	Floating	BB+	Ba1	February 2047
CE	$2,857,660	Subordinate	N/A	N/A	NR	NR	N/A
P	$100	Prepayment Charges	(5)	N/A	NR	NR	N/A
R	N/A	Residual	N/A	Variable	NR	NR	February 2047
Total:	$439,412,760

(1)

These amounts are approximate.  They are subject to an upward or downward adjustment of no more than 5%, depending on the total principal amount of the mortgage loans delivered at closing.  Amount is “notional” if so indicated.

(2)

The pass-through rate for each of these classes of certificates will be subject to a rate cap equal to the related Net WAC Pass-Through Rate, as described in this prospectus supplement under “Description of the Certificates–Glossary–Pass-Through Rate”.  In addition, the margins applicable to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates will increase by 50% following the first possible optional termination date as described in this prospectus supplement under “Description of the Certificates–Glossary–Pass-Through Rate”.  Each of these classes of certificates will have the benefit of an interest rate swap agreement and an interest rate cap agreement as described in this prospectus supplement.

(3)

See “Certificate Ratings” in this prospectus supplement.

(4)

The actual final payment to any class of certificates could be significantly earlier.

(5)

The Class P Certificates will be entitled to prepayment premiums, penalties or charges on the mortgage loans, except such prepayment premiums, penalties or charges that are to be paid to the related servicer as more particularly set forth in the pooling and servicing agreement.

Offered Certificates

Only the Class A-1, Class A-2, Class A-3, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates are offered by this prospectus supplement and are referred to herein as the “offered certificates”.

Sometimes we refer to the certificates by their principal or interest types.  Since some classes of certificates have the characteristics of more than one category, they appear more than once in the categories presented in the chart below.

Certificate Types
Senior Certificates:	A-1, A-2, A-3
Super Senior Certificates:	A-1
Super Senior/Senior Support Certificates:	A-2
Senior Support Certificates:	A-3
Mezzanine Certificates:	M-1, M-2, M-3, M-4, M-5, M-6, M-7, M-8, M-9, M-10
Subordinate Certificates:	M-1, M-2, M-3, M-4, M-5, M-6, M-7, M-8, M-9, M-10, CE
LIBOR Certificates:	A-1, A-2, A-3, M-1, M-2, M-3, M-4, M-5, M-6, M-7, M-8, M-9, M-10
Offered Certificates:	Senior Certificates and Mezzanine Certificates (other than the Class M-10 Certificates)
Floating Rate Certificates:	Offered Certificates and the Class M-10 Certificates
Non-Offered Certificates:	CE, P, R, M-10
Residual Certificates:	R
Book-Entry Certificates:	Senior Certificates and Mezzanine Certificates

Class CE Certificates

The Class CE Certificates are not offered by this prospectus supplement.  The Class CE  certificates will have an initial certificate principal balance of approximately $2,857,660 which is approximately equal to the initial overcollateralization required by the pooling and servicing agreement.  The Class CE Certificates initially evidence an interest of approximately 0.65% of the sum of the cut-off date principal balance of the mortgage loans in the trust.  One or more classes of Class CE Certificates may be issued, but in the aggregate they will have the characteristics described herein.

Class P Certificates

The Class P Certificates are not offered by this prospectus supplement.  The Class P Certificates will have an initial certificate principal balance of $100 and will not be entitled to distributions in respect of interest.  The Class P Certificates will be entitled to all prepayment premiums, penalties or charges received in respect of the mortgage loans, except such prepayment premiums, penalties or charges that are to be paid to the related servicer as more particularly set forth in the pooling and servicing agreement.

Residual Certificates

The Class R Certificates are not offered by this prospectus supplement.  The Class R Certificates are residual certificates and represent the residual interests in the trust.

Distribution Dates

Distributions on the offered certificates will be made on the 25th day of each month or, if that day is not a business day, on the next succeeding business day, beginning in March 2007.

Book-Entry Registration

The offered certificates will be available only in book-entry form through the facilities of The Depository Trust Company, except under limited circumstances.  See “Description of the Certificates–Book-Entry Registration” in this prospectus supplement.

Available Distribution Amount

On each distribution date, the securities administrator will make distributions to the supplemental interest trust and to certificateholders from the available distribution amount for such distribution date.  The available distribution amount on any distribution date from which principal and interest distributions will be made to certificateholders will generally include the following amounts, net of servicing fees, credit risk manager fees, premiums payable in connection with certain lender paid primary mortgage insurance policies, if applicable, any adjusted net swap payments payable to the swap provider, any adjusted swap termination payments payable to the swap provider that are not the result of a swap provider trigger event, and certain other expenses of the trust:

•

amounts received on the mortgage loans during the related due period in respect of scheduled principal and interest payments (including advances received from the servicers and/or master servicer);

•

full and partial prepayments received on the mortgage loans during the related prepayment period (including compensating interest received from the servicers and/or master servicer); and

•

any other unscheduled amounts received on the mortgage loans during the related prepayment period, including liquidation proceeds and proceeds received in connection with the repurchase of a mortgage loan.

Interest Distributions

On each distribution date, interest will be distributed to each class of interest bearing senior certificates and mezzanine certificates in an amount equal to (i) interest accrued during the related interest accrual period on the related certificate principal balance for such certificates at the related pass-through rate provided for in this prospectus supplement, less any interest shortfalls allocated to such certificates as described below, plus (ii) interest accrued but unpaid on prior distribution dates, together with interest on such unpaid amounts at the applicable pass-through rate. Interest on the offered certificates will be calculated based on a 360-day year and the actual number of days elapsed during the related interest accrual period.

On each distribution date, interest accrued on each class of interest bearing certificates will be reduced by such class’ share of (i) net deferred interest on the mortgage loans for that distribution date, (ii) prepayment interest shortfalls on the mortgage loans not covered by compensating interest paid by the servicers or the master servicer, (iii) interest shortfalls on the mortgage loans as a result of the application of the Servicemembers Civil Relief Act or similar state or local laws  and (iv) certain realized losses on the mortgage loans attributable to interest.

For any distribution date, the amount of the net deferred interest that will be allocated to the classes of certificates will equal the excess, if any, of the interest deferred on the mortgage loans from the previous due date to the due date related to that distribution date over the amount of principal payments, principal prepayments and subsequent recoveries received on the mortgage loans during the prepayment period and due period related to that distribution date (this amount is referred to as the “net deferred interest”).  In the case of any class of certificates, the certificate principal  balance of that class of certificates will be increased by the amount of any net deferred interest allocated to that class of certificates.

The senior certificates will be entitled to payments of interest prior to the payment of interest to the mezzanine certificates.  Each class of mezzanine certificates with a higher payment priority will be entitled to payments of interest prior to the payment of interest to any class of mezzanine certificates with a lower payment priority.

See “Description of the Certificates–Interest Distributions” in this prospectus supplement.

Principal Distributions

On each distribution date, the securities administrator will distribute the principal distribution amount for such distribution date to the senior certificates and mezzanine certificates in the amounts and in the order of priority described in this prospectus supplement, until the certificate principal balance of each such certificate has been reduced to zero.

See “Description of the Certificates–Principal Distributions” in this prospectus supplement.

Credit Enhancement

The credit enhancement provided for the benefit of the holders of the offered certificates consists of excess interest, overcollateralization and subordination, each as described in this section and under “Description of the Certificates–Subordination and Allocation of Losses” and “–Excess Spread and Overcollateralization Provisions” in this prospectus supplement.

Excess Interest.  The mortgage loans bear interest each month in an amount that in the aggregate is expected to exceed the amount needed to distribute monthly interest on the senior certificates and mezzanine certificates and to pay certain fees and expenses of the trust and the supplemental interest trust (including any adjusted net securities administrator swap payments payable to the swap provider and any swap termination payment payable to the swap provider that is not payable as a result of the occurrence of a swap provider trigger event under an interest rate swap agreement).  Any excess interest from the mortgage loans each month will be available to absorb realized losses, interest shortfalls and net WAC rate carryover amounts on the mortgage loans and to maintain or restore overcollateralization at required levels.

Overcollateralization. The aggregate principal balance of the mortgage loans as of the cut-off date will exceed the aggregate certificate principal balance of the senior certificates, the mezzanine certificates and the Class P Certificates on the closing date by approximately $2,857,660 or approximately 0.65% of the aggregate principal balance of the mortgage loans as of the cut-off date which is approximately equal to the initial amount of overcollateralization required to be provided by the mortgage pool under the pooling and servicing agreement.  See “Description of the Certificates–Excess Spread and Overcollateralization Provisions” in this prospectus supplement.

Subordination. The rights of the holders of the mezzanine certificates and Class CE Certificates to receive distributions of principal and interest will be subordinated, to the extent described in this prospectus supplement, to the rights of the holders of the senior certificates.

In addition, to the extent described under “Description of the Certificates–Subordination and Allocation of Losses” in this prospectus supplement, the rights of the holders of the Class CE Certificates will be subordinated to the rights of the holders of each class of mezzanine certificates, and the rights of the holders of each class of mezzanine certificates will be subordinated to the rights of the holders of each class of mezzanine certificates with a lower numerical designation.

Subordination is intended to enhance the likelihood of regular distributions on the more senior certificates in respect of interest and principal and to afford the more senior certificates protection against realized losses on the mortgage loans, as described under “Description of the Certificates–Subordination and Allocation of Losses” in this prospectus supplement.

Allocation of Losses

If, on any distribution date, there is not sufficient excess interest, overcollateralization (represented by the Class CE Certificates) and amounts received under the interest rate cap agreement and the interest rate swap agreement to absorb realized losses on the mortgage loans, then realized losses on the mortgage loans will be allocated first, to the Class M-10, Class M-9, Class M-8, Class M-7, Class M-6, Class M-5, Class M-4, Class M-3, Class M-2 and Class M-1 Certificates, sequentially, in that order, until each such certificate principal  balance is reduced to zero, second, to the Class A-3 Certificates, until its certificate principal balance is reduced to zero, and third, to the Class A-2 Certificates, until its certificate principal balance is reduced to zero.  There will be no allocation of realized losses to the Class A-1 Certificates.  However, under certain loss scenarios there may not be enough principal and interest on the mortgage loans to distribute to the holders of the Class A-1 Certificates all principal and interest amounts to which they are then entitled.  See “Description of the Certificates–Subordination and Allocation of Losses” in this prospectus supplement.

Once realized losses are allocated to the senior certificates and mezzanine certificates, their certificate principal balances will be reduced by the amount so allocated.  However, the amount of any realized losses allocated to the senior certificates and mezzanine certificates may be distributed to the holders of those certificates to the extent of funds available as described in this prospectus supplement under “Description of the Certificates–Excess Spread and Overcollateralization Provisions”, “The Interest Rate Swap Agreement and the Swap Account” and “The Interest Rate Cap Agreement, the Cap Provider and the Cap Account.”

Interest Rate Cap Agreement

The senior certificates and subordinate certificates will have the benefit of an interest rate cap agreement provided by Swiss Re Financial Products Corporation as the cap provider for each distribution date commencing in March 2012 and terminating immediately following the distribution date in February 2013, unless terminated earlier in accordance with the provisions of the interest rate cap agreement. Pursuant to the interest rate cap agreement, on the second business day prior to each distribution date the cap provider will be obligated to pay to the supplemental interest trust for the benefit of the holders of the senior certificates and subordinate certificates a floating amount, as a cap payment, equal to the product of (i) the excess, if any, of (x) the lesser of (a) one-month LIBOR (as determined pursuant to the interest rate cap agreement) and (b) the cap ceiling (as set forth on Annex II to this prospectus supplement), over (y) the cap strike rate (as set forth on Annex II to this prospectus supplement), (ii) the cap notional balance (as set forth on Annex II to this prospectus supplement) and (iii) a fraction, the numerator of which is the actual number of days elapsed from the previous distribution date to but excluding the current distribution date, and the denominator of which is 360.  On the business day prior to each distribution date, any cap payments received by the securities administrator from the cap provider under the interest rate cap agreement will be deposited into a reserve fund referred to in this prospectus supplement as the cap account and will be available for distribution to the senior certificates and mezzanine certificates to pay any interest shortfall amounts, maintain or restore overcollateralization, cover realized losses on the mortgage loans allocated to the Class A-2 and Class A-3 certificates and mezzanine certificates and to pay any net WAC rate carryover amounts, as described in this prospectus supplement.

Interest Rate Swap Agreement

The senior certificates and subordinate certificates will have the benefit of an interest rate swap agreement, referred to herein as  the interest rate swap agreement, provided by Deutsche Bank AG New York Branch for each distribution date commencing in March 2007 and terminating immediately following the distribution date in February 2012.  The interest rate swap agreement will have an initial notional amount of $367,999,906.54.

Pursuant to the interest rate swap agreement, on each distribution date the securities administrator (on behalf of the supplemental interest trust and from funds available in an account, referred to in this prospectus supplement as the swap account) will be obligated to pay to the swap provider an amount, referred to in this prospectus supplement as the “securities administrator swap payment”, equal to the product of (a) one-year MTA (as calculated pursuant to the interest rate swap agreement) plus a margin equal to 0.37% per annum, (b) the notional amount set forth in  the interest rate swap agreement (and shown on Annex III to this prospectus supplement) and (c) a fraction, the numerator of which is 30 and the denominator of which is 360. The amount payable by the swap provider with respect to the interest rate swap agreement to the supplemental interest trust for the benefit of the holders of senior and subordinate certificates, referred to in this prospectus supplement as the “swap provider payment”,  will be equal to the product of (a) one-month LIBOR (as calculated pursuant to the interest rate swap agreement), (b) the notional amount set forth in the interest rate swap agreement (and shown on Annex III to this prospectus supplement) and (c) a fraction, the numerator of which is the actual number of days elapsed from the previous distribution date to but excluding the current distribution date (or, for the first distribution date, the actual number of days elapsed from the closing date to but excluding the first distribution date) and the denominator of which is 360.

On each such distribution date, to the extent that the securities administrator swap payment exceeds the swap provider payment (referred to in this prospectus supplement as the “net securities administrator swap payment”), the securities administrator will be required to deposit the “adjusted net securities administrator swap payment” into the swap account and remit such adjusted net securities administrator swap payment to the swap provider.  To the extent that the swap provider payment exceeds the securities administrator swap payment (referred to in this prospectus supplement as the “net swap provider payment”), the swap provider will be required to deposit into the swap account the “adjusted net swap provider payment” for distribution to the senior certificates and subordinate certificates in the order of priority described under “Description of the Certificates—The Interest Rate Swap Agreement and the Swap Account” in this prospectus supplement.

For each distribution date (other than the distribution date in February 2012), the “adjusted net securities administrator swap payment” will be equal to the excess, if any, of (A) the sum of (x) the net securities administrator swap payment plus (y) the unpaid deferred adjusted net swap amount for such distribution date over (B) any deferred adjusted net swap amount for the current distribution date.  For the distribution date in February 2012, the “adjusted net securities administrator swap payment” will be equal to the sum of (x) the net securities administrator swap payment plus (y) the “unpaid deferred adjusted net swap amount” for such distribution date.

For each distribution date, the “adjusted net swap provider payment” will be equal to the excess, if any, of (A) the net swap provider payment over (B) the unpaid deferred adjusted net swap amount for such distribution date.

The “deferred adjusted net swap amount” for any distribution date will be equal to the lesser of (a) the excess of (x) the sum of (i) the net securities administrator swap payment plus (ii) the unpaid deferred adjusted net swap amount for such distribution date over (y) available funds for that distribution date and (b) the net deferred interest for that distribution date.

The “unpaid deferred adjusted net swap amount” for any distribution date will be equal to the aggregate deferred adjusted net swap amount from prior distribution dates plus interest accrued during the related accrual period on such deferred adjusted net swap amount at a rate of MTA (as determined under the interest rate swap agreement) plus a margin equal to 0.37% per annum; provided, that on any distribution date on which a net swap provider payment is payable, immediately following such distribution date, the unpaid deferred adjusted net swap amount for such distribution date will be reduced (not below zero) by the lesser of (A) the net swap provider payment for such distribution date and (B) the unpaid deferred adjusted net swap amount for such distribution date.

Any adjusted net swap provider payments paid by the swap provider under the interest rate swap agreement to the supplemental interest trust will be used on the applicable distribution date to pay the interest distribution amount, interest amounts due but not paid on previous distribution dates, any interest amounts not distributed to certificateholders on any distribution date due to the fact that the certificate pass-through rate for such distribution date was capped by the weighted average net mortgage rate, realized losses on the mortgage loans that were previously allocated to the certificates and to restore and maintain the required overcollateralization amount, in the order of priority described under “Description of the Certificates—The Interest Rate Swap Agreement and the Swap Account” in this prospectus Supplement.

Upon early termination of the interest rate swap agreement, the securities administrator (on behalf of the supplemental interest trust and from funds in the swap account) or the swap provider may be required to make a termination payment to the other party (regardless of which party caused the termination).  Any such termination payment will be computed in accordance with the procedures set forth in interest rate swap agreement.  In the event that the securities administrator is required to make such a swap termination payment, that payment will be paid on the related distribution date and on any subsequent distribution dates until paid in full.  Any swap termination payments due from the securities administrator to the swap provider under interest rate swap agreement that do not result from the occurrence of a swap provider trigger event, will be paid to the swap provider on the applicable distribution date or dates before any distributions are made to certificateholders.

See “Description of the Certificates—The Interest Rate Swap Agreement and the Swap Account” in this prospectus supplement.

Advances

Each servicer will be required to advance delinquent payments of principal and interest on the mortgage loans serviced by it, subject to the limitations described under “Description of the Certificates—Advances” in this prospectus supplement. The master servicer, as successor to the servicer, will be obligated to make any required delinquency advance if the applicable servicer fails in its obligation to do so, to the extent provided in the pooling and servicing agreement. The applicable servicer or the master servicer, as the case may be, will be entitled to be reimbursed for these advances, and therefore these advances are not a form of credit enhancement.  See “Servicing–Advances” in this prospectus supplement and “Description of the Securities–Advances in Respect of Delinquencies” in the prospectus.

Servicing Fee

With respect to the mortgage loans, the weighted average servicing fee that will be paid to the related servicers will be equal to approximately 0.405% per annum. Such fee will be payable monthly, computed on the basis of the same principal amount and period with respect to which any interest payment on such mortgage loan is computed.  The obligation to pay the servicing fee to the related servicer will be limited to, and the servicing fee will be payable from, the interest portion of such monthly payments collected.

Credit Risk Manager Fee

With respect to the mortgage loans, the fee that will be paid to the credit risk manager will be equal to 0.009% per annum of the stated principal balance of each mortgage loan. Such fee will be payable monthly, computed on the basis of the same principal amount and period with respect to which any interest payment on such mortgage loan is computed.

Expected Final Distribution Date

The expected final distribution date for each class of offered certificates is as set forth in the following table:

Class	Expected Final Distribution Date
A-1	April 2015
A-2	April 2015
A-3	April 2015
M-1	April 2015
M-2	April 2015
M-3	April 2015
M-4	April 2015
M-5	April 2015
M-6	April 2015
M-7	April 2015
M-8	November 2014
M-9	November 2013

The expected final distribution date for each class of offered certificates is based upon (i) 25% CPR of the mortgage loans, (ii) the modeling assumptions used in this prospectus supplement, as described under “Prepayment and Yield Considerations–Prepayment Assumption and Modeling Assumptions” and (iii) assuming the optional termination is exercised on the earliest possible distribution date, as described in this prospectus supplement under “The Pooling and Servicing Agreement–Optional Termination”.  It is possible that the principal balance of the certificates may be fully paid or reduced to zero, as applicable, prior to the related expected final distribution date, or may not be fully paid or reduced to zero, as applicable, by the related expected final distribution date.

Last Scheduled Distribution Date

The last scheduled distribution date for the certificates is the distribution date in February 2047, which is the distribution date occurring one month after the original scheduled maturity date for the latest maturing mortgage loan.

The actual last distribution date on any class of certificates will depend on the rate of payments of principal on the mortgage loans which, in turn, may be influenced by a variety of economic, geographic and social factors, as well as the level of prevailing interest rates.  No assurance can be given as to the actual payment experience with respect to the mortgage loans.

Optional Termination

The master servicer may, at its option and subject to certain conditions, purchase the mortgage loans (and any properties acquired in respect of the mortgage loans) when the total outstanding principal balance of the mortgage loans (and the fair market value of any properties acquired in respect of the mortgage loans) on any distribution date is less than or equal to 10% of the aggregate outstanding principal balance of the mortgage loans as of the cut-off date.

See “Pooling and Servicing Agreement–Optional Termination” in this prospectus supplement.

Federal Income Tax Treatment

The offered certificates will represent ownership of REMIC regular interests, which will be treated as ownership of debt, coupled with certain contractual rights and obligations.  Certificateholders must include in income all interest and any original issue discount on such offered certificates in accordance with the accrual method of accounting, even if the certificateholder is otherwise a cash method taxpayer.

Certain classes of offered certificates may be treated as having been issued with original issue discount.

See “Federal Income Tax Consequences” in this prospectus supplement.

Legal Investment

The offered certificates will not constitute “mortgage-related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, referred to in this prospectus supplement as SMMEA.  The senior certificates and the Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Certificates will constitute “mortgage-related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, referred to in this Prospectus Supplement as SMMEA for so long as such offered certificates are rated in one of the two highest rating categories by S&P and Moody’s or another nationally recognized statistical rating organization.  Investors should consult their own legal counsel in determining the extent to which the offered certificates constitute legal investments for them.  See “Legal Investment Aspects” in this prospectus supplement.

ERISA Considerations

Generally, the Class A-1 Certificates offered by this prospectus supplement may be purchased by employee benefit plans or other retirement arrangements subject to the Employee Retirement Income Security Act of 1974 or Section 4975 of the Internal Revenue Code of 1986.  However, a person investing assets of any such plans or arrangements may not hold or acquire the Class A-1 Certificates before the termination of the interest rate cap agreement and the interest rate swap agreement, unless such acquisition or holding is eligible for the exemptive relief available under one of the administrative or statutory exemptions described in this prospectus supplement under “ERISA Considerations.”  The Class A-2, Class A-3, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates may only be purchased by plan investors that are certain insurance company general accounts as described in this prospectus supplement under “ERISA Considerations.”

We refer you to “ERISA Considerations” in this prospectus supplement and “ERISA Considerations” in the prospectus for additional information.

TRANSACTION STRUCTURE

Mortgagors
Originate Loans
Loan Payments
Amount Financed
Originators
Servicers
Collect Loan Payments and Make P&I Advances
Purchase Loans
Loan Purchase Price
Deutsche Bank AG, New York Branch
Swap Provider
DB Structured Products, Inc.
Sponsor
Purchases Loans
Forms Pool
Swap Payments
Swap Payments
Asset Pool
Net Offering Proceeds
Net Offering Proceeds
Supplemental Interest Trust
Deutsche Alt-A Securities, Inc.
Depositor
Creates Issuing Entity
Deutsche Bank Securities Inc.
Underwriter
Sells Certificates to Investors
Certificates
Cap Payments
Offering Proceeds
Asset Pool
Certificates
Cap Payments
Swiss Re Financial Products Corporation
Cap Provider
Deutsche Alt-A Securities Mortgage Loan Trust, Series 2007-OA1
Issuing Entity
Holds Pool
Issues Certificates
Wells Fargo Bank, National Association
Master Servicer
Oversees Servicers
Securities Administrator
Aggregates Collections
Calculates Cashflows
Remits to Investors
Monthly Distributions
Monthly Distributions and Monthly Report
HSBC Bank USA, National Association
Trustee
Investors
Certificates
Represents Investors' Interests

RISK FACTORS

The offered certificates may not be suitable investments for you.  In particular, you should not purchase certificates of any class unless you understand and are able to bear the prepayment, credit, liquidity and market risks associated with that class.

The certificates are complex securities.  You should possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this prospectus supplement and the prospectus in the context of your financial situation.

The yield of each class of certificates will depend upon, among other things, the price you paid for your certificates and the rate and timing of principal payments on the mortgage loans, including prepayments, defaults and liquidations, as well as the actual characteristics of the mortgage loans.  Mortgage prepayment rates are likely to fluctuate significantly from time to time.  You should consider the associated risks, including the following:

Prepayments on the mortgage loans may affect the yield on your certificates.

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If the mortgage loans are prepaid at a rate faster than assumed, this may reduce the yields of classes of certificates purchased at a premium over their principal balances. However, with respect to approximately 61.58% of the mortgage loans, by aggregate principal balance of the mortgage loans as of the cut-off date, a prepayment may subject the related mortgagor to a prepayment charge. A prepayment charge may or may not act as a deterrent to prepayment of the related mortgage loan.  All prepayment charges collected will be paid to the holder of the Class P Certificates, except such prepayment charges that are to be paid to the related servicer as more particularly set forth in the pooling and servicing agreement.

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If the mortgage loans are prepaid at a rate slower than assumed, this may reduce the yields of any related classes of certificates purchased at a discount to their principal balances.

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If your principal is repaid to you at a time when you did not expect to receive it, you may not be able to reinvest your funds at the same rate or a higher rate of return than the interest rate on your certificates.

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If the actual characteristics and behavior of the mortgage loans differ from what you assumed, it can have a significant effect on the weighted average lives and yields of the certificates.

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The rate and timing of principal payments relative to the amount and timing of deferred interest on the mortgage loans will affect the yields to maturity on the certificates.

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The rate of principal payments on the mortgage loans varies and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors, including prevailing mortgage market interest rates and the particular terms of the mortgage loans.  There is no guarantee as to the actual rate of prepayment on the mortgage loans, or that the rate of prepayment will conform to any model described in this prospectus supplement or in the prospectus. See “Prepayment and Yield Considerations” in this prospectus supplement and “Yield Considerations” in the prospectus.

Your yield will be subject to any negative amortization on the mortgage loans.

All of the mortgage loans are “negative amortization loans.”  After an introductory period of up to three months after origination during which the interest rates on the negative amortization loans are fixed, the interest rates on negative amortization loans will adjust monthly or every three months but their monthly payments and amortization schedules adjust annually and are subject to payment caps.  The interest rates on negative amortization mortgage loans during their introductory periods are lower than the sum of the indices applicable at origination and the related margins, and may be as low as approximately 1% per annum.  Since the scheduled monthly payments on negative amortization loans for the first year are set at their origination, the scheduled monthly payments are based upon the introductory interest rates.  As a result, after the introductory interest rates expire and until the initial annual adjustment to the scheduled monthly payment made by the borrower, (unless the fully indexed mortgage rate is a rate at or below the introductory mortgage rate) the scheduled monthly payment made by the borrower will not be sufficient to pay the amount of interest accruing on the mortgage loan. If borrowers only make their scheduled monthly payments, a portion of the accrued interest on negatively amortizing loans will become “deferred interest”.  Deferred interest will be added to the related mortgage loan’s principal balance and will also bear interest at the applicable interest rate for that mortgage loan.  In addition, due to the limit on the amount of the annual adjustment to the scheduled payment, the scheduled payment still may not be sufficient to avoid deferred interest after the first adjustment. Deferred interest is also likely to result if interest rates rise more quickly than monthly payments are adjusted and borrowers only make their scheduled monthly payments.

In addition, the amount by which a monthly payment may be adjusted on an annual payment adjustment date is limited and may not be sufficient to amortize fully the unpaid principal balance of a mortgage loan over its remaining term to maturity.  If the interest rates on the mortgage loans decrease prior to an adjustment in the monthly payment, a larger portion of the monthly payment will be applied to the unpaid principal balance of the mortgage loan, which may cause the classes of certificates to amortize more quickly.  Conversely, if the interest rates on the mortgage loans increase prior to an adjustment in the monthly payment, a smaller portion of the monthly payment will be applied to the unpaid principal balance of the mortgage loan, which may cause the classes of certificates to amortize more slowly.  Further, if a mortgage loan accrues deferred interest during a due period, it will reduce the amount of interest available to be distributed as cash on the classes of certificates on the related distribution date.   If the unpaid principal balance of a negative amortization loan exceeds the original balance of the mortgage loan by the amount specified in the related mortgage note, the monthly payment due on that negative amortization loan will be recast without regard to the payment cap in order to provide for the outstanding balance of the mortgage loan to be paid in full at its maturity.  In addition, on the fifth payment adjustment date or tenth payment adjustment date of a mortgage loan, as applicable, and every fifth payment adjustment date thereafter and the last payment adjustment date prior to the mortgage loan’s maturity, the monthly payment due on that mortgage loan will be recast without regard to the related payment cap in order to provide for the outstanding balance of the mortgage loan to be paid in full at its maturity by the payment of equal monthly installments.  These features may affect the rate at which principal on these mortgage loans is paid and may create a greater risk of default if the borrowers are unable to pay the monthly payments on the related increased principal balances.

The amount of deferred interest, if any, for a given month will reduce the amount of interest collected on these mortgage loans and available to be distributed as a distribution of interest to the certificates. The resulting reduction in interest collections on the mortgage loans will be offset, in part or in whole, by applying scheduled and unscheduled principal payments received on the mortgage loans to interest distributions on the certificates.  If principal payments are used to offset deferred interest on the mortgage loans, the amount of principal distributed on the certificates will be reduced in accordance with the priorities set forth in this prospectus supplement under “Description of the Certificates –Principal Distributions.”  The slower reduction in the certificate principal balances due to the use of principal payments received on the mortgage loans to offset the deferred interest on those mortgage loans will have the effect of increasing the applicable investors’ exposure to realized losses on these mortgage loans. See “Description of the Certificates—Principal Distributions” in this prospectus supplement.

For any distribution date, the net deferred interest on the mortgage loans will be deducted from the interest payable to the certificates and will be allocated to those certificates as described in “Description of the Certificates—Interest Distributions” in this prospectus supplement. The amount of the reduction of accrued interest distributable to each class of certificates attributable to net deferred interest will be added to the certificate principal  balance of that class.  Any such allocation of net deferred interest could, as a result, increase the weighted average lives of the certificates.  The increase in the certificate principal  balance of any class of certificates and the slower reduction in the certificate principal  balances due to the use of scheduled and unscheduled principal payments received on the mortgage loans to offset the deferred interest will have the effect of increasing the investors’ exposure to realized losses on the mortgage loans. In addition, because the allocation of scheduled and unscheduled payments of principal received on the mortgage loans between the classes of senior certificates and the subordinate certificates may be determined based on the relationship between the aggregate certificate principal  balance of the senior certificates and the aggregate certificate principal  balance of the subordinated certificates, this method of allocating net deferred interest may affect the rate and timing of distributions of principal among the classes of certificates. See “Description of the Certificates—Principal Distributions” in this prospectus supplement.  We cannot predict the extent to which borrowers will prepay their mortgage loans or the extent to which deferred interest will accrue on the mortgage loans, and therefore cannot predict the extent of the effect of the allocation of net deferred interest on your certificates.

The pass-through rates on the offered certificates are subject to a weighted average net rate cap.

The pass-through rates on the offered certificates are subject to a cap generally equal to the weighted average of the net mortgage rates of the mortgage loans, net of any adjusted net swap provider payments and swap termination payments payable to the swap provider and not due to a swap provider trigger event. Therefore, the prepayment of the mortgage loans with higher mortgage rates may result in a lower pass-through rate on the offered certificates.

To the extent that interest paid to a class of certificates is calculated based on a rate equal to the Net WAC Pass-Through Rate, the difference between that rate and the pass-through rate that would otherwise have been paid to that class of certificates absent such cap will create a shortfall.  That shortfall will carry forward with interest thereon.  These shortfalls, to the extent not covered by excess cash flow or payments made under the interest rate cap agreement or the interest rate swap agreement may remain unpaid on the optional termination date or, if the optional termination is not exercised, on the final payment date.  In addition, when the pass-through rates applicable to the certificates are limited by the cap, there may be little or no excess cash flow to cover losses and to maintain or restore the required level of overcollateralization.  No assurance can be given that the excess cash flow that may be available to cover the shortfalls resulting from the limitation of the pass-through rates on the certificates will be sufficient for that purpose.

Losses and delinquent payments on the mortgage loans may affect the return on the certificates.

If, as a result of losses on the mortgage loans, the certificate principal balance of the Class CE Certificates (which is equal to the overcollateralization amount) is reduced to zero, the yield on each class of mezzanine certificates will be extremely sensitive to losses on the mortgage loans since such losses will then be allocated to the class of mezzanine certificates with the lowest payment priority until the certificate principal balance of each such class has been reduced to zero.  If, as a result of losses on the mortgage loans, the aggregate certificate principal balance of the Class CE Certificates and the mezzanine certificates is reduced to zero, the yield on the Class A-3 Certificates and the Class A-2 Certificates will be extremely sensitive to losses on the mortgage loans since such losses will then be allocated first, to the Class A-3 Certificates, until its certificate principal balance is reduced to zero, and second, to the Class A-2 Certificates, until its certificate principal balance is reduced to zero.

Delinquencies that are not covered by amounts advanced by the servicers or the master servicer, as applicable, because the servicers or the master servicer believe such amounts, if advanced, would not be recoverable, will adversely affect the yield on the Class CE, Class M-10, Class M-9, Class M-8, Class M-7, Class M-6, Class M-5, Class M-4, Class M-3, Class M-2, Class M-1, sequentially, in that order, and then on the Class A-3 and Class A-2 Certificates, sequentially, in that order, because any resulting shortfalls to the extent not covered by excess interest and any amounts received under the interest rate cap agreement or the interest rate swap agreement will be borne first, by the Class A-3 Certificates, until its certificate principal balance is reduced to zero, and second, by the Class A-2 Certificates, until its certificate principal balance is reduced to zero.

There will be no allocation of realized losses to the Class A-1 Certificates.  However, under certain loss scenarios there may not be enough principal and interest on the mortgage loans to distribute to the holders of the Class A-1 Certificates all principal and interest amounts to which they are then entitled.

Realized losses will be allocated to a class of certificates by reducing or “writing down” the certificate principal balance thereof by the amount of losses allocated to that class.  Such written down amounts will not accrue interest and, except as otherwise provided in this prospectus supplement under “Description of the Certificates–Subordination and Allocation of Losses”, such amounts will not be reinstated.  However, the amount of realized losses allocated to the senior certificates and mezzanine certificates may be distributed to the holders of those certificates as described in this prospectus supplement from excess cash flow and from amounts received under the interest rate cap agreement and interest rate swap agreement.

The yields on the senior certificates and on the mezzanine certificates, in decreasing order of their seniority, will be progressively more sensitive to the rate and timing of defaults and the severity of losses on the mortgage loans.  Losses on the mortgage loans resulting in a reduction in the certificate principal balance of the certificates (except for the Class A-1 Certificates) will cause less interest to accrue on such certificates than would otherwise be the case.  The earlier a loss and resulting reduction in certificate principal balance occur, the greater the effect on an investor’s yields.

Unless the aggregate certificate principal balance of the senior certificates has been reduced to zero, the mezzanine certificates generally will not be entitled to any principal distributions until at least the distribution date in March 2010 or a later date as provided in this prospectus supplement, or during any period in which delinquencies on the mortgage loans exceed the levels set forth under “Description of the Certificates–Glossary–Trigger Event” in this prospectus supplement.  As a result, the weighted average lives of the mezzanine certificates will be longer than would be the case if distributions of principal were allocated among all of the certificates at the same time. As a result of the longer weighted average lives of the mezzanine certificates, the holders of these certificates have a greater risk of suffering a loss on their investments. Further, because such certificates might not receive any principal if certain delinquency levels are exceeded, it is possible for such certificates to receive no principal distributions on a particular distribution date even if no losses have occurred on the mortgage loans.

The yields to maturity on the offered certificates will depend on a variety of factors.

The yields to maturity on the offered certificates will depend on:

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the applicable pass-through rate thereon;

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the applicable purchase price;

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the rate and timing of principal payments (including prepayments and collections upon defaults, liquidations and repurchases) on the mortgage loans and the allocation thereof to reduce the certificate principal balance of the offered certificates;

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the rate and timing of the creation of deferred interest on the mortgage loans relative to the rate and timing of principal collections on those mortgage loans;

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the rate, timing and severity of realized losses on the mortgage loans, adjustments to the mortgage rates on the mortgage loans, the amount of excess interest generated by the mortgage loans and the allocation to the offered certificates of certain interest shortfalls; and

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payments due from the supplemental interest trust in respect of payments received from the cap provider and the swap provider under the interest rate cap agreement and the interest rate swap agreement.

In general, if the offered certificates are purchased at a premium and principal distributions on those certificates occur at a rate faster than anticipated at the time of purchase, the investor’s actual yield to maturity will be lower than that assumed at the time of purchase.  Conversely, if the offered certificates are purchased at a discount and principal distributions on those certificates occur at a rate slower than that anticipated at the time of purchase, the investor’s actual yield to maturity will be lower than that originally assumed.

The proceeds to the depositor from the sale of the offered certificates were determined based on a number of assumptions, including a prepayment assumption of 25% CPR to call (based on the assumed prepayment rates set forth under “Yield on the Certificates–Weighted Average Lives” in this prospectus supplement) and weighted average lives corresponding thereto. No representation is made that the mortgage loans will prepay at such rate or at any other rate. The yield assumptions for the offered certificates will vary as determined at the time of sale.

The difference between the pass-through rates on the offered certificates and the mortgage rates on the mortgage loans may result in interest shortfalls on such certificates.

The yield to maturity on the offered certificates may be affected by the resetting of the mortgage rates on the mortgage loans on their related adjustment dates. In addition, because the mortgage rate for approximately 59.78%, 24.83%, and 15.39% of the mortgage loans adjusts based on One-Year MTA (as defined herein), COFI (as defined herein) and One-Month LIBOR (as defined herein), respectively, plus a fixed percentage amount, such rate could be higher than prevailing market interest rates, and this may result in an increase in the rate of prepayments on the mortgage loans after their adjustments. Finally, the mortgage rates on approximately 59.78%, 24.83%, and 15.39% all of the mortgage loans are based on One-Year MTA, COFI and One-Month LIBOR, respectively, while the pass-through rates on the offered certificates are based on One-Month LIBOR.  Consequently, the application to such certificates of the weighted average net mortgage rate cap, which is equal to the weighted average mortgage rate on the mortgage loans, net of certain fees of the trust and the supplemental interest trust (including any adjusted net securities administrator swap payment payable to the swap provider and any swap termination payment payable to the swap provider that is not due to the occurrence of a swap provider trigger event under the interest rate swap agreement), could adversely affect the yield to maturity on such certificates. In addition, the weighted average net mortgage rate cap will decrease if the mortgage loans with relatively high mortgage rates prepay at a faster rate than mortgage loans with relatively low mortgage rates.

If the pass-through rates on the offered certificates are limited for any distribution date, the resulting interest shortfalls may be recovered by the holders of these certificates on the same distribution date or on future distribution dates on a subordinated basis to the extent that on such distribution date or future distribution dates there are available funds remaining after certain other distributions on the senior certificates and mezzanine certificates and the payment of certain fees and expenses of the trust and the supplemental interest trust (including any adjusted net securities administrator swap payment payable to the swap provider and any swap termination payment payable to the swap provider that is not due to the occurrence of a swap provider trigger event under the interest rate swap agreement). The ratings on the offered certificates will not address the likelihood of any recovery of interest shortfalls by holders of these certificates from amounts collected on the mortgage loans.

Amounts used to pay such interest shortfalls on the offered certificates may be supplemented by amounts received under the interest rate cap agreement and the interest rate swap agreement to the extent that such amount is available in the priority described in this prospectus supplement.  However, the amount received from the cap provider and the swap provider under the interest rate cap agreement and the interest rate swap agreement may be insufficient to pay certificateholders the full amount of interest which they would have received absent the application of the weighted average net mortgage rate cap.

Violation of consumer protection laws may result in losses on the mortgage loans and your certificates.

Applicable state laws generally regulate interest rates and other charges, require certain disclosure and require licensing of the mortgage loan originators. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the mortgage loans.

The mortgage loans are also subject to federal laws, including:

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the Federal Truth-in-Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the mortgagors regarding the terms of the mortgage loans;

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the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act in the extension of credit;

•

the Fair Credit Reporting Act, which regulates the use and reporting of information related to the mortgagor’s credit experience; and

•

the Depository Institutions Deregulation and Monetary Control Act of 1980, which preempts certain state usury laws.

Violations of certain provisions of these federal and state laws may limit the ability of the related servicer to collect all or part of the principal of or interest on the related mortgage loans and in addition could subject the trust to damages and administrative enforcement. In particular, the failure of the originators to comply with certain requirements of the Federal Truth-in-Lending Act, as implemented by Regulation Z, could subject the trust to monetary penalties, and result in the mortgagors’ rescinding the mortgage loans against the trust. In addition to federal law, some states have enacted, or may enact, laws or regulations that prohibit inclusion of some provisions in mortgage loans that have interest rates or origination costs in excess of prescribed levels, and require that mortgagors be given certain disclosures prior to the consummation of the mortgage loans and restrict the related servicer’s ability to foreclose in response to mortgagor defaults. The failure of the originators to comply with these laws could subject the trust to significant monetary penalties, could result in mortgagors rescinding the mortgage loans against the trust and/or limit the related servicer’s ability to foreclose upon the related mortgaged properties in the event of mortgagor defaults. Under the anti-predatory lending laws of some states, the mortgagor is required to meet a net tangible benefits test in connection with the origination of the related mortgage loan. This test may be highly subjective and open to interpretation. As a result, a court may determine that a mortgage loan does not meet the test even if the originator reasonably believed that the test was satisfied. Any determination by a court that a mortgage loan included in the trust fund does not meet the test will result in a violation of the state anti-predatory lending law, in which case the sponsor will be required to purchase that mortgage loan from the trust fund. The sponsor will represent that, as of the closing date, each mortgage loan is in compliance with applicable federal and state laws and regulations. In the event of a breach of such representation, the sponsor will be obligated to cure such breach or repurchase or replace the affected mortgage loan in the manner described in the prospectus. If the sponsor is unable or otherwise fails to satisfy such obligations, the yield on the offered certificates may be materially and adversely affected.

The interest rate cap agreement and the cap provider.

Any amounts received from the cap provider under the interest rate cap agreement will be applied as described in this prospectus supplement to pay interest shortfalls, maintain or restore overcollateralization, repay realized losses on the Mortgage Loans allocated to the offered certificates and pay any Net WAC Rate Carryover Amounts on the offered certificates.  No assurance can be made that any amounts will be received under the interest rate cap agreement, or that any such amounts that are received will be sufficient to pay interest shortfalls, maintain or restore overcollateralization, cover realized losses on the Mortgage Loans allocated to the offered certificates and pay any Net WAC Rate Carryover Amounts on the offered certificates.

To the extent that distributions on the offered certificates depend in part on payments to be received by the securities administrator (on behalf of the supplemental interest trust) under the interest rate cap agreement, the ability of the securities administrator to make such distributions on the offered certificates will be subject to the credit risk of the cap provider. Although there is a mechanism in place to facilitate replacement of the interest rate cap agreement upon the default or credit impairment of the cap provider, there can be no assurance that any such mechanism will result in the ability of the trust to obtain a suitable replacement interest rate cap agreement. See “Description of the Certificates—The Interest Rate Cap Agreement, the Cap Provider and the Cap Account” in this prospectus supplement.

The interest rate swap agreement and the swap provider.

To the extent that distributions on the offered certificates depend in part on payments to be received by the securities administrator (on behalf of the supplemental interest trust) under the interest rate swap agreement the ability of the securities administrator to make such distributions on the offered certificates will be subject to the credit risk of the swap provider.  Although there is a mechanism in place to facilitate replacement of the interest rate swap agreement upon the default or credit impairment of the swap provider, there can be no assurance that any such mechanism will result in the ability of the trust to obtain a suitable replacement interest rate swap agreement.  See “Description of the Certificates—The Interest Rate Swap Agreement and the Swap Account” and “—The Swap Provider” in this prospectus supplement.

Any amounts received from the swap provider under an interest rate swap agreement will be applied as described in this prospectus supplement to pay interest shortfalls, maintain or restore overcollateralization, repay realized losses on the mortgage loans allocated to the offered certificates and pay any Net WAC Rate Carryover Amounts (as defined herein) on the offered certificates.  No assurance can be made that any amounts will be received under the interest rate swap agreement or that any such amounts that are received will be sufficient to pay interest shortfalls, to restore or maintain required overcollateralization, to cover realized losses on the mortgage loans allocated to the offered certificates or to pay the any Net WAC Rate Carryover Amounts on the certificates.  Any adjusted net securities administrator swap payment payable to the swap provider under the terms of an interest rate swap agreement will reduce the amount available for distribution to certificateholders, and may reduce the pass-through rates of the offered certificates.  Any swap termination amount payable to the swap provider upon the early termination of an interest rate swap agreement that is not due to a swap provider trigger event under such interest rate swap agreement will reduce the amount available for distribution to holders of the offered certificates.

Upon early termination of an interest rate swap agreement, the securities administrator (on behalf of the supplemental interest trust) or the swap provider may be liable to make a swap termination payment to the other party (regardless of which party caused the termination).  The swap termination payment will be computed in accordance with the procedures set forth in the related interest rate swap agreement.  In the event that the securities administrator (on behalf of the supplemental interest trust) is required to make a swap termination payment, that payment will be paid on the related distribution date and on any subsequent distribution dates until paid in full, generally prior to distributions to certificateholders.  This feature may result in losses on the offered certificates.  Due to the priority of the application of the available distribution amount, the mezzanine certificates will bear the effects of any shortfalls resulting from any adjusted net securities administrator swap payment or swap termination payment by the securities administrator pursuant to an interest rate swap agreement before such effects are borne by the senior certificates and, therefore, one or more classes of mezzanine certificates may suffer a loss as a result of such payment.

It may not be possible to find an investor to purchase your certificates.

The underwriter intends to make a market for the purchase and sale of the offered certificates after their initial issuance but has no obligation to do so.  There is no assurance that such a secondary market will develop for any class of certificates or, if it develops, that it will continue.  Consequently, investors may not be able to sell their certificates readily or at prices that will enable them to realize their desired yield.  The market values of the certificates are likely to fluctuate.  These fluctuations may be significant and could result in significant losses to investors. The secondary markets for mortgage-backed securities have experienced periods of illiquidity and can be expected to do so in the future.  Illiquidity means you may not be able to find another investor to buy your certificates, which can have a severely adverse effect on the market value of your certificates. Illiquidity is more likely for classes that are especially sensitive to prepayment, credit or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.  However, any class of certificates may experience illiquidity.

Payments from the mortgage loans are the sole source of payments on the certificates.

The certificates do not represent an interest in or obligation of the sponsor, the depositor, the master servicer, the securities administrator, the custodian, the servicers, the trustee, the credit risk manager, the underwriter or any of their affiliates.  However, each of the depositor and the sponsor does have limited obligations with respect to certain breaches of its representations and warranties.  No governmental agency or instrumentality, the depositor, the sponsor, the master servicer, the servicers, the securities administrator, the custodian, the trustee, the credit risk manager, the underwriter or any of their affiliates will guarantee or insure either the certificates or the mortgage loans.  Consequently, if payments on the mortgage loans are insufficient or otherwise unavailable to make all payments required on the certificates, you will have no recourse to the depositor, the sponsor the master servicer, the servicers, the securities administrator, the custodian, the trustee, the credit risk manager, the underwriter or any of their affiliates.

Recent Developments in the Residential Mortgage Market May Adversely Affect the Performance and Market Value of Your Securities

Recently, the residential mortgage market in the United States has experienced a variety of difficulties and changed economic conditions that may adversely affect the performance and market value of your securities. Delinquencies and losses with respect to residential mortgage loans generally have increased in recent months, and may continue to increase, particularly in the subprime sector. In addition, in recent months housing prices and appraisal values in many states have declined or stopped appreciating, after extended periods of significant appreciation. A continued decline or an extended flattening of those values may result in additional increases in delinquencies and losses on residential mortgage loans generally, particularly with respect to second homes and investor properties and with respect to any residential mortgage loans whose aggregate loan amounts (including any subordinate liens) are close to or greater than the related property values.

Another factor that may have contributed to, and may in the future result in, higher delinquency rates is the increase in monthly payments on adjustable rate mortgage loans. Borrowers with adjustable payment mortgage loans are being exposed to increased monthly payments when the related mortgage interest rate adjusts upward from the initial fixed rate or a low introductory rate, as applicable, to the rate computed in accordance with the applicable index and margin. This increase in borrowers’ monthly payments, together with any increase in prevailing market interest rates, may result in significantly increased monthly payments for borrowers with adjustable rate mortgage loans.

Borrowers seeking to avoid these increased monthly payments by refinancing their mortgage loans may no longer be able to find available replacement loans at comparably low interest rates. A decline in housing prices may also leave borrowers with insufficient equity in their homes to permit them to refinance, and in addition, many mortgage loans have prepayment premiums that inhibit refinancing. Furthermore, borrowers who intend to sell their homes on or before the expiration of the fixed rate periods on their mortgage loans may find that they cannot sell their properties for an amount equal to or greater than the unpaid principal balance of their loans. These events, alone or in combination, may contribute to higher delinquency rates.

In addition, numerous residential mortgage loan originators that originate subprime mortgage loans have recently experienced serious financial difficulties and, in some cases, bankruptcy. Those difficulties have resulted in part from declining markets for mortgage loans as well as from claims for repurchases of mortgage loans previously sold under provisions that require repurchase in the event of early payment defaults, or for material breaches of representations and warranties made on the mortgage loans, such as fraud claims. The inability to repurchase these loans in the event of early payment defaults or breaches of representations and warranties may also affect the performance and market value of your securities.

The return on your certificates may be particularly sensitive to changes in the real estate markets in certain geographical areas.

As of the cut-off date, mortgaged properties located in California, Florida and Arizona secure approximately 52.31%, 9.58% and 7.45%, respectively, of the mortgage loan pool.  If the residential real estate market in those states should experience an overall decline in property values, the rates of delinquency, foreclosure, bankruptcy and loss on those mortgage loans may be expected to increase, and may increase substantially, as compared to such rates in a stable or improving real estate market.

A decline in real estate values or changes in mortgage market interest rates may affect the yield on your certificates.  If the residential real estate market in the locale of properties securing the mortgage loans should experience an overall decline in property values so that the outstanding principal balances of the mortgage loans, and any secondary financing on the mortgaged properties, become equal to or greater than the value of mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry.  To the extent that these losses are not covered by any applicable insurance policies or other credit enhancement, certificateholders will bear all risk of loss resulting from default by mortgagors.  The amount of losses will depend primarily upon the value of the mortgaged properties for recovery of the outstanding principal balance and unpaid interest with respect to the defaulted mortgage loans.

The high percentage of mortgaged properties located in California may cause the rate of delinquencies, defaults and losses on the mortgage loans to be higher than if fewer of the mortgage loans were concentrated in California because the following conditions in California will have a disproportionate impact on the mortgage loans in general:

·

Since 2001, California has experienced intermittent energy shortages that have resulted in unpredictable rolling blackouts and higher energy costs.  In addition, recently the cost of crude oil reached record highs.  These higher energy and fuel costs could reduce the amount of money that the affected obligors have available to make monthly payments.  Higher energy costs and blackouts could also cause business disruptions, which could cause unemployment and an economic downturn.

·

Weak economic conditions, which may or may not affect real property values, may affect the ability of borrowers to repay their loans on time.

·

Declines in the residential real estate market in California may reduce the values of properties, which would result in an increase in the loan-to-value ratios.

·

Properties in California may be more susceptible than homes located in other parts of the country to certain types of uninsurable hazards, such as earthquakes, and properties in California may be more susceptible to such hazards as hurricanes, floods, wildfires, mudslides and other natural disasters.

The bankruptcy or insolvency of a servicer or the master servicer could further delay or reduce payments to you.

If a servicer or the master servicer becomes the subject of bankruptcy or similar proceedings, the trustee’s claim to collections in such servicer’s or the master servicer’s possession at the time of the bankruptcy filing or other similar filing may not be perfected.  In this event, funds available to pay principal and interest on your certificates may be delayed or reduced.

Additionally, if a servicer defaults on its obligations under the related servicing agreement or the master servicer defaults on its obligations under the pooling and servicing agreement solely because it becomes insolvent, the bankruptcy court or other similar entity might have the power to prevent the appointment of a new servicer or master servicer, as applicable.  In this event, the ability of that servicer or the master servicer to service or master service the mortgage loans or to oversee the servicers, as applicable, could be impaired by its bankruptcy or insolvency, and its actions would be supervised by the bankruptcy court or other similar entity, which could cause delays in payments being made on your certificates.

Attempted recharacterization of the transfer from the sponsor to the depositor and from the depositor to the trust could delay or reduce payments to you.

We expect that the transfer of the mortgage loans from the sponsor to the depositor and from the depositor to the trust will each be characterized as a sale.  Each of the sponsor and the depositor has documented its respective transfer as a sale.  However, a bankruptcy trustee or creditor of the sponsor may take the position that the transfer of the mortgage loans to the depositor should be recharacterized as a pledge of the mortgage loans to secure a loan.  If so, the depositor would be required to participate in or appear in court proceedings to establish its rights to collections on the mortgage loans.  Similarly, a bankruptcy trustee or creditor of the depositor may take the position that the transfer of the mortgage loans to the trust should be recharacterized as a pledge of the mortgage loans to secure a loan.  If so, the trustee would be required to participate in or appear in court proceedings to establish its rights to collections on the mortgage loans.  If either or both of these events occur, payments on your certificates could be delayed or reduced.

The return on your certificates could be reduced by shortfalls due to the application of the Servicemembers Civil Relief Act and similar state or local laws.

The Servicemembers Civil Relief Act and similar state or local laws, referred to in this prospectus supplement as the Relief Act, provide relief to mortgagors who enter active military service and to mortgagors in reserve status who are called to active military service after the origination of their mortgage loans. The ongoing military operations of the United States in Iraq and Afghanistan have caused an increase in the number of citizens in active military duty, including those citizens previously in reserve status. Under the Relief Act, the interest rate applicable to a mortgage loan for which the related mortgagor is called to active military service will be reduced from the percentage stated in the related mortgage note to 6.00%. This interest rate reduction and any reduction provided under similar state or local laws could result in an interest shortfall because neither the master servicer nor the related servicer will be able to collect the amount of interest which otherwise would be payable with respect to such mortgage loan if the Relief Act or similar state or local law was not applicable thereto. This shortfall will not be paid by the mortgagor on future due dates or advanced by the master servicer or the related servicer and, therefore, will reduce the amount available to pay interest to the certificateholders on subsequent distribution dates.  In addition, the Relief Act and similar state or local laws may affect the ability of the trust to foreclose on a mortgage loan the mortgagor of which is in active military service.  We do not know how many mortgage loans in the mortgage pool have been or may be affected by the application of the Relief Act or similar state or local law.

Suitability of the offered certificates as investments.

The offered certificates are not suitable investments for any investor that requires a regular or predictable schedule of monthly payments or payment on any specific date.  The offered certificates are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment and the interaction of these factors.

FICO scores are not an indicator of future performance of mortgagors.

Investors are encouraged to be aware that FICO scores are based on past payment history of the mortgagor. Investors are encouraged not to rely on FICO scores as an indicator of future mortgagor performance. See “Description of the Mortgage Pool–Mortgage Loan Characteristics” in this prospectus supplement.

Information regarding historical performance of other mortgage loans may not be indicative of the performance of the loans in the trust fund

A variety of factors may affect the performance of any pool of mortgage loans during any particular period of time.  In addition, differing loan characteristics or external factors may cause the performance of the mortgage loans included in the trust fund to differ from the performance of other loans of a similar type.  When examining data regarding the historical performance of pools of mortgage loans, prospective investors should consider, among other things:

•

differences in loan type;

•

the relative seasoning of the pools;

•

differences in interest rates, credit quality and any of various other material pool characteristics, both at formation of a pool and over time;

•

the extent to which the loans in a pool have prepayment penalties;

•

whether the loans were originated by different lenders, and the extent to which the underwriting guidelines differed; and

•

whether the loans were serviced by different servicers.

In particular, prospective investors should consider that, both in the case of comparable pools of mortgage loans and of the mortgage loans in the trust fund, historical loan performance during a period of rising home values may differ significantly from the future performance of similar loans during a period of stable or declining home values.

DESCRIPTION OF THE MORTGAGE POOL

General

The pool of mortgage loans (the “Mortgage Pool”) delivered to the trust on the Closing Date will consist of 1,164 conventional one-to four-family, first lien adjustable-rate, negative amortization mortgage loans that have an aggregate outstanding principal balance as of February 1, 2007 (the “Cut-Off Date”), after deducting payments due on or before that date, of approximately $439,412,760 (the “Mortgage Loans”).  None of the Mortgage Loans were delinquent as of the Cut-Off Date.  The delinquency status of a Mortgage Loan is determined as of the due date in the following month in accordance with the OTS method, so that, for example, if a borrower failed to make a monthly payment due on February 1 by February 28, that mortgage loan would be considered current in payment.  If the payment were not made on the close of business on March 1, the Mortgage Loan would then be considered to be 30 days delinquent.

The description of the Mortgage Pool in this prospectus supplement, which includes the Mortgage Loans is based upon the principal balance of the Mortgage Loans at the close of business on the Cut-Off Date, after deducting the scheduled principal payments due on or before such date, whether or not received and any amounts of deferred interest added to the Stated Principal Balance of the Mortgage Loan as a result of negative amortization, as described below.  References to weighted averages refer, in each case, to weighted averages by principal balance of the Mortgage Loans as of the Cut-Off Date (determined as described in the preceding sentence).  Prior to the issuance of the certificates, Mortgage Loans may be removed from the Mortgage Pool as a result of principal prepayments in full, delinquencies or otherwise.  In such event, other mortgage loans may be included in the Mortgage Pool.  The depositor believes that the information set forth herein with respect to the Mortgage Pool is representative of the characteristics of the Mortgage Pool as it will actually be constituted at the time the certificates are issued, although the range of mortgage rates and certain other characteristics of the Mortgage Loans in the Mortgage Pool may vary.  See “–Additional Information” in this prospectus supplement.

All percentages with respect to the characteristics of the Mortgage Loans shown in this prospectus supplement are by aggregate stated principal balance of the Mortgage Loans as of the Cut-Off Date.  All dollar amounts, percentages and other numerical information relating to the Mortgage Loans described herein are subject to a permitted variance of plus or minus 5%.

All of the Mortgage Loans are “Negative Amortization Loans.”  The Mortgage Rates for Negative Amortization Loans are generally fixed for the one or three month period beginning with the month prior to the month in which the first scheduled payment occurs under the mortgage note (and the related Mortgage Rate during such time period generally is less than the sum of the applicable Mortgage Index and the related Gross Margin) and then they adjust monthly or every three months, but the scheduled payments on the Negative Amortization Loans adjust annually on a date specified in the related mortgage note and will be fixed based on the original fixed rate until the first payment adjustment date.

Substantially all of the Mortgage Loans allow the related mortgagor to choose, each month after the initial fixed period, one of several payment options, which may include an amount less than, equal to or great than a fully-amortizing monthly payment (the “Minimum Monthly Payment”).  Payment adjustments are subject to the conditions (the “Payment Caps”) that (i) the Minimum Monthly Payment (with the exception of each fifth payment change date, tenth payment change date or the final payment change date) will not increase or decrease by an amount that is more than 7.5% of the monthly payment prior to the adjustment, (ii) as of the fifth payment adjustment date or the tenth payment adjustment date, as applicable, and on the same day every fifth year thereafter and on the last payment adjustment date, the Minimum Monthly Payment will be recast without regard to the limitation in clause (i) above and (iii) if the unpaid principal balance exceeds a percentage (either 110% or 115%, depending on the maximum negative amortization for that Mortgage Loan) of the original principal balance due to Deferred Interest, the Minimum Monthly Payment will be recast without regard to the limitation in clause (i) to amortize fully the then unpaid principal balance of the Negative Amortization Loan over its remaining term to maturity.  Each Mortgage Loan provides for the adjustment to its mortgage rate (the “Mortgage Rate”) at the end of its initial fixed-rate period, if any, and, monthly thereafter (each such date, an “Adjustment Date”) in accordance with the terms of the related Mortgage Note to equal the sum of (1) the index (the “Mortgage Index”) in the related Mortgage Note and (2) a fixed percentage amount specified in the related mortgage note (the “Gross Margin”)

Since the Mortgage Rates adjust at a different time than the Minimum Monthly Payments thereon and the Payment Caps may limit the amount by which the Minimum Monthly Payments may adjust, the amount of a monthly payment may be more or less than the amount necessary to fully amortize the principal balance of the Negative Amortization Loan over its then remaining term at the applicable Mortgage Rate.  Accordingly, Negative Amortization Loans may be subject to reduced amortization (if the monthly payment due on a Due Date is sufficient to pay interest accrued during the related accrual period at the applicable Mortgage Rate but is not sufficient to reduce principal in accordance with a fully amortizing schedule); negative amortization (if interest accrued during the related accrual period at the applicable Mortgage Rate is greater than the entire monthly payment due on the related Due Date (such excess accrued interest, “Deferred Interest”)); or accelerated amortization (if the monthly payment due on a Due Date is greater than the amount necessary to pay interest accrued during the related accrual period at the applicable Mortgage Rate and to reduce principal in accordance with a fully amortizing schedule).  Any Deferred Interest is added to the principal balance of the applicable Negative Amortization Loan and, if such Deferred Interest is not offset by subsequent accelerated amortization, it may result in a final lump sum payment at maturity greater than, and potentially substantially greater than, the monthly payment due in the immediately preceding Due Period.

The Mortgage Loans are secured by first mortgages or deeds of trust or other similar security instruments creating first liens on one-to four-family residential properties (each, a “Mortgaged Property”).  The Mortgaged Properties may include single family residences, two- to four-family dwelling units, co-ops, condominium units and planned unit developments, all of which are the property subject to the lien of the related mortgage and consist of no more than four units and has the additional characteristics described below and in the prospectus.

The mortgage rate on each Mortgage Loan is the per annum rate of interest specified in the related mortgage note as reduced by application of the Relief Act or similar state or local laws and bankruptcy adjustments.

Mortgage Loan Characteristics

The non-zero weighted average FICO Score for the Mortgage Loans is approximately 706.  “FICO Scores” are statistical credit scores obtained by many mortgage lenders in connection with a loan application to help assess a mortgagor’s creditworthiness as of the time the score is obtained.  FICO Scores are generated by models developed by a third party and are made available to lenders through three national credit bureaus.  The models were derived by analyzing data on consumers to establish patterns which are believed to be indicative of the mortgagor’s probability of default.  The FICO Score is based on a mortgagor’s historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit and bankruptcy experience.  FICO Scores range from 300 to 850, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score.  However, a FICO Score purports only to be a measurement of the relative degree of risk a mortgagor represents to a lender, meaning that a mortgagor with a higher score is statistically expected to be less likely to default in payment than a mortgagor with a lower score.  In addition, it should be noted that FICO Scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of a mortgage loan.  Furthermore, FICO Scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general.  Therefore, a FICO Score does not take into consideration the effect of mortgage loan characteristics on the probability of repayment by the mortgagor.  The depositor does not make any representations or warranties as to the actual performance of any Mortgage Loan or that a particular FICO Score will not change over time or should be relied upon as a basis for an expectation that the mortgagor will repay the Mortgage Loan according to its terms.

All of the Mortgage Loans will have principal and interest payable on the first day of each month, which day is called the due date.  All of the Mortgage Loans have original terms to maturity of not greater than 40 years.   At origination, the Mortgage Loans had approximate loan-to-value ratios as described in the table below.

Approximate Loan-to-Value Ratio	Percentage of Mortgage Loans by Principal Balance
Less than or equal to 80%	87.75%
Greater than 80%, but less than or equal to 95%	12.25%

The loan to value ratios were based upon (i) with respect to purchase money Mortgage Loans, the lesser of (a) the purchase price paid for the related Mortgaged Property and (b) the appraisal of the Mortgaged Property and (ii) with respect to non-purchase money Mortgage Loans, the appraisal of the Mortgaged Property.  All of the Mortgage Loans having loan-to-value ratios greater than approximately 80.00% at origination are covered by mortgagor paid or lender paid primary mortgage insurance policies.  Approximately 2.51% of the Mortgage Loans are covered by lender paid primary mortgage insurance policies which will cover certain losses on such Mortgage Loans up to specified limits.

Approximately 61.58% of the Mortgage Loans provide for payment by the mortgagor of a prepayment charge (a “Prepayment Charge”) in limited circumstances on certain prepayments as provided in the related mortgage note. Each such Mortgage Loan provides for payment of a Prepayment Charge on certain partial prepayments and all prepayments in full made within a certain period of time from the date of origination of the Mortgage Loan, as provided in the related mortgage note. The amount of the Prepayment Charge is as provided in the related mortgage note, but in most cases is equal to six months’ interest on any amounts prepaid in excess of 20% of the original principal balance of the related Mortgage Loan in any 12 month period, as permitted by law.  The holders of the Class P Certificates will be entitled to all Prepayment Charges received on the Mortgage Loans except such Prepayment Charges that are to be paid to the related servicer as more particularly set forth in the pooling and servicing agreement. Under the limited instances described under the terms of the related servicing agreement, the related servicer may waive the payment of any otherwise applicable Prepayment Charge with respect to the Mortgage Loans.  As of July 1, 2003, the Alternative Mortgage Parity Act of 1982 (the “Parity Act”), which regulates the ability of originators to impose prepayment charges, was amended, and as a result, the originators will be required to comply with state and local laws in originating mortgage loans with prepayment charge provisions with respect to loans originated on or after July 1, 2003.  The depositor makes no representations as to the effect that the Prepayment Charges and the amendment of the Parity Act may have on the prepayment performance of the Mortgage Loans.  However, the amendment of the Parity Act does not retroactively affect loans originated before July 1, 2003.  Investors should conduct their own analysis of the effect, if any, that the Prepayment Charges, decisions by the servicers with respect to the waiver of the Prepayment Charges and the amendment to the Parity Act may have on the prepayment performance of the Mortgage Loans. The depositor makes no representation as to the effect that the Prepayment Charges, decisions by the related servicer with respect to the waiver of the Prepayment Charges and the amendment to the Parity Act, may have on the prepayment performance of the Mortgage Loans.  See “Certain Legal Aspects of the Loans–Enforceability of Prepayment and Late Payment Fees” in the prospectus.

Tabular Characteristics of the Mortgage Loans

Subject to a permitted variance of plus or minus 5%, as of the Cut-Off Date, the Mortgage Loans have the following additional characteristics (the sum in any column may not equal the total indicated due to rounding):

Principal Balances of the Mortgage Loans at Origination

Principal Balance at Origination ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-Off Date	% of Aggregate Principal Balance Outstanding as of the Cut-Off Date
Less than or equal to 50,000	5	$ 205,509	0.05%
50,001 - 100,000	20	1,633,815	0.37
100,001 - 150,000	81	10,663,233	2.43
150,001 - 200,000	144	25,385,229	5.78
200,001 - 250,000	148	33,780,238	7.69
250,001 - 300,000	135	37,341,301	8.50
300,001 - 350,000	136	44,610,355	10.15
350,001 - 400,000	105	39,903,671	9.08
400,001 - 450,000	74	31,779,467	7.23
450,001 - 500,000	95	45,786,406	10.42
500,001 - 550,000	41	21,797,363	4.96
550,001 - 600,000	42	24,396,057	5.55
600,001 - 650,000	33	21,109,249	4.80
650,001 - 700,000	20	13,760,649	3.13
700,001 - 750,000	7	5,145,889	1.17
750,001 - 800,000	12	9,381,886	2.14
800,001 - 850,000	9	7,489,978	1.70
850,001 - 900,000	10	8,930,052	2.03
900,001 - 950,000	7	6,583,395	1.50
950,001 - 1,000,000	17	16,390,513	3.73
Greater than or equal to 1,000,001	23	33,338,506	7.59
Total:	1,164	$439,412,760	100.00%

Principal Balances of the Mortgage Loans as of the Cut-Off Date

Principal Balance as of the Cut-Off Date ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-Off Date	% of Aggregate Principal Balance Outstanding as of the Cut-Off Date
Less than or equal to 50,000	4	$ 155,064	0.04%
50,001 - 100,000	20	1,583,948	0.36
100,001 - 150,000	75	9,697,529	2.21
150,001 - 200,000	143	24,841,608	5.65
200,001 - 250,000	150	33,877,941	7.71
250,001 - 300,000	131	35,823,295	8.15
300,001 - 350,000	133	43,024,988	9.79
350,001 - 400,000	105	39,191,786	8.92
400,001 - 450,000	79	33,478,225	7.62
450,001 - 500,000	88	41,864,859	9.53
500,001 - 550,000	50	26,024,496	5.92
550,001 - 600,000	45	25,902,426	5.89
600,001 - 650,000	24	15,035,356	3.42
650,001 - 700,000	27	18,135,923	4.13
700,001 - 750,000	10	7,138,521	1.62
750,001 - 800,000	13	10,093,912	2.30
800,001 - 850,000	10	8,255,297	1.88
850,001 - 900,000	8	7,013,833	1.60
900,001 - 950,000	10	9,200,110	2.09
950,001 - 1,000,000	11	10,664,867	2.43
Greater than or equal to 1,000,001	28	38,408,775	8.74
Total:	1,164	$439,412,760	100.00%

Geographic Distribution of the Mortgaged Properties of the Mortgage Loans

Location	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-Off Date	% of Aggregate Principal Balance Outstanding as of the Cut-Off Date
Alabama	4	$ 1,255,810	0.29%
Alaska	9	2,614,981	0.60
Arizona	109	32,741,813	7.45
Arkansas	1	207,532	0.05
California	491	229,877,105	52.31
Colorado	12	3,077,087	0.70
Connecticut	6	2,789,037	0.63
Delaware	7	2,326,380	0.53
District of Columbia	4	1,007,213	0.23
Florida	151	42,099,013	9.58
Georgia	1	235,751	0.05
Hawaii	11	7,017,307	1.60
Idaho	4	779,454	0.18
Illinois	26	10,219,721	2.33
Indiana	4	1,023,031	0.23
Iowa	1	47,758	0.01
Kansas	1	258,686	0.06
Kentucky	2	596,932	0.14
Maryland	25	8,947,236	2.04
Massachusetts	12	3,862,039	0.88
Michigan	10	1,723,781	0.39
Minnesota	14	2,682,162	0.61
Missouri	8	1,191,284	0.27
Montana	1	135,177	0.03
Nebraska	1	92,623	0.02
Nevada	23	9,094,498	2.07
New Hampshire	5	1,179,142	0.27
New Jersey	54	19,215,401	4.37
New Mexico	3	666,745	0.15
New York	21	8,757,423	1.99
North Carolina	10	2,630,935	0.60
Ohio	4	914,332	0.21
Oklahoma	2	214,677	0.05
Oregon	13	3,497,209	0.80
Pennsylvania	20	5,999,463	1.37
Rhode Island	1	184,673	0.04
South Carolina	7	1,651,136	0.38
Tennessee	4	619,887	0.14
Texas	13	3,396,126	0.77
Utah	15	6,865,523	1.56
Vermont	1	159,347	0.04
Virginia	27	9,989,713	2.27
Washington	21	6,628,584	1.51
West Virginia	2	456,681	0.10
Wisconsin	3	482,350	0.11
Total:	1,164	$439,412,760	100.00%

Mortgage Interest Rates of the Mortgage Loans as of the Cut-Off Date

Mortgage Interest Rate (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-Off Date	% of Aggregate Principal Balance Outstanding as of the Cut-Off Date
1.000 - 1.499	3	$ 1,252,610	0.29%
1.500 - 1.999	17	11,410,107	2.60
2.000 - 2.499	11	3,983,819	0.91
2.500 - 2.999	9	2,741,450	0.62
3.000 - 3.499	3	772,006	0.18
3.500 - 3.999	3	821,073	0.19
4.000 - 4.499	2	678,099	0.15
5.000 - 5.499	1	240,128	0.05
7.000 - 7.499	39	17,918,295	4.08
7.500 - 7.999	262	105,845,123	24.09
8.000 - 8.499	535	198,954,189	45.28
8.500 - 8.999	247	85,129,749	19.37
9.000 - 9.499	19	6,657,194	1.52
9.500 - 9.999	13	3,008,917	0.68
Total:	1,164	$439,412,760	100.00%

Mortgaged Property Types of the Mortgage Loans

Mortgaged Property Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-Off Date	% of Aggregate Principal Balance Outstanding as of the Cut-Off Date
Single Family Residence	753	$294,616,015	67.05%
PUD	229	86,142,766	19.60
Condominium	134	41,191,551	9.37
2-4 Family	42	16,298,321	3.71
Townhouse	5	1,038,930	0.24
Co-op	1	125,177	0.03
Total:	1,164	$439,412,760	100.00%

Original Loan-to-Value Ratios of the Mortgage Loans

Original Loan-to-Value Ratio (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-Off Date	% of Aggregate Principal Balance Outstanding as of the Cut-Off Date
0.01 - 50.00	51	$ 15,944,895	3.63%
50.01 - 55.00	27	10,411,756	2.37
55.01 - 60.00	43	14,339,828	3.26
60.01 - 65.00	47	23,772,575	5.41
65.01 - 70.00	152	63,401,091	14.43
70.01 - 75.00	143	66,714,750	15.18
75.01 - 80.00	508	191,006,851	43.47
80.01 - 85.00	10	2,525,871	0.57
85.01 - 90.00	148	41,418,014	9.43
90.01 - 95.00	35	9,877,126	2.25
Total:	1,164	$439,412,760	100.00%

Loan Programs of the Mortgage Loans

Loan Program	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-Off Date	% of Aggregate Principal Balance Outstanding as of the Cut-Off Date
Limited Documentation	564	$ 225,161,309	51.24%
Stated Documentation	389	149,594,699	34.04
Full Documentation	192	60,653,104	13.80
Alternative Documentation	19	4,003,648	0.91
Total:	1,164	$439,412,760	100.00%

FICO Scores for the Mortgage Loans

FICO Score	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-Off Date	% of Aggregate Principal Balance Outstanding as of the Cut-Off Date
Not Available	10	$ 2,067,672	0.47%
600 – 619	3	1,285,954	0.29
620 – 639	178	55,550,659	12.64
640 – 659	65	18,427,754	4.19
660 – 679	152	56,994,310	12.97
680 – 699	176	71,324,913	16.23
700 – 719	168	65,281,362	14.86
720 – 739	124	47,557,324	10.82
740 – 759	113	45,059,386	10.25
760 – 779	87	34,144,968	7.77
780 – 799	63	30,936,855	7.04
Greater than or equal to 800	25	10,781,603	2.45
Total:	1,164	$439,412,760	100.00%

Loan Purpose of the Mortgage Loans

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-Off Date	% of Aggregate Principal Balance Outstanding as of the Cut-Off Date
Refinance – Cashout	478	$174,937,427	39.81%
Purchase	379	147,913,849	33.66
Refinance - Rate Term	307	116,561,484	26.53
Total:	1,164	$439,412,760	100.00%

Occupancy Status of the Mortgage Loans

Occupancy Status*	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-Off Date	% of Aggregate Principal Balance Outstanding as of the Cut-Off Date
Primary	902	$353,044,650	80.34%
Investment	152	45,879,878	10.44
Second Home	110	40,488,232	9.21
Total:	1,164	$439,412,760	100.00%

*The occupancy status of a Mortgaged Property is as represented by the mortgagor in its loan application.

Product Types of the Mortgage Loans

Product Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-Off Date	% of Aggregate Principal Balance Outstanding as of the Cut-Off Date
ARM - 1 Month - 30/40 - Pay Option ARM	14	$ 5,090,961	1.16%
ARM - 1 Month - 40/40 - Pay Option ARM	129	53,570,762	12.19
ARM - 1 Month - Pay Option ARM	981	363,108,409	82.63
ARM - 3 Month - 40/40 - Pay Option ARM	8	1,952,883	0.44
ARM - 3 Month - Pay Option ARM	32	15,689,745	3.57
Total:	1,164	$439,412,760	100.00%

Index

Index	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-Off Date	% of Aggregate Principal Balance Outstanding as of the Cut-Off Date
MTA - 1 Year	685	$ 262,689,409	59.78%
Libor - 1 Month	203	67,613,941	15.39
COFI – 11th District	276	109,109,409	24.83
Total:	1,164	$439,412,760	100.00%

Month of Next Rate Adjustment of the Mortgage Loans

Month of Next Rate Adjustment	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-Off Date	% of Aggregate Principal Balance Outstanding as of the Cut-Off Date
March 2007	1,163	$439,180,469	99.95%
April 2007	1	232,291	0.05
Total:	1,164	$439,412,760	100.00%

Prepayment Penalty Terms on the Mortgage Loans at Origination

Prepayment Penalty Term at Origination (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-Off Date	% of Aggregate Principal Balance Outstanding as of the Cut-Off Date
None	430	$168,809,333	38.42%
12	203	91,263,534	20.77
24	53	20,418,873	4.65
30	2	288,933	0.07
36	476	158,632,086	36.10
Total:	1,164	$439,412,760	100.00%

Gross Margins of the Mortgage Loans

Gross Margin (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-Off Date	% of Aggregate Principal Balance Outstanding as of the Cut-Off Date
2.000 - 2.499	41	$ 16,584,660	3.77%
2.500 - 2.999	268	108,230,179	24.63
3.000 - 3.499	540	196,750,179	44.78
3.500 - 3.999	119	43,856,195	9.98
4.000 - 4.499	182	69,941,919	15.92
4.500 - 4.999	12	3,750,992	0.85
5.000 - 5.499	2	298,635	0.07
Total:	1,164	$439,412,760	100.00%

Maximum Mortgage Rates of the Mortgage Loans

Maximum Mortgage Rate (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-Off Date	% of Aggregate Principal Balance Outstanding as of the Cut-Off Date
9.500 - 9.999	1,154	$436,497,493	99.34%
10.000 - 10.499	2	855,939	0.19
11.000 - 11.499	6	1,709,356	0.39
12.000 - 12.499	1	116,558	0.03
12.500 - 12.999	1	233,413	0.05
Total:	1,164	$439,412,760	100.00%

Minimum Mortgage Rates of the Mortgage Loans

Minimum Mortgage Rate (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-Off Date	% of Aggregate Principal Balance Outstanding as of the Cut-Off Date
2.000 - 2.499	44	$ 17,890,832	4.07%
2.500 - 2.999	266	107,133,316	24.38
3.000 - 3.499	539	196,540,871	44.73
3.500 - 3.999	119	43,856,195	9.98
4.000 - 4.499	182	69,941,919	15.92
4.500 - 4.999	12	3,750,992	0.85
5.000 - 5.499	2	298,635	0.07
Total:	1,164	$439,412,760	100.00%

Lifetime Rate Caps of the Mortgage Loans

Lifetime Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-Off Date	% of Aggregate Principal Balance Outstanding as of the Cut-Off Date
Less than or equal to 0.999	5	$ 1,150,076	0.26%
1.000 - 1.499	40	16,093,835	3.66
1.500 - 1.999	41	16,583,827	3.77
2.000 - 2.499	12	4,936,958	1.12
2.500 - 2.999	6	1,956,487	0.45
3.000 - 3.499	1	497,135	0.11
4.500 - 4.999	1	240,128	0.05
5.000 - 5.499	6	1,417,905	0.32
5.500 - 5.999	7	1,959,068	0.45
6.000 - 6.499	26	6,563,673	1.49
6.500 - 6.999	60	17,380,004	3.96
7.000 - 7.499	124	36,563,899	8.32
7.500 - 7.999	134	51,391,567	11.7
8.000 - 8.499	280	112,754,855	25.66
8.500 - 8.999	415	168,544,423	38.36
9.500 - 9.999	5	1,145,507	0.26
10.500 - 10.999	1	233,413	0.05
Total:	1,164	$439,412,760	100.00%

Originator of the Mortgage Loans

Originator	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-Off Date	% of Aggregate Principal Balance Outstanding as of the Cut-Off Date
Residential Funding Company, LLC.	699	$267,428,306	60.86%
Countrywide	465	171,984,453	39.14
Total:	1,164	$439,412,760	100.00%

Initial Recast Period

Initial Recast Period (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-Off Date	% of Aggregate Principal Balance Outstanding as of the Cut-Off Date
60	831	$313,252,556	71.29%
120	333	126,160,204	28.71
Total:	1,164	$439,412,760	100.00%

Periodic Payment Cap

Period Payment Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-Off Date	% of Aggregate Principal Balance Outstanding as of the Cut-Off Date
7.5	1,164	$439,412,760	100.00%
Total:	1,164	$439,412,760	100.00%

Negative Amortization Cap

Negative Amortization Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-Off Date	% of Aggregate Principal Balance Outstanding as of the Cut-Off Date
110	560	$226,329,505	51.51%
115	604	213,083,255	48.49
Total:	1,164	$439,412,760	100.00%

Pool Delinquency and Loss Experience

The following table sets forth certain information regarding delinquency with respect to the Mortgage Loans as of the Cut-Off Date.

Delinquency Experience

Days Delinquent	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-Off Date	% of Aggregate Principal Balance Outstanding as of the Cut-Off Date
30-59 Days
0 times	1,138	$ 430,997,355	98.08%
1 times	20	6,883,402	1.57
2 times	3	1,051,611	0.24
3 times	1	121,988	0.03
4 times	1	156,619	0.04
5 times	1	201,786	0.05
Total	1,164	$439,412,760	100.00%

Days Delinquent	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-Off Date	% of Aggregate Principal Balance Outstanding as of the Cut-Off Date
60-89 Days
0 times	1,160	$ 438,727,234	99.84%
1 times	4	685,525	0.16
Total	1,164	$439,412,760	100.00%

Days Delinquent	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-Off Date	% of Aggregate Principal Balance Outstanding as of the Cut-Off Date
90-119 Days
0 times	1,162	$ 439,051,008	99.92%
1 times	2	361,752	0.08
Total	1,164	$439,412,760	100.00%

No Mortgage Loan has been delinquent 120 days or more since origination.

Index

As of any adjustment date, the Mortgage Index applicable to the determination of the mortgage rate on the Mortgage Loans will generally be (a) with respect to approximately 59.78% of the Mortgage Loans by aggregate principal balance as of the Cut-Off Date, the per annum rate equal to the twelve-month average monthly yield on U.S. Treasury Securities adjusted to a constant maturity of one-year, as published by the Federal Reserve Board in the Federal Reserve Statistical Release “Selected Interest Rates (H.15)” (“One-Year MTA”), (b) with respect to approximately 15.39% of the Mortgage Loans by aggregate principal balance as of the Cut-Off Date, the average of the interbank offered rates for one-month United States dollar deposits in the London market as published in The Wall Street Journal and are most recently as of the time specified in the related mortgage note (“One-Month LIBOR”) and (c) with respect to approximately 24.83% of the Mortgage Loans by aggregate principal balance as of the Cut-Off Date, the weighted average cost of funds of depository institutions, headquartered in Arizona, California or Nevada and members of the Eleventh District of the Federal Home Loan Bank System, as computed from statistics tabulated and published by the FHLB of San Francisco (“COFI”).  The Mortgage Index figure used for each interest rate adjustment date will be the most recently available index as of the interest rate adjustment date. In the event that the Mortgage Index becomes unavailable or otherwise unpublished, the related servicer will select a comparable alternative index over which it has no direct control and which is readily verifiable.

Additional Information

The description in this prospectus supplement of the characteristics of the Mortgage Pool and the Mortgaged Properties is based on the Mortgage Loans.  Prior to the issuance of the certificates, the depositor may add or remove Mortgage Loans from the Mortgage Pool if it deems such addition or removal necessary or appropriate.

THE ORIGINATORS

General

The principal originators of the Mortgage Loans are Residential Funding Company, LLC and Countrywide Home Loans, Inc. with respect to approximately 60.86% and 39.14%, respectively, of the Mortgage Loans.

Residential Funding Company, LLC

Residential Funding Company, LLC’s Underwriting Standards

General.  The underwriting standards applicable to mortgage loans acquired from Residential Funding Company, LLC include a set of specific criteria by which the underwriting evaluation is made.  However, the application of the underwriting standards does not imply that each specific criterion was satisfied individually.  Rather, a mortgage loan will be considered to be originated in accordance with the underwriting standards described below if, based on an overall qualitative evaluation, the loan is in substantial compliance with the underwriting standards.  For example, a mortgage loan may be considered to comply with the underwriting standards described below, even if one or more specific criteria included in the underwriting standards were not satisfied, if other factors positively compensated for the criteria that were not satisfied or if the mortgage loan is considered to be in substantial compliance with the underwriting standards.

Mortgage Loan Program.  The mortgage loans acquired from Residential Funding Company, LLC will have been purchased either directly or indirectly through Residential Funding Company, LLC from sellers, as described below under “—Qualifications of Program Sellers.”  These mortgage loans will have been originated generally in accordance with Residential Funding Company, LLC’s underwriting standards or alternative underwriting criteria as described below.

Expanded Criteria Program.  Residential Funding Company, LLC’s Expanded Criteria Program is designed for borrowers with good credit who may have difficulty obtaining traditional financing due to loan characteristics, such as LTV ratios higher than 80%, occupancy of the mortgaged property or type of mortgaged property, or borrower characteristics such as self-employment.  The specific underwriting standards with respect to the mortgage loans purchased pursuant to the Expanded Criteria Program will in most cases conform to those published in Residential Funding Company, LLC’s Expanded Criteria Seller Guide as it applies to the Expanded Criteria Program, or Seller Guide, as modified from time to time.  The applicable underwriting standards are in most cases less stringent than underwriting standards applicable to mortgage loans originated under other first mortgage loan purchase programs such as those run by Fannie Mae or Freddie Mac or by Residential Funding Company, LLC for the purpose of collateralizing securities issued by Residential Funding Company, LLC’s affiliate, Residential Funding Mortgage Securities I, Inc.  Examples of mortgage loans that may not qualify for such programs include negative amortization loans, mortgage loans secured by non-owner occupied properties, mortgage loans made to borrowers whose income is not required to be provided or verified, mortgage loans with high LTV ratios or mortgage loans made to borrowers whose ratios of debt service on the Mortgage Loan to income and total debt service on borrowings to income are higher than for those other programs.  Borrowers may be international borrowers.  The mortgage loans also include mortgage loans secured by parcels of land that are smaller or larger than the average for these types of loans, mortgage loans with higher LTV ratios than in those other programs, and mortgage loans with LTV ratios over 80% that do not require primary mortgage insurance.  The inclusion of those mortgage loans may present certain risks that are not present in those other programs.  The applicable underwriting standards are revised based on changing conditions in the residential mortgage market and the market for Residential Funding Company, LLC’s mortgage pass-through certificates and may also be waived by Residential Funding Company, LLC from time to time.

Qualifications of Program Sellers.  Each Expanded Criteria Program Seller is selected by Residential Funding Company, LLC on the basis of criteria described in the Seller Guide.  In determining whether to approve a mortgage collateral seller, Residential Funding Company, LLC generally considers, among other things:  the financial status of the mortgage collateral seller; the previous experience of the mortgage collateral seller in originating mortgage loans and its potential origination volumes; the prior delinquency and loss experience of the mortgage collateral seller (if available); the underwriting standards employed by the mortgage collateral seller and its quality control procedures; and, if applicable, the servicing operations of the mortgage collateral seller.  In order to be approved for participation in the Expanded Criteria Program, mortgage collateral sellers are generally required to have a net worth of at least $500,000, although this amount can be reduced if certain compensating factors, including guarantees or pricing concessions, are present.  An Expanded Criteria Program Seller may be an affiliate of Residential Funding Company, LLC.

There can be no assurance that any Expanded Criteria Program Seller presently meets any qualifications or will continue to meet any qualifications.  If an Expanded Criteria Program Seller becomes subject to the direct or indirect control of the FDIC, or if an Expanded Criteria Program Seller’s net worth, financial performance or delinquency and foreclosure rates are adversely impacted, the institution may continue to be treated as an Expanded Criteria Program Seller.  Any event may adversely affect the ability of any such Expanded Criteria Program Seller to repurchase mortgage collateral in the event of a breach of a representation or warranty that has not been cured.

A portion of the mortgage loans may have been purchased in negotiated transactions, which may be governed by master commitment agreements relating to ongoing purchases of mortgage loans by Residential Funding Company, LLC.  The sellers who sell to Residential Funding Company, LLC pursuant to master commitment agreements will have represented to Residential Funding Company, LLC that the mortgage loans have been originated in accordance with underwriting standards agreed to by Residential Funding Company, LLC.  Some other mortgage loans may have been purchased from Expanded Criteria Program Sellers who will have represented to Residential Funding Company, LLC that the mortgage loans were originated under underwriting standards determined by a mortgage insurance company or third-party origination system acceptable to Residential Funding Company, LLC.  Residential Funding Company, LLC may accept a certification from an insurance company as to the Mortgage Loan’s insurability in a mortgage pool as of the date of certification as evidence of the Mortgage Loan conforming to applicable underwriting standards.  The certifications will likely have been issued before the purchase of the Mortgage Loan by Residential Funding Company, LLC.

General Underwriting Policies.  Residential Funding Company, LLC expects that the originator of each of the mortgage loans will have applied, consistent with applicable federal and state laws and regulations, underwriting procedures intended to evaluate the borrower’s credit standing and repayment ability and/or the value and adequacy of the related property as collateral.

The mortgage loans may be underwritten by Residential Funding Company, LLC or a seller through the use of an automated underwriting system.  For additional information regarding automated underwriting systems that are used by Residential Funding Company, LLC to review some of the mortgage loans that it purchases and that may be included in any mortgage pool, see “—Automated Underwriting” below.

Loan Documentation.  In most cases, under a traditional “full documentation” program, each mortgagor will have been required to complete an application designed to provide to the original lender pertinent credit information concerning the mortgagor.  In accordance with the Seller Guide, the Expanded Criteria Program Seller is required to review the application.  As part of the description of the mortgagor’s financial condition, the mortgagor will have furnished information, which may be supplied solely in the application, with respect to its assets, liabilities, income (except as described below), credit history, employment history and personal information, and furnished an authorization to apply for a credit report that summarizes the borrower’s credit history with local merchants and lenders and any record of bankruptcy.  The mortgagor may also have been required to authorize verifications of deposits at financial institutions where the mortgagor had demand or savings accounts.  In the case of investment properties and two- to four-unit dwellings, income derived from the mortgaged property may have been considered for underwriting purposes, in addition to the income of the mortgagor from other sources.  With respect to mortgaged property consisting of vacation or second homes, no income derived from the property will have been considered for underwriting purposes.  In the case of certain borrowers with acceptable payment histories, no income will be required to be stated, or verified, in connection with the loan application.

Certain of the mortgage loans have been originated under “reduced documentation” or “no stated income” programs, which require less documentation and verification than do traditional “full documentation” programs.  Generally, under a “reduced documentation” program, no verification of a mortgagor’s stated income is undertaken by the originator.  Under a “no stated income” program, certain borrowers with acceptable payment histories will not be required to provide any information regarding income and no other investigation regarding the borrower’s income will be undertaken.  Under a “no income/no asset” program, no verification of a mortgagor’s income or assets is undertaken by the originator.  The underwriting for those mortgage loans may be based primarily or entirely on an appraisal of the mortgaged property and the LTV ratio at origination.

Mortgage loans may also have been underwritten pursuant to a streamlined documentation refinancing program.  Such program permits some mortgage loans to be refinanced with only limited verification or updating of the underwriting information that was obtained at the time that the original Mortgage Loan was originated.  For example, a new appraisal of a mortgaged property may not be required if the related original Mortgage Loan was originated up to 24 months prior to the refinancing.  In addition, a mortgagor’s income may not be verified, although continued employment is required to be verified.  In certain circumstances, a mortgagor may be permitted to borrow up to 100% of the outstanding principal amount of the original Mortgage Loan.  Each Mortgage Loan underwritten pursuant to this program will be treated as having been underwritten pursuant to the same underwriting documentation program as the Mortgage Loan that it refinanced.

Appraisals.  The underwriting standards applied by an originator typically require that the underwriting officers of the originator be satisfied that the value of the property being financed, as indicated by an appraisal or other acceptable valuation method as described below, currently supports and is anticipated to support in the future the outstanding loan balance.  In fact, some states where the mortgaged properties may be located have “anti-deficiency” laws requiring, in general, that lenders providing credit on single family property look solely to the property for repayment in the event of foreclosure.  Any of these factors could change nationwide or merely could affect a locality or region in which all or some of the mortgaged properties are located.  However, declining values of real estate, as experienced periodically in certain regions, or increases in the principal balances of some mortgage loans, such as negative amortization ARM loans, could cause the principal balance of some or all of these mortgage loans to exceed the value of the mortgaged properties.

The adequacy of the mortgaged property as security for repayment of the related Mortgage Loan generally is determined by an appraisal in accordance with appraisal procedure guidelines described in the Seller Guide.  Appraisers may be staff appraisers employed by the originator.  The appraisal procedure guidelines generally require the appraiser or an agent on its behalf to personally inspect the property and to verify whether the property is in good condition and that construction, if new, has been substantially completed.  The appraiser is required to consider a market data analysis of recent sales of comparable properties and, when deemed applicable, an analysis based on income generated from the property, or replacement cost analysis based on the current cost of constructing or purchasing a similar property.  In certain instances, the LTV ratio is based on the appraised value as indicated on a review appraisal conducted by the mortgage collateral seller or originator.

Application of Underwriting Standards.  Based on the data provided in the application and certain verifications, if required, and the appraisal or other valuation of the mortgaged property, a determination will have been made by the original lender that the mortgagor’s monthly income, if required to be stated, would be sufficient to enable the mortgagor to meet its monthly obligations on the Mortgage Loan and other expenses related to the property.  Examples of other expenses include property taxes, utility costs, standard hazard and primary mortgage insurance, maintenance fees and other levies assessed by a cooperative, if applicable, and other fixed obligations other than housing expenses.  Generally, scheduled payments on a Mortgage Loan during the first year of its term plus taxes and insurance and all scheduled payments on obligations that extend beyond ten months, including those mentioned above and other fixed obligations, must equal no more than specified percentages of the prospective mortgagor's gross income.  The originator may also consider the amount of liquid assets available to the mortgagor after origination.  ARM loans, buy-down mortgage loans, graduated payment mortgage loans and any other similar mortgage loans will generally be underwritten on the basis of the borrower’s ability to make monthly payments as determined by reference to the mortgage rates in effect at origination or the reduced initial monthly payments, as the case may be, and on the basis of an assumption that the borrowers will likely be able to pay the higher monthly payments that may result from later increases in the mortgage rates or from later increases in the monthly payments, as the case may be, at the time of the increase even though the borrowers may not be able to make the higher payments at the time of origination.  The mortgage rate in effect from the origination date of an ARM loan or other types of loans to the first adjustment date are likely to be lower, and may be significantly lower, than the sum of the then applicable index and margin.  Similarly, the amount of the monthly payment on buy-down mortgage loans and graduated payment mortgage loans will increase periodically.  If the borrowers’ incomes do not increase in an amount commensurate with the increases in monthly payments, the likelihood of default will increase.  In addition, in the case of either ARM loans or graduated payment mortgage loans that are subject to negative amortization due to the addition of deferred interest the principal balances of those mortgage loans are more likely to equal or exceed the value of the underlying mortgaged properties, thereby increasing the likelihood of defaults and losses.  With respect to balloon loans, payment of the final balloon amount will depend on the borrower’s ability to obtain refinancing or to sell the mortgaged property prior to the maturity of the balloon loan, and there can be no assurance that refinancing will be available to the borrower or that a sale will be possible.

A portion of the mortgage loans typically will be reviewed by Residential Funding Company, LLC or by a designated third party for compliance with applicable underwriting criteria.  The level of review by Residential Funding Company, LLC, if any, will vary depending on several factors.  Residential Funding Company, LLC typically will review a sample of the mortgage loans purchased by Residential Funding Company, LLC for conformity with the applicable underwriting standards and to assess the likelihood of repayment of the Mortgage Loan from the various sources for such repayment, including the mortgagor, the mortgaged property, and primary mortgage insurance, if any.  With regard to a material portion of these mortgage loans, this review of underwriting information by Residential Funding Company, LLC was performed using an automated underwriting system, as described below under “—Automated Underwriting.”  Any determination using an automated underwriting system will only be based on the information entered into the system and the information the system is programmed to review.  Such underwriting reviews will generally not be conducted with respect to any individual mortgage pool related to a series of certificates.  In reviewing seasoned mortgage loans, or mortgage loans that have been outstanding for more than 12 months, Residential Funding Company, LLC may also take into consideration the mortgagor’s actual payment history in assessing a mortgagor’s current ability to make payments on the Mortgage Loan.  In addition, Residential Funding Company, LLC may conduct additional procedures to assess the current value of the mortgaged properties.  Those procedures may consist of drive-by appraisals, automated valuations or real estate broker’s price opinions.  Residential Funding Company, LLC may also consider a specific area’s housing value trends.  These alternative valuation methods may not be as reliable as the type of mortgagor financial information or appraisals that are typically obtained at origination.  In its underwriting analysis, Residential Funding Company, LLC may also consider the applicable FICO Credit Score of the related mortgagor used in connection with the origination of the Mortgage Loan, as determined based on a credit scoring model acceptable to Residential Funding Company, LLC.

Because of the program criteria and underwriting standards described above, the mortgage loans acquired from Residential Funding Company, LLC may experience greater rates of delinquency, foreclosure and loss than mortgage loans required to satisfy more stringent underwriting standards.

Credit Scores.  Credit Scores are obtained by some mortgage lenders in connection with Mortgage Loan applications to help assess a borrower’s creditworthiness.  In addition, Credit Scores may be obtained by Residential Funding Company, LLC after the origination of a mortgage loan if the seller does not provide to Residential Funding Company, LLC a Credit Score.  Credit Scores are obtained from credit reports provided by various credit reporting organizations, each of which may employ differing computer models and methodologies.

The Credit Score is designed to assess a borrower’s credit history at a single point in time, using objective information currently on file for the borrower at a particular credit reporting organization.  Information used to create a Credit Score may include, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit and bankruptcy experience.  Credit Scores range from approximately 350 to approximately 840, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score.  However, a Credit Score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score.  In addition, it should be noted that Credit Scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of a Mortgage Loan.  In most cases, mortgage loans generally amortize over a 15- to 30- year period.  Furthermore, Credit Scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general, and assess only the borrower’s past credit history.  Therefore, in most cases, a Credit Score does not take into consideration the differences between mortgage loans and consumer loans, or the specific characteristics of the related Mortgage Loan, including the LTV ratio, the collateral for the Mortgage Loan, or the debt to income ratio.  There can be no assurance that the Credit Scores of the mortgagors will be an accurate predictor of the likelihood of repayment of the related mortgage loans or that any mortgagor’s Credit Score would not be lower if obtained as of the date of this prospectus supplement.

Automated Underwriting.  In recent years, the use of automated underwriting systems has become commonplace in the residential mortgage market.  Residential Funding Company, LLC evaluates many of the mortgage loans that it purchases through the use of one or more automated underwriting systems.  In general, these systems are programmed to review most of the information set forth in Residential Funding Company, LLC’s Seller Guide as the underwriting criteria necessary to satisfy each underwriting program.  In the case of the Expanded Criteria Program, the system may make adjustments for some compensating factors, which could result in a Mortgage Loan being approved even if all of the specified underwriting criteria in the Seller Guide for that underwriting program are not satisfied.

In some cases, Residential Funding Company, LLC enters information into the automated underwriting system using documentation delivered to Residential Funding Company, LLC by the mortgage collateral seller.  In this situation, each automated review will either generate an approval or a recommendation for further review.  Most approved mortgage loans will not receive any additional review of their credit components.  In the case of a recommendation for further review, underwriting personnel may perform a manual review of the Mortgage Loan documentation before Residential Funding Company, LLC will accept or reject the Mortgage Loan.  For most mortgage collateral sellers, Residential Funding Company, LLC will conduct a limited review of the Mortgage Loan documentation.  If that limited review does not detect any material deviations from the applicable underwriting criteria, Residential Funding Company, LLC will approve that Mortgage Loan for purchase.

In other cases, the mortgage collateral seller enters the information directly into the automated underwriting system.  Mortgage loans that have been approved by the automated underwriting system and submitted to Residential Funding Company, LLC for purchase may be reviewed to verify that the information entered by the mortgage collateral seller accurately reflects information contained in the underwriting documentation.  For most mortgage collateral sellers, Residential Funding Company, LLC will verify the accuracy of the information with respect to a sample of that mortgage collateral seller’s mortgage loans.

Because an automated underwriting system will only consider the information that it is programmed to review, which may be more limited than the information that could be considered in the course of a manual review, the results of an automated underwriting review may not be consistent with the results of a manual review.  In addition, there could be programming inconsistencies between an automated underwriting system and the underwriting criteria set forth in Residential Funding Company, LLC’s Seller Guide, which could, in turn, be applied to numerous mortgage loans the system reviews.  We cannot assure you that an automated underwriting review will in all cases result in the same determination as a manual review with respect to whether a Mortgage Loan satisfies Residential Funding Company, LLC’s underwriting criteria.

RFC Origination Experience – Size, Composition and Growth of Portfolio

The following tables set forth the aggregate principal amount and number of mortgage loans originated or acquired by Residential Funding Company, LLC for the past five years.  The percentages shown under “Percentage Change from Prior Year” represent the ratio of (a) the difference between the current and prior year volume over (b) the prior year volume.

Volume by the Cut-off Date Principal Balance	RFC Origination Experience (By Principal Balance)
First Lien Originations	2002	2003	2004	2005	2006
Prime (1)	$24,504,734,384	$25,308,508,695	$14,204,846,086	$28,154,131,610	$51,324,836,780
Non-Prime (2)	$15,359,498,812	$27,431,842,369	$25,583,696,970	$27,090,618,909	$22,732,939,370
Total	$39,864,233,196	$52,740,351,064	$39,788,543,056	$55,244,750,519	$74,057,776,150
Prime (1)	61.47%	47.99%	35.70%	50.96%	69.30%
Non-Prime (2)	38.53%	52.01%	64.30%	49.04%	30.70%
Total	100.00%	100.00%	100.00%	100.00%	100.00%

Percentage change from prior year (3)
Prime (1)	44.31%	3.28%	-43.87%	98.20%	82.30%
Non-Prime (2)	94.30%	78.60%	-6.74%	5.89%	-16.09%
Total	60.19%	32.30%	-24.56%	38.85%	34.05%

Volume by the Cut-off Date Principal Balance
Second Lien Originations	2002	2003	2004	2005	2006
Prime (1)	$3,447,658,131	$3,523,304,501	$3,249,021,118	$4,408,640,987	$7,642,672,208
Non-Prime (2)	-	-	-	-	-
Total	$3,447,658,131	$3,523,304,501	$3,249,021,118	$4,408,640,987	$7,642,672,208
Prime (1)	100.00%	100.00%	100.00%	100.00%	100.00%
Non-Prime (2)	-	-	-	-	-
Total	100.00%	100.00%	100.00%	100.00%	100.00%

Percentage change from prior year (3)
Prime (1)	33.36%	2.19%	-7.78%	35.69%	73.36%
Non-Prime (2)	-	-	-	-	-
Total	33.36%	2.19%	-7.78%	35.69%	73.36%

(1) Prime – Product originated under the Jumbo, Alt A, High Loan to Value first lien programs and Closed End Home Equity Revolving Credit line junior lien programs.

(2) Non-Prime – Product originated under the Subprime and Negotiated Conduit Asset programs.  Subprime Mortgage Loans secured by junior liens are included under First Lien Mortgage Loans—Non-Prime Mortgages because these types of loans are securitized together in the same mortgage pools.

(3) Represents year-to-year growth or decline as a percentage of the prior year’s volume.

Number of loans at the Cut-off Date	RFC Origination Experience (By Number of Loans)
First Lien Originations	2002	2003	2004	2005	2006
Prime (1)	88,032	101,347	61,760	101,891	173,990
Non-Prime (2)	135,990	198,955	179,734	168,241	136,880
Total	224,022	300,302	241,494	270,132	310,870
Prime (1)	39.30%	33.75%	25.57%	37.72%	55.97%
Non-Prime (2)	60.70%	66.25%	74.43%	62.28%	44.03%
Total	100.00%	100.00%	100.00%	100.00%	100.00%

Percentage change from prior year (3)
Prime (1)	48.53%	15.13%	-39.06%	64.98%	70.76%
Non-Prime (2)	87.21%	46.30%	-9.66%	-6.39%	-18.64%
Total	69.83%	34.05%	-19.58%	11.86%	15.08%

Number of loans at the Cut-off Date
Second Lien Originations	2002	2003	2004	2005	2006
Prime (1)	88,461	93,641	80,035	99,596	152,795
Non-Prime (2)	-	-	-	-	-
Total	88,461	93,641	80,035	99,596	152,795
Prime (1)	100.00%	100.00%	100.00%	100.00%	100.00%
Non-Prime (2)	-	-	-	-	-
Total	100.00%	100.00%	100.00%	100.00%	100.00%

Percentage change from prior year (3)
Prime (1)	32.05%	5.86%	-14.53%	24.44%	53.41%
Non-Prime (2)	-	-	-	-	-
Total	32.05%	5.86%	-14.53%	24.44%	53.41%

(1) Prime – Product originated under the Jumbo, Alt A, High Loan to Value first lien programs and Closed End Home Equity Revolving Credit line junior lien programs.

(2) Non-Prime – Product originated under the Subprime and Negotiated Conduit Asset programs.  Subprime Mortgage Loans secured by junior liens are included under First Lien Mortgage Loans—Non-Prime Mortgages because these types of loans are securitized together in the same mortgage pools.

(3) Represents year-to-year growth or decline as a percentage of the prior year’s volume.

Countrywide Home Loans, Inc.

Underwriting Standards-General

Countrywide Home Loans, Inc., a New York corporation (“Countrywide Home Loans”), has been originating mortgage loans since 1969.  Countrywide Home Loans’ underwriting standards are applied in accordance with applicable federal and state laws and regulations.

As part of its evaluation of potential borrowers, Countrywide Home Loans generally requires a description of income. If required by its underwriting guidelines, Countrywide Home Loans obtains employment verification providing current and historical income information and/or a telephonic employment confirmation.  Such employment verification may be obtained, either through analysis of the prospective borrower’s recent pay stub and/or W-2 forms for the most recent two years, relevant portions of the most recent two years’ tax returns, or from the prospective borrower’s employer, wherein the employer reports the length of employment and current salary with that organization. Self-employed prospective borrowers generally are required to submit relevant portions of their federal tax returns for the past two years.

In assessing a prospective borrower’s creditworthiness, Countrywide Home Loans may use FICO Credit Scores. “FICO Credit Scores” are statistical credit scores designed to assess a borrower’s creditworthiness and likelihood to default on a consumer obligation over a two-year period based on a borrower’s credit history.  FICO Credit Scores were not developed to predict the likelihood of default on mortgage loans and, accordingly, may not be indicative of the ability of a borrower to repay its mortgage loan.  FICO Credit Scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score.  Under Countrywide Home Loans’ underwriting guidelines, borrowers possessing higher FICO Credit Scores, which indicate a more favorable credit history and who give Countrywide Home Loans the right to obtain the tax returns they filed for the preceding two years, may be eligible for Countrywide Home Loans’ processing program (the “Preferred Processing Program”).

Periodically the data used by Countrywide Home Loans to complete the underwriting analysis may be obtained by a third party, particularly for mortgage loans originated through a loan correspondent or mortgage broker. In those instances, the initial determination as to whether a mortgage loan complies with Countrywide Home Loans’ underwriting guidelines may be made by an independent company hired to perform underwriting services on behalf of Countrywide Home Loans, the loan correspondent or mortgage broker. In addition, Countrywide Home Loans may acquire mortgage loans from approved correspondent lenders under a program pursuant to which Countrywide Home Loans delegates to the correspondent the obligation to underwrite the mortgage loans to Countrywide Home Loans’ standards. Under these circumstances, the underwriting of a mortgage loan may not have been reviewed by Countrywide Home Loans before acquisition of the mortgage loan and the correspondent represents that Countrywide Home Loans’ underwriting standards have been met. After purchasing mortgage loans under those circumstances, Countrywide Home Loans conducts a quality control review of a sample of the mortgage loans. The number of loans reviewed in the quality control process varies based on a variety of factors, including Countrywide Home Loans’ prior experience with the correspondent lender and the results of the quality control review process itself.

Countrywide Home Loans’ underwriting standards are applied by or on behalf of Countrywide Home Loans to evaluate the prospective borrower’s credit standing and repayment ability and the value and adequacy of the mortgaged property as collateral. Under those standards, a prospective borrower must generally demonstrate that the ratio of the borrower’s monthly housing expenses (including principal and interest on the proposed mortgage loan and, as applicable, the related monthly portion of property taxes, hazard insurance and mortgage insurance) to the borrower’s monthly gross income and the ratio of total monthly debt to the monthly gross income (the “debt-to-income” ratios) are within acceptable limits.  If the prospective borrower has applied for an interest-only Six-Month LIBOR Loan, the interest component of the monthly mortgage expense is calculated based upon the initial interest rate plus 2%.  If the prospective borrower has applied for a 3/1 Mortgage Loan or 3/27 Mortgage Loan and the Loan-to-Value Ratio is less than or equal to 75%, the interest component of the monthly mortgage expense is calculated based on the initial loan interest rate; if the Loan-to-Value Ratio exceeds 75%, the interest component of the monthly mortgage expense calculation is based on the initial loan interest rate plus 2%. If the prospective borrower has applied for a 5/1 Mortgage Loan, a 5/25 Mortgage Loan, a 7/1 Mortgage Loan, a 7/23 Mortgage Loan, a 10/1 Mortgage Loan or a 10/20 Mortgage Loan, the interest component of the monthly mortgage expense is calculated based on the initial loan interest rate.  If the prospective borrower has applied for a Negative Amortization Loan, the interest component of the monthly housing expense calculation is based upon the greater of 4.25% and the fully indexed mortgage note rate at the time of loan application.  The maximum acceptable debt-to-income ratio, which is determined on a loan-by-loan basis varies depending on a number of underwriting criteria, including the Loan-to-Value Ratio, loan purpose, loan amount and credit history of the borrower. In addition to meeting the debt-to-income ratio guidelines, each prospective borrower is required to have sufficient cash resources to pay the down payment and closing costs. Exceptions to Countrywide Home Loans’ underwriting guidelines may be made if compensating factors are demonstrated by a prospective borrower. Additionally, Countrywide Home Loans does permit its adjustable rate mortgage loans, hybrid adjustable rate mortgage loans and negative amortization mortgage loans to be assumed by a purchaser of the related mortgaged property, so long as the mortgage loan is in its adjustable rate period (except for a 3/1 Mortgage Loan, which may be assumed during the fixed rate period) and the related purchaser meets Countrywide Home Loans’ underwriting standards that are then in effect.

Countrywide Home Loans may provide secondary financing to a borrower contemporaneously with the origination of a mortgage loan, subject to the following limitations: the Loan-to-Value Ratio of the senior (i.e., first) lien may not exceed 80% and the combined Loan-to-Value Ratio may not exceed 100%. Countrywide Home Loans’ underwriting guidelines do not prohibit or otherwise restrict a borrower from obtaining secondary financing from lenders other than Countrywide Home Loans, whether at origination of the mortgage loan or thereafter.

The nature of the information that a borrower is required to disclose and whether the information is verified depends, in part, on the documentation program used in the origination process. In general under the Full Documentation Loan Program (the “Full Documentation Program”), each prospective borrower is required to complete an application which includes information with respect to the applicant’s assets, liabilities, income, credit history, employment history and other personal information. Self-employed individuals are generally required to submit their two most recent federal income tax returns. Under the Full Documentation Program, the underwriter verifies the information contained in the application relating to employment, income, assets and mortgages.

A prospective borrower may be eligible for a loan approval process that limits or eliminates Countrywide Home Loans’ standard disclosure or verification requirements or both.  Countrywide Home Loans offers the following documentation programs as alternatives to its Full Documentation Program: an Alternative Documentation Loan Program (the “Alternative Documentation Program”), a Reduced Documentation Loan Program (the “Reduced Documentation Program”), a CLUES Plus Documentation Loan Program (the “CLUES Plus Documentation Program”), a No Income/No Asset Documentation Loan Program (the “No Income/No Asset Documentation Program”), a Stated Income/Stated Asset Documentation Loan Program (the “Stated Income/Stated Asset Documentation Program”) and a Streamlined Documentation Loan Program (the “Streamlined Documentation Program”).

For all mortgage loans originated or acquired by Countrywide Home Loans, Countrywide Home Loans obtains a credit report relating to the applicant from a credit reporting company. The credit report typically contains information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcy, dispossession, suits or judgments. All adverse information in the credit report is required to be explained by the prospective borrower to the satisfaction of the lending officer.

Except with respect to the mortgage loans originated pursuant to its Streamlined Documentation Program, whose values were confirmed with a Fannie Mae proprietary automated valuation model, Countrywide Home Loans obtains appraisals from independent appraisers or appraisal services for properties that are to secure mortgage loans. The appraisers inspect and appraise the proposed mortgaged property and verify that the property is in acceptable condition. Following each appraisal, the appraiser prepares a report which includes a market data analysis based on recent sales of comparable homes in the area and, when deemed appropriate, a replacement cost analysis based on the current cost of constructing a similar home. All appraisals are required to conform to Fannie Mae or Freddie Mac appraisal standards then in effect.

Countrywide Home Loans requires title insurance on all of its mortgage loans secured by first liens on real property. Countrywide Home Loans also requires that fire and extended coverage casualty insurance be maintained on the mortgaged property in an amount at least equal to the principal balance of the related single-family mortgage loan or the replacement cost of the mortgaged property, whichever is less.

In addition to Countrywide Home Loans’ standard underwriting guidelines (the “Standard Underwriting Guidelines”), which are consistent in many respects with the guidelines applied to mortgage loans purchased by Fannie Mae and Freddie Mac, Countrywide Home Loans uses underwriting guidelines featuring expanded criteria (the “Expanded Underwriting Guidelines”). The Standard Underwriting Guidelines and the Expanded Underwriting Guidelines are described further under the next two headings.

Standard Underwriting Guidelines

Countrywide Home Loans’ Standard Underwriting Guidelines for mortgage loans with non-conforming original principal balances generally allow Loan-to-Value Ratios at origination of up to 95% for purchase money or rate and term refinance mortgage loans with original principal balances of up to $400,000, up to 90% for mortgage loans with original principal balances of up to $650,000, up to 75% for mortgage loans with original principal balances of up to $1,000,000, up to 65% for mortgage loans with original principal balances of up to $1,500,000, and up to 60% for mortgage loans with original principal balances of up to $2,000,000.

For cash-out refinance mortgage loans, Countrywide Home Loans’ Standard Underwriting Guidelines for mortgage loans with non-conforming original principal balances generally allow Loan-to-Value Ratios at origination of up to 75% and original principal balances ranging up to $650,000. The maximum “cash-out” amount permitted is $200,000 and is based in part on the original Loan-to-Value Ratio of the related mortgage loan. As used in this prospectus supplement, a refinance mortgage loan is classified as a cash-out refinance mortgage loan by Countrywide Home Loans if the borrower retains an amount greater than the lesser of 2% of the entire amount of the proceeds from the refinancing of the existing loan or $2,000.

Countrywide Home Loans’ Standard Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination on owner occupied properties of up to 95% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii) and 2 unit properties with principal balances up to $533,850 ($800,775 in Alaska and Hawaii) and up to 80% on 3 unit properties with principal balances of up to $645,300 ($967,950 in Alaska and Hawaii) and 4 unit properties with principal balances of up to $801,950 ($1,202,925 in Alaska and Hawaii).  On second homes, Countrywide Home Loans’ Standard Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination of up to 95% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii).  Countrywide Home Loans’ Standard Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination on investment properties of up to 90% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii) and 2 unit properties with principal balances up to $533,850 ($800,775 in Alaska and Hawaii) and up to 75% on 3 unit properties with principal balances of up to $645,300 ($967,950 in Alaska and Hawaii) and 4 unit properties with principal balances of up to $801,950 ($1,202,925 in Alaska and Hawaii).

Under its Standard Underwriting Guidelines, Countrywide Home Loans generally permits a debt-to-income ratio based on the borrower’s monthly housing expenses of up to 33% and a debt-to-income ratio based on the borrower’s total monthly debt of up to 38%.

In connection with the Standard Underwriting Guidelines, Countrywide Home Loans originates or acquires mortgage loans under the Full Documentation Program, the Alternative Documentation Program, the Reduced Documentation Program, the CLUES Plus Documentation Program or the Streamlined Documentation Program.

The Alternative Documentation Program permits a borrower to provide W-2 forms instead of tax returns covering the most recent two years, permits bank statements in lieu of verification of deposits and permits alternative methods of employment verification.

Under the Reduced Documentation Program, some underwriting documentation concerning income, employment and asset verification is waived.  Countrywide Home Loans obtains from a prospective borrower either a verification of deposit or bank statements for the two-month period immediately before the date of the mortgage loan application or verbal verification of employment. Since information relating to a prospective borrower’s income and employment is not verified, the borrower’s debt-to-income ratios are calculated based on the information provided by the borrower in the mortgage loan application. The maximum Loan-to-Value Ratio ranges up to 95%.

The CLUES Plus Documentation Program permits the verification of employment by alternative means, if necessary, including verbal verification of employment or reviewing paycheck stubs covering the pay period immediately prior to the date of the mortgage loan application. To verify the borrower’s assets and the sufficiency of the borrower’s funds for closing, Countrywide Home Loans obtains deposit or bank account statements from each prospective borrower for the month immediately prior to the date of the mortgage loan application. Under the CLUES Plus Documentation Program, the maximum Loan-to-Value Ratio is 75% and property values may be based on appraisals comprising only interior and exterior inspections. Cash-out refinances and investor properties are not permitted under the CLUES Plus Documentation Program.

The Streamlined Documentation Program is available for borrowers who are refinancing an existing mortgage loan that was originated or acquired by Countrywide Home Loans provided that, among other things, the mortgage loan has not been more than 30 days delinquent in payment during the previous twelve-month period. Under the Streamlined Documentation Program, appraisals are obtained only if the loan amount of the loan being refinanced had a Loan-to-Value Ratio at the time of origination in excess of 80% or if the loan amount of the new loan being originated is greater than $650,000. In addition, under the Streamlined Documentation Program, a credit report is obtained but only a limited credit review is conducted, no income or asset verification is required, and telephonic verification of employment is permitted. The maximum Loan-to-Value Ratio under the Streamlined Documentation Program ranges up to 95%.

Expanded Underwriting Guidelines

Mortgage loans which are underwritten pursuant to the Expanded Underwriting Guidelines may have higher Loan-to-Value Ratios, higher loan amounts and different documentation requirements than those associated with the Standard Underwriting Guidelines. The Expanded Underwriting Guidelines also permit higher debt-to-income ratios than mortgage loans underwritten pursuant to the Standard Underwriting Guidelines.

Countrywide Home Loans’ Expanded Underwriting Guidelines for mortgage loans with non-conforming original principal balances generally allow Loan-to-Value Ratios at origination of up to 95% for purchase money or rate and term refinance mortgage loans with original principal balances of up to $400,000, up to 90% for mortgage loans with original principal balances of up to $650,000, up to 80% for mortgage loans with original principal balances of up to $1,000,000, up to 75% for mortgage loans with original principal balances of up to $1,500,000 and up to 70% for mortgage loans with original principal balances of up to $3,000,000. Under certain circumstances, however, Countrywide Home Loans’ Expanded Underwriting Guidelines allow for Loan-to-Value Ratios of up to 100% for purchase money mortgage loans with original principal balances of up to $375,000.

For cash-out refinance mortgage loans, Countrywide Home Loans’ Expanded Underwriting Guidelines for mortgage loans with non-conforming original principal balances generally allow Loan-to-Value Ratios at origination of up to 90% and original principal balances ranging up to $1,500,000. The maximum “cash-out” amount permitted is $400,000 and is based in part on the original Loan-to-Value Ratio of the related mortgage loan.

Countrywide Home Loans’ Expanded Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination on owner occupied properties of up to 100% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii) and 2 unit properties with principal balances up to $533,850 ($800,775 in Alaska and Hawaii) and up to 85% on 3 unit properties with principal balances of up to $645,300 ($967,950 in Alaska and Hawaii) and 4 unit properties with principal balances of up to $801,950 ($1,202,925 in Alaska and Hawaii).  On second homes, Countrywide Home Loans’ Expanded Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination of up to 95% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii).  Countrywide Home Loans’ Expanded Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination on investment properties of up to 90% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii) and 2 unit properties with principal balances up to $533,850 ($800,775 in Alaska and Hawaii) and up to 85% on 3 unit properties with principal balances of up to $645,300 ($967,950 in Alaska and Hawaii) and 4 unit properties with principal balances of up to $801,950 ($1,202,925 in Alaska and Hawaii).

Under its Expanded Underwriting Guidelines, Countrywide Home Loans generally permits a debt-to-income ratio based on the borrower’s monthly housing expenses of up to 36% and a debt-to-income ratio based on the borrower’s total monthly debt of up to 40%; provided, however, that if the Loan-to-Value Ratio exceeds 80%, the maximum permitted debt-to-income ratios are 33% and 38%, respectively.

In connection with the Expanded Underwriting Guidelines, Countrywide Home Loans originates or acquires mortgage loans under the Full Documentation Program, the Alternative Documentation Program, the Reduced Documentation Loan Program, the No Income/No Asset Documentation Program and the Stated Income/Stated Asset Documentation Program. Neither the No Income/No Asset Documentation Program nor the Stated Income/Stated Asset Documentation Program is available under the Standard Underwriting Guidelines.

The same documentation and verification requirements apply to mortgage loans documented under the Alternative Documentation Program regardless of whether the loan has been underwritten under the Expanded Underwriting Guidelines or the Standard Underwriting Guidelines. However, under the Alternative Documentation Program, mortgage loans that have been underwritten pursuant to the Expanded Underwriting Guidelines may have higher loan balances and Loan-to-Value Ratios than those permitted under the Standard Underwriting Guidelines.

Similarly, the same documentation and verification requirements apply to mortgage loans documented under the Reduced Documentation Program regardless of whether the loan has been underwritten under the Expanded Underwriting Guidelines or the Standard Underwriting Guidelines. However, under the Reduced Documentation Program, higher loan balances and Loan-to-Value Ratios are permitted for mortgage loans underwritten pursuant to the Expanded Underwriting Guidelines than those permitted under the Standard Underwriting Guidelines. The maximum Loan-to-Value Ratio, including secondary financing, ranges up to 90%. The borrower is not required to disclose any income information for some mortgage loans originated under the Reduced Documentation Program, and accordingly debt-to-income ratios are not calculated or included in the underwriting analysis. The maximum Loan-to-Value Ratio, including secondary financing, for those mortgage loans ranges up to 85%.

Under the No Income/No Asset Documentation Program, no documentation relating to a prospective borrower’s income, employment or assets is required and therefore debt-to-income ratios are not calculated or included in the underwriting analysis, or if the documentation or calculations are included in a mortgage loan file, they are not taken into account for purposes of the underwriting analysis. This program is limited to borrowers with excellent credit histories. Under the No Income/No Asset Documentation Program, the maximum Loan-to-Value Ratio, including secondary financing, ranges up to 95%. Mortgage loans originated under the No Income/No Asset Documentation Program are generally eligible for sale to Fannie Mae or Freddie Mac.

Under the Stated Income/Stated Asset Documentation Program, the mortgage loan application is reviewed to determine that the stated income is reasonable for the borrower’s employment and that the stated assets are consistent with the borrower’s income. The Stated Income/Stated Asset Documentation Program permits maximum Loan-to-Value Ratios up to 90%.  Mortgage loans originated under the Stated Income/Stated Asset Documentation Program are generally eligible for sale to Fannie Mae or Freddie Mac.

Under the Expanded Underwriting Guidelines, Countrywide Home Loans may also provide mortgage loans to borrowers who are not U.S. citizens, including permanent and non-permanent residents. The borrower is required to have a valid U.S. social security number or a certificate of foreign status (IRS form W 8). The borrower’s income and assets must be verified under the Full Documentation Program or the Alternative Documentation Program. The maximum Loan-to-Value Ratio, including secondary financing, is 80%.

Loan-to-Value Ratio

The “Loan-to-Value Ratio” of a mortgage loan at any given time is a fraction, expressed as a percentage, the numerator of which is the principal balance of the related mortgage loan at the date of determination and the denominator of which is

•

in the case of a purchase, the lesser of the selling price of the mortgaged property or its appraised value at the time of sale or

•

in the case of a refinance, the appraised value of the mortgaged property at the time of the refinance, except in the case of a mortgage loan underwritten pursuant to Countrywide Home Loans’ Streamlined Documentation Program as described under “—Underwriting Standards—General”.

With respect to mortgage loans originated pursuant to Countrywide Home Loans’ Streamlined Documentation Program,

•

if the loan-to-value ratio at the time of the origination of the mortgage loan being refinanced was 80% or less and the loan amount of the new loan being originated is $650,000 or less, then the “Loan-to-Value Ratio” will be the ratio of the principal amount of the new mortgage loan being originated divided by the appraised value of the related mortgaged property at the time of the origination of the Mortgage Loan being refinanced, as reconfirmed by Countrywide Home Loans using an automated property valuation system; or

•

if the loan-to-value ratio at the time of the origination of the mortgage loan being refinanced was greater than 80% or the loan amount of the new loan being originated is greater than $650,000, then the “Loan-to-Value Ratio” will be the ratio of the principal amount of the new mortgage loan being originated divided by the appraised value of the related mortgaged property as determined by an appraisal obtained by Countrywide Home Loans at the time of the origination of the new mortgage loan. See“—Underwriting Standards—General” in this prospectus supplement.

No assurance can be given that the value of any mortgaged property has remained or will remain at the level that existed on the appraisal or sales date. If residential real estate values generally or in a particular geographic area decline, the Loan-to-Value Ratios might not be a reliable indicator of the rates of delinquencies, foreclosures and losses that could occur with respect to the mortgage loans.

ISSUING ENTITY

Deutsche Alt-A Securities Mortgage Loan Trust, Series 2007-OA1 is a common law trust formed under the laws of the State of New York pursuant to the Pooling and Servicing Agreement. The Pooling and Servicing Agreement constitutes the “governing instrument” under the laws of the State of New York. After its formation, the Deutsche Alt-A Securities Mortgage Loan Trust, Series 2007-OA1 will not engage in any activity other than (i) acquiring and holding the Mortgage Loans and the other assets of the trust and proceeds therefrom, (ii) issuing the certificates, (iii) making payments on the certificates and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.  The foregoing restrictions are contained in the Pooling and Servicing Agreement.  These restrictions cannot be amended without the consent of holders of certificates evidencing at least 51% of the voting rights.  For a description of other provisions relating to amending the Pooling and Servicing Agreement, please see “Description of the Agreements–Amendment” in the prospectus.

The assets of the Deutsche Alt-A Securities Mortgage Loan Trust, Series 2007-OA1 will consist of the Mortgage Loans and certain related assets.

Deutsche Alt-A Securities Mortgage Loan Trust, Series 2007-OA1’s fiscal year end is December 31.

THE DEPOSITOR

Deutsche Alt-A Securities, Inc., the depositor, is a special purpose corporation incorporated in the State of Delaware on August 29, 2002. The principal executive offices of the depositor are located at 60 Wall Street, New York, New York 10005. Its telephone number is (212) 250-5000. The depositor does not have, nor is it expected in the future to have, any significant assets.

The limited purposes of the depositor are, in general, to acquire, own and sell mortgage loans and financial assets; to issue, acquire, own, hold and sell securities and notes secured by or representing ownership interests in mortgage loans and other financial assets, collections on the mortgage loans and related assets; and to engage in any acts that are incidental to, or necessary, suitable or convenient to accomplish, these purposes.  The depositor does not have, nor is it expected in the future to have, any significant assets. After issuance and registration of the securities contemplated in this prospectus supplement, the prospectus and any supplement hereto, the depositor will have no material duties or responsibilities with respect to the pool assets or securities.

All of the shares of capital stock of the depositor are held by DB Structured Products, Inc., a Delaware corporation.

THE SPONSOR

DB Structured Products, Inc. is the sponsor.  The sponsor was incorporated in the State of Delaware on February 4, 1970 under the name “Sharps Pixley Incorporated”.  The name of the sponsor was changed on January 3, 1994 to Deutsche Bank Sharps Pixley Inc., and subsequently changed on January 2, 2002 to DB Structured Products, Inc. The sponsor maintains its principal office at 60 Wall Street, New York, New York 10005.  Its telephone number is (212) 250-2500.

Through December 31, 2005, the sponsor has purchased over $26 billion in residential mortgage loans.  This includes the purchase of newly originated non-agency loans, as well as seasoned, program exception, sub-performing and non-performing loans. The sponsor is responsible for pooling the mortgage loans to be securitized by the depositor, negotiating the principal securitization transaction documents and participating with the underwriter in the structuring of such transactions.

The sponsor has been securitizing residential mortgage loans since 2004.  The following table describes size, composition and growth of the sponsor’s total portfolio of assets it has securitized as of the dates indicated.

	December 31, 2004		December 31, 2005		December 31, 2006
		Total Portfolio		Total Portfolio		Total Portfolio
		of Loans		of Loans		of Loans
Loan Type	Number	($)	Number	($)	Number	($)
Alt-A/Alt-B ARM……….	----	----	3,466	1,088,327,305	26,609	8,141,028,206
Alt-A/Alt-B Fixed……….	----	----	17,892	3,361,707,721	35,239	4,976,189,203
Prime ARM……………..	3,612	1,096,433,033	----	----	----	----
Prime Fixed…………….	5,275	986,186,740	----	----	----	----
Scratch & Dent/Reperf…	1,376	135,671,795	4,913	500,710,103	2,607	468,926,300
Seconds…………………	----	----	5,227	258,281,341	36,822	2,082,515,320
SubPrime……………….	31,174	5,481,240,453	71,747	13,066,859,416	96,052	18,022,392,642
Seasoned……………….	----	----	1,827	165,210,069	----	----
TOTAL:	41,437	7,699,532,021	105,072	18,441,095,955	197,329	33,691,051,671

STATIC POOL INFORMATION

Static pool information material to this offering may be found at http://regab.db.com.

Information provided through the Internet addresses above will not be deemed to be a part of this prospectus or the registration statement for the securities offered hereby if it relates to any prior securities pool formed or vintage before January 1, 2006, or with respect to the Mortgage Pool (if applicable), any period before January 1, 2006.

DESCRIPTION OF THE CERTIFICATES

General

The Deutsche Alt-A Securities Mortgage Loan Trust, Series 2007-OA1, Mortgage Pass-Through Certificates will consist of sixteen classes of certificates, designated as (i) the Class A-1, Class A-2 and Class A-3 Certificates (collectively, the “Senior Certificates”); (ii) the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates (collectively, the “Mezzanine Certificates”); (iii) the Class CE Certificates; (iv) the Class P Certificates; and (v) the Class R Certificates or “Residual Certificates”. Only the Senior Certificates and the Mezzanine Certificates (other than the Class M-10 Certificates) (collectively, the “Offered Certificates”) are offered by this prospectus supplement.  One or more Classes of Class CE Certificates may be issued, but in the aggregate they will have the characteristics described herein.  The aggregate initial Certificate Principal Balance of the certificates will be less than the aggregate principal balance of the Mortgage Loans as of the Cut-Off Date.

Distributions on the Offered Certificates will be made on the 25th day of each month or, if that day is not a business day, on the next succeeding business day, beginning in March 2007 (each, a “Distribution Date”), to the persons in whose names such certificates are registered at the close of business on the Record Date. The “Record Date” for any Distribution Date and the Offered Certificates is the business day preceding such Distribution Date.  The “Due Date” related to each Distribution Date will be the first day of the month in which such Distribution Date occurs.  The “Due Period” related to each Distribution Date and the Mortgage Loans will be the period commencing on the second day of the month preceding the month in which such Distribution Date occurs and ending at close of business on the first day of the month in which such Distribution Date occurs.  The “Determination Date” for any Distribution Date will be a day not later than the 15th day of the month in which such Distribution Date occurs.  The “Prepayment Period” related to each Distribution Date will be the period commencing on the 2nd day of the month preceding the month in which such Distribution Date occurs and ending on the 1st day of the month in which such Distribution Date occurs.

The certificates represent in the aggregate the entire beneficial ownership interest in the trust fund established by the depositor into which the Mortgage Loans will be deposited.  The securities administrator will execute and authenticate and the trustee will deliver the certificates pursuant to a Pooling and Servicing Agreement to be dated as of the Cut-Off Date among the depositor, the master servicer, the securities administrator and the trustee (the “Pooling and Servicing Agreement”), a form of which is filed as an exhibit to the registration statement of which this prospectus supplement is a part.  Reference is made to the prospectus for important additional information regarding the terms and conditions of the Pooling and Servicing Agreement and the certificates.  It is a condition to the issuance of the Offered Certificates that they receive the ratings from Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. (“S&P”) and Moody’s Investors Service, Inc. (“Moody’s”) indicated under “Certificate Ratings” in this prospectus supplement.

The Offered Certificates are offered in minimum denominations equivalent to at least $25,000 initial Certificate Principal Balance each and multiples of $1 in excess thereof.

Book-Entry Registration

The Offered Certificates will be book-entry certificates (for so long as they are registered in the name of the applicable depository or its nominee, the “Book-Entry Certificates”). Persons acquiring beneficial ownership interests in the Book-Entry Certificates (“Certificate Owners”) will hold such certificates through the Depository Trust Company (“DTC”) in the United States, or Clearstream Banking Luxembourg, formerly known as Cedelbank SA (“Clearstream”), or the Euroclear System (“Euroclear”) in Europe, if they are participants of such systems (“Clearstream Participants” or “Euroclear Participants”, respectively), or indirectly through organizations which are Clearstream or Euroclear Participants. The Book-Entry Certificates will be issued in one or more certificates which equal the aggregate Certificate Principal Balance of such Certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries, which in turn will hold such positions in customers’ securities accounts in the depositaries’ names on the books of DTC. Citibank, N.A. will act as depositary for Clearstream, and JPMorgan Chase Bank, N.A. will act as depository for Euroclear (in such capacities, individually the “Relevant Depositary”). Investors may hold such beneficial interests in the Book-Entry Certificates in minimum dollar denominations of $25,000 and integral multiples of $1.00 in excess thereof.  Except as described below, no Certificate Owner acquiring a Book-Entry Certificate (each, a “beneficial owner”) will be entitled to receive a physical certificate representing such certificate (a “Definitive Certificate”). Unless and until Definitive Certificates are issued, it is anticipated that the only “certificateholder” of the Offered Certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be certificateholders as that term is used in the Pooling and Servicing Agreement.  Certificate Owners are only permitted to exercise their rights indirectly through DTC and participants of DTC (“DTC Participants”).The Certificate Owner’s ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a “Financial Intermediary”) that maintains the Certificate Owner’s account for such purpose. In turn, the Financial Intermediary’s ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner’s Financial Intermediary is not a DTC Participant and on the records of Clearstream or Euroclear, as appropriate).

Certificate Owners will receive all distributions of principal of and interest on the Book-Entry Certificates from the securities administrator through DTC and DTC Participants. While the Book-Entry Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the “Rules”), DTC is required to make book-entry transfers among DTC Participants on whose behalf it acts with respect to the Book-Entry Certificates and is required to receive and transmit distributions of principal of and interest on the Book-Entry Certificates. DTC Participants and indirect participants with whom Certificate Owners have accounts with respect to Book-Entry Certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess certificates representing their respective interests in the Book-Entry Certificates, the Rules provide a mechanism by which Certificate Owners will receive distributions and will be able to transfer their interest.

Certificate Owners will not receive or be entitled to receive certificates representing their respective interests in the Book-Entry Certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, Certificate Owners who are not DTC Participants may transfer ownership of Book-Entry Certificates only through DTC Participants and indirect participants by instructing such DTC Participants and indirect participants to transfer Book-Entry Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Book-Entry Certificates, which account is maintained with their respective DTC Participants. Under the Rules and in accordance with DTC’s normal procedures, transfers of ownership of Book-Entry Certificates will be executed through DTC, and the accounts of the respective DTC Participants at DTC will be debited and credited. Similarly, the DTC Participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Certificate Owners.

Because of time zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear Participants or Clearstream Participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following the DTC settlement date.  For information with respect to tax documentation procedures relating to the Certificates, see “Global Clearance and Settlement and Tax Documentation Procedures–Certain U.S. Federal Income Tax Documentation Requirements” in Annex I hereto.

Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and, directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC Rules on behalf of the relevant European international clearing system by the Relevant Depository; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system, if the transaction meets its settlement requirements, will deliver instructions to the Relevant Depository to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

DTC, which is a New York-chartered limited purpose trust company, performs services for its DTC Participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC Participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the rules of DTC, as in effect from time to time.

Clearstream, 67 Bd Grande-Duchesse Charlotte, L-1331 Luxembourg, was incorporated in 1970 as a limited company under Luxembourg law. Clearstream is owned by banks, securities dealers and financial institutions, and currently has about 100 shareholders, including U.S. financial institutions or their subsidiaries. No single entity may own more than five percent of Clearstream’s stock.

Clearstream is registered as a bank in Luxembourg, and as such is subject to regulation by the Institute Monetaire Luxembourgeois, the Luxembourg Monetary Authority, which supervises Luxembourg banks.

Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions by electronic book-entry transfers between their accounts. Clearstream provides various services, including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream also deals with domestic securities markets in several countries through established depository and custodial relationships. Clearstream has established an electronic bridge with the Euroclear Operator (as defined below) in Brussels to facilitate settlement of trades between systems. Clearstream currently accepts over 70,000 securities issues on its books.

Clearstream’s customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream’s United States customers are limited to securities brokers and dealers and banks. Currently, Clearstream has approximately 3,000 customers located in over 60 countries, including all major European countries, Canada and the United States. Indirect access to Clearstream is available to other institutions which clear through or maintain a custodial relationship with an account holder of Clearstream.

Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 29 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Euroclear Bank S.A/N.V. (the “Euroclear Operator”), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the “Cooperative”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

Distributions on the Book-Entry Certificates will be made on each Distribution Date by the securities administrator to Cede & Co. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC Participants in accordance with DTC’s normal procedures. Each DTC Participant will be responsible for disbursing such payments to the Certificate Owners of the Book-Entry Certificates that it represents and to each Financial Intermediary for which it acts as agent.  Each such Financial Intermediary will be responsible for disbursing funds to the Certificate Owners of the Book-Entry Certificates that it represents.

Under a book-entry format, Certificate Owners of the Book–Entry Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the securities administrator to Cede & Co. Distributions with respect to certificates held through Clearstream or Euroclear will he credited to the cash accounts of Clearstream Participants or Euroclear Participants in accordance with the relevant system’s rules and procedures, to the extent received by the Relevant Depository. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See “Material Federal Income Tax Considerations–REMIC–Taxation of Certain Foreign Investors” in the prospectus.  Because DTC can only act on behalf of Financial Intermediaries, the ability of a Certificate Owner to pledge Book-Entry Certificates to persons or entities that do not participate in the depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such certificates in the secondary market since certain potential investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

DTC has advised the securities administrator that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Certificates under the Pooling and Servicing Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates. Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a certificateholder under the Pooling and Servicing Agreement on behalf of a Clearstream Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depository to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related DTC Participants, with respect to some Book-Entry Certificates which conflict with actions taken with respect to other Book-Entry Certificates.

Definitive Certificates will be issued to Certificate Owners of the Book-Entry Certificates, or their nominees, rather than to DTC or its nominee, only if (a) DTC or the depositor advises the securities administrator in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the Book-Entry Certificates, and the depositor is unable to locate a qualified successor, (b) the depositor, at its sole option, with the consent of the securities administrator, elects to terminate a book-entry system through DTC or (c) after the occurrence of an Event of Default (as defined in the Pooling and Servicing Agreement), Certificate Owners having percentage interests aggregating not less than 51% of the Book-Entry Certificates advise the securities administrator and DTC through the Financial Intermediaries and the DTC Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interest of Certificate Owners.

Upon the occurrence of any of the events described in the immediately preceding paragraph, the securities administrator will be required to cause DTC to notify all Certificate Owners of the occurrence of such event and the availability through DTC of Definitive Certificates. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the securities administrator will issue Definitive Certificates, and thereafter the securities administrator will recognize the holders of such Definitive Certificates as certificateholders under the Pooling and Servicing Agreement.

In the event any Definitive Certificates are issued, surrender of such Definitive Certificates shall occur at the office designated from time to time for such purposes by the certificate registrar. As of the Closing Date, the certificate registrar designates its offices located at Sixth Street & Marquette Avenue, Minneapolis, Minnesota 55479 for this purpose.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Book-Entry Certificates among DTC Participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time.

None of the depositor, the master servicer, the servicers, the securities administrator or the trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or the transfer thereof.

Transfer Restrictions

Any investor in the Offered Certificates will be deemed to make certain representations described in this prospectus supplement under “ERISA Considerations”.

Table of Fees and Expenses

The following table indicates the fees and expenses to be paid from the cash flows from the Mortgage Loans and other assets of the trust fund while the Senior Certificates and Mezzanine Certificates are outstanding.

All fees are expressed in basis points, at an annualized rate, applied to the outstanding aggregate principal balance of the Mortgage Loans.

Item	Fee or Expense	Paid To	Paid From	Frequency
Servicing Fee(1)	Approximately 0.405% per annum weighted average servicing fee calculated on the Stated Principal Balance of each Mortgage Loan as of the Cut-Off Date	Servicer	Mortgage Loan Collections	Monthly

Master Servicing Fee	The investment income with respect to funds deposited in distribution account	Master Servicer	Amounts on deposit in distribution account	Monthly

Credit Risk Manager Fee	0.009% per annum of the Stated Principal Balance of each Mortgage Loan	Credit Risk Manager	Mortgage Loan collections	Monthly

Lender paid mortgage insurance fee(2)	Approximately 0.019% per annum of the aggregate Stated Principal Balance of the Mortgage Loans	Mortgage insurance provider	Mortgage Loan collections	Monthly

P&I Advances and Servicing Advances	To the extent of funds available, the amount of any advances and servicing advances	Servicer or master servicer, as applicable

With respect to each Mortgage Loan, late recoveries of the payments of the costs and expenses, liquidation proceeds, Subsequent Recoveries, purchase proceeds or repurchase proceeds for that Mortgage Loan

Time to time

Nonrecoverable Advances and Servicing Advances	The amount of any Advances and Servicing Advances deemed nonrecoverable	Servicer or master servicer, as applicable	All collections on the Mortgage Loans	Time to time

Reimbursement for certain expenses, costs and liabilities incurred by the servicer, the master servicer, the securities administrator, the sponsor or the depositor in connection with any legal action relating to the Pooling and Servicing Agreement or the certificates(3)

	The amount of the expenses, costs and liabilities incurred	Servicer, master servicer, securities administrator, sponsor or depositor, as applicable	All collections on the Mortgage Loans	Time to time

Indemnification expenses	Amounts for which the sponsor, the servicers, the master servicer, the securities administrator and the depositor are entitled to indemnification(4)	Servicers, master servicer, Securities administrator, sponsor or depositor, as applicable	All collections on the Mortgage Loans (or, in the case of each servicer, the related Mortgage Loans)	Time to time

Indemnification expenses	Amounts for which the trustee or custodian, as applicable, is entitled to indemnification(5)	Trustee or custodian, as applicable	All collections on the Mortgage Loans	Time to time

Reimbursement for any amounts payable by the trustee or depositor for recording of assignments of mortgages to the extent not paid by the related servicer	The amounts paid by the trustee or depositor	Trustee	All collections on the Mortgage Loans	Time to time

Reimbursement for costs associated with the transfer of servicing or master servicing in the event of termination of the master servicer or a defaulting servicer

The amount of costs incurred by the master servicer or the trustee in connection with the transfer of servicing to the master servicer or a successor servicer or by the trustee in the event of termination the master servicer, to the extent not paid by the terminated servicer or master servicer

		Trustee or master servicer, as applicable	All collections on the Mortgage Loans	Time to time

Reimbursement for any expenses incurred by the trustee or securities administrator in connection with a tax audit of the trust	The amount incurred by the trustee or securities administrator in connection with a tax audit of the trust	Trustee and securities administrator	All collections on the Mortgage Loans	Time to time

(1) Weighted average servicing fee. The servicing fee is paid on a first priority basis from collections allocable to interest on the Mortgage Loans, prior to distributions to the certificateholders.

(2)

Weighted average lender paid mortgage insurance fee.  The lender paid mortgage insurance fee is paid on a first priority basis from collections allocable to interest on the Mortgage Loans, prior to distributions to the certificateholders.

(3) The master servicer pays Trustee Fees and ongoing custodial and safekeeping fees out of its compensation.
(4) See “The Securities Administrator, the Master Servicer and the Custodian” herein.
(5) See “The Trustee” herein.

Available Distribution Amount

The Available Distribution Amount (as defined below) for any Distribution Date will be distributed, to the extent of funds available therefor, on each Distribution Date by the securities administrator to the certificateholders, as specified in this prospectus supplement.

The “Available Distribution Amount” for any Distribution Date, as more fully described in the Pooling and Servicing Agreement, will equal the sum of the following amounts:

(1)  the total amount of all cash received by or on behalf of each servicer with respect to the Mortgage Loans by the Determination Date for such Distribution Date and not previously distributed (including liquidation proceeds, condemnation proceeds, insurance proceeds, subsequent recoveries and proceeds received in connection with the repurchase of a Mortgage Loan), except:

•

all scheduled payments of principal and interest collected on the Mortgage Loans but due on a date after the related Due Date;

•

all partial principal prepayments received with respect to the Mortgage Loans after the related Prepayment Period, together with all interest paid by the mortgagors in connection with such partial principal prepayments;

•

all prepayments in full received with respect to the Mortgage Loans after the related Prepayment Period, together with all interest paid by the mortgagors in connection with such prepayments in full;

•

liquidation proceeds, insurance proceeds, condemnation proceeds, subsequent recoveries and proceeds received in connection with the repurchase of a Mortgage Loan received after the related Prepayment Period;

•

all amounts reimbursable to a servicer pursuant to the terms of the related Servicing Agreement or to the master servicer, the securities administrator, the trustee or the custodian pursuant to the terms of the Pooling and Servicing Agreement or the Custodial Agreement;

•

reinvestment income on the balance of funds, if any, in the Custodial Account or the Distribution Account;

•

any fees payable to the servicers, the master servicer and the credit risk manager, and any premiums payable in connection with any lender paid primary mortgage insurance policies; and

•

all Prepayment Charges (other than any Prepayment Charges that any servicer is entitled to retain) received in connection with the Mortgage Loans.

(2)  all Advances made by a servicer and/or the master servicer with respect to Mortgage Loans for that Distribution Date;

(3)  any amounts paid as Compensating Interest on the Mortgage Loans by a servicer and/or the master servicer for that Distribution Date;

(4)  the total amount of any cash deposited in the Distribution Account in connection with the repurchase of any Mortgage Loan by the depositor or the sponsor; and

(5)  the total amount of any cash deposited in the Distribution Account in connection with the optional termination of the trust fund.

Glossary of Definitions Relating to the Priority of Distributions

Certain definitions are necessary to understand the priority of interest and principal distributions to the certificates.  These terms are defined below and highlighted within the various definitions:

“Administration Fee” with respect to each Mortgage Loan and any Distribution Date, will be equal to the product of one-twelfth of (x) the Administration Fee Rate for such Mortgage Loan multiplied by (y) the principal balance of that Mortgage Loan as of the last day of the immediately preceding Due Period (or as of the Cut-Off Date with respect to the first Distribution Date), after giving effect to principal prepayments received during the related Prepayment Period.

“Administration Fee Rate” with respect to each Mortgage Loan will be equal to the sum of (i) the servicing fee rate, (ii) the rate at which the fee payable to the credit risk manager is calculated and (iii) the rate at which the premium payable in connection with any lender paid primary mortgage insurance policy is calculated, if applicable.

“Allocated Realized Loss Amount” with respect to any class of Senior Certificates or Mezzanine Certificates and any Distribution Date is an amount equal to the sum of any Realized Losses allocated to that class of Senior Certificates or Mezzanine Certificates on all prior Distribution Dates minus the sum of all payments in respect of Realized Loss amounts distributed to that class of Senior Certificates or Mezzanine Certificates on all previous Distribution Dates, as described below under “–Excess Spread and Overcollateralization Provisions”, “–The Interest Rate Swap Agreement and the Swap Account” and “–The Interest Rate Cap Agreement, the Cap Provider and the Cap Account.”

“Bankruptcy Loss” will be any reduction of the amount of the monthly payment on the related Mortgage Loan made by a bankruptcy court in connection with a personal bankruptcy of a mortgagor or the positive difference, if any, resulting from the outstanding principal balance on a Mortgage Loan being less than a bankruptcy court’s valuation of the related Mortgaged Property with respect to a Mortgage Loan in connection with a personal bankruptcy of a mortgagor.

“Certificate Principal Balance” with respect to a Senior Certificate or Mezzanine Certificate outstanding at any time represents the then maximum amount that the holder of such certificate is entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the trust fund. The Certificate Principal Balance of a Senior Certificate or any class of Mezzanine Certificates as of any date of determination is equal to the initial Certificate Principal Balance of such certificate (a) reduced by the aggregate of (i) all amounts allocable to principal previously distributed with respect to that certificate and (ii) any reductions in the Certificate Principal Balance of such certificate deemed to have occurred in connection with allocations of Realized Losses in the manner described in this prospectus supplement and (b) increased by the amount of Net Deferred Interest allocated to such class of certificates; provided that the Certificate Principal Balance of each class of Senior Certificates and Mezzanine Certificates to which Realized Losses have been allocated will be increased by the amount of any Subsequent Recoveries on the Mortgage Loans received by the related servicer or the master servicer as set forth in this prospectus supplement, but not by more than the amount of Realized Losses previously allocated to reduce the Certificate Principal Balances of such certificates and not previously reimbursed to such certificates as an Allocated Realized Loss Amount. The Certificate Principal Balance of the Class CE Certificates as of any date of determination is equal to the excess, if any, of (i) the then aggregate principal balance of the Mortgage Loans over (ii) the then aggregate Certificate Principal Balance of the Senior Certificates, the Mezzanine Certificates and the Class P Certificates. The initial aggregate Certificate Principal Balance of the Class P Certificates is equal to $100.

“Class M-1 Principal Distribution Amount” The Class M-1 Principal Distribution Amount for any Distribution Date is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Senior Certificates after taking into account the payment of the Senior Principal Distribution Amount on such Distribution Date and (ii) the Certificate Principal Balance of the Class M-1 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 83.750%, with respect to any Distribution Date prior to the Distribution Date in March 2013, and approximately 87.000% with respect to any Distribution Date on or after the Distribution Date in March 2013 and (ii) the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) over the product of (i) 0.50% and (ii) the aggregate principal balance of the Mortgage Loans as of the Cut-Off Date.

“Class M-2 Principal Distribution Amount” The Class M-2 Principal Distribution Amount for any Distribution Date is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Senior Certificates after taking into account the payment of the Senior Principal Distribution Amount on such Distribution Date, (ii) the Certificate Principal Balance of the Class M-1 Certificates after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date and (iii) the Certificate Principal Balance of the Class M-2 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 87.750%, with respect to any Distribution Date prior to the Distribution Date in March 2013, and approximately 90.200% with respect to any Distribution Date on or after the Distribution Date in March 2013 and (ii) the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) over the product of (i) 0.50% and (ii) the aggregate principal balance of the Mortgage Loans as of the Cut-Off Date.

“Class M-3 Principal Distribution Amount” The Class M-3 Principal Distribution Amount for any Distribution Date is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Senior Certificates after taking into account the payment of the Senior Principal Distribution Amount on such Distribution Date, (ii) the Certificate Principal Balance of the Class M-1 Certificates after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date, (iii) the Certificate Principal Balance of the Class M-2 Certificates after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date and (iv) the Certificate Principal Balance of the Class M-3 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 89.125%, with respect to any Distribution Date prior to the Distribution Date in March 2013, and approximately 91.300% with respect to any Distribution Date on or after the Distribution Date in March 2013 and (ii) the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) over the product of (i) 0.50% and (ii) the aggregate principal balance of the Mortgage Loans as of the Cut-Off Date.

“Class M-4 Principal Distribution Amount” The Class M-4 Principal Distribution Amount for any Distribution Date is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Senior Certificates after taking into account the payment of the Senior Principal Distribution Amount on such Distribution Date, (ii) the Certificate Principal Balance of the Class M-1 Certificates after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date, (iii) the Certificate Principal Balance of the Class M-2 Certificates after taking into account the payment of the Class M-2 Principal Distribution Amount on the Distribution Date, (iv) the Certificate Principal Balance of the Class M-3 Certificates after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date and (v) the Certificate Principal Balance of the Class M-4 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 90.500%, with respect to any Distribution Date prior to the Distribution Date in March 2013, and approximately 92.400% with respect to any Distribution Date on or after the Distribution Date in March 2013 and (ii) the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) over the product of (i) 0.50% and (ii) the aggregate principal balance of the Mortgage Loans as of the Cut-Off Date.

“Class M-5 Principal Distribution Amount” The Class M-5 Principal Distribution Amount for any Distribution Date is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Senior Certificates after taking into account the payment of the Senior Principal Distribution Amount on such Distribution Date, (ii) the Certificate Principal Balance of the Class M-1 Certificates after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date, (iii) the Certificate Principal Balance of the Class M-2 Certificates after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date, (iv) the Certificate Principal Balance of the Class M-3 Certificates after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date, (v) the Certificate Principal Balance of the Class M-4 Certificates after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date and (vi) the Certificate Principal Balance of the Class M-5 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 91.750%, with respect to any Distribution Date prior to the Distribution Date in March 2013, and approximately 93.400% with respect to any Distribution Date on or after the Distribution Date in March 2013 and (ii) the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the excess, if any, of, the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) over the product of (i) 0.50% and (ii) the aggregate principal balance of the Mortgage Loans as of the Cut-Off Date.

“Class M-6 Principal Distribution Amount” The Class M-6 Principal Distribution Amount for any Distribution Date is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Senior Certificates after taking into account the payment of the Senior Principal Distribution Amount on such Distribution Date, (ii) the Certificate Principal Balance of the Class M-1 Certificates after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date, (iii) the Certificate Principal Balance of the Class M-2 Certificates after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date, (iv) the Certificate Principal Balance of the Class M-3 Certificates after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date, (v) the Certificate Principal Balance of the Class M-4 Certificates after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date, (vi) the Certificate Principal Balance of the Class M-5 Certificates after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution Date and (vii) the Certificate Principal Balance of the Class M-6 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 93.000%, with respect to any Distribution Date prior to the Distribution Date in March 2013, and approximately 94.400% with respect to any Distribution Date on or after the Distribution Date in March 2013 and (ii) the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the excess, if any, of, the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) over the product of (i) 0.50% and (ii) the aggregate principal balance of the Mortgage Loans as of the Cut-Off Date.

“Class M-7 Principal Distribution Amount” The Class M-7 Principal Distribution Amount for any Distribution Date is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Senior Certificates after taking into account the payment of the Senior Principal Distribution Amount on such Distribution Date, (ii) the Certificate Principal Balance of the Class M-1 Certificates after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date, (iii) the Certificate Principal Balance of the Class M-2 Certificates after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date, (iv) the Certificate Principal Balance of the Class M-3 Certificates after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date, (v) the Certificate Principal Balance of the Class M-4 Certificates after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date, (vi) the Certificate Principal Balance of the Class M-5 Certificates after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution Date, (vii) the Certificate Principal Balance of the Class M-6 Certificates after taking into account the payment of the Class M-6 Principal Distribution Amount on such Distribution Date and (viii) the Certificate Principal Balance of the Class M-7 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 94.500%, with respect to any Distribution Date prior to the Distribution Date in March 2013, and approximately 95.600% with respect to any Distribution Date on or after the Distribution Date in March 2013 and (ii) the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the excess, if any, of, the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) over the product of (i) 0.50% and (ii) the aggregate principal balance of the Mortgage Loans as of the Cut-Off Date.

“Class M-8 Principal Distribution Amount” The Class M-8 Principal Distribution Amount for any Distribution Date is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Senior Certificates after taking into account the payment of the Senior Principal Distribution Amount on such Distribution Date, (ii) the Certificate Principal Balance of the Class M-1 Certificates after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date, (iii) the Certificate Principal Balance of the Class M-2 Certificates after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date, (iv) the Certificate Principal Balance of the Class M-3 Certificates after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date, (v) the Certificate Principal Balance of the Class M-4 Certificates after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date, (vi) the Certificate Principal Balance of the Class M-5 Certificates after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution Date, (vii) the Certificate Principal Balance of the Class M-6 Certificates after taking into account the payment of the Class M-6 Principal Distribution Amount on such Distribution Date, (viii) the Certificate Principal Balance of the Class M-7 Certificates after taking into account the payment of the Class M-7 Principal Distribution Amount on such Distribution Date, and (ix) the Certificate Principal Balance of the Class M-8 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 96.000%, with respect to any Distribution Date prior to the Distribution Date in March 2013, and approximately 96.800% with respect to any Distribution Date on or after the Distribution Date in March 2013 and (ii) the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the excess, if any, of, the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) over the product of (i) 0.50% and (ii) the aggregate principal balance of the Mortgage Loans as of the Cut-Off Date.

“Class M-9 Principal Distribution Amount” The Class M-9 Principal Distribution Amount for any Distribution Date is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Senior Certificates after taking into account the payment of the Senior Principal Distribution Amount on such Distribution Date, (ii) the Certificate Principal Balance of the Class M-1 Certificates after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date, (iii) the Certificate Principal Balance of the Class M-2 Certificates after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date, (iv) the Certificate Principal Balance of the Class M-3 Certificates after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date, (v) the Certificate Principal Balance of the Class M-4 Certificates after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date, (vi) the Certificate Principal Balance of the Class M-5 Certificates after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution Date, (vii) the Certificate Principal Balance of the Class M-6 Certificates after taking into account the payment of the Class M-6 Principal Distribution Amount on such Distribution Date, (viii) the Certificate Principal Balance of the Class M-7 Certificates after taking into account the payment of the Class M-7 Principal Distribution Amount on such Distribution Date, (ix) the Certificate Principal Balance of the Class M-8 Certificates after taking into account the payment of the Class M-8 Principal Distribution Amount on such Distribution Date and (x) the Certificate Principal Balance of the Class M-9 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 97.250%, with respect to any Distribution Date prior to the Distribution Date in March 2013, and approximately 97.800% with respect to any Distribution Date on or after the Distribution Date in March 2013 and (ii) the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the excess, if any, of, the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) over the product of (i) 0.50% and (ii) the aggregate principal balance of the Mortgage Loans as of the Cut-Off Date.

“Class M-10 Principal Distribution Amount” The Class M-10 Principal Distribution Amount for any Distribution Date is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Senior Certificates after taking into account the payment of the Senior Principal Distribution Amount on such Distribution Date, (ii) the Certificate Principal Balance of the Class M-1 Certificates after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date, (iii) the Certificate Principal Balance of the Class M-2 Certificates after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date, (iv) the Certificate Principal Balance of the Class M-3 Certificates after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date, (v) the Certificate Principal Balance of the Class M-4 Certificates after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date, (vi) the Certificate Principal Balance of the Class M-5 Certificates after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution Date, (vii) the Certificate Principal Balance of the Class M-6 Certificates after taking into account the payment of the Class M-6 Principal Distribution Amount on such Distribution Date, (viii) the Certificate Principal Balance of the Class M-7 Certificates after taking into account the payment of the Class M-7 Principal Distribution Amount on such Distribution Date, (ix) the Certificate Principal Balance of the Class M-8 Certificates after taking into account the payment of the Class M-8 Principal Distribution Amount on such Distribution Date, (x) the Certificate Principal Balance of the Class M-9 Certificates after taking into account the payment of the Class M-9 Principal Distribution Amount on such Distribution Date, and (xi) the Certificate Principal Balance of the Class M-10 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 98.375%, with respect to any Distribution Date prior to the Distribution Date in March 2013, and approximately 98.700% with respect to any Distribution Date on or after the Distribution Date in March 2013 and (ii) the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the excess, if any, of, the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) over the product of (i) 0.50% and (ii) the aggregate principal balance of the Mortgage Loans as of the Cut-Off Date.

“Credit Enhancement Percentage” for any Distribution Date is the percentage obtained by dividing (x) the aggregate Certificate Principal Balance of the Subordinate Certificates (which includes the Overcollateralization Amount) by (y) the aggregate principal balance of the Mortgage Loans, calculated after taking into account distributions of principal on the Mortgage Loans and distribution of the Principal Distribution Amount to the holders of the certificates then entitled to distributions of principal on the Distribution Date.

“Interest Accrual Period” for any Distribution Date and any class of Senior Certificates and Mezzanine Certificates will be (i) with respect to the first Distribution Date, the period commencing on the Closing Date and ending on the day preceding that Distribution Date and (ii) with respect to any Distribution Date thereafter, the period commencing on the Distribution Date in the month immediately preceding the month in which that Distribution Date occurs and ending on the day preceding that Distribution Date.

“Interest Carry Forward Amount” with respect to any class of Senior Certificates and Mezzanine Certificates and any Distribution Date will be equal to the amount, if any, by which the Interest Distribution Amount for that class of certificates for the immediately preceding Distribution Date exceeded the actual amount distributed to such class in respect of interest on the immediately preceding Distribution Date, together with any Interest Carry Forward Amount with respect to such class remaining unpaid from previous Distribution Dates, plus interest accrued thereon at the related Pass-Through Rate for the most recently ended Interest Accrual Period.

“Interest Distribution Amount” will be, with respect to any class of Senior Certificates and Mezzanine Certificates on any Distribution Date, interest accrued during the related Interest Accrual Period on the related Certificate Principal Balance of that class immediately prior to the Distribution Date at the Pass-Through Rate for that class reduced (to an amount not less than zero), by such class’ allocable share, if any, of (i) Net Deferred Interest on the Mortgage Loans for that Distribution Date, (ii) Prepayment Interest Shortfalls to the extent not covered by Compensating Interest paid by the master servicer or the servicers, (iii) Relief Act Interest Shortfalls and (iv) the interest portion of Realized Losses incurred on the Mortgage Loans.

“Interest Funds” for any Distribution Date is equal to the sum of (i) the Interest Remittance Amount for such Distribution Date and (ii) the aggregate Deferred Interest for the Mortgage Loans for the related Due Date up to the Principal Remittance Amount for that Distribution Date.

“Interest Remittance Amount” for any Distribution Date, as more fully described in the Pooling and Servicing Agreement, will equal the sum of the following amounts:

(1)

all interest received by or on behalf of each servicer with respect to the Mortgage Loans by the Determination Date for such Distribution Date and not previously distributed;

(2)

all Advances in respect of interest made by a servicer and/or the master servicer with respect to Mortgage Loans for that Distribution Date;

(3)

any amounts paid as Compensating Interest on the Mortgage Loans by a servicer and/or the master servicer for that Distribution Date;

(4)

the interest portions of the total amount deposited in the Distribution Account in connection with the repurchase of any Mortgage Loan by the depositor or the sponsor; and

(5)

the interest portions of the total amount deposited in the Distribution Account in connection with the optional termination of the trust fund;

minus the sum of the following amounts:

(1)

all scheduled payments of interest collected on the Mortgage Loans but due on a date after the related Due Date;

(2)

all interest paid by the mortgagors in connection with partial principal prepayments received with respect to the Mortgage Loans after the related Prepayment Period;

(3)

all interest paid by the mortgagors in connection with prepayments in full received with respect to the Mortgage Loans after the related Prepayment Period;

(4)

all amounts (other than Advances in respect of principal) reimbursable to a servicer pursuant to the terms of the related Servicing Agreement or to the master servicer, the securities administrator, the trustee or the custodian pursuant to the terms of the Pooling and Servicing Agreement or the Custodial Agreements; and

(5)

any fees payable to the servicers, the master servicer, the credit risk manager and any premiums payable in connection with any lender paid primary mortgage insurance policies for the related Due Period.

“Liquidated Loan” will be a Mortgage Loan as to which the related servicer has determined that all amounts which it expects to recover from or on account of such Mortgage Loan, whether from insurance proceeds, Liquidation Proceeds or otherwise, have been recovered.

“Liquidation Proceeds” will be amounts received by the related servicer in connection with the liquidation of a defaulted Mortgage Loan whether through foreclosure or otherwise, other than insurance proceeds.

“Net Monthly Excess Cashflow” for any Distribution Date will be equal to the sum of (i) any Overcollateralization Reduction Amount and (ii) the excess of (x) the Available Distribution Amount for the Distribution Date over (y) the sum for that Distribution Date of the aggregate of the Senior Interest Distribution Amounts payable to the holders of the Senior Certificates, the aggregate of the Interest Distribution Amounts payable to the holders of the Mezzanine Certificates, the Principal Funds, the Prepayment Charges and any Adjusted Net Securities Administrator Swap Payment or Swap Termination Payment owed to the Swap Provider.

“Net Mortgage Rate” for each Mortgage Loan will be equal to the mortgage interest rate thereon less the Administration Fee Rate.

“Net WAC Pass-Through Rate” for any Distribution Date and (a) the Senior Certificates and Mezzanine Certificates is a rate per annum equal to a fraction, expressed as a percentage, (x) the numerator of which is the product of (A) 12 and (B) the amount of interest that accrued on the Mortgage Loans in the prior calendar month minus (i) the aggregate Administration Fee for each Mortgage Loan and (ii) the sum of any Adjusted Net Securities Administrator Swap Payment and Swap Termination Payment owed to the Swap Provider, in each case for such Distribution Date and (y) the denominator of which is the aggregate principal balance of the Mortgage Loans as of the last day of the immediately preceding Due Period (or as of the Cut-Off Date with respect to the first Distribution Date), after giving effect to principal prepayments received during the related Prepayment Period, subject to adjustment based on the actual number of days elapsed.

“Net WAC Rate Carryover Amount” with respect to any class of Senior Certificates or any class of Mezzanine Certificates and any Distribution Date on which the related Pass-Through Rate is limited to the Net WAC Pass-Through Rate, an amount equal to the sum of (i) the excess of (x) the amount of interest such Senior Certificates or Mezzanine Certificates would have been entitled to receive on such Distribution Date if the Net WAC Pass-Through Rate had not been applicable to such certificates on such Distribution Date over (y) the amount of interest accrued on such Distribution Date at the Net WAC Pass-Through Rate plus (ii) the related Net WAC Rate Carryover Amount for previous Distribution Dates not previously distributed, together with interest thereon at a rate equal to the related Pass-Through Rate for such class of certificates for the most recently ended Interest Accrual Period determined without taking into account the Net WAC Pass-Through Rate.

“Overcollateralization Amount” with respect to any Distribution Date following the Closing Date will be an amount by which the aggregate outstanding principal balance of the Mortgage Loans exceeds the sum of the Certificate Principal Balances of the Senior Certificates, the Mezzanine Certificates and the Class P Certificates after taking into account all payments of principal on such Distribution Date.

“Overcollateralization Increase Amount” with respect to any Distribution Date will be the lesser of (i) the Net Monthly Excess Cashflow for such Distribution Date and (ii) the amount, if any, by which the Required Overcollateralization Amount for such Distribution Date exceeds the Overcollateralization Amount for such Distribution Date (assuming that 100% of the Principal Remittance Amount is applied as a principal payment on such Distribution Date and without giving effect to any other distributions on the Certificates in reduction of their respective Certificate Principal Balances on such Distribution Date).

“Overcollateralization Reduction Amount” for any Distribution Date will be the lesser of (a) the Principal Funds on such Distribution Date and (b) the excess, if any, of

•

the Overcollateralization Amount for such Distribution Date (assuming that 100% of the Principal Remittance Amount is applied as a principal payment on such Distribution Date and without giving effect to any other distributions on the Certificates in reduction of their respective Certificate Principal Balances on such Distribution Date) over

•

the Required Overcollateralization Amount for such Distribution Date.

“Pass-Through Rate” with respect to each class of Senior Certificates and Mezzanine Certificates and any Distribution Date will be the lesser of (i) One-Month LIBOR plus the applicable margin set forth on page S-5 of this prospectus supplement and (ii) the related Net WAC Pass-Through Rate; provided, however, that the margins applicable to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates will increase by 50% on the Distribution Date following the first possible optional termination date with respect to the Mortgage Loans.

“Prepayment Interest Shortfall” for any Distribution Date will be the sum of all interest shortfalls resulting from prepayments in full or in part of the Mortgage Loans during the related Prepayment Period.

“Principal Distribution Amount” for any Distribution Date will equal (i) the Principal Funds for such Distribution Date plus (ii) any Overcollateralization Increase Amount minus (iii) the amount of any Overcollateralization Reduction Amount for such Distribution Date and any amounts payable or reimbursable therefrom to the servicers, the trustee, the custodian, the master servicer or the securities administrator prior to distributions being made on the Senior Certificates and Mezzanine Certificates.  In no event will the Principal Distribution Amount with respect to any Distribution Date be less than zero or greater than the then outstanding aggregate Certificate Principal Balance of the Senior Certificates and Mezzanine Certificates.

“Principal Funds”  for any Distribution Date is equal to the excess, if any, of (i) the Principal Remittance Amount for that Distribution Date over (ii) the aggregate Deferred Interest for the Mortgage Loans for the related Due Date.

“Principal Remittance Amount” for any Distribution Date, as more fully described in the Pooling and Servicing Agreement, will equal the sum of the following amounts:

(1)

the total amount of all principal received by or on behalf of each servicer with respect to the Mortgage Loans by the Determination Date for such Distribution Date and not previously distributed (including liquidation proceeds, condemnation proceeds, insurance proceeds and subsequent recoveries);

(2)

all Advances in respect of principal made by a servicer and/or the master servicer with respect to Mortgage Loans for that Distribution Date;

(3)

the principal portions of the total amount deposited in the Distribution Account in connection with the repurchase of any Mortgage Loan by the depositor or the sponsor; and

(4)

the principal portions of the total amount deposited in the Distribution Account in connection with the optional termination of the trust fund;

minus, the sum of the following amounts:

(1)

all scheduled payments of principal collected on the Mortgage Loans but due on a date after the related Due Date;

(2)

all partial principal prepayments received with respect to the Mortgage Loans after the related Prepayment Period, excluding all interest paid by the mortgagors in connection with such partial principal prepayments;

(3)

all prepayments in full received with respect to the Mortgage Loans after the related Prepayment Period, excluding all interest paid by the mortgagors in connection with such prepayments in full;

(4)

liquidation proceeds, insurance proceeds, condemnation proceeds and subsequent recoveries received on the Mortgage Loans after the related Prepayment Period;

(5)

all Advances in respect of principal reimbursable to a servicer pursuant to the terms of the related Servicing Agreement or to the master servicer, the securities administrator or the trustee pursuant to the terms of the Pooling and Servicing Agreement; and

(6)

all other amounts reimbursable to a servicer pursuant to the terms of the related Servicing Agreement or to the master servicer, the securities administrator, the trustee or the custodian pursuant to the terms of the Pooling and Servicing Agreement or the Custodial Agreement for the related Due Period to the extent not reimbursed from the Interest Remittance Amount for the related Due Period.

“Realized Loss” with respect to any Distribution Date and any Mortgage Loan that became a Liquidated Loan during the related Prepayment Period will be the sum of (i) the principal balance of such Mortgage Loan remaining outstanding (after all recoveries of principal have been applied thereto) and the principal portion of Advances made by the related servicer with respect to such Mortgage Loan which have been reimbursed from Liquidation Proceeds, and (ii) the accrued interest on such Mortgage Loan remaining unpaid and the interest portion of Advances made by the related servicer with respect to such Mortgage Loan which have been reimbursed from Liquidation Proceeds.  The amounts set forth in clause (i) are the principal portion of Realized Losses and the amounts set forth in clause (ii) are the interest portion of Realized Losses.  With respect to any Mortgage Loan that is not a Liquidated Loan, the amount of any Bankruptcy Loss incurred with respect to such Mortgage Loan as of the related Due Date will be treated as a Realized Loss.

“Relief Act Interest Shortfall” for any Distribution Date and Mortgage Loan will be the reduction in the amount of interest collectible on such Mortgage Loan for the most recently ended calendar month immediately preceding the related Distribution Date as a result of the application of the Servicemembers Civil Relief Act or similar state or local laws.

“Required Overcollateralization Amount” with respect to any Distribution Date, (a) if such Distribution Date is prior to the Stepdown Date, 0.65% of the aggregate outstanding principal balance of the Mortgage Loans as of the Cut-Off Date, or (b) if such Distribution Date is on or after the Stepdown Date, the greater of (i) 1.625% (for any Distribution Date on or after the Stepdown Date but prior to the Distribution Date in March 2013) or 1.300% (for any Distribution Date on or after the Stepdown Date and on or after the Distribution Date in March 2013), in each case, of the aggregate outstanding principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses on the Mortgage Loans incurred during the related Prepayment Period) and (ii) 0.50% of the aggregate outstanding principal balance of the Mortgage Loans as of the Cut-Off Date.  If a Trigger Event is in effect on any Distribution Date, the Required Overcollateralization Amount will be the same as the Required Overcollateralization Amount for the previous Distribution Date.

“Senior Interest Distribution Amount” for any Distribution Date will be equal to the Interest Distribution Amount for such Distribution Date for the Senior Certificates and the Interest Carry Forward Amount, if any, for such Distribution Date for the Senior Certificates.

“Senior Principal Distribution Amount” for any Distribution Date will be an amount equal to the excess of (x) the aggregate Certificate Principal Balance of the Senior Certificates immediately prior to the Distribution Date over (y) the lesser of (A) the product of (i) approximately 79.500% (for any Distribution Date on or after the Stepdown Date but prior to the Distribution Date in March 2013) or approximately 83.600% (for any Distribution Date on or after the Stepdown Date and on or after the Distribution Date in March 2013) and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the excess, if any of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the product of (i) 0.50% and (ii) the aggregate principal balance of the Mortgage Loans as of the Cut-Off Date.

“Stated Principal Balance” means for any Mortgage Loan and Due Date, the unpaid principal balance of the Mortgage Loan as of that Due Date, as specified in its amortization schedule at that time (before any adjustment to the amortization schedule for any moratorium or similar waiver or grace period), after giving effect to (i) the payment of principal due on that Due Date, irrespective of any delinquency in payment by the related mortgagor, (ii) prepayments of principal and the principal portion of liquidation proceeds received with respect to that Mortgage Loan through the last day of the related Prepayment Period and (iii) any Deferred Interest added to the principal balance of that Mortgage Loan pursuant to the terms of the related mortgage note on or prior to that Due Date.  The Stated Principal Balance of a Liquidated Loan is zero.

“Stepdown Date” will be the earlier to occur of (1) the Distribution Date following the Distribution Date on which the aggregate Certificate Principal Balance of the Senior Certificates has been reduced to zero and (2) the later to occur of (x) the Distribution Date in March 2010 and (y) the first Distribution Date on which the Credit Enhancement Percentage of the Senior Certificates (calculated for this purpose only after taking into account distributions of principal on the Mortgage Loans, but prior to any distribution of the Principal Distribution Amount to the holders of the certificates then entitled to distributions of principal on such Distribution Date) is greater than or equal to (a) approximately 20.500% on any Distribution Date prior to the Distribution Date in March 2013 and (b) approximately 16.400% on any Distribution Date on or after the Distribution Date in March 2013.

“Subsequent Recoveries” with respect to any Distribution Date will be amounts received during the related Prepayment Period by a servicer specifically related to a defaulted Mortgage Loan or the disposition of an REO Property prior to the related Prepayment Period that resulted in a Realized Loss, after the liquidation or disposition of such defaulted Mortgage Loan.

“Trigger Event” With respect to any Distribution Date, a Trigger Event is in effect if (x) the percentage obtained by dividing (i) the principal amount of Mortgage Loans delinquent 60 days or more (including Mortgage Loans in foreclosure, bankruptcy and REO) by (ii) the aggregate principal balance of the Mortgage Loans, in each case as of the last day of the previous calendar month exceeds 34.10% (with respect to any Distribution Date prior to the Distribution Date in March 2013) or 40.00% (with respect to any Distribution Date on or after the Distribution Date in March 2013) of the Credit Enhancement Percentage with respect to the prior Distribution Date or (y) the aggregate amount of Realized Losses incurred since the applicable cut-off dates through the last day of the related Due Period divided by the amount by which the aggregate principal balance of the Mortgage Loans as of the Cut-Off exceeds the applicable percentages set forth below with respect to such Distribution Date:

Distribution Date	Percentage
March 2009 to February 2010	0.20%, plus 1/12th of 0.20% for each month thereafter
March 2010 to February 2011	0.40%, plus 1/12th of 0.30% for each month thereafter
March 2011 to February 2012	0.70%, plus 1/12th of 0.35% for each month thereafter
March 2012 to February 2013	1.05%, plus 1/12th of 0.35% for each month thereafter
March 2013 to February 2014	1.40%, plus 1/12th of 0.15% for each month thereafter
March 2014 and thereafter	1.55%

Allocation of Net Deferred Interest

With respect to each Mortgage Loan and each related Due Date, “Deferred Interest” will be the excess, if any, of the amount of interest accrued on such Mortgage Loan from the preceding Due Date to such Due Date over the interest portion of the monthly payment due for such Due Date.  Such excess may occur because the mortgage rates of the Mortgage Loans adjust monthly, while the monthly payment generally adjusts annually, or as a result of the application of the Payment Caps, in either case, resulting in negative amortization.

With respect to any Distribution Date, the “Net Deferred Interest” is equal to the excess, if any, of the Deferred Interest for each Mortgage Loan for the related Due Date, over the aggregate Principal Remittance Amount for such Distribution Date.

To the extent that there is Net Deferred Interest on a Distribution Date, the Net Deferred Interest on the Mortgage Loans will be allocated among the Senior Certificates and Mezzanine Certificates in an amount equal to the excess, if any, for each such class of (i) the interest accrued at the applicable Pass-Through Rate for the applicable Accrual Period on the Certificate Principal Balance of such class immediately prior to such Distribution Date, over (ii) the amount that would have been calculated in clause (i) had the Pass-Through Rate for such class equaled the Adjusted Cap Rate for such class and such Distribution Date.

Any Net Deferred Interest allocated to a class of certificates will be added to the Certificate Principal Balance of the applicable class of certificates.

The “Adjusted Cap Rate” for any Distribution Date and any class of Senior and Mezzanine Certificates will equal the excess of (A) the Net WAC Pass-Through Rate for the Mortgage Loans for that distribution date over (B) a fraction (expressed as a percentage) the numerator of which is the product of (i) the Net Deferred Interest, if any, on the Mortgage Loans for that Distribution Date and (ii) 12, and the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans as of the Due Date occurring in the month of that Distribution Date.  With respect to the Senior Certificates and Mezzanine Certificates, the Adjusted Cap Rate will be multiplied by a fraction, the numerator of which is 30, and the denominator of which is the actual number of days that elapsed in the Interest Accrual Period.

The Interest Rate Cap Agreement, the Cap Provider and the Cap Account

The Senior Certificates, the Mezzanine Certificates and the Class CE Certificates will have the benefit of an interest rate cap agreement. On or before the Closing Date, the Trustee will enter into an interest rate cap agreement (the “Interest Rate Cap Agreement”) with Swiss Re Financial Products Corporation (the “Cap Provider”). A separate trust created under the pooling and servicing agreement (the “Supplemental Interest Trust”) will hold the Interest Rate Cap Agreement documented by a Confirmation between the Trustee, on behalf of the Supplemental Interest Trust, and the Cap Provider. The Interest Rate Cap Agreement and any payments made by the Cap Provider thereunder will be assets of the Supplemental Interest Trust but will not be assets of any REMIC.

The significance percentage, as calculated in accordance with Item 1115 of Regulation AB, is less than 10%.  If the Cap Provider is requested to provide financial information (“Required Cap Information”) pursuant to Item 1115 of Regulation AB (a “Cap Disclosure Event”), the Cap Provider will be required to (1) provide the Required Cap Information within the time period required by the Interest Rate Cap Agreement, (2) obtain a substitute Cap Provider acceptable to the rating agencies that will assume the obligations of the Cap Provider under the Interest Rate Cap Agreement, and which entity is able to comply with the requirements of Item 1115 of Regulation AB within the time period required by the Interest Rate Cap Agreement or (3) obtain a guaranty of the Cap Provider’s obligations under the Interest Rate Cap Agreement from an affiliate of the Cap Provider that is able to comply with the financial information disclosure requirements of Item 1115 of Regulation AB, all as provided in the Interest Rate Cap Agreement.

Pursuant to the Interest Rate Cap Agreement, on the second business day prior to each Distribution Date, the Cap Provider will be obligated to pay to the Supplemental Interest Trust for the benefit of the holders of the Senior Certificates, the Mezzanine Certificates and the Class CE Certificates, a floating amount (the “Cap Payment”) equal to the product of (i) the excess, if any, of (x) the lesser of (a) one-month LIBOR (as determined pursuant to the Interest Rate Cap Agreement) and (b) the Cap Ceiling (as set forth on Annex II to this prospectus supplement), over (y) the Cap Strike Rate (as set forth on Annex II to this prospectus supplement), (ii) the Cap Notional Balance (as set forth on Annex II to this prospectus supplement) and (iii) a fraction, the numerator of which is the actual number of days elapsed from the previous Distribution Date to but excluding the current Distribution Date, and the denominator of which is 360.  Payments received by the Supplemental Interest Trust pursuant to the Interest Rate Cap Agreement will be deposited by the Securities Administrator in a reserve fund (the “Cap Account”) and will be available for distributions to the Senior Certificates, the Mezzanine Certificates and the Class CE Certificates for payment of Interest Carry Forward Amounts, amounts necessary to maintain or restore the Required Overcollateralization Amount, Allocated Realized Loss Amounts and Net WAC Rate Carryforward Amounts.

The Interest Rate Cap Agreement will terminate immediately following the Distribution Date in February 2013.

If (a) the Cap Provider’s short-term credit rating falls to “A-2” or below from Standard & Poor’s, or (b) the Cap Provider has both a long-term credit rating and a short-term credit rating from Moody’s, and either the long-term credit rating is withdrawn or falls to “A3” or below by Moody’s or its short-term rating is withdrawn or falls to “P-2” or below by Moody’s as specified in the Interest Rate Cap Agreement, or (c) the Cap Provider has only a long-term credit rating from Moody’s, and the long-term credit rating is withdrawn or falls to “A2” or below by Moody’s as specified in the Interest Rate Cap Agreement, the Cap Provider will be required, subject to the Rating Agency Condition (as defined in the Interest Rate Cap Agreement) to (1) post collateral securing its obligations under the Interest Rate Cap Agreement, (2) obtain a substitute Cap Provider acceptable to the Rating Agencies that will assume the obligations of the Cap Provider under the Interest Rate Cap Agreement, (3) obtain a guaranty or contingent agreement of the Cap Provider’s obligations under the Interest Rate Cap Agreement from another person acceptable to the Rating Agencies or (4) establish any other arrangement sufficient to restore the credit rating of the Offered Certificates, all as provided in the Interest Rate Cap Agreement (such provisions, the “Downgrade Provisions”).

If (a) the Cap Provider’s long-term credit ratings are withdrawn or fall to “BB+” or below from Standard & Poor’s or its long-term unsecured and unsubordinated debt rating is withdrawn, or (b) the Cap Provider has both a long-term credit rating and a short-term credit rating from Moody’s, and either the long-term credit rating is withdrawn or falls to “Baa1” or below by Moody’s or its short-term rating is withdrawn or falls to “P-3” or below by Moody’s as specified in the Interest Rate Cap Agreement, or (c) the Cap Provider has only a long-term credit rating from Moody’s, and the long-term credit rating is withdrawn or falls to “Baa1” or below by Moody’s as specified in the Interest Rate Cap Agreement, the Cap Provider will be required, subject to the Rating Agency Condition (as defined in the Interest Rate Cap Agreement) to (1) obtain a substitute Cap Provider acceptable to the Rating Agencies that will assume the obligations of the Cap Provider under the Interest Rate Cap Agreement, (2) obtain a guaranty or contingent agreement of the Cap Provider’s obligations under the Interest Rate Cap Agreement from another person acceptable to the Rating Agencies or (3)  establish any other arrangement sufficient to restore the credit rating of the Offered Certificates, all as provided in the Interest Rate Cap Agreement, all as provided in the Downgrade Provisions.  In either case, the Cap Provider shall deliver collateral acceptable to Moody’s and Standard and Poor’s until the Cap Provider has made such transfer or obtained a guaranty as set forth in (i) and (ii) above.

On each Distribution Date, to the extent required, following the distribution of the Net Monthly Excess Cashflow and withdrawals from the Reserve Fund, as described below in “—Distributions of Net Monthly Excess Cashflow” in this prospectus supplement, the Securities Administrator will withdraw any amounts in the Cap Account and distribute such amounts in the following order of priority:

first, concurrently, to each class of Senior Certificates, the related Senior Interest Distribution Amount remaining undistributed after the distributions of the Interest Funds and Net Monthly Excess Cashflow, on a pro rata basis based on such respective remaining Senior Interest Distribution Amounts;

second, sequentially, to the Mezzanine Certificates, in the order of their numerical class designations, the related Interest Distribution Amount and Interest Carry Forward Amount, to the extent remaining undistributed after the distributions of the Interest Funds and the Net Monthly Excess Cashflow;

third, to the Class A-2 and Class A-3 Certificates, sequentially, in that order, in each case up to the Allocated Realized Loss Amount related to each such class of certificates for such Distribution Date remaining undistributed after distribution of the Net Monthly Excess Cashflow;

fourth, to the Mezzanine Certificates sequentially, in the order of their numerical class designations, in each case up to the Allocated Realized Loss Amount related to such certificates for such Distribution Date remaining undistributed after distribution of the Net Monthly Excess Cashflow;

fifth, to the holders of the class or classes of Certificates then entitled to receive distributions in respect of principal, in an amount necessary to restore or maintain the Required Overcollateralization Amount after taking into account distributions made pursuant to clause first under “—Excess Spread and Overcollateralization Provisions”;

sixth, concurrently, to each class of Senior Certificates, the related Net WAC Rate Carryover Amount, to the extent remaining undistributed after distributions of Net Monthly Excess Cashflow on deposit in the Reserve Fund, on a pro rata basis based on such respective Net WAC Rate Carryover Amounts remaining;

seventh, to the Mezzanine Certificates sequentially, in the order of their numerical class designations, the related Net WAC Rate Carryover Amount, to the extent remaining undistributed after distributions of Net Monthly Excess Cashflow on deposit in the Reserve Fund; and

eighth, to the Class CE Certificates, any remaining amounts.

Cap Provider

Swiss Re Financial Products Corporation (“SRFP”) is a Delaware corporation incorporated on May 23, 1995.  In the course of conducting its business, SRFP trades in over-the-counter derivative products and structures and advises on a variety of financial transactions that transfer insurance, market or credit risk to or from capital markets. SRFP’s headquarters are located at 55 East 52nd Street, New York, New York 10055.  SRFP currently has a long-term counterparty credit rating of “AA-” and a short-term debt rating of “A-1+” from Standard & Poor’s.

SRFP is an indirect, wholly owned subsidiary of Swiss Reinsurance Company (“Swiss Re”), a Swiss corporation.  The obligations of SRFP under the Interest Rate Floor Agreement are fully and unconditionally guaranteed under a guaranty by Swiss Re.  Swiss Re was founded in Zurich, Switzerland, in 1863 and since then has become one of the world’s leading reinsurers.  Swiss Re and its reinsurance subsidiaries have over 70 offices in more than 30 countries.   Swiss Re’s headquarters are located at Mythenquai 50/60, CH-8022, Zurich, Switzerland.  On June 12, 2006, Swiss Re announced that it completed its acquisition of GE Insurance Solutions (excluding its US life and health business) from General Electric.

Swiss Re currently has (i) from S&P: long-term counterparty credit, financial strength and senior unsecured debt ratings of  “AA-” and a short-term counterparty credit rating of “A-1+,”  (ii) from Moody’s: insurance financial strength and senior debt ratings of “Aa2” (negative outlook), and a short-term rating of “P-1” and (iii) from Fitch:  insurer financial strength rating (Fitch initiated) and long-term issuer rating (Fitch initiated) of “AA-”.

Various regulatory authorities, including the U.S. Securities and Exchange Commission and State Attorneys General in the United States, including the New York State Attorney General’s office, State Insurance Departments in the United States and the U.K. Financial Services Authority, as well as law enforcement agencies, are conducting investigations on various aspects of the insurance industry, including the use of non-traditional, or loss mitigation insurance, products.  Swiss Re is among the companies that have received subpoenas to produce documents relating to "non-traditional" products as part of these investigations. Swiss Re has announced that it is cooperating fully with all requests for documents addressed to Swiss Re.   It is unclear at this point what the ultimate scope of the investigations will be, in terms of the products, parties or practices under review, particularly given the potentially broad range of products that could be characterized as "non-traditional."  It is therefore also unclear what the direct or indirect consequences of such investigations will be, and Swiss Re is not currently in a position to give any assurances as to the consequences for it or the insurance and reinsurance industries of the foregoing investigations or related developments.  Any of the foregoing could adversely affect its business, results of operations and financial condition.

The information contained in the preceding four paragraphs has been provided by SRFP and Swiss Re for use in this prospectus supplement.  Neither SRFP nor Swiss Re undertakes any obligation to update such information.  SRFP and Swiss Re have not been involved in the preparation of, and do not accept responsibility for, this prospectus supplement as a whole or the accompanying prospectus.

The Interest Rate Swap Agreement and the Swap Account

The Offered Certificates will have the benefit of an interest rate swap agreement (an “Interest Rate Swap Agreement”).  On or prior to the Closing Date, the trustee will enter into the Interest Rate Swap Agreement with Deutsche Bank AG New York Branch (the “Swap Provider”).  The Supplemental Interest Trust will hold the Interest Rate Swap Agreement, between the trustee, on behalf of the Supplemental Interest Trust, and the Swap Provider.  The Interest Rate Swap Agreement and any payments made by the Swap Provider thereunder will be assets of the Supplemental Interest Trust and will not be assets of any REMIC.

The significance percentage in respect to the Interest Rate Swap Agreement, as calculated in accordance with Item 1115 of Regulation AB, is less than 10%.  If the Swap Provider is requested to provide financial information (“Required Swap Information”) pursuant to Item 1115 of Regulation AB (a “Swap Disclosure Event”), the Swap Provider will be required to (1) provide the Required Swap Information within the time period required by the Interest Rate Swap Agreement, (2) obtain a substitute Swap Provider acceptable to the rating agencies that will assume the obligations of the Swap Provider under the Interest Rate Swap Agreement, and which entity is able to comply with the requirements of Item 1115 of Regulation AB within the time period required by the Interest Rate Swap Agreement or (3) obtain a guaranty of the Swap Provider’s obligations under the Interest Rate Swap Agreement from an affiliate of the Swap Provider that is able to comply with the financial information disclosure requirements of Item 1115 of Regulation AB, all as provided in the Interest Rate Swap Agreement.

Pursuant to the Interest Rate Swap Agreement, on each Distribution Date, commencing in March 2007 and terminating immediately following the Distribution Date in February 2012, (i) the securities administrator (on behalf of the Supplemental Interest Trust and from funds available in the Swap Account) will be obligated to pay to the Swap Provider an amount equal to the product of (x) One-Year MTA (as calculated pursuant to Interest Rate Swap Agreement) plus a margin equal to 0.37% per annum, (y) the notional amount set forth in Interest Rate Swap Agreement (and shown on Annex III to this prospectus supplement) and (z) a fraction, the numerator of which is 30 and the denominator of which is 360 (the “Securities Administrator Swap Payment”).  The amount payable by the Swap Provider to the Supplemental Interest Trust under Interest Rate Swap Agreement for the benefit of the certificateholders will be equal to the product of (a) one-month LIBOR (as calculated pursuant to Interest Rate Swap Agreement), (b) the notional amount set forth in Interest Rate Swap Agreement (and shown on Annex III to this prospectus supplement) and (c) a fraction, the numerator of which is the actual number of days elapsed from the previous Distribution Date to but excluding the current Distribution Date (or, for the first Distribution Date, the actual number of days elapsed from the Closing Date to but excluding the first Distribution Date) and the denominator of which is 360 (the “Swap Provider Payment”).

On each such Distribution Date, to the extent that the Securities Administrator Swap Payment exceeds the Swap Provider Payment (a “Net Securities Administrator Swap Payment”), the securities administrator will be required to deposit the Adjusted Net Securities Administrator Swap Payment into the Swap Account and remit such Adjusted Net Securities Administrator Swap Payment to the Swap Provider.  To the extent that the Swap Provider Payment exceeds the Securities Administrator Swap Payment (a “Net Swap Provider Payment”), the Swap Provider will be required to deposit into the Swap Account the Adjusted Net Swap Provider Payment for distribution to the Offered Certificates in accordance with the priority of payments described below.

For each Distribution Date (other than the Distribution Date in February 2012), the “Adjusted Net Securities Administrator Swap Payment” will be equal to the excess, if any, of (A) the sum of (x) the Net Securities Administrator Swap Payment plus (y) the Unpaid Deferred Adjusted Net Swap Amount for such Distribution Date over (B) any Deferred  Adjusted Net Swap Amount for the current Distribution Date.  For the Distribution Date in February 2012, the “Adjusted Net Securities Administrator Swap Payment” will be equal to the sum of (x) the Net Securities Administrator Swap Payment plus (y) the Unpaid Deferred Adjusted Net Swap Amount for such Distribution Date.

For each Distribution Date, the “Adjusted Net Swap Provider Payment” will be equal to the excess, if any, of (A) the Net Swap Provider Payment over (B) the Unpaid Deferred Adjusted Net Swap Amount for such Distribution Date.

The “Deferred Adjusted Net Swap Amount” for any Distribution Date will be equal to the lesser of (a) the excess of (x) the sum of (i) the Net Securities Administrator Swap Payment plus (ii) the Unpaid Deferred Adjusted Net Swap Amount for such Distribution Date over (y) Available Funds for that Distribution Date and (b) the Net Deferred Interest for that Distribution Date.

The “Unpaid Deferred Adjusted Net Swap Amount” for any Distribution Date will be equal to the aggregate Deferred Adjusted Net Swap Amount from prior Distribution Dates plus interest accrued during the related Accrual Period on such Deferred Adjusted Net Swap Amount at a rate of MTA (as determined under the Swap Agreement) plus a margin equal to 0.37% per annum; provided, that on any Distribution Date on which a Net Swap Provider Payment is payable, immediately following such Distribution Date, the Unpaid Deferred Adjusted Net Swap Amount for such Distribution Date will be reduced (not below zero) by the lesser of (A) the Net Swap Provider Payment for such Distribution Date and (B) the Unpaid Deferred Adjusted Net Swap Amount for such Distribution Date.

The Interest Rate Swap Agreement will terminate immediately following the Distribution Date in February 2012, unless terminated earlier upon the occurrence of a Swap Default, an Early Termination Event or an Additional Termination Event (each as defined below).

The respective obligations of Swap Provider and the Supplemental Interest Trust to pay specified amounts due under the Interest Rate Swap Agreement will be subject to the following conditions precedent: (1) no Event of Default or event that with the giving of notice or lapse of time or both would become an Event of Default shall have occurred and be continuing under the related Interest Rate Swap Agreement and (2) no “Early Termination Date” (as defined in the 1992 ISDA Master Agreement (Multicurrency-Cross Border) which terms are incorporated by reference in the Confirmation document of each Interest Rate Swap Agreement) has occurred or been effectively designated with respect to the related Interest Rate Swap Agreement.

“Events of Default” include the following standard events of default under the ISDA Master Agreement:

•

“Failure to Pay or Deliver” (as amended in the Interest Rate Swap Agreement),

•

“Bankruptcy” (as amended in the Interest Rate Swap Agreement) and

•

“Merger without Assumption” (only with respect to the Swap Provider),

as described in Sections 5(a)(i), 5(a)(vii) and 5(a)(viii) of the ISDA Master Agreement.

“Termination Events” consist of the following standard events under the ISDA Master Agreement:

•

“Illegality” (which generally relates to changes in law causing it to become unlawful for either party to perform its obligations under the Interest Rate Swap Agreement),

•

“Tax Event” (which generally relates to either party to the Interest Rate Swap Agreement receiving a payment under the Interest Rate Swap Agreement from which an amount has been deducted or withheld for or on account of taxes) and

•

“Tax Event Upon Merger” (which generally relates to the Swap Provider’s receiving a payment under the related Interest Rate Swap Agreement from which an amount has been deducted or withheld for or on account of taxes resulting from a merger), as described in Sections 5(b)(i), 5(b)(ii) and 5(b)(iii) of the ISDA Master Agreement. In addition, there are “Additional Termination Events” (as defined in the Interest Rate Swap Agreement) including if the trust or the Supplemental Interest Trust should terminate or if, pursuant to the terms of the Pooling and Servicing Agreement, the master servicer exercises the option to purchase the Mortgage Loans. With respect to the Swap Provider, an Additional Termination Event will occur if the related Swap Provider fails to comply with the Downgrade Provisions (as defined below).

Upon the occurrence of any Event of Default under the an Interest Rate Swap Agreement, the non-defaulting party will have the right to designate an Early Termination Date.  With respect to Termination Events (including Additional Termination Events), an Early Termination Date may be designated by one of the parties (as specified in the related Interest Rate Swap Agreement) and will occur only after notice has been given of the Termination Event, all as set forth in the related Interest Rate Swap Agreement.  The occurrence of an Early Termination Date under the related Interest Rate Swap Agreement will constitute an “Early Termination”.

Upon any Early Termination, the Supplemental Interest Trust or the Swap Provider may be liable to make a termination payment (the “Swap Termination Payment”) to the other party (regardless of which of the parties has caused the termination). A Swap Termination Payment will be based on the value of the related Interest Rate Swap Agreement computed in accordance with the procedures set forth in such Interest Rate Swap Agreement taking into account the present value of the unpaid amounts that would have been owed to and by the Supplemental Interest Trust and the related Swap Provider under the remaining scheduled term of such Interest Rate Swap Agreement.  In the event that the securities administrator is required to make a Swap Termination Payment, that payment will be paid from the Supplemental Interest Trust on the related Distribution Date and on any subsequent Distribution Dates until paid in full, generally prior to distributions to certificateholders, in accordance with the priorities set forth in this prospectus supplement.

Upon an Early Termination of an Interest Rate Swap Agreement, the trustee on behalf of the Supplemental Interest Trust, at the direction of the depositor, will seek a replacement Swap Provider to enter into a replacement Interest Rate Swap Agreement or similar agreement.  To the extent the securities administrator receives a Swap Termination Payment from the Swap Provider, all or such portion of such Swap Termination Payment will be applied as may be required to the payment of amounts due to a replacement Swap Provider under a replacement Interest Rate Swap Agreement or similar agreement. Furthermore, to the extent the Supplemental Interest Trust is required to pay a Swap Termination Payment to the Swap Provider, all or a portion of such amount received from a replacement swap provider upon entering into a replacement Interest Rate Swap Agreement or similar agreement will be applied to the Swap Termination Payment amount owing to the Swap Provider.

A Swap Termination Payment that is triggered upon: (i) an Event of Default under an Interest Rate Swap Agreement with respect to which the related Swap Provider is a Defaulting Party (as defined in the Interest Rate Swap Agreement), (ii) a Termination Event under an Interest Rate Swap Agreement with respect to which the related Swap Provider is the sole Affected Party (as defined in the Interest Rate Swap Agreement) or (iii) an Additional Termination Event under the Interest Rate Swap Agreement with respect to which the related Swap Provider is the sole Affected Party, will be a “Swap Provider Trigger Event”.

If (a) a Swap Provider’s short-term credit rating falls below A-1 from S&P, or (b) a Swap Provider has both a long-term credit rating and a short-term credit rating from Moody’s, and either the long-term credit rating is withdrawn or falls below A2 by Moody’s or its short-term rating is withdrawn or falls below P-1 by Moody’s as specified in the related Interest Rate Swap Agreement, or (c) a Swap Provider has only a long-term credit rating from Moody’s and the long-term credit rating is withdrawn or falls below A1 by Moody’s as specified in the related Interest Rate Swap Agreement, the Swap Provider will be required, subject to the Rating Agency Condition (as defined in the related Interest Rate Swap Agreement) to (1) post collateral securing its obligations under the related Interest Rate Swap Agreement, (2) obtain a substitute Swap Provider acceptable to the rating agencies that will assume the obligations of the Swap Provider under the Interest Rate Swap Agreement, (3) obtain a guaranty or contingent agreement of the Swap Provider’s obligations under the Interest Rate Swap Agreement from another person acceptable to the rating agencies or (4) establish any other arrangement sufficient to restore the credit rating of the Offered Certificates, all as provided in the Interest Rate Swap Agreement (such provisions, the “Downgrade Provisions”).  If the Swap Provider’s long-term credit ratings are withdrawn or fall below BBB- or its short-term unsecured and unsubordinated debt rating is withdrawn or is reduced below A-2 from S&P or its long-term unsecured and unsubordinated debt rating is withdrawn or reduced below A3 by Moody’s or its short-term credit rating is reduced below P-2 by Moody’s, then as specified in the related Interest Rate Swap Agreement, the Swap Provider will be required, subject to the Rating Agency Condition (as defined in the Interest Rate Swap Agreement) to (1) obtain a substitute Swap Provider acceptable to the rating agencies that will assume the obligations of the Swap Provider under the Interest Rate Swap Agreement or (2) obtain a guaranty or contingent agreement of the Swap Provider’s obligations under the Interest Rate Swap Agreement from another person acceptable to the rating agencies, all as provided in the Swap Downgrade Provisions.  In either case, the Swap Provider shall deliver collateral acceptable to Moody’s and S&P until the Swap Provider has made such transfer or obtained a guaranty as set forth in (1) and (2) above.

On each Distribution Date following (i) the distribution of the Net Monthly Excess Cashflow and withdrawals from the Reserve Fund, as described in “—Distributions of Net Monthly Excess Cashflow” in this prospectus supplement and (ii) withdrawals from the Cap Account, as described in “—The Interest Rate Cap Agreement, the Cap Provider and the Cap Account” in this prospectus supplement, the securities administrator will withdraw any amounts in the Swap Account to the extent required and distribute such amounts in the following order of priority:

(i)

first, to the Swap Provider, any Adjusted Net Securities Administrator Swap Payment owed to the Swap Provider pursuant to an Interest Rate Swap Agreement for such Distribution Date;

(ii)

second, to the Swap Provider, any Swap Termination Payment owed to the Swap Provider not due to a Swap Provider Trigger Event;

(iii)

third, concurrently, to each class of Senior Certificates, the related Senior Interest Distribution Amount remaining unpaid after distribution of the Interest Remittance Amount and Net Monthly Excess Cashflow and withdrawals from the Cap Account, on a pro rata basis based on such respective remaining Senior Interest Distribution Amount;

(iv)

fourth, sequentially, to the holders of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates, in that order, the related Interest Distribution Amount and Interest Carry Forward Amount, to the extent remaining unpaid after the distributions of the Interest Remittance Amount and the Net Monthly Excess Cashflow and withdrawals from the Cap Account;

(v)

fifth, sequentially, to the Class A-2 and Class A-3 Certificates, in that order, up to the related Allocated Realized Loss Amount remaining unpaid after distribution of the Net Monthly Excess Cashflow and amounts on deposit in the Cap Account;

(vi)

sixth, sequentially, to the holders of the Mezzanine Certificates, in the order of their numerical class designations, in each case up to the related Allocated Realized Loss Amount remaining unpaid after distribution of the Net Monthly Excess Cashflow and amounts on deposit in the Cap Account;

(vii)

seventh, to the holders of the class or classes of Certificates then entitled to receive distributions in respect of principal, in an amount necessary to restore or maintain the Required Overcollateralization Amount after the distributions of the Net Monthly Excess Cashflow and withdrawals from the Cap Account;

(viii)

eighth, concurrently, to the holders of the Senior Certificates, on a pro rata basis based on their respective Net WAC Rate Carryover Amounts, to the extent remaining unpaid after distribution of the Net Monthly Excess Cashflow and amounts on deposit in the Cap Account;

(ix)

ninth, sequentially, to the holders of the Mezzanine Certificates, in the order of their numerical class designations, the related Net WAC Rate Carryover Amount, to the extent remaining unpaid after distribution of the Net Monthly Excess Cashflow and amounts on deposit in the Cap Account;

(x)

tenth, to the Swap Provider, an amount equal to any Swap Termination Payment owed to the Swap Provider due to a Swap Provider Trigger Event pursuant to the Interest Rate Swap Agreement; and

(xi)

eleventh, to the holders of the Class CE Certificates, any remaining amount.

In the event that the Supplemental Interest Trust receives a Swap Termination Payment, and a successor Swap Provider cannot be obtained or there is a delay in obtaining such successor, then such Swap Termination Payment will be deposited into a reserve account and the securities administrator, on each subsequent Distribution Date (until the termination date of the original related Interest Rate Swap Agreement or the appointment of a successor Swap Provider), will withdraw the amount of any Adjusted Net Swap Provider Payment due to the Supplemental Interest Trust (calculated in accordance with the terms of the original related Interest Rate Swap Agreement) and distribute such Adjusted Net Swap Provider Payment in accordance with the terms of the Pooling and Servicing Agreement.

The Interest Rate Swap Agreement will be governed by and construed in accordance with the laws of the State of New York. The obligations of the Swap Provider are limited to those specifically set forth in the related Interest Rate Swap Agreement.

The Swap Provider

Deutsche Bank Aktiengesellschaft ("Deutsche Bank" or the "Bank") originated from the reunification of Norddeutsche Bank Aktiengesellschaft, Hamburg, Rheinisch-Westfälische Bank Aktiengesellschaft, Duesseldorf and Süddeutsche Bank Aktiengesellschaft, Munich; pursuant to the Law on the Regional Scope of Credit Institutions, these had been disincorporated in 1952 from Deutsche Bank which was founded in 1870. The merger and the name were entered in the Commercial Register of the District Court Frankfurt am Main on 2 May 1957. Deutsche Bank is a banking institution and a stock corporation incorporated under the laws of Germany under registration number HRB 30 000. The Bank has its registered office in Frankfurt am Main, Germany. It maintains its head office at Taunusanlage 12, 60325 Frankfurt am Main and branch offices in Germany and abroad including in London, New York, Sydney, Tokyo and an Asia-Pacific Head Office in Singapore which serve as hubs for its operations in the respective regions.

The Bank is the parent company of a group consisting of banks, capital market companies, fund management companies, a real estate finance company, installment financing companies, research and consultancy companies and other domestic and foreign companies (the "Deutsche Bank Group").

Deutsche Bank AG, New York Branch

Deutsche Bank AG, New York Branch (the “Branch”) was established in 1978 and is licensed by the New York Superintendent of Banks.  Its office is currently located at 60 Wall Street, New York, NY 10005-2858.  The Branch is examined by the New York State Banking Department and is subject to the banking laws and regulations applicable to a foreign bank that operates a New York branch.  The Branch is also examined by the Federal Reserve Bank of New York.

As of 30 September 2006, Deutsche Bank’s issued share capital amounted to Euro 1,334,735,508.48 consisting of 521,381,058 ordinary shares of no par value. The shares are fully paid up and in registered form. The shares are listed for trading and official quotation on all the German Stock Exchanges. They are also listed on the New York Stock Exchange. The Management Board has decided to pursue delisting on certain stock exchanges other than Germany and New York in order to benefit from the integration of financial markets. In respect of the stock exchanges Amsterdam, Brussels, London, Luxembourg, Paris, Vienna, Zurich and Tokyo, this decision has completely been implemented.

As of 30 September 2006, Deutsche Bank Group had total assets of EUR 1,096,546 million, total liabilities of EUR 1,065,496 million and total shareholders' equity of EUR 31,050 million on the basis of United States Generally Accepted Accounting Principles ("U.S. GAAP").

Deutsche Bank’s long-term senior debt has been assigned a rating of AA- (outlook positive) by Standard & Poor's, Aa3 (outlook stable) by Moody's Investors Services and AA- (outlook stable) by Fitch Ratings.

Distributions to the Supplemental Interest Trust

On each Distribution Date, prior to making distributions to the holders of the Certificates, the securities administrator shall remit to the Supplemental Interest Trust an amount equal to any Adjusted Net Securities Administrator Swap Payment and any Swap Termination Payment not due to a Swap Provider Trigger Event owed to the Swap Provider for such Distribution Date.  Such distributions shall be made on each Distribution Date first, from the Interest Funds for such Distribution Date and then, to the extent remaining unpaid, from the Principal Funds for such Distribution Date.

Priority of Distributions

Commencing in March 2007, the securities administrator will make distributions to certificateholders on each Distribution Date from funds on deposit in the Distribution Account as set forth below.

Interest Distributions

Holders of the Senior Certificates and Mezzanine Certificates will be entitled to receive interest distributions on each Distribution Date in an aggregate amount equal to interest accrued during the related Interest Accrual Period on the related Certificate Principal Balance at the then-applicable Pass-Through Rates, in the priorities set forth below.

On each Distribution Date, the Interest Funds as described above will be distributed in the following order of priority:

First, payments of any Adjusted Net Securities Administrator Swap Payment or Swap Termination Payment (not caused by a Swap Provider Trigger Event) owed to the Swap Provider;

Second, concurrently to the holders of Senior Certificates, the related Senior Interest Distribution Amount for such Distribution Date to the extent of the Interest Funds, on a pro rata basis based on the entitlement of each such class; and

Third, to the holders of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates, sequentially, in that order, the related Interest Distribution Amount allocable to each such class to the extent of the remaining Interest Funds for such Distribution Date remaining after distributions of interest to the Senior Certificates and to any class of Mezzanine Certificates with a higher payment priority.

On any Distribution Date, any Prepayment Interest Shortfalls, to the extent not covered by Compensating Interest paid by the related servicer or the master servicer will, first, reduce the Net Monthly Excess Cashflow for such Distribution Date, second, reduce the Overcollateralization Amount on the related Distribution Date, third, will be allocated to reduce the Interest Distribution Amount payable to the Class M-10 Certificates, fourth, will be allocated to reduce the Interest Distribution Amount payable to the Class M-9 Certificates, fifth, will be allocated to reduce the Interest Distribution Amount payable to the Class M-8 Certificates, sixth, will be allocated to reduce the Interest Distribution Amount payable to the Class M-7 Certificates, seventh, will be allocated to reduce the Interest Distribution Amount payable to the Class M-6 Certificates, eighth, will be allocated to reduce the Interest Distribution Amount payable to the Class M-5 Certificates, ninth, will be allocated to reduce the Interest Distribution Amount payable to the Class M-4 Certificates, tenth, will be allocated to reduce the Interest Distribution Amount payable to the Class M-3 Certificates, eleventh, will be allocated to reduce the Interest Distribution Amount payable to the Class M-2 Certificates, twelfth, will be allocated to reduce the Interest Distribution Amount payable to the Class M-1 Certificates, and thirteenth, will be allocated to reduce the Interest Distribution Amount payable to Senior Certificates on a pro rata basis based on their respective Senior Interest Distribution Amounts before such reduction.  On any Distribution Date, any Relief Act Interest Shortfalls will be allocated to the certificates on a pro rata basis based on their respective Interest Distribution Amounts before such reduction.

With respect to any Distribution Date, to the extent that the aggregate Interest Distribution Amount exceeds the Interest Funds, a shortfall in interest distributions on one or more classes of Senior Certificates and Mezzanine Certificates will result and such amounts will be carried forward and paid to the Senior Certificates and Mezzanine Certificates on future distribution dates to the extent of available funds. The Interest Carry Forward Amount with respect to the Senior Certificates, if any, will be distributed as part of the Senior Interest Distribution Amount on each Distribution Date. The Interest Carry Forward Amount with respect to the Mezzanine Certificates, if any, may be carried forward to succeeding Distribution Dates and, subject to available funds, will be distributed in the manner described under “–Excess Spread and Overcollateralization Provisions”, “–The Interest Rate Cap Agreement, the Cap Provider and the Cap Account”  and “–The Interest Rate Swap Agreement and the Swap Account” in this prospectus supplement.

Except as otherwise described in this prospectus supplement, on each Distribution Date, distributions of the Interest Distribution Amount for a class of certificates will be made in respect of that class of certificates, to the extent provided in this prospectus supplement, on a pari passu basis, based on the Certificate Principal Balance of the certificates of such class.

Principal Distributions

Holders of each class of Senior Certificates and Mezzanine Certificates will be entitled to receive on each Distribution Date, to the extent of the Principal Funds for that Distribution Date, a distribution allocable to principal in the manner set forth below:

(A) On each Distribution Date (i) prior to the Stepdown Date or (ii) on which a Trigger Event is in effect, the Principal Distribution Amount for that Distribution Date will be distributed in the following amounts and order of priority:

First, payments of any Adjusted Net Securities Administrator Swap Payment or Swap Termination Payment (not caused by a Swap Provider Trigger Event) owed to the Swap Provider, to the extent remaining unpaid after distributions of Interest Funds on such Distribution Date.

Second, concurrently, to the holders of the Class A-1, Class A-2 and Class A-3 Certificates, pro rata, based on their respective Certificate Principal Balances, until their respective Certificate Principal Balances have been reduced to zero; and

Third, sequentially to the holders of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates, in that order, the Principal Distribution Amount remaining after the distributions in clause Second above, until their respective Certificate Principal Balances have reduced to zero.

(B) On each Distribution Date (i) on or after the Stepdown Date and (ii) on which a Trigger Event is not in effect, an amount up to the Principal Distribution Amount for that Distribution Date will be distributed in the following amounts and order of priority:

First, payments of any Adjusted Net Securities Administrator Swap Payment or Swap Termination Payment (not caused by a Swap Provider Trigger Event) owed to the Swap Provider, to the extent remaining unpaid after distributions of Interest Funds on such Distribution Date;

Second, the Senior Principal Distribution Amount for that Distribution Date will be distributed concurrently, to the Class A-1, Class A-2 and Class A-3 Certificates, pro rata, based on their respective Certificate Principal Balances, until their respective Certificate Principal Balances have been reduced to zero;

Third, to the holders of the Class M-1 Certificates, the Class M-1 Principal Distribution Amount in reduction of the Certificate Principal Balance thereof, until the Certificate Principal Balance of the Class M-1 Certificates has been reduced to zero;

Fourth, to the holders of the Class M-2 Certificates, the Class M-2 Principal Distribution Amount in reduction of the Certificate Principal Balance thereof, until the Certificate Principal Balance of the Class M-2 Certificates has been reduced to zero;

Fifth, to the holders of the Class M-3 Certificates, the Class M-3 Principal Distribution Amount in reduction of the Certificate Principal Balance thereof, until the Certificate Principal Balance of the Class M-3 Certificates has been reduced to zero;

Sixth, to the holders of the Class M-4 Certificates, the Class M-4 Principal Distribution Amount in reduction of the Certificate Principal Balance thereof, until the Certificate Principal Balance of the Class M-4 Certificates has been reduced to zero;

Seventh, to the holders of the Class M-5 Certificates, the Class M-5 Principal Distribution Amount in reduction of the Certificate Principal Balance thereof, until the Certificate Principal Balance of the Class M-5 Certificates has been reduced to zero;

Eighth, to the holders of the Class M-6 Certificates, the Class M-6 Principal Distribution Amount in reduction of the Certificate Principal Balance thereof, until the Certificate Principal Balance of the Class M-6 Certificates has been reduced to zero;

Ninth, to the holders of the Class M-7 Certificates, the Class M-7 Principal Distribution Amount in reduction of the Certificate Principal Balance thereof, until the Certificate Principal Balance of the Class M-7 Certificates has been reduced to zero;

Tenth, to the holders of the Class M-8 Certificates, the Class M-8 Principal Distribution Amount in reduction of the Certificate Principal Balance thereof, until the Certificate Principal Balance of the Class M-8 Certificates has been reduced to zero;

Eleventh, to the holders of the Class M-9 Certificates, the Class M-9 Principal Distribution Amount in reduction of the Certificate Principal Balance thereof, until the Certificate Principal Balance of the Class M-9 Certificates has been reduced to zero; and

Twelfth, to the holders of the Class M-10 Certificates, the Class M-10 Principal Distribution Amount in reduction of the Certificate Principal Balance thereof, until the Certificate Principal Balance of the Class M-10 Certificates has been reduced to zero.

Excess Spread and Overcollateralization Provisions

On each Distribution Date, the Net Monthly Excess Cashflow will be distributed as follows:

(i)

First, to the holders of the classes of certificates then entitled to receive distributions in respect of principal, in an amount equal to the Overcollateralization Increase Amount for such Distribution Date, distributable as part of the Principal Distribution Amount for that Distribution Date in accordance with the priorities set forth under “–Principal Distributions” above;

(ii)

Second, concurrently, to the holders of the Senior Certificates, the related Senior Interest Distribution Amount for such Distribution Date remaining unpaid, on a pro rata basis based on the entitlement of each such class;

(iii)

Third, sequentially, to the holders of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates, in that order, the related Interest Distribution Amount remaining unpaid and Interest Carry Forward Amount for each such class for such Distribution Date;

(iv)

Fourth, to the Class A-2 and Class A-3 Certificates, sequentially, in that order, in each case up to the Allocated Realized Loss Amount related to each such class of certificates for such Distribution Date;

(v)

Fifth, sequentially, to the holders of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates, in that order, the Allocated Realized Loss Amount for each such class and such Distribution Date;

(vi)

Sixth, to the reserve fund (the “Reserve Fund”) established in accordance with the terms of the Pooling and Servicing Agreement, the amount by which the Net WAC Rate Carryover Amounts, if any, with respect to the Senior Certificates and Mezzanine Certificates exceeds the amount in the Reserve Fund that was not distributed on prior Distribution Dates;

(vii)

Seventh, to the Supplemental Interest Trust, an amount equal to any Swap Termination Payments resulting from any Swap Provider Trigger Event owed to the Swap Provider pursuant to the Interest Rate Swap Agreement; and

(viii)

Eighth, to the holders of the Class CE, Class P and Class R Certificates as provided in the Pooling and Servicing Agreement.

On each Distribution Date the required distributions of interest and principal to the Senior Certificates and Mezzanine Certificates as described under “–Interest Distributions” and “–Principal Distributions” and the distribution of the Net Monthly Excess Cashflow as described above, the securities administrator will withdraw from the Reserve Fund the amounts on deposit therein and distribute such amounts to the Senior Certificates and Mezzanine Certificates in respect of any Net WAC Rate Carryover Amounts in the following manner and order of priority: first, concurrently to the Senior Certificates, on a pro rata basis, the related Net WAC Rate Carryover Amount remaining unpaid for such Distribution Date for each such class; and second, sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates, in that order, the related Net WAC Rate Carryover Amount remaining unpaid for such Distribution Date for each such class.

On each distribution date, the securities administrator will withdraw from the distribution account all Prepayment Charges received during the related Prepayment Period and will distribute those amounts to the holders of the Class P Certificates, except such Prepayment Charges that are to be paid to the related servicer as more particularly set forth in the Pooling and Servicing Agreement.

Subordination and Allocation of Losses

Realized Losses on the Mortgage Loans for any Distribution Date will first, cause a reduction in Net Monthly Excess Cash Flow for that Distribution Date, second, reduce the available cap payments from the Cap Provider for that distribution date, third, reduce available Adjusted Net Swap Provider Payments and Swap Termination Payments from the Swap Provider for that Distribution Date, and fourth, cause a reduction in the Overcollateralization Amount until it is reduced to zero.  To the extent that Realized Losses on a Distribution Date cause the aggregate Certificate Principal Balance of the Senior Certificates, the Mezzanine Certificates and the Class P Certificates after taking into account all distributions on such Distribution Date to exceed the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period, such excess Realized Losses will be allocated first, sequentially to the Mezzanine Certificates, beginning with the class of Mezzanine Certificates then outstanding with the lowest payment priority, until the Certificate Principal Balance of each such class has been reduced to zero, second, to the Class A-3 Certificates, until the Certificate Principal Balance of such class has been reduced to zero, and third, to the Class A-2 Certificates, until the Certificate Principal Balance of such class has been reduced to zero.  There will be no allocation of Realized Losses to the Class A-1 Certificates.  However, under certain loss scenarios there may not be enough principal and interest on the Mortgage Loans to distribute to the holders of the Class A-1 Certificates all principal and interest amounts to which they are then entitled.  In addition, to the extent a servicer receives Subsequent Recoveries with respect to any defaulted Mortgage Loan, the amount of the Realized Loss with respect to that defaulted Mortgage Loan will be reduced to the extent such recoveries are applied to reduce the Certificate Principal Balance of any class of Senior Certificates and Mezzanine Certificates on any Distribution Date.

Once Realized Losses have been allocated to the Senior Certificates and Mezzanine Certificates, such amounts with respect to these certificates will no longer accrue interest nor will such amounts be reinstated thereafter.  However, Allocated Realized Loss Amounts may be paid to holders of these certificates from Net Monthly Excess Cashflow and, from amounts received by the securities administrator under the Interest Rate Cap Agreement and the Interest Rate Swap Agreement, according to the priorities set forth in this prospectus supplement under “–Excess Spread and Overcollateralization Provisions”, “–The Interest Rate Swap Agreement and the Swap Account” and “–The Interest Rate Cap Agreement, the Cap Provider and the Cap Account—The Interest Rate Cap Agreement”.

Any allocation of a Realized Loss on a Mortgage Loan to a Senior Certificate and Mezzanine Certificate will be made by reducing the Certificate Principal Balance of that certificate by the amount so allocated as of such Distribution Date after all distributions on such Distribution Date have been made. Notwithstanding anything to the contrary described in this prospectus supplement, in no event will the Certificate Principal Balance of any Senior Certificate or Mezzanine Certificate be reduced more than once in respect of any particular amount both (i) allocable to such certificate in respect of Realized Losses and (ii) payable as principal to the holder of such certificate from Net Monthly Excess Cashflow and amounts on deposit in the Cap Account and the Swap Account.

In the event that a servicer receives a Subsequent Recovery with respect to any defaulted Mortgage Loan, such Subsequent Recovery will be distributed as part of the Available Distribution Amount in accordance with the priorities described under “Description of the Certificates” in this prospectus supplement.  In addition, the Certificate Principal Balance of each class of Senior Certificates and Mezzanine Certificates that has been reduced by the allocation of a Realized Loss to such class will be increased, in order of seniority with respect to the Class A-2 and Class A-3 Certificates, and in order of seniority with respect to the Mezzanine Certificates, by the amount of such Subsequent Recovery, but only to the extent that such certificate has not been reimbursed for the amount of such Realized Loss (or any portion thereof) allocated to such certificate from Net Monthly Excess Cashflow as described under “Description of the Certificates–Excess Spread and Overcollateralization Provisions” above in this prospectus supplement or from amounts on deposit in the Cap Account and the Swap Account.  Holders of such certificates will not be entitled to any payment in respect of current interest on the amount of such increases for any Interest Accrual Period preceding the Distribution Date on which such increase occurs.

Last Scheduled Distribution Date

The last scheduled Distribution Date for the certificates is the Distribution Date in February 2047, which is the Distribution Date occurring one month after the original scheduled maturity date for the latest maturing Mortgage Loan.

The actual last Distribution Date on any class of certificates will depend on the rate of payments of principal on the Mortgage Loans which, in turn, may be influenced by a variety of economic, geographic and social factors, as well as the level of prevailing interest rates.  No assurance can be given as to the actual payment experience with respect to the Mortgage Loans.

Calculation of One-Month LIBOR

With respect to each Interest Accrual Period (other than the initial Interest Accrual Period) and the Certificates offered pursuant to this prospectus supplement, on the second business day preceding such Interest Accrual Period (each such date, an “Interest Determination Date”), the securities administrator will determine One-Month LIBOR for such Interest Accrual Period. With respect to the initial Interest Accrual Period, on the Closing Date, the securities administrator will determine One-Month LIBOR for such Interest Accrual Period based on information available on the second business day preceding the Closing Date. “One Month LIBOR” means, as of any Interest Determination Date, the London interbank offered rate for one month U.S. dollar deposits which appears on Telerate Page 3750 (as defined herein) as of 11:00 a.m. (London time) on such date. If such rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the offered rates of the Reference Banks (as defined herein) for one-month U.S. dollar deposits, as of 11:00 a.m. (London time) on such Interest Determination Date. The securities administrator will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If on such Interest Determination Date two or more Reference Banks provide such offered quotations, One-Month LIBOR for the related Interest Accrual Period shall be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 0.0625%). If on such Interest Determination Date fewer than two Reference Banks provide such offered quotations, One-Month LIBOR for the related Interest Accrual Period shall be the higher of (x) One-Month LIBOR as determined on the previous Interest Determination Date and (y) the Reserve Interest Rate (as defined herein).

As used in this section, “business day” means a day on which banks are open for dealing in foreign currency and exchange in London and New York; “Telerate Page 3750” means the display page currently so designated on the Dow Jones Telerate Capital Markets Report (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices); “Reference Banks” means leading banks selected by the securities administrator and engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, (ii) which have been designated as such by the securities administrator and (iii) not controlling, controlled by, or under common control with, the depositor or the securities administrator, and “Reserve Interest Rate” shall be the rate per annum that the securities administrator determines to be either (i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 0.0625%) of the one-month U.S. dollar lending rates which New York City banks selected by the securities administrator are quoting on the relevant Interest Determination Date to the principal London offices of leading banks in the London interbank market or (ii) in the event that the securities administrator can determine no such arithmetic mean, the lowest one-month U.S. dollar lending rate which New York City banks selected by the securities administrator are quoting on such Interest Determination Date to leading European banks.

The establishment of One-Month LIBOR on each Interest Determination Date by the securities administrator and the securities administrator’s calculation of the rate of interest applicable to the Offered Certificates for the related Interest Accrual Period shall (in the absence of manifest error) be final and binding.

SERVICING

General

The primary servicers of the Mortgage Loans will be Residential Funding Company, LLC and Countrywide Home Loans Servicing LP with respect to approximately 60.86% and 39.14%, respectively, of the Mortgage Loans.

Residential Funding Company, LLC

General

Residential Funding Company, LLC is servicing approximately 60.86% of the Mortgage Loans pursuant to a certain servicing agreement between Residential Funding Company, LLC and DB Structured Products, Inc. as assigned to the trust.  Residential Funding Company, LLC will remain solely responsible for the servicing of the mortgage loans serviced by it pursuant to such servicing agreement notwithstanding the use of any subservicer by Residential Funding Company, LLC.  Residential Funding Company, LLC may enter into subservicing agreements provided that such agreements meet certain conditions and would not result in a withdrawal or a downgrading by any rating agency of the ratings on any class of certificates.  Residential Funding Company, LLC will be deemed to have received any collections, recoveries or payments with respect to the related Mortgage Loans that are received by a related subservicer regardless of whether such payments are remitted by the subservicer to Residential Funding Company, LLC.  Any subservicing agreement will be deemed to be between the subservicer and Residential Funding Company, LLC alone and the Sponsor will not be deemed a party thereto and will have no claims, rights, obligations, duties or liabilities with respect to the subservicer.

Residential Funding Company, LLC, a Delaware limited liability company, buys residential mortgage loans under several loan purchase programs from mortgage loan originators or sellers nationwide, including affiliates, that meet its seller/servicer eligibility requirements and services mortgage loans for its own account and for others.  Residential Funding Company, LLC’s principal executive offices are located at 8400 Normandale Lake Boulevard, Suite 250, Minneapolis, Minnesota 55437.  Its telephone number is (952) 857-7000.  Residential Funding Company, LLC conducts operations from its headquarters in Minneapolis and from offices located primarily in California, Texas, Maryland, Pennsylvania and New York.  Residential Funding Company, LLC finances its operations primarily through its securitization program.

Residential Funding Company, LLC converted from a Delaware corporation to a Delaware limited liability company on October 6, 2006.  Residential Funding Company, LLC was formerly known as Residential Funding Corporation.  Residential Funding Company, LLC was founded in 1982 and began operations in 1986, acquiring, servicing and securitizing residential jumbo mortgage loans secured by first liens on one- to four-family residential properties.  GMAC LLC, formerly known as General Motors Acceptance Corporation purchased Residential Funding Company, LLC in 1990.  In 1995, Residential Funding Company, LLC expanded its business to include “Alt-A” first lien mortgage loans, such as some of the mortgage loans described in this prospectus supplement.  Residential Funding Company, LLC also began to acquire and service “subprime”, closed-end and revolving loans secured by second liens in 1995.

Affiliations Among RFC Transaction Parties

The diagram below illustrates the various relationships among transaction parties affiliated with Residential Funding Company, LLC.

RFC Master Servicer Servicing Experience

The following tables set forth the annual average outstanding principal balance, calculated as of year end of mortgage loans master serviced by Residential Funding Company, LLC for the past five years and the annual average number of such loans for the same period.  The percentages shown under “Percentage Change from Prior Year” represent the ratio of (a) the difference between the current and prior year volume over (b) the prior year volume.  References in this section to RFC as master servicer relate to RFC as the master servicer of its servicers and subservicers and not as the master servicer of the trust to which this prospectus supplement relates.

Volume by Outstanding Average Principal Balance	RFC Master Servicer Servicing Experience (By Principal Balance)
Fist Lien Mortgages	2002	2003	2004	2005	2006
Prime (1)	$43,282,264,857	$33,749,084,171	$32,453,682,854	$47,935,800,813	$83,052,457,702
Non-Prime (2)	$24,910,565,613	$39,334,697,127	$50,509,138,736	$53,938,083,312	$57,013,557,376
Total	$68,192,830,470	$73,083,781,298	$82,962,821,590	$101,873,884,125	$140,066,015,078
Prime (1)	63.47%	46.18%	39.12%	47.05%	59.30%
Non-Prime (2)	36.53%	53.82%	60.88%	52.95%	40.70%
Total	100.00%	100.00%	100.00%	100.00%	100.00%

Percentage change from prior year (3)
Prime (1)	-15.75%	-22.03%	-3.84%	47.71%	73.26%
Non-Prime (2)	51.62%	57.90%	28.41%	6.79%	5.70%
Total	0.57%	7.17%	13.52%	22.79%	37.49%

Volume by Outstanding Average Principal Balance
Junior Lien Mortgages	2002	2003	2004	2005	2006
Prime (1)	$4,102,615,571	$4,365,319,862	$5,135,640,057	$5,476,133,777	$8,536,345,778
Non-Prime (2)	-	-	-	-	-
Total	$4,102,615,571	$4,365,319,862	$5,135,640,057	$5,476,133,777	$8,536,345,778
Prime (1)	100.00%	100.00%	100.00%	100.00%	100.00%
Non-Prime (2)	-	-	-	-	-
Total	100.00%	100.00%	100.00%	100.00%	100.00%

Percentage change from prior year (3)
Prime (1)	16.79%	6.40%	17.65%	6.63%	55.88%
Non-Prime (2)	-	-	-	-	-
Total	16.79%	6.40%	17.65%	6.63%	55.88%

(1) Prime – Product originated under the Jumbo, Alt A, High Loan to Value first lien programs and Closed End Home Equity Revolving Credit line junior lien programs.

(2) Non-Prime – Product originated under the Subprime and Negotiated Conduit Asset programs.  Subprime Mortgage Loans secured by junior liens are included under First Lien Mortgage Loans—Non-Prime Mortgages because these types of loans are securitized together in the same mortgage pools.

(3) Represents year-to-year growth or decline as a percentage of the prior year’s volume.

Volume by number of loans	RFC Master Servicer Servicing Experience (By Number of Loans)
Fist Lien Mortgages	2002	2003	2004	2005	2006
Prime (1)	202,938	168,654	156,745	201,903	312,825
Non-Prime (2)	242,625	341,863	414,639	411,550	405,577
Total	445,563	510,517	571,384	613,453	718,402
Prime (1)	45.55%	33.04%	27.43%	32.91%	43.54%
Non-Prime (2)	54.45%	66.96%	72.57%	67.09%	56.46%
Total	100.00%	100.00%	100.00%	100.00%	100.00%

Percentage change from prior year (3)
Prime (1)	-14.71%	-16.89%	-7.06%	28.81%	54.94%
Non-Prime (2)	44.37%	40.90%	21.29%	-0.74%	-1.45%
Total	9.74%	14.58%	11.92%	7.36%	17.11%

Volume by number of loans
Junior Lien Mortgages	2002	2003	2004	2005	Nine Months Ended September 30, 2006
Prime (1)	118,773	127,833	147,647	143,713	199,652
Non-Prime (2)	-	-	-	-	-
Total	118,773	127,833	147,647	143,713	199,652
Prime (1)	100.00%	100.00%	100.00%	100.00%	100.00%
Non-Prime (2)	-	-	-	-	-
Total	100.00%	100.00%	100.00%	100.00%	100.00%

Percentage change from prior year(3)
Prime (1)	14.16%	7.63%	15.50%	-2.66%	38.92%
Non-Prime (2)	-	-	-	-	-
Total	14.16%	7.63%	15.50%	-2.66%	38.92%

(1) Prime – Product originated under the Jumbo, Alt A, High Loan to Value first lien programs and Closed End Home Equity Revolving Credit line junior lien programs.

(2) Non-Prime – Product originated under the Subprime and Negotiated Conduit Asset programs.  Subprime Mortgage Loans secured by junior liens are included under First Lien Mortgage Loans—Non-Prime Mortgages because these types of loans are securitized together in the same mortgage pools.

(3) Represents year-to-year growth or decline as a percentage of the prior year’s volume.

Homecomings Financial, LLC

Pursuant to the terms of a subservicing agreement with Residential Funding Company, LLC, Homecomings Financial, LLC (“Homecomings”) will subservice a portion of the Mortgage Loans for which Residential Funding Company, LLC is the named servicer.

Homecomings is a Delaware limited liability company and has been servicing mortgage loans secured by first liens on one-to four-family residential properties since 1996.  Homecomings was incorporated as a wholly-owned subsidiary of Residential Funding Company, LLC in 1995 to service and originate mortgage loans.  In 1996, Homecomings acquired American Custody Corporation to begin servicing subprime mortgage loans, and in 1999 Homecomings acquired Capstead Inc. to focus on servicing prime loans such as the mortgage loans described herein.  After Capstead Inc. was acquired, Homecomings’ total servicing portfolio was 164,000 loans with an aggregate principal balance of $25 billion with 20% being subprime.  The three servicing locations were integrated onto one servicing system/platform by the end of 2001 becoming one of the first servicing operations to service all loan products on one servicing system.  The operations of each of the acquired companies have been integrated into Homecomings’ servicing operations.  Approximately 85% of the mortgage loans currently serviced by Residential Funding Company, LLC are subserviced by Homecomings.  As of December 31, 2006, Homecomings serviced approximately 880,000 mortgage loans with an aggregate principal balance of approximately $128 billion.  In addition to servicing mortgage loans secured by first liens on one-to-four family residential properties, Homecomings services mortgage loans secured by more junior second liens on residential properties, and mortgage loans made to borrowers with imperfect credit histories, and subprime mortgage loans.  Homecomings also performs special servicing functions where the servicing responsibilities with respect to delinquent mortgage loans that have been serviced by third parties is transferred to Homecomings.  Homecomings’ servicing activities have included the activities specified below.

Homecomings may, from time to time, outsource certain of its subservicing functions, such as contacting delinquent borrowers, property tax administration and hazard insurance administration, although any such outsourcing will not relieve Homecomings of any of its responsibilities or liabilities as a subservicer.

The following table sets forth the aggregate principal amount and number of mortgage loans serviced by Homecomings for the past five years.  The percentages shown under “Percentage Change from Prior Year” represent the ratio of (a) the difference between the current and prior year volume over (b) the prior year volume.

Volume by Year End Outstanding Principal Balance	Homecomings Servicing Portfolio (By Principal Balance)
Fist Lien Mortgages	2002	2003	2004	2005	2006
Prime (1)	$27,343,774,000	$29,954,139,212	$31,943,811,060	$44,570,851,126	$67,401,832,594
Non-Prime (2)	$27,384,763,000	$39,586,900,679	$44,918,413,591	$52,102,835,214	$49,470,359,806
Total	$54,728,537,000	$69,541,039,891	$76,862,224,651	$96,673,686,340	$116,872,192,400
Prime (1)	49.96%	43.07%	41.56%	46.10%	57.67%
Non-Prime (2)	50.04%	56.93%	58.44%	53.90%	42.33%
Total	100.00%	100.00%	100.00%	100.00%	100.00%

Percentage change from prior year (3)
Prime (1)	7.09%	9.55%	6.64%	39.53%	51.22%
Non-Prime (2)	60.71%	44.56%	13.47%	15.99%	-5.05%
Total	28.55%	27.07%	10.53%	25.78%	20.89%

Volume by Year End Outstanding Principal Balance
Junior Lien Mortgages	2002	2003	2004	2005	2006
Prime (1)	$7,627,424,000	$7,402,626,296	$7,569,300,685	$7,442,264,087	$11,418,858,741
Non-Prime (2)	-	-	-	-	-
Total	$7,627,424,000	$7,402,626,296	$7,569,300,685	$7,442,264,087	$11,418,858,741
Prime (1)	100.00%	100.00%	100.00%	100.00%	100.00%
Non-Prime (2)	-	-	-	-	-
Total	100.00%	100.00%	100.00%	100.00%	100.00%

Percentage change from prior year (3)
Prime (1)	-4.94%	-2.95%	2.25%	-1.68%	53.43%
Non-Prime (2)	-	-	-	-	-
Total	-4.94%	-2.95%	2.25%	-1.68%	53.43%

(1) Prime – Product originated under the Jumbo, Alt A, High Loan to Value first lien programs and Closed End Home Equity Revolving Credit line junior lien programs.

(2) Non-Prime – Product originated under the Subprime and Negotiated Conduit Asset programs.  Subprime Mortgage Loans secured by junior liens are included under First Lien Mortgage Loans—Non-Prime Mortgages because these types of loans are securitized together in the same mortgage pools.

(3) Represents year-to-year growth or decline as a percentage of the prior year’s volume.

Volume by number of loans	Homecomings Servicing Portfolio (By Number of Loans)
First Lien Mortgages	2002	2003	2004	2005	2006
Prime (1)	125,209	143,645	150,297	187,773	252,493
Non-Prime (2)	257,077	341,190	373,473	394,776	361,125
Total	382,286	484,835	523,770	582,549	613,618
Prime (1)	32.75%	29.63%	28.70%	32.23%	41.15%
Non-Prime (2)	67.25%	70.37%	71.30%	67.77%	58.85%
Total	100.00%	100.00%	100.00%	100.00%	100.00%

Percentage change from prior year (3)
Prime (1)	-6.30%	14.72%	4.63%	24.93%	34.47%
Non-Prime (2)	52.85%	32.72%	9.46%	5.70%	-8.52%
Total	26.66%	26.83%	8.03%	11.22%	5.33%

Volume by number of loans
Junior Lien Mortgages	2002	2003	2004	2005	2006
Prime (1)	217,031	211,585	210,778	199,600	266,900
Non-Prime (2)	-	-	-	-	-
Total	217,031	211,585	210,778	199,600	266,900
Prime (1)	100.00%	100.00%	100.00%	100.00%	100.00%
Non-Prime (2)	-	-	-	-	-
Total	100.00%	100.00%	100.00%	100.00%	100.00%

Percentage change from prior year (3)
Prime (1)	-5.20%	-2.51%	-0.38%	-5.30%	33.72%
Non-Prime (2)	-	-	-	-	-
Total	-5.20%	-2.51%	-0.38%	-5.30%	33.72%

(1) Prime – Product originated under the Jumbo, Alt A, High Loan to Value first lien programs and Closed End Home Equity Revolving Credit line junior lien programs.

(2) Non-Prime – Product originated under the Subprime and Negotiated Conduit Asset programs.  Subprime Mortgage Loans secured by junior liens are included under First Lien Mortgage Loans—Non-Prime Mortgages because these types of loans are securitized together in the same mortgage pools.

(3) Represents year-to-year growth or decline as a percentage of the prior year’s volume.

Homecomings Subservicing Responsibilities.  In its role as subservicer, Homecomings is generally responsible for the following:

·

communicating with borrowers;

·

sending monthly remittance statements to borrowers;

·

collecting payments from borrowers;

·

recommending a loss mitigation strategy for borrowers who have defaulted on their loans (i.e. repayment plan, modification, foreclosure, etc.);

·

accurate and timely accounting, reporting and remittance of the principal and interest portions of monthly installment payments to the master servicer, together with any other sums paid by borrowers that are required to be remitted;

·

accurate and timely accounting and administration of escrow and impound accounts, if applicable;

·

accurate and timely reporting of negative amortization amounts, if any;

·

paying escrows for borrowers, if applicable;

·

calculating and reporting payoffs and liquidations;

·

maintaining an individual file for each loan; and

·

maintaining primary mortgage insurance commitments or certificates if required, and filing any primary mortgage insurance claims.

Billing and Payment Procedures.  The majority of the mortgage loans require monthly payments to be made no later than either the 1st or 15th day of each month, with a grace period.  The applicable servicer sends monthly invoices to borrowers.  In some cases, borrowers are provided with coupon books annually, and no invoices are sent separately.  Borrowers may elect for monthly payments to be deducted automatically from deposit accounts and may make payments by various means, including online transfers, phone payment and Western Union quick check, although an additional fee may be charged for these payment methods.  Borrowers may also elect to pay one half of each monthly payment amount every other week, in order to accelerate the amortization of their loans.

GMAC Mortgage, LLC

Pursuant to the terms of a subservicing agreement with Residential Funding Company, LLC, GMAC Mortgage, LLC will subservice a portion of the Mortgage Loans for which Residential Funding Company, LLC is the named servicer.

General.  GMAC Mortgage, LLC is a Delaware limited liability company and a wholly-owned subsidiary of GMAC Residential Holding Company, LLC, which is a wholly owned subsidiary of Residential Capital, LLC (“ResCap”). ResCap is a wholly-owned subsidiary of GMAC Mortgage Group, LLC, which is a wholly-owned subsidiary of GMAC LLC (“GMAC”).

GMAC Mortgage, LLC and its predecessor entity began acquiring, originating and servicing residential mortgage loans in 1985 through its acquisition of Colonial Mortgage Service Company, which was formed in 1926, and the loan administration, servicing operations and portfolio of Norwest Mortgage, which entered the residential mortgage loan business in 1906. These businesses formed the original basis of what is now GMAC Mortgage, LLC.

GMAC Mortgage, LLC maintains its executive and principal offices at 100 Witmer Road, Horsham, Pennsylvania 19044.  Its telephone number is (215) 682 1000.

Servicing Activities.  GMAC Mortgage, LLC generally retains the servicing rights with respect to loans it sells or securitizes, and also occasionally purchases mortgage servicing rights from other servicers or acts as a subservicer of mortgage loans (and does not hold the corresponding mortgage servicing right asset).

As of December 31, 2006, GMAC Mortgage, LLC acted as primary servicer and owned the corresponding servicing rights on approximately 2,219,029 of residential mortgage loans having an aggregate unpaid principal balance of approximately $276 billion, and GMAC Mortgage, LLC acted as subservicer (and did not own the corresponding servicing rights) on approximately 328,865 loans having an aggregate unpaid principal balance of over $61.4 billion.

The following tables set forth the dollar amount of mortgage loans serviced by GMAC Mortgage, LLC for the periods indicated, and the number of such loans for the same period. GMAC Mortgage, LLC was the servicer of a residential mortgage loan portfolio of approximately $150.4 billion, $12.5 billion, $21.2 billion and $6.67 billion during the year ended December 31, 2002 backed by prime conforming mortgage loans, prime non-conforming mortgage loans, government mortgage loans and second-lien mortgage loans, respectively.  GMAC Mortgage, LLC was the servicer of a residential mortgage loan portfolio of approximately $203.9 billion, $32.2 billion, $18.8 billion and $21.0 billion during the year ended December 31, 2006 backed by prime conforming mortgage loans, prime non-conforming mortgage loans, government mortgage loans and second-lien mortgage loans, respectively.  The percentages shown under “Percentage Change from Prior Year” represent the ratio of (a) the difference between the current and prior year volume over (b) the prior year volume.

GMAC MORTGAGE, LLC PRIMARY SERVICING PORTFOLIO
($ IN MILLIONS)

	For the Year Ended December 31,
	2006	2005	2004	2003	2002
Prime conforming mortgage loans
No. of Loans	1,455,919	1,392,870	1,323,249	1,308,284	1,418,843
Dollar Amount of Loans	$203,894	$186,364	$165,521	$153,601	$150,421
Percentage Change from Prior Year	9.41%	12.59%	7.76%	2.11%	N/A
Prime non-conforming mortgage loans
No. of Loans	67,462	69,488	53,119	34,041	36,225
Dollar Amount of Loans	$32,220	$32,385	$23,604	$13,937	$12,543
Percentage Change from Prior Year	(0.51)%	37.20%	69.36%	11.12%	N/A
Government mortgage loans
No. of Loans	181,563	181,679	191,844	191,023	230,085
Dollar Amount of Loans	$18,843	$18,098	$18,328	$17,594	$21,174
Percentage Change from Prior Year	4.12%	(1.25)%	4.17%	(16.91)%	N/A
Second-lien mortgage loans
No. of Loans	514,085	392,261	350,334	282,128	261,416
Dollar Amount of Loans	$20,998	$13,034	$10,374	$7,023	$6,666
Percentage Change from Prior Year	61.10%	25.64%	47.71%	5.36%	N/A
Total mortgage loans serviced
No. of Loans	2,219,029	2,036,298	1,918,546	1,815,476	1,946,569
Dollar Amount of Loans	$275,955	$249,881	$217,827	$192,155	$190,804
Percentage Change from Prior Year	10.43%	14.72%	13.36%	0.71%	N/A

Billing and Payment Procedures.  As servicer, GMAC Mortgage, LLC collects and remits mortgage loan payments, responds to borrower inquiries, accounts for principal and interest, holds custodial and escrow funds for payment of property taxes and insurance premiums, counsels or otherwise works with delinquent borrowers, supervises foreclosures and property dispositions and generally administers the loans.  GMAC Mortgage, LLC sends monthly invoices or annual coupon books to borrowers to prompt the collection of the outstanding payments.  Borrowers may elect for monthly payments to be deducted automatically from bank accounts on the same day every month or may take advantage of on demand electronic payments made over the internet or via phone.

Legal Proceedings

There are no material pending legal or other proceedings involving Residential Funding Company, LLC, as originator and servicer, Homecomings Financial, as subservicer, or GMAC Mortgage, LLC, as subservicer, that, individually or in the aggregate, would have a material adverse impact on investors in the Certificates.

Residential Funding Company, LLC, GMAC Mortgage, LLC and Homecomings are currently party to various legal proceedings arising from time to time in the ordinary course of their business, some of which purport to be class actions.  Based on information currently available, it is the opinion of each of Residential Funding Company, LLC, GMAC Mortgage, LLC and Homecomings that the eventual outcome of any currently pending legal proceeding, individually or in the aggregate, will not have a material adverse effect on its ability to perform its obligations in relation to the Mortgage Loans serviced by Residential Funding Company, LLC.  No assurance, however, can be given that the final outcome of these legal proceedings, if unfavorable, either individually or in the aggregate, would not have a material adverse impact on Residential Funding Company, LLC, GMAC Mortgage, LLC or Homecomings.  Any such unfavorable outcome could adversely affect the ability of Residential Funding Company, LLC, GMAC Mortgage, LLC or Homecomings to perform its servicing duties with respect to the mortgage loans and potentially lead to the replacement of Residential Funding Company, LLC, GMAC Mortgage, LLC or Homecomings with a successor servicer or subservicer.

Countrywide Home Loans Servicing LP

The principal executive offices of Countrywide Home Loans Servicing LP (“Countrywide Servicing”) are located at 7105 Corporate Drive, Plano, Texas 75024. Countrywide Servicing is a Texas limited partnership directly owned by Countrywide GP, Inc. and Countrywide LP, Inc., each a Nevada corporation and a direct wholly owned subsidiary of Countrywide Home Loans. Countrywide GP, Inc. owns a 0.1% interest in Countrywide Servicing and is the general partner. Countrywide LP, Inc. owns a 99.9% interest in Countrywide Servicing and is a limited partner.

Countrywide Home Loans established Countrywide Servicing in February 2000 to service mortgage loans originated by Countrywide Home Loans that would otherwise have been serviced by Countrywide Home Loans. In January and February, 2001, Countrywide Home Loans transferred to Countrywide Servicing all of its rights and obligations relating to mortgage loans serviced on behalf of Freddie Mac and Fannie Mae, respectively. In October 2001, Countrywide Home Loans transferred to Countrywide Servicing all of its rights and obligations relating to the bulk of its non-agency loan servicing portfolio (other than the servicing of home equity lines of credit), including with respect to those mortgage loans (other than home equity lines of credit) formerly serviced by Countrywide Home Loans and securitized by certain of its affiliates. While Countrywide Home Loans expects to continue to directly service a portion of its loan portfolio, it is expected that the servicing rights for most newly originated Countrywide Home Loans mortgage loans will be transferred to Countrywide Servicing upon sale or securitization of the related mortgage loans. Countrywide Servicing is engaged in the business of servicing mortgage loans and will not originate or acquire loans, an activity that will continue to be performed by Countrywide Home Loans. In addition to acquiring mortgage servicing rights from Countrywide Home Loans, it is expected that Countrywide Servicing will service mortgage loans for non-Countrywide Home Loans affiliated parties as well as subservice mortgage loans on behalf of other master servicers.

In connection with the establishment of Countrywide Servicing, certain employees of Countrywide Home Loans became employees of Countrywide Servicing. Countrywide Servicing has engaged Countrywide Home Loans as a subservicer to perform certain loan servicing activities on its behalf.

Countrywide Servicing is an approved mortgage loan servicer for Fannie Mae, Freddie Mac, Ginnie Mae, HUD and VA and is licensed to service mortgage loans in each state where a license is required. Its loan servicing activities are guaranteed by Countrywide Financial and/or Countrywide Home Loans when required by the owner of the mortgage loans.

Countrywide Home Loans

Countrywide Home Loans is a New York corporation and a direct wholly owned subsidiary of Countrywide Financial Corporation, a Delaware corporation (“Countrywide Financial”). The principal executive offices of Countrywide Home Loans are located at 4500 Park Granada, Calabasas, California 91302. Countrywide Home Loans is engaged primarily in the mortgage banking business, and as part of that business, originates, purchases, sells and services mortgage loans. Countrywide Home Loans originates mortgage loans through a retail branch system and through mortgage loan brokers and correspondents nationwide. Mortgage loans originated by Countrywide Home Loans are principally first-lien, fixed or adjustable rate mortgage loans secured by single-family residences.

Except as otherwise indicated, reference in the remainder of this prospectus supplement to “Countrywide Home Loans” should be read to include Countrywide Home Loans and its consolidated subsidiaries, including Countrywide Servicing.  Countrywide Home Loans services substantially all of the mortgage loans it originates or acquires. In addition, Countrywide Home Loans has purchased in bulk the rights to service mortgage loans originated by other lenders. Countrywide Home Loans has in the past and may in the future sell to mortgage bankers and other institutions a portion of its portfolio of loan servicing rights. As of December 31, 2002, December 31, 2003, December 31, 2004, December 31, 2005 and December 31, 2006, Countrywide Home Loans provided servicing for mortgage loans with an aggregate principal balance of approximately $452.405 billion, $644.855 billion, $838.322 billion, $1,111.090 billion and $ 1,298.394 billion, respectively, substantially all of which were being serviced for unaffiliated persons.

Mortgage Loan Production

The following table sets forth, by number and dollar amount of mortgage loans, the residential mortgage loan production of Countrywide Financial for the periods indicated.

	Consolidated Mortgage Loan Production
	Years Ended December 31,

	2002	2003	2004	2005	2006
	(Dollars in millions, except average loan amount)
Conventional Conforming Loans Number of Loans	993,538	1,509,925	826,914	776,479	723,933
Volume of Loans	$149,072	$234,526	$134,762	$159,561	$149,095
Percent of Total Dollar Volume	59.2%	53.9%	37.1%	32.2%	32.2%
Conventional Non-conforming Loans Number of Loans	283,536	562,389	529,192	866,476	730,511
Volume of Loans	$62,665	$138,006	$144,663	$235,614	$211,841
Percent of Total Dollar Volume	24.9%	31.7%	39.9%	47.6%	45.8%
FHA/VA Loans Number of Loans	157,626	196,063	105,562	80,555	89,753
Volume of Loans	$19,093	$24,402	$13,247	$10,714	$13,093
Percent of Total Dollar Volume	7.6%	5.6%	3.6%	2.2%	2.8%
Prime Home Equity Loans Number of Loans	316,049	453,817	587,046	728,252	716,353
Volume of Loans	$11,650	$18,103	$30,893	$44,850	$47,876
Percent of Total Dollar Volume	4.6%	4.2%	8.5%	9.1%	10.4%
Nonprime Mortgage Loans Number of Loans	63,195	124,205	250,030	278,112	245,881
Volume of Loans	$9,421	$19,827	$39,441	$44,637	$40,596
Percent of Total Dollar Volume	3.7%	4.6%	10.9%	9.0%	8.8%
Total Loans Number of Loans	1,813,944	2,846,399	2,298,744	2,729,874	2,506,431
Volume of Loans	$251,901	$434,864	$363,006	$495,376	$462,501
Average Loan Amount	$139,000	$153,000	$158,000	$181,000	$185,000
Non-Purchase Transactions(1)	66%	72%	51%	53%	55%
Adjustable-Rate Loans(1)	14%	21%	52%	52%	46%

_________

(1)

Percentage of total mortgage loan production (excluding commercial real estate loans) based on dollar volume.

Loan Servicing

Countrywide Servicing has established standard policies for the servicing and collection of mortgages. Servicing includes, but is not limited to:

(a)

collecting, aggregating and remitting mortgage loan payments;

(b)

accounting for principal and interest;

(c)

holding escrow (impound) funds for payment of taxes and insurance;

(d)

making inspections as required of the mortgaged properties;

(e)

preparation of tax related information in connection with the mortgage loans;

(f)

supervision of delinquent mortgage loans;

(g)

loss mitigation efforts;

(h)

foreclosure proceedings and, if applicable, the disposition of mortgaged properties; and

(i)

generally administering the mortgage loans, for which it receives servicing fees.

Billing statements with respect to mortgage loans are mailed monthly by Countrywide Servicing. The statement details all debits and credits and specifies the payment due. Notice of changes in the applicable loan rate are provided by Countrywide Servicing to the mortgagor with these statements.

Collection Procedures

When a mortgagor fails to make a payment on a mortgage loan, Countrywide Servicing attempts to cause the deficiency to be cured by corresponding with the mortgagor. In most cases, deficiencies are cured promptly. Pursuant to Countrywide Servicing’s servicing procedures, Countrywide Servicing generally mails to the mortgagor a notice of intent to foreclose after the loan becomes 61 days past due (three payments due but not received) and, generally within 59 days thereafter, if the loan remains delinquent, institutes appropriate legal action to foreclose on the mortgaged property. Foreclosure proceedings may be terminated if the delinquency is cured. Mortgage loans to borrowers in bankruptcy proceedings may be restructured in accordance with law and with a view to maximizing recovery of the loans, including any deficiencies.

Once foreclosure is initiated by Countrywide Servicing, a foreclosure tracking system is used to monitor the progress of the proceedings. The system includes state specific parameters to monitor whether proceedings are progressing within the time frame typical for the state in which the mortgaged property is located. During the foreclosure proceeding, Countrywide Servicing determines the amount of the foreclosure bid and whether to liquidate the mortgage loan.

If foreclosed, the mortgaged property is sold at a public or private sale and may be purchased by Countrywide Servicing. After foreclosure, Countrywide Servicing may liquidate the mortgaged property and charge-off the loan balance which was not recovered through liquidation proceeds.

Servicing and charge-off policies and collection practices with respect to mortgage loans may change over time in accordance with, among other things, Countrywide Servicing’s business judgment, changes in the servicing portfolio and applicable laws and regulations.

Static Pool Data

Certain static pool data with respect to the delinquency, cumulative loss and prepayment data for Countrywide Home Loans is available online at  http://www.countrywidedealsdata.com/?CWDD=01200702.

Servicing and Other Compensation and Payment of Expenses

Each servicer will provide customary servicing functions with respect to the Mortgage Loans serviced by such servicer pursuant to certain servicing agreements between the applicable servicer and DB Structured Products, Inc. (collectively, the “Servicing Agreements”).  Among other things, the servicers are obligated under some circumstances to make Advances with respect to the Mortgage Loans.  In managing the liquidation of defaulted Mortgage Loans, the servicers will have sole discretion to take such action in maximizing recoveries to the certificateholders including, without limitation, selling defaulted Mortgage Loans and REO properties as described in the related Servicing Agreement.

With respect to each Mortgage Loan, the amount of the servicing fee that will be paid to the related servicer is a weighted average, for a period of one full month, equal to one-twelfth of the product of (a) approximately 0.405% and (b) the outstanding principal balance of such Mortgage Loan (the “Servicing Fee”).  The Servicing Fee will be payable monthly, computed on the basis of the same principal amount and period respecting which any related interest payment on such Mortgage Loan is computed.  As additional servicing compensation, the applicable servicer is entitled to retain all assumption fees, late payment charges and other miscellaneous servicing compensation in respect of the Mortgage Loans serviced by it, to the extent collected from mortgagors, together with any interest or other income earned on funds held in the Custodial Account and any escrow accounts established by such servicer.  In addition, with respect to the Residential Funding Company, LLC Mortgage Loans, Residential Funding Company, LLC is entitled to retain any Prepayment Interest Excess (as defined in the related Servicing Agreement) received in respect of such Residential Funding Company, LLC Mortgage Loans.

Each servicer is obligated to pay insurance premiums and other ongoing expenses associated with the Mortgage Loans serviced by it incurred by such servicer in connection with its responsibilities under the related Servicing Agreement and is entitled to reimbursement for these expenses as provided in the related Servicing Agreement.  See “Description of the Agreements–Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements–Retained Interest, Servicing Compensation and Payment of Expenses” in the prospectus for information regarding expenses payable by the applicable servicer.

The sponsor has the right to transfer the servicing of approximately 100% of the Residential Funding Company, LLC Mortgage Loans to a successor servicer which is qualified to service mortgage loans for Fannie Mae or Freddie Mac. The appointment of any successor servicer requires the consent of the master servicer, which consent may not be unreasonably withheld, and confirmation from the rating agencies that the transfer of servicing will not result in a qualification, withdrawal or downgrade of the then-current ratings of any of the Offered Certificates, although there can be no guaranty that such transfer will not have an adverse impact on rates of delinquencies, defaults and losses. See “Risk Factors–The transfer of servicing may result in higher delinquencies and defaults which may adversely affect the yield on your certificates” in this prospectus supplement.  Any expenses incurred by the master servicer related to the transfer of servicing to a successor servicer will be reimbursed by the sponsor or the successor servicer.

Payments on Mortgage Loans; Deposits to Custodial Accounts

Each servicer will establish and maintain or cause to be established and maintained a separate trust account (the “Custodial Account”) for the benefit of the certificateholders.  Each Custodial Account will be an eligible account (or similar term as defined in the related Servicing Agreement). Upon receipt by the applicable servicer of amounts in respect of the Mortgage Loans serviced by it (excluding amounts representing the applicable Servicing Fee or other servicing compensation, reimbursement for Advances and servicing advances and insurance proceeds to be applied to the restoration or repair of a Mortgaged Property or similar items), the applicable servicer will deposit such amounts in the Custodial Account.  Amounts so deposited may be invested in accordance with the terms of the related Servicing Agreement in investments maturing no later than one business day prior to the date on which the amount on deposit therein is required to be remitted to the securities administrator, if such investment is managed by a person other than the related servicer or the securities administrator, or maturing on the business day on which the amount on deposit therein is required to be remitted to the securities administrator if such investment is managed by the related servicer or the securities administrator.  All investment income on funds in the Custodial Account will be for the benefit of the applicable servicer.

Advances

Subject to the limitations set forth in the following paragraph, each servicer will be obligated to advance or cause to be advanced on or before each Determination Date from its own funds, an amount equal to the aggregate of all payments of principal and interest, net of its servicing fee, that were due on the Mortgage Loans serviced by it and that were delinquent on the related Determination Date, plus amounts representing assumed payments not covered by any current net income on the Mortgaged Properties acquired by foreclosure or deed in lieu of foreclosure (any such advance, an “Advance”).

Advances are required to be made only to the extent they are deemed by the applicable servicer to be recoverable from related late collections, insurance proceeds or liquidation proceeds. The purpose of making the Advances is to maintain a regular cash flow to the certificateholders, rather than to guarantee or insure against losses.

All Advances will be reimbursable to the applicable servicer from late collections, insurance proceeds and liquidation proceeds from the Mortgage Loan as to which the Advance was made. In addition, any Advances previously made in respect of any Mortgage Loan that are deemed by the applicable servicer to be nonrecoverable from related late collections, insurance proceeds or liquidation proceeds may be reimbursed to the applicable servicer out of any funds in the Custodial Account prior to the distributions on the certificates. In the event that the applicable servicer fails in its obligation to make any required Advance, the master servicer, as successor servicer, or other successor servicer will be obligated to make the Advance, in each case, to the extent required in the Pooling and Servicing Agreement.  Under the Pooling and Servicing Agreement, the trustee is required to make, subject to its determination of recoverability and applicable law, any Advance that the master servicer is required to make, but fails to make.

Compensating Interest

The servicers or the master servicer, as applicable, will pay amounts referred to herein as “Compensating Interest” in the manner and to the extent set forth below to reduce the adverse effect on certificateholders from the deficiency in interest collected as a result of prepayments in full or in part on the related Mortgage Loans.

Each servicer will be required to deposit into the related Custodial Account, prior to distribution to the master servicer for any Distribution Date, an amount equal to (a) with respect to Countrywide Servicing, the lesser of (x) any shortfall in interest collections for the related month resulting from prepayments in full or in part on the related Mortgage Loans made during the related Prepayment Period and (y) one-half of the aggregate Servicing Fee payable to Countrywide Servicing for the related Due Period and (b) with respect to the Mortgage Loans serviced by Residential Funding Company, LLC, the lesser of (x) any shortfall in interest collections for the related month resulting from prepayments in full made during the portion of the Prepayment Period occurring between the 16th day of the month preceding the month in which such Distribution Date occurs and ending on the last day of the calendar month preceding the month in which such Distribution Date occurs and (y) the aggregate Servicing Fee payable to Residential Funding Company, LLC for the related Due Period as set forth in the related Servicing Agreement.

With respect to the master servicer, if the servicers fail to pay the amount of any Compensating Interest required to be paid on that Distribution Date, the master servicer will be required to deposit into the Distribution Account as a payment of Compensating Interest the lesser of (i) the amount required to be paid by the servicers and not so paid and (ii) the aggregate master servicing compensation for such Distribution Date.

Modifications

In instances in which a Mortgage Loan is in default or if default is reasonably foreseeable, and if determined by the servicer to be in the best interest of the certificateholders, the servicer may permit servicing modifications of the Mortgage Loan rather than proceeding with foreclosure. However, the servicer’s ability to perform servicing modifications will be subject to some limitations, including but not limited to the following: any amounts added to the principal balance of the Mortgage Loan, or capitalized amounts added to the Mortgage Loan, will be required to be fully amortized over the remaining term, or the extended term, of the Mortgage Loan; all capitalizations are to be implemented in accordance with the servicer’s standards and may be implemented only by the servicer for that purpose; the final maturity of any Mortgage Loan will not be extended beyond the assumed final Distribution Date; and no servicing modification with respect to a Mortgage Loan will have the effect of reducing the mortgage rate below one half of the mortgage rate as in effect on the Cut-Off Date, but not less than the Servicing Fee Rate. Further, the aggregate current principal balance of all Mortgage Loans subject to modifications can be no more than five percent (5%) of the aggregate principal balance of the Mortgage Loans as of the Cut-Off Date, but this limit may increase from time to time with the consent of the rating agencies.

Any Advances made on any Mortgage Loan will be reduced to reflect any related servicing modifications previously made. The mortgage rate and net mortgage rate as to any Mortgage Loan will be deemed not reduced by any servicing modification, so that the calculation of the Interest Distribution Amount (as defined in this prospectus supplement) payable on the Offered Certificates will not be affected by the servicing modification.

Special Servicing Agreements; Purchase of Delinquent Mortgage Loans

Upon any Mortgage Loan becoming ninety (90) days or more delinquent, the holder of the majority interest in the Class CE Certificates shall have the option to transfer servicing with respect to such delinquent Mortgage Loan to a special servicer. Immediately upon the transfer of servicing to the special servicer with respect to any Mortgage Loan, the special servicer shall service such Mortgage Loan in accordance with (i) all provisions of the Pooling and Servicing Agreement and (ii) any special servicing agreement.  Upon the exercise of such option and with respect to Mortgage Loans that currently or subsequently become ninety (90) days or more delinquent, servicing on such Mortgage Loans will transfer to the special servicer, upon prior written notice to the master servicer, without any further action by the holder of the majority interest in the Class CE Certificates.  Any special servicing agreement shall be acceptable to the master servicer, the trustee and the rating agencies and will not modify any material terms of the Pooling and Servicing Agreement.

Upon designation of the special servicer, the prior servicer of that Mortgage Loan will have no further rights or obligations with respect to that Mortgage Loan.  The Pooling and Servicing Agreement will provide that if the holder of the majority interest in the Class CE Certificates has not exercised such option, then the servicer may purchase from the trust fund within ninety days of a Mortgage Loan becoming ninety days delinquent that Mortgage Loan at a price equal to 100% of the outstanding principal balance plus accrued and unpaid interest, plus unreimbursed Advances and servicing advances, plus any unpaid Servicing Fees, master servicing fees and credit risk manager fees.

Upon appointment of a special servicer, all provisions of the Pooling and Servicing Agreement shall be binding on the special servicer.  In addition, the special servicer will enter into a special Servicing Agreement with the holder of the majority interest in the Class CE Certificates, the master servicer and the trustee that must be acceptable to the rating agencies rating the Certificates.

Evidence as to Compliance

The Pooling and Servicing Agreement and each Servicing Agreement will provide that each year on or before the date set forth in the Pooling and Servicing Agreement, beginning with the first year after the year in which the Cut-Off Date occurs, each party responsible for the servicing function will provide to the depositor and the master servicer a report on an assessment of compliance with the minimum servicing criteria established in Item 1122(a) of Regulation AB (the “AB Servicing Criteria”). The AB Servicing Criteria include specific criteria relating to the following areas: general servicing considerations, cash collection and administration, investor remittances and reporting, and pool asset administration. Such report will indicate that the AB Servicing Criteria were used to test compliance on a platform level basis and will set out any material instances of noncompliance.

The Pooling and Servicing Agreement and each Servicing Agreement will also provide that the party responsible for the servicing function will deliver along with its report on assessment of compliance an attestation report from a firm of independent public accountants on the assessment of compliance with the AB Servicing Criteria.

The Pooling and Servicing Agreement and each Servicing Agreement will also provide for delivery to the securities administrator each year, on or before the date set forth in the Pooling and Servicing Agreement, of a separate annual statement of compliance from each entity responsible for the servicing function to the effect that, to the best knowledge of the signing officer, such entity has fulfilled in all material respects its obligations under the Pooling and Servicing Agreement throughout the preceding year or, if there has been a material failure in the fulfillment of any obligation, the statement will specify such failure and the nature and status thereof.

Copies of the annual reports of assessment of compliance, attestation reports, and statements of compliance, if not available on the securities administrator’s website, may be obtained by securityholders without charge upon written request to the securities administrator at the address of the securities administrator set forth under “The Master Servicer and Securities Administrator” in this prospectus supplement. These items will be filed with the issuing entity’s annual report on Form 10-K, to the extent required under Regulation AB.

THE SECURITIES ADMINISTRATOR, THE MASTER SERVICER AND THE CUSTODIAN

Wells Fargo Bank, N. A.

General

The information set forth in the following five paragraphs has been provided by the master servicer, the securities administrator and Wells Fargo Bank as a custodian.  None of the servicers, the trustee, the originators or any of their respective affiliates has made or will make any representation as to the accuracy or completeness of the information.

Wells Fargo Bank, N.A. (“Wells Fargo Bank”) will act as securities administrator and master servicer under the Pooling and Servicing Agreement and as a Custodian under a custodial agreement (the “Wells Fargo Custodial agreement”), dated as of February 1, 2007, by and among the trustee, the servicers and Wells Fargo Bank as custodian.  Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company.  A diversified financial services company with approximately $483 billion in assets, 23+ million customers and 167,000+ employees as of September 30, 2006, Wells Fargo & Company is a U.S. bank holding company, providing banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally.  Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services.   The depositor, the sponsor and the servicers may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates.  Wells Fargo Bank maintains principal corporate trust offices located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations), and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

Wells Fargo Bank serves or may have served within the past two years as loan file custodian for various mortgage loans owned by the Sponsor or an affiliate of the Sponsor and anticipates that one or more of those mortgage loans may be included in the Trust.  The terms of the custodial agreement under which those services are provided by Wells Fargo Bank are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

Securities Administrator

Under the terms of the Pooling and Servicing Agreement, Wells Fargo Bank also is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports.  As securities administrator, Wells Fargo Bank is responsible for the preparation and filing of all REMIC tax returns on behalf of the Trust REMICs  and the preparation of monthly reports on Form 10-D, current reports on Form 8-K and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the issuing Trust.  Wells Fargo Bank has been engaged in the business of securities administration since June 30, 1995.  As of December 31, 2006, Wells Fargo Bank was acting as securities administrator with respect to more than $1,006,418,000,000 of outstanding residential mortgage-backed securities.

Master Servicer

Wells Fargo Bank acts as master servicer pursuant to the Pooling and Servicing Agreement.  The master servicer is responsible for the aggregation of monthly servicer reports and remittances and for the oversight of the performance of the servicer under the terms of the Purchase and Servicing Agreement.  In particular, the master servicer independently calculates monthly loan balances based on servicer data, compares its results to servicer loan-level reports and reconciles any discrepancies with the servicer.  The master servicer also reviews the servicing of defaulted loans for compliance with the terms of the Pooling and Servicing Agreement. In addition, upon the occurrence of certain servicer events of default under the terms of the Pooling and Servicing Agreement, the master servicer may be required to enforce certain remedies on behalf of the issuing entity and at the direction of the trustee against such defaulting servicer.  Wells Fargo Bank has been engaged in the business of master servicing since June 30, 1995.  As of December 31, 2006, Wells Fargo Bank was acting as master servicer for approximately 1,427 series of residential mortgage-backed securities with an aggregate outstanding principal balance of approximately $748,854,000,000.

Custodian

Wells Fargo Bank is acting as a custodian of 100% of the mortgage loan files pursuant to the Wells Fargo Custodial Agreement.

In that capacity, Wells Fargo Bank is responsible for holding and safeguarding the mortgage notes and other contents of the mortgage files on behalf of the trustee and the certificateholders.  Wells Fargo Bank maintains each mortgage loan file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management.  Files are segregated by transaction or investor.  Wells Fargo Bank has been engaged in the mortgage document custody business for more than 25 years.  Wells Fargo Bank maintains document custody facilities in its Minneapolis, Minnesota headquarters and in three regional offices located in Richfield, Minnesota, Irvine, California, and Salt Lake City, Utah.  As of December 31, 2006, Wells Fargo Bank maintains mortgage custody vaults in each of those locations with an aggregate capacity of over eleven million files.

The Distribution Account

Pursuant to the terms of the Pooling and Servicing Agreement, the securities administrator will establish and maintain a separate account (the “Distribution Account”) for the benefit of the certificateholders.  The Distribution Account will be an Eligible Account (as defined in the Pooling and Servicing Agreement).  Amounts on deposit therein may be invested in eligible investments (at the direction and for the benefit of the master servicer) maturing no later than one Business Day prior to the related Distribution Date unless such eligible investments are invested in investments managed or advised by the securities administrator or an affiliate thereof, in which case such eligible investments may mature on the related Distribution Date. All investment income on funds in the Distribution Account will be for the benefit of the master servicer.

Any one or more of the following obligations or securities held in the name of the trustee for the benefit of the certificateholders will be considered an eligible investment:

(i)

obligations of the United States or any agency thereof, provided such obligations are backed by the full faith and credit of the United States;

(ii)

commercial or finance company paper which is then receiving the highest commercial or finance company paper rating of each rating agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the certificates by each rating agency, as evidenced in writing;

(iii)

certificates of deposit, demand or time deposits, or bankers’ acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities (including the trustee in its commercial banking capacity), provided that the commercial paper and/or long term unsecured debt obligations of such depository institution or trust company are then rated one of the two highest long-term and the highest short-term ratings of each such rating agency for such securities, or such lower ratings as will not result in the downgrading or withdrawal of the rating then assigned to the certificates by any rating agency, as evidenced in writing;

(iv)

guaranteed reinvestment agreements issued by any bank, insurance company or other corporation containing, at the time of the issuance of such agreements, such terms and conditions as will not result in the downgrading or withdrawal of the rating then assigned to the certificates by each rating agency, as evidenced in writing;

(v)

repurchase obligations with respect to any security described in clauses (i) and (ii) above, in either case entered into with a depository institution or trust company (acting as principal) described in clause (v) above;

(vi)

securities (other than stripped bonds, stripped coupons or instruments sold at a purchase price in excess of 115% of the face amount thereof) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any state thereof which, at the time of such investment, have one of the two highest short term ratings of each rating agency (except if the rating agency is Moody’s, such rating will be the highest commercial paper rating of Moody’s for any such securities), or such lower rating as will not result in the downgrading or withdrawal of the rating then assigned to the certificates by each rating agency, as evidenced by a signed writing delivered by each rating agency;

(vii)

interests in any money market fund (including any such fund managed or advised by the securities administrator or any affiliate thereof) which at the date of acquisition of the interests in such fund and throughout the time such interests are held in such fund has the highest applicable short term rating by each rating agency rating such fund or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the certificates by each rating agency, as evidenced in writing;

(viii)

short term investment funds sponsored by any trust company or banking association incorporated under the laws of the United States or any state thereof (including any such fund managed or advised by the trustee or the master servicer or any affiliate thereof) which on the date of acquisition has been rated by each rating agency rating such fund in their respective highest applicable rating category or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the certificates by each rating agency, as evidenced in writing; and

(ix)

such other investments having a specified stated maturity and bearing interest or sold at a discount acceptable to each rating agency and as will not result in the downgrading or withdrawal of the rating then assigned to the certificates by any rating agency, as evidenced by a signed writing delivered by each rating agency.

Master Servicing and Other Compensation and Payment of Expenses

The principal compensation to be paid to the master servicer on each Distribution Date in respect of its master servicing activities will be interest or other income earned on funds held in the Distribution Account to the extent provided in the Pooling and Servicing Agreement.

In the event that the servicers fail to pay the amount of any Compensating Interest required to be paid on any Distribution Date, the master servicer will be required to pay such amounts up to the master servicing compensation payable to the master servicer on such Distribution Date.

Events of Default and Removal of Master Servicer

Upon the occurrence of events of default described under “Description of the Agreements–Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements–Events of Default under the Agreement” and “–Rights Upon Events of Default under the Agreements” in the prospectus, the master servicer may be removed as master servicer of the Mortgage Loans in accordance with the terms of the Pooling and Servicing Agreement.

Any successor to the master servicer appointed under the Pooling and Servicing Agreement must be a housing loan servicing institution, acceptable to each rating agency, with a net worth at the time of the appointment of at least $15,000,000.  See “Description of the Agreements–Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements–Events of Default under the Agreement” and “–Rights Upon Events of Default under the Agreements” in the prospectus.

Transfer of Master Servicing

The master servicer may sell and assign its rights and delegate its duties and obligations in its entirety as master servicer under the Pooling and Servicing Agreement; provided, however, that: (i) the purchaser or transferee accept in writing such assignment and delegation and assume the obligations of the master servicer under the Pooling and Servicing Agreement and (a) shall be qualified to service mortgage loans for Fannie Mae or Freddie Mac; (b) will be required to have a net worth of not less than $25,000,000 (unless otherwise approved by each rating agency pursuant to clause (ii) below); (c) will be required to be reasonably satisfactory to the trustee (as evidenced in a writing signed by the trustee); and (d) will be required to execute and deliver to the trustee an agreement, in form and substance reasonably satisfactory to the trustee, which contains an assumption by such Person of the due and punctual performance and observance of each covenant and condition to be performed or observed by it as master servicer under the Pooling and Servicing Agreement; (ii) each rating agency will be given prior written notice of the identity of the proposed successor to the master servicer and each rating agency’s rating of the Certificates in effect immediately prior to such assignment, sale and delegation will not be downgraded, qualified or withdrawn as a result of such assignment, sale and delegation, as evidenced by a letter to such effect delivered to the master servicer and the trustee; and (iii) the master servicer assigning and selling the master servicing will be required to deliver to the trustee an officer’s certificate and an opinion of independent counsel, each stating that all conditions precedent to such action under the Pooling and Servicing Agreement have been completed and such action is permitted by and complies with the terms of the Pooling and Servicing Agreement. No such assignment or delegation will affect any liability of the master servicer arising out of acts or omissions prior to the effective date thereof.

Indemnification

The master servicer and any director, officer, employee or agent of the master servicer will be indemnified and held harmless by the trust against any loss, liability or expense as set forth in the Pooling and Servicing Agreement.

The securities administrator and any director, officer, employee or agent of the securities administrator will be indemnified and held harmless by the trust against any loss, liability or expense as set forth in the Pooling and Servicing Agreement.

The custodian and any director, officer, employee or agent of the custodian will be indemnified and held harmless by the trust against any loss, liability or expense as set forth in the Custodial Agreements.

THE TRUSTEE

HSBC Bank USA, National Association, a national banking association, will be the trustee under the Pooling and Servicing Agreement. The depositor and the master servicer may maintain other banking relationships in the ordinary course of business with the trustee. The trustee’s corporate trust office is located at 452 Fifth Avenue, New York, New York 10018, Attention: Corporate Trust, Deutsche Alt-A Securities Mortgage Loan Trust, Series 2007-OA1 or at such other address as the trustee may designate from time to time.

HSBC Bank USA, National Association, has been, and currently is serving as trustee for numerous securities transactions involving similar pool assets to those found in this transaction.

The trustee, prior to the occurrence of an event of default and after the curing or waiver of all events of default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in the Pooling and Servicing Agreement as duties of the trustee, including:

1.

Upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments which are specifically required to be furnished to the trustee pursuant to the Pooling and Servicing Agreement, the trustee (or its custodian, if applicable) will be required to examine them to determine whether they are in the required form; provided, however, that the trustee will not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished hereunder; and provided, further, that the trustee will not be responsible for the accuracy or verification of any calculation provided to it pursuant to the Pooling and Servicing Agreement.

2.

The trustee will be required to promptly remit to the servicer any complaint, claim, demand, notice or other document (collectively, the “Notices”) delivered to the trustee as a consequence of the assignment of any Mortgage Loan hereunder and relating to the servicing of the Mortgage Loans; provided that any such notice (i) is delivered to the trustee at its Corporate Trust Office, (ii) contains information sufficient to permit the trustee to make a determination that the real property to which such document relates is a Mortgaged Property (as defined in the Pooling and Servicing Agreement). The trustee will have no duty under the Pooling and Servicing Agreement with respect to any Notice it may receive or which may be alleged to have been delivered to or served upon it unless such Notice is delivered to it or served upon it at its Corporate Trust Office and such Notice contains the information required pursuant to clause (ii) of the preceding sentence.

3.

Except for those actions that the trustee is required to take under the Pooling and Servicing Agreement, the trustee will not have any obligation or liability to take any action or to refrain from taking any action in the absence of written direction as provided in the Pooling and Servicing Agreement.

If an Event of Default has occurred and has not been cured or waived, the trustee will be required to exercise such of the rights and powers vested in it by the Pooling and Servicing Agreement, using the same degree of care and skill in their exercise, as a prudent person would exercise under the circumstances in the conduct of his own affairs.

Without limiting the generality of the foregoing, if an Event of Default occurs, the trustee will be required to, at the direction of at least 51% of the Voting Rights, by notice in writing to the master servicer and to the depositor, with a copy to each rating agency, terminate all of the rights and obligations of the master servicer in its capacity as master servicer under the Pooling and Servicing Agreement, to the extent permitted by law, and in and to the Mortgage Loans and the proceeds thereof. On or after the receipt by the master servicer of such written notice, all authority and power of the master servicer with respect to the Certificates (other than as a holder of any Certificate) or the Mortgage Loans or otherwise including, without limitation, the compensation payable to the master servicer under the Pooling and Servicing Agreement, will pass to and be vested in the trustee, and, without limitation, the trustee will be authorized and empowered, as attorney-in-fact or otherwise, to execute and deliver, on behalf of and at the expense of the master servicer, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. Notwithstanding the foregoing, the trustee will be permitted to, if it is unwilling to so to act, or will be required to, if it is legally unable to act, appoint, or petition a court of competent jurisdiction to appoint, a successor master servicer in accordance with the terms of the Pooling and Servicing Agreement.

To the extent that the costs and expenses of the trustee related to the termination of the master servicer, appointment of a successor master servicer or the transfer and assumption of the master servicing by the trustee (including, without limitation, (i) all legal costs and expenses and all due diligence costs and expenses associated with an evaluation of the potential termination of the master servicer as a result of an Event of Default and (ii) all costs and expenses associated with the complete transfer of the master servicing, including all servicing files and all servicing data and the completion, correction or manipulation of such servicing data as may be required by the successor master servicer to correct any errors or insufficiencies in the servicing data or otherwise to enable the successor master servicer to master service the Mortgage Loans in accordance with the Pooling and Servicing Agreement) are not fully and timely reimbursed by the terminated master servicer, the trustee will be entitled to reimbursement of such costs and expenses from the Distribution Account.

For further discussion of the duties of the trustee, please see “Description of the Agreements–Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements–Duties of the Trustee” in the prospectus.

The master servicer will pay the trustee’s fee to the trustee in respect of its obligations under the Pooling and Servicing Agreement. The Pooling and Servicing Agreement will provide that the trustee and any director, officer, employee or agent of the trustee will be indemnified by the trust and will be held harmless against any loss, liability, expense or cost including, without limitation, attorneys fees and expenses (not including expenses and disbursements incurred or made by the trustee in the ordinary course of the trustee’s performance in accordance with the provisions of the Pooling and Servicing Agreement) incurred by the trustee in connection with any pending or threatened legal action or arising out of or in connection with the acceptance or administration of its obligations and duties under the Pooling and Servicing Agreement, the Certificates or the Custodial Agreement, other than any loss, liability or expense (i) resulting from a breach of the obligations and duties of the servicer under the Pooling and Servicing Agreement (for which the trustee receives indemnity from the servicer) or (ii) incurred by reason of willful misfeasance, bad faith or negligence in the performance of the trustee’s duties under the Pooling and Servicing Agreement, the Certificates or the Custodial Agreement or by reason of reckless disregard, of the trustee’s obligations and duties under the Pooling and Servicing Agreement, the Certificates or the Custodial Agreement.

The trustee may resign at any time, in which event the depositor will be obligated to appoint a successor trustee. The depositor may also remove the trustee if the trustee ceases to be eligible to continue under the Pooling and Servicing Agreement or if the trustee becomes insolvent. Upon becoming aware of the circumstances, the depositor will be obligated to appoint a successor trustee. The trustee may also be removed at any time by the holders of the certificates evidencing not less a majority of the voting rights in the trust fund. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.  If the trustee resigns or is removed by the depositor, the expenses associated with the change of trustee will be paid from the Distribution Accounts.  If the trustee is removed by holders of certificates, such holders will be responsible for paying any compensation payable to a successor trustee, in excess of the amount paid to the predecessor trustee.

The trustee and any director, officer, employee or agent of the trustee will be indemnified and held harmless against any loss, liability or expense as set forth in the Pooling and Servicing Agreement.

THE CREDIT RISK MANAGER

Clayton Fixed Income Services Inc., as credit risk manager for the trust, will monitor the performance of the servicers (except Countrywide Servicing), and make recommendations to the monitored servicers regarding certain delinquent and defaulted Mortgage loans and will report to the depositor on the performance of such Mortgage Loans, pursuant to a Credit Risk Management Agreement to be entered into by the credit risk manager and each monitored servicer and/or the master servicer on or prior to the Closing Date.  The credit risk manager will rely upon mortgage loan data that is provided to it by the monitored servicers and/or master servicer in performing its advisory and monitoring functions.  The credit risk manager will be entitled to receive a “Credit Risk Manager’s Fee” until the termination of the trust or until its removal by a vote of at least 66 2/3% of the certificateholders.  Such fee will be paid by the trust and will be equal to one-twelfth of the product of 0.009% multiplied by the then current aggregate principal balance of the Mortgage Loans.

POOLING AND SERVICING AGREEMENT

General

The certificates will be issued under the Pooling and Servicing Agreement, a form of which is filed as an exhibit to the registration statement.  A Current Report on Form 8-K relating to the certificates containing a copy of the Pooling and Servicing Agreement as executed will be filed by the depositor with the Securities and Exchange Commission within fifteen days of the initial issuance of the certificates. The trust fund created under the Pooling and Servicing Agreement will consist of (i) all of the depositor’s right, title and interest in the Mortgage Loans, the related mortgage notes, mortgages and other related documents; (ii) all payments on or collections in respect of the Mortgage Loans due after the Cut-Off Date or Subsequent Cut-Off Date, as applicable, together with any proceeds of the Mortgage Loans; (iii) any Mortgaged Properties acquired on behalf of certificateholders by foreclosure or by deed in lieu of foreclosure, and any revenues received on these mortgaged properties; (iv) the rights of the trustee under all insurance policies required to be maintained under the Pooling and Servicing Agreement; (v) the rights of the depositor under the Mortgage Loan Purchase Agreement, the Servicing Agreements and the assignment; assumption and recognition agreements related to the Servicing Agreements; and (vi) the Reserve Fund and any amounts on deposit in the Reserve Fund and any proceeds thereof.

The Interest Rate Cap Agreement and the right to any Cap Payment made by the Cap Provider and the Interest Rate Swap Agreement and the right to any Adjusted Net Swap Provider Payment or Swap Termination Payment made by the Swap Provider thereunder are not assets of the trust, but instead are assets of the separate Supplemental Interest Trust.

Reference is made to the prospectus for important information in addition to that set forth in this prospectus supplement regarding the trust fund, the terms and conditions of the Pooling and Servicing Agreement and the Offered Certificates. The depositor will provide to a prospective or actual certificateholder without charge, on written request, a copy, without exhibits, of the Pooling and Servicing Agreement. Requests should be addressed to 60 Wall Street, New York, New York 10005.

Assignment of the Mortgage Loans

The depositor will acquire all of the Mortgage Loans included in the Mortgage Pool pursuant to a mortgage loan purchase agreement, the (“Mortgage Loan Purchase Agreement”), to be dated as of February 28, 2007, between the sponsor and the depositor.  The Mortgage Loans were previously purchased by the sponsor either directly or indirectly from the originators.  See “Description of the Mortgage Pool–Underwriting Standards” in this prospectus supplement.

Pursuant to the terms of the Mortgage Loan Purchase Agreement, the sponsor will make certain representations and warranties with respect to the Mortgage Loans, which the depositor will assign to the trustee for the benefit of the certificateholders.  If the sponsor breaches any of the representations and warranties with respect to any Mortgage Loan which materially and adversely affects (i) the value of any of the Mortgage Loans actually delivered or (ii) the interests of the certificateholders therein, the sponsor will be obligated to cure such breach in all material respects or repurchase the Mortgage Loan or any property acquired in respect thereof.

In addition, the depositor will make representations and warranties regarding the Mortgage Loans in the Pooling and Servicing Agreement, but its assignment of the Mortgage Loans to the trustee will be without recourse and the depositor’s obligations relating to the Mortgage Loans will be limited to the representations and warranties made by it under the Pooling and Servicing Agreement.  If the depositor breaches any of the representations and warranties with respect to any Mortgage Loan which breach materially and adversely affects the interests of the certificateholders in the related Mortgage Loan, the depositor will be obligated to cure such breach in all material respects or repurchase the Mortgage Loan or any property acquired in respect thereof.

On the Closing Date, the depositor will transfer to the trust all of its right, title and interest in and to each Mortgage Loan, the related mortgage note, mortgage, assignment of mortgage in recordable form to the trustee and other related documents (collectively, the “Related Documents”), including all scheduled payments with respect to each such Mortgage Loan due after the Cut-Off Date. The trustee, concurrently with such transfer, will deliver the certificates to the depositor.  Each Mortgage Loan transferred to the trust will be identified on a schedule delivered to the trustee pursuant to the Pooling and Servicing Agreement. The mortgage loan schedule will include information such as the principal balance of each Mortgage Loan as of the Cut-Off Date or Subsequent Cut-Off Date, as applicable, its mortgage interest rate as well as other information with respect to each Mortgage Loan.

The Pooling and Servicing Agreement will require that, within the time period specified therein, the depositor will deliver or cause to be delivered to the trustee (or the custodian, as the trustee’s agent for such purpose) the original mortgages and original mortgage notes endorsed in blank.  If such original is not available or is lost, the depositor may, in lieu of delivery of the original mortgage or mortgage note, deliver or cause to be delivered true and correct copies thereof, and, with respect to a lost mortgage note, a lost note affidavit.

On or prior to the Closing Date, the trustee or the custodian on its behalf will review the Related Documents pursuant to the Pooling and Servicing Agreement.  If any Related Document is found to be defective in any material respect and such defect is not cured within 90 days following notification thereof to the sponsor by the trustee or the custodian, the sponsor will be required to either (i) substitute for such Mortgage Loan pursuant to the Pooling and Servicing Agreement; provided, however, that such substitution is permitted only within two years of the Closing Date and may not be made unless an opinion of counsel is provided to the trustee, the master servicer and the depositor to the effect that such substitution will not disqualify any REMIC (as defined in the Pooling and Servicing Agreement) as a REMIC or result in a prohibited transaction tax under the Internal Revenue Code or (ii) purchase such Mortgage Loan at a price (the “Purchase Price”) equal to the outstanding principal balance of such Mortgage Loan as of the date of purchase, plus all accrued and unpaid interest thereon at the mortgage interest rate from the date interest was last paid by the mortgagor to the next scheduled due date, plus the amount of any unreimbursed Advances and servicing advances made by the applicable servicer and/or the master servicer plus all unreimbursed costs and damages incurred by the trust and the trustee in connection with any violation of any such Mortgage Loan of any predatory or abusive lending law.  The Purchase Price will be remitted to the securities administrator for deposit in the related Distribution Account no later than the day prior to the related Distribution Date. The obligation of the sponsor to repurchase or substitute for a deleted Mortgage Loan is the sole remedy regarding any defects in the Mortgage Loans and Related Documents available to the certificateholders.

Voting Rights

At all times, 98% of all voting rights will be allocated among the holders of the Senior Certificates, the Mezzanine Certificates and the Class CE Certificates in proportion to the then outstanding Certificate Principal Balances of their respective certificates, 1% of all voting rights will be allocated to the holders of the Class P Certificates in proportion to the then outstanding Certificate Principal Balances of their respective certificates, 1% of all voting rights will be allocated to the holders of the Residual Certificates.  The initial owner of the Residual Certificates is Deutsche Bank Securities Inc.

Optional Termination

The circumstances under which the obligations created by the Pooling and Servicing Agreement will terminate in respect of the certificates are described in “Description of the Securities–Termination” in the prospectus. The master servicer will have the right to purchase all remaining Mortgage Loans and any properties acquired in respect thereof and thereby effect early retirement of the certificates on any Distribution Date (each such date, an “Optional Termination Date”) following the Due Period during which the aggregate principal balance of the Mortgage Loans and properties acquired in respect thereof remaining in the trust fund at the time of purchase is reduced to less than or equal to 10% of the aggregate outstanding principal balance of the Mortgage Loans as of the Cut-Off Date.  In the event the master servicer exercises its option, the purchase price payable in connection with the option will be equal to par with respect to the Mortgage Loans and the fair market value of all properties acquired by the trust in respect of any Mortgage Loans, plus accrued interest for each Mortgage Loan at the related mortgage rate to but not including the first day of the month in which the repurchase price is distributed, together with (to the extent not covered by the foregoing) all amounts due and owing to the trustee, the servicers, the master servicer, the custodian and the securities administrator as of the termination date and any Adjusted Net Securities Administrator Swap Payment or Swap Termination Payment (not due to a Swap Provider Trigger Event) payable to the swap provider pursuant to the Interest Rate Swap Agreement (the “Termination Price”).  In the event the master servicer exercises this option, the purchase price, will be distributed to certificateholders, to the extent of available funds, in accordance with the priorities set forth in “–Interest Distributions” and “–Principal Distributions” above.  In no event will the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the survivor of the persons named in the Pooling and Servicing Agreement.  See “Description of the Securities–Termination” in the prospectus.

The securities administrator will be required to give notice of any termination to the certificateholders, upon which the certificateholders will surrender their Certificates to the securities administrator for payment of the final distribution and cancellation. Such notice will be given by letter, mailed not earlier than the 15th day and not later than the 25th day of the month next preceding the month of such final distribution, and will specify (i) the Distribution Date upon which final payment of the Certificates will be made upon presentation and surrender of the Certificates at the office of the securities administrator therein designated, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office of the securities administrator therein specified.

In the event such notice is given in connection with the purchase of all of the Mortgage Loans by the master servicer, the master servicer will deliver to the securities administrator for deposit in the Distribution Account not later than the business day prior to the Distribution Date on which the final distribution on the Certificates is to be made, an amount in immediately available funds equal to the above-described Termination Price.  The securities administrator will remit to the servicers, the master servicer, the trustee, the custodian and the swap provider from such funds deposited in the Distribution Account (i) any amounts which the servicers would be permitted to withdraw and retain from the Collection Account as if such funds had been deposited therein (including all unpaid Servicing Fees and all outstanding Advances and Servicing Advances) and (ii) any other amounts otherwise payable by the securities administrator to the servicers, the master servicer, the trustee, the custodian and the swap provider from amounts on deposit in the Distribution Account pursuant to the terms of the Pooling and Servicing Agreement prior to making any final distributions to certificateholders. Upon certification to the trustee by the securities administrator of the making of such final deposit, the trustee will promptly release or cause to be released to the master servicer the Mortgage Files for the remaining Mortgage Loans, and the trustee will execute all assignments, endorsements and other instruments delivered to it and necessary to effectuate such transfer.

Upon presentation of the Certificates by the certificateholders on the final Distribution Date, the securities administrator will distribute to each Certificateholder so presenting and surrendering its Certificates the amount otherwise distributable on such Distribution Date in respect of the Certificates so presented and surrendered. Any funds not distributed to any holder or holders of Certificates being retired on such Distribution Date because of the failure of such holder or holders to tender their Certificates will, on such date, be set aside and held in trust and credited to the account of the appropriate non-tendering holder or holders. If any Certificates as to which notice has been given are not surrendered for cancellation within six months after the time specified in such notice, the securities administrator will mail a second notice to the remaining non-tendering certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates have not been surrendered for cancellation, the securities administrator will, directly or through an agent, mail a final notice to the remaining non-tendering certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining the funds in trust and of contacting such certificateholders will be paid out of the assets remaining in the trust fund. If within one (1) year after the final notice any such Certificates have not been surrendered for cancellation, the securities administrator will pay to the depositor all such amounts, and all rights of non-tendering certificateholders in or to such amounts will thereupon cease. No interest will accrue or be payable to any certificateholder on any amount held in trust by the securities administrator as a result of such certificateholder’s failure to surrender its Certificate(s) on the final Distribution Date for final payment thereof. Any such amounts held in trust by the securities administrator will be held uninvested in an eligible account.

In the event that the master servicer purchases all the Mortgage Loans or upon the final payment on or other liquidation of the last Mortgage Loan, the trust fund will be terminated in accordance with the following additional requirements:

(i)

The securities administrator will specify the first day in the 90-day liquidation period in a statement attached to each trust REMIC’s final tax return pursuant to Treasury regulation Section 1.860F-1 and will satisfy all requirements of a qualified liquidation under Section 860F of the Code and any regulations thereunder, as evidenced by an opinion of counsel obtained by and at the expense of the master servicer;

(ii)

During such 90-day liquidation period and at or prior to the time of making of the final payment on the Certificates, the trustee will sell all of the assets of REMIC I to the master servicer for cash; and

(iii)

At the time of the making of the final payment on the Certificates, the securities administrator will distribute or credit, or cause to be distributed or credited, to the holders of the Residual Certificates all cash on hand in the trust fund (other than cash retained to meet claims), and the trust fund will terminate at that time.

At the expense of the master servicer (or if the trust fund is being terminated as a result of the Last Scheduled Distribution Date, at the expense of the trust fund), the master servicer will prepare or cause to be prepared the documentation required in connection with the adoption of a plan of liquidation of each trust REMIC.

By their acceptance of Certificates, the holders thereof hereby agree to authorize the securities administrator to specify the 90-day liquidation period for each trust REMIC, which authorization will be binding upon all successor certificateholders.

Reports to Certificateholders

On each Distribution Date, the securities administrator will make available to each certificateholder and the depositor a statement generally setting forth, among other information:

(1)

the applicable Interest Accrual Periods and general Distribution Dates;

(2)

the total cash flows received and the general sources thereof;

(3)

the amount, if any, of fees or expenses accrued and paid, with an identification of the payee and the general purpose of such fees;

(4)

the amount of the related distribution to holders of the Offered Certificates (by class) allocable to principal, separately identifying (A) the aggregate amount of any principal prepayments included therein, (B) the aggregate of all scheduled payments of principal included therein and (C) any Overcollateralization Increase Amount included therein;

(5)

the amount of such distribution to holders of the Offered Certificates (by class) allocable to interest;

(6)

the Interest Carry Forward Amounts and any Net WAC Rate Carryover Amounts for the related Offered Certificates, if any;

(7)

the Certificate Principal Balance of the related Offered Certificates before and after giving effect to the distribution of principal and allocation of Allocated Realized Loss Amounts on such distribution date;

(8)

the number and Scheduled Principal Balance of all the Mortgage Loans for the following Distribution Date;

(9)

the Pass-Through Rate for each class of Offered Certificates for such Distribution Date;

(10)

the aggregate amount of Advances included in the distributions on the Distribution Date (including the general purpose of such Advances);

(11)

the number and aggregate principal balance of any Mortgage Loans (A) that were delinquent (exclusive of Mortgage Loans in foreclosure) using the “OTS” method (1) one scheduled payment, (2) two scheduled payments and (3) three scheduled payments and (B) as to which foreclosure proceedings have been commenced, and loss information for the period;

(12)

the amount of, if any, of excess cashflow or excess spread and the application of such excess cashflow;

(13)

with respect to any Mortgage Loan that was liquidated during the preceding calendar month, the loan number and scheduled principal balance of, and Realized Loss on, such Mortgage Loan as of the end of the related Prepayment Period;

(14)

whether the Stepdown Date has occurred or whether a Trigger Event is in effect;

(15)

the total number and principal balance of any real estate owned, or REO, properties as of the end of the related Prepayment Period;

(16)

the cumulative Realized Losses through the end of the preceding month;

(17)

the three-month rolling average of the percent equivalent of a fraction, the numerator of which is the aggregate scheduled principal balance of the Mortgage Loans that are 60 days or more delinquent or are in bankruptcy or foreclosure or are REO properties, and the denominator of which is the scheduled principal balances of all of the Mortgage Loans;

(18)

the amount of the Prepayment Charges remitted by the servicer; and

(19)

the amount of any Adjusted Net Swap Provider Payment payable to the supplemental interest trust, any Adjusted Net Securities Administrator Swap Payment payable to the Swap Provider, any Swap Termination Payment payable to the supplemental interest trust and any Swap Termination Payment payable to the Swap Provider.

On each Distribution Date, the securities administrator will make the monthly statement (and, at its option, any additional files containing the same information in an alternative format) available each month via the securities administrator’s internet website, initially located at www.ctslink.com.  Assistance in using the website can be obtained by calling the securities administrator’s customer service desk at (301) 815-6600. Parties that are unable to use the above distribution options are entitled to have a paper copy mailed to them via first class mail by calling the securities administrator’s customer service desk and indicating such.  The securities administrator will have the right to change the way such statements are distributed in order to make such distribution more convenient and/or more accessible to the certificateholders and the depositor and the securities administrator will provide timely and adequate notification to the certificateholders and the depositor regarding any such changes.

The annual reports on Form 10-K, the distribution reports on Form 10-D, the current reports on Form 8-K and amendments to those reports, in each case prepared and filed by the securities administrator with respect to the trust pursuant to section 13(a) or 15(d) of the Exchange Act, will be made available on the website of the securities administrator as soon as reasonably practicable after such material is electronically filed with, or furnished to, the Securities and Exchange Commission.

In addition, within a reasonable period of time after the end of each calendar year, the securities administrator will, upon written request, prepare and deliver to each holder of record of a Certificate during the previous calendar year a statement containing information necessary to enable certificateholders to prepare their tax returns. Such statements will not have been examined and reported upon by an independent public accountant.

PREPAYMENT AND YIELD CONSIDERATIONS

The yield to maturity of each class of Offered Certificates will depend upon, among other things, the price at which such certificates are purchased, the applicable interest rate, the actual characteristics of the Mortgage Loans, the rate and timing of principal payments (including principal prepayments) on the related Mortgage Loans and the rate of liquidations on the related Mortgage Loans.

The rate of payments (including prepayments) on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors. If prevailing mortgage rates fall significantly below the mortgage rates on the Mortgage Loans, the rate of prepayment and refinancing would be expected to increase. Conversely, if prevailing mortgage rates rise significantly above the mortgage rates on the Mortgage Loans, the rate of prepayment on the Mortgage Loans would be expected to decrease. Other factors affecting prepayment of mortgage loans include changes in mortgagors’ housing needs, job transfers, unemployment, mortgagors’ net equity in the mortgaged properties and servicing decisions. There can be no certainty as to the rate of prepayments on the Mortgage Loans during any period or over the life of the certificates. See “Yield Considerations” in the prospectus.

The rate of principal payments on the certificates entitled to receive principal is directly related to the rate of principal payments on the related Mortgage Loans, which may be in the form of scheduled payments or principal prepayments.  See “Risk Factors” in this prospectus supplement and “Yield Considerations” in the prospectus. A higher than anticipated rate of principal prepayments would reduce the principal balance of the related Mortgage Loans more quickly than expected.  As a result, interest payments with respect to the related Mortgage Loans would be substantially less than expected; therefore, a higher rate of principal prepayments could result in a lower than expected yield to maturity on each class of certificates purchased at a premium, and in certain circumstances such investors may not fully recoup their initial investments.  Conversely, a lower than anticipated rate of principal prepayments with respect to the related Mortgage Loans would reduce the return to investors on any class of certificates purchased at a discount, in that principal payments with respect to the related Mortgage Loans would occur later than anticipated.  There can be no assurance that certificateholders will be able to reinvest amounts received with respect to the certificates at a rate which is comparable to the interest rate on their certificates.  Investors should fully consider all of the associated risks.

The rate of principal payments on the certificates, the aggregate amount of distributions on such certificates and the yield to maturity of such certificates will be related to the rate and timing of payments of principal on the related Mortgage Loans, as applicable. The rate of principal payments on the Mortgage Loans will in turn be affected by the amortization schedules of the related Mortgage Loans as they change from time to time by the rate of principal prepayments thereon (including for this purpose, payments resulting from refinancings, liquidations of the related Mortgage Loans due to defaults, casualties, condemnations and repurchases, whether optional or required, by the depositor or the sponsor).

The negative amortization feature of the Mortgage Loans may affect the yields on the certificates.  As a result of the negative amortization of the Mortgage Loans, the pass-through rates on the Senior Certificates and Mezzanine Certificates may be limited by the related Net WAC Pass-Through Rate as described in this prospectus supplement under “Description of the Certificates—Glossary of Definitions Relating to the Priority of Distributions.”  During periods in which the outstanding principal balance of a Mortgage Loan is increasing due to the addition of Deferred Interest, the increasing principal balance of that Mortgage Loan may approach or exceed the value of the related mortgaged property, thus increasing the likelihood of defaults as well as the amount of any loss experienced with respect to any such Mortgage Loan that is required to be liquidated.  Furthermore, each Mortgage Loan provides for the payment of any remaining unamortized principal balance of such Mortgage Loan (due to the addition of Deferred Interest, if any, to the principal balance of such Mortgage Loan) in a single payment at the maturity of the Mortgage Loan.  Because the borrowers may be required to make a larger single payment upon maturity, it is possible that the default risk associated with the Mortgage Loans is greater than that associated with fully amortizing mortgage loans.

Prepayments, liquidations and repurchases of Mortgage Loans will result in distributions in respect of principal to the holders of the class or classes of related certificates then entitled to receive distributions that otherwise would be distributed over the remaining terms of the related Mortgage Loans. Since the rates of payment of principal on the Mortgage Loans will depend on future events and a variety of factors, no assurance can be given as to that rate or the rate of principal prepayments. The extent to which the yield to maturity of any class of certificates may vary from the anticipated yield will depend upon the degree to which the certificates are purchased at a discount or premium and the degree to which the timing of payments thereon is sensitive to prepayments on the related Mortgage Loans. Further, an investor should consider, in the case of any certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the related Mortgage Loans could result in an actual yield to the investor that is lower than the anticipated yield. In the case of any such certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to the investor that is lower than the anticipated yield. In general, the earlier prepayments of principal are made on the related Mortgage Loans, the greater the effect on the yield to maturity of the related certificates. As a result, the effect on an investor’s yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the certificates would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

It is highly unlikely that the Mortgage Loans will prepay at any constant rate until maturity or that all of the Mortgage Loans will prepay at the same rate. Moreover, the timing of prepayments on the Mortgage Loans may significantly affect the yield to maturity on the related certificates, even if the average rate of principal payments experienced over time is consistent with an investor’s expectation.

In general, defaults on mortgage loans are expected to occur with greater frequency in their early years. In addition, default rates may be higher for mortgage loans used to refinance an existing mortgage loan. In the event of a mortgagor’s default on a Mortgage Loan, there can be no assurance that recourse will be available beyond the specific Mortgaged Property pledged as security for repayment.

Principal Prepayments and Compensating Interest

When a mortgagor prepays a mortgage loan in full or in part, the mortgagor pays interest on the amount prepaid only to the date of prepayment, instead of for the entire month.  In addition, when a mortgagor makes a partial principal prepayment, together with its scheduled monthly payment, the principal balance of the Mortgage Loan is reduced by the amount of the partial principal prepayment as of such Due Date.

The servicers will pay Compensating Interest in the manner and to the extent set forth in the following sentence to reduce the adverse effect on certificateholders from the deficiency in interest collected as a result of prepayments in full or in part on the related Mortgage Loans.

Each servicer will be required to deposit into the related Custodial Account, prior to distribution to the master servicer for any Distribution Date, an amount equal (a) with respect to Countrywide Servicing, the lesser of (i) any shortfall in interest collections for the related month resulting from prepayments in full or in part on the related Mortgage Loans made during the related Prepayment Period and (ii) the aggregate servicing fee payable to Countrywide Servicing for the related Due Period and (b) with respect to Residential Funding Company, LLC, the lesser of (i) any shortfall in interest collections for the related month resulting from prepayments in full made during the portion of the Prepayment Period occurring between the 16th day of the month preceding the month in which such Distribution Date occurs and ending on the last day of the calendar month preceding the month in which such Distribution Date occurs and (ii) the aggregate servicing fee payable to Residential Funding Company, LLC for the related Due Period.

In the event that the servicers fail to pay the amount of any Compensating Interest required to be paid by them on any Distribution Date, the master servicer will be required to pay the lesser of the amount required to be paid by the servicers and not so paid and the aggregate compensation payable to the master servicer for such Distribution Date.

To the extent that the amount allocated to pay Compensating Interest is insufficient to cover the deficiency in interest payable as a result of a full or partial principal prepayment on a Mortgage Loan, such deficiency will be allocated to the certificates as described under “Description of the Certificates–Interest Distributions”.  In addition, any deficiencies in interest due to the application of the Relief Act will be allocated to the certificates as described under “Description of the Certificates –Interest Distributions”.

Certificates

Because principal distributions are paid to certain classes of Certificates before other classes, holders of offered certificates having a later priority of payment bear a greater risk of losses than holders of classes having earlier priorities for distribution of principal. This is because the certificates having a later priority of payment will represent an increasing percentage interest in the trust fund during the period prior to the commencement of distributions of principal on these certificates. As described under “Description of the Certificates–Principal Distributions” herein, prior to the Stepdown Date, all principal payments on the Mortgage Loans will be allocated to the Senior Certificates (except on the Distribution Date on which the Certificate Principal Balances of the Senior Certificates are reduced to zero). Thereafter, as further described herein, during certain periods, subject to certain delinquency triggers described in this prospectus supplement, all principal payments on the Mortgage Loans will be allocated among the Senior Certificates entitled to principal in the priorities described under “Description of the Certificates–Principal Distributions” in this prospectus supplement.

Weighted Average Life

Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security until each dollar of principal of that security will be repaid to the investor. The weighted average life of the certificates will be influenced by the rate at which principal on the related Mortgage Loans is paid, which may be in the form of scheduled payments or prepayments (including repurchases and prepayments of principal by the mortgagor as well as amounts received by virtue of condemnation, insurance or foreclosure with respect to the related Mortgage Loans), and the timing of these payments.

Prepayment Speed Assumption and Modeling Assumptions

Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model (the “Prepayment Assumption”).  The Prepayment Assumption used in the prospectus supplement with respect to the Mortgage Loans (“CPR”) assumes a prepayment for the Mortgage Loans of 25% CPR.  To assume 25% CPR or any other CPR percentage is to assume that the stated percentage of outstanding principal balance of the pool is prepaid over the course of a year.  No representation is made that the Mortgage Loans will prepay in accordance with such prepayment model or any other rate.

CPR does not purport to be either an historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Pool, and there is no assurance that the Mortgage Loans will prepay at any given percentage of CPR.  The actual rate of principal prepayments on the Mortgage Loans may be influenced by a variety of economic, geographic, social and other factors.  In general, if prevailing interest rates fall significantly below the interest rates on the Mortgage Loans, the Mortgage Loans are likely to be subject to higher prepayment rates than if prevailing rates remain at or above the interest rates on the Mortgage Loans.  Conversely, if interest rates rise above the interest rates on the Mortgage Loans, the rate of prepayment would be expected to decrease.  A comparatively low interest rate environment may result in a higher-than-expected rate of prepayments on the Mortgage Loans and an earlier than expected retirement of the related certificates.

The depositor makes no representation as to the specific factors that will affect the prepayment of the Mortgage Loans or the relative importance of such factors.  Factors not identified by the depositor or discussed in this prospectus supplement may significantly affect the prepayment rate of the Mortgage Loans.  In particular, the depositor makes no representation as to the percentage of the principal amount of the Mortgage Loans that will be paid as of any date or as to the overall rate of prepayment.

The tables entitled “Percent of Initial Certificate Principal Balance Outstanding at Various Percentages of CPR” have been prepared on the basis of the characteristics of the Mortgage Loans that are expected to be included in the Mortgage Pool, as described under “Description of the Mortgage Pool” and assuming, among other things, the following modeling assumptions (collectively, the “Modeling Assumptions”).  All computational materials will be prepared on the basis of the following Modeling Assumptions:

•

scheduled payments on all Mortgage Loans are received on the first day of each month beginning in March 2007 and are computed prior to giving effect to any prepayments received in the prior month;

•

prepayments representing prepayments in full on the Mortgage Loans are received on the last day of each month, beginning in February 2007 and include a full month’s interest thereon;

•

there are no defaults or delinquencies on the related Mortgage Loans;

•

optional termination of the REMIC does not occur unless otherwise indicated;

•

the related Mortgage Loans prepay at the indicated constant percentages of CPR;

•

the date of issuance for the certificates is February 28, 2007;

•

cash distributions are received by the related certificateholders on the 25th day of each month when due beginning in March 2007;

•

the initial principal and interest payment until the next payment reset is set forth in the following table;

•

the scheduled monthly payments for each related Mortgage Loan are computed based upon its unpaid principal balance, mortgage interest rate and amortized remaining term, such that the related Mortgage Loan will fully amortize on its maturity date after the payment reset date;

•

the Certificate Principal Balance of the Class P Certificates is assumed to be zero;

•

One-Month LIBOR remains constant at 5.320% per annum;

•

COFI remains constant at 4.346%;

•

One-Year MTA remains constant at 4.981%;

•

there are no periodic rate caps;

•

the Mortgage Loans are subject to a payment cap of 7.50%; and

•

the Mortgage Loans were aggregated into assumed Mortgage Loans having the following characteristics:

Assumed Loan Characteristics for the Mortgage Loans

Current Principal Balance ($)	Original Principal Balance ($)	Remaining Amortization Term (Months)	Remaining Term to Maturity (Months)	Age (Months)	Mortgage Rate (%)	Net Mortgage Rate (%)	Index Type	Gross Margin (%)	Maximum Mortgage Rate (%)	Minimum Mortgage Rate (%)	Months to Next Rate Adjustment	Rate Adjustment Frequency (Months)	Months to Next Payment Reset	Payment Reset Frequency (months)	Original Monthly Principal & Interest Payment ($)	Negative Amortization Cap (%)	Initial Recast Period (Months)

68,983.45	68,800.00	478	478	2	8.6300000000	8.2440000000	COFI_11	4.3000000000	9.9500000000	4.3000000000	1	1	11	12	226.89	115	120
74,096.77	73,800.00	357	357	3	8.8800000000	8.4940000000	LIBOR_1MO	3.5750000000	9.9500000000	3.5750000000	1	1	10	12	341.78	115	60
107,605.70	108,000.00	477	477	3	2.5000000000	2.1140000000	COFI_11	4.1000000000	9.9500000000	4.1000000000	1	1	10	12	356.16	110	120
111,799.10	110,000.00	352	352	8	8.2500000000	7.8140000000	MTA_1YR	3.3250000000	9.9500000000	3.3250000000	1	1	5	12	449.07	115	60
135,684.34	135,000.00	357	357	3	9.2500000000	8.2940000000	LIBOR_1MO	3.9000000000	9.9500000000	3.9000000000	1	1	10	12	587.53	115	60
144,819.42	144,000.00	356	356	4	8.8800000000	8.4440000000	LIBOR_1MO	3.5250000000	9.9500000000	3.5250000000	1	1	9	12	496.29	115	60
158,024.88	157,500.00	357	357	3	8.2500000000	7.8640000000	LIBOR_1MO	2.9000000000	9.9500000000	2.9000000000	1	1	10	12	622.32	115	60
170,272.41	170,050.00	477	477	3	7.7500000000	7.3140000000	MTA_1YR	2.8750000000	9.9500000000	2.8750000000	1	1	13	12	710.71	110	60
182,720.58	183,500.00	358	358	2	2.0000000000	1.6140000000	COFI_11	3.8250000000	9.9500000000	3.8250000000	1	1	11	12	678.25	115	120
193,140.39	193,000.00	358	358	2	8.2500000000	7.8640000000	LIBOR_1MO	2.9000000000	9.9500000000	2.9000000000	1	1	11	12	893.81	115	60
200,062.74	199,500.00	478	478	2	9.7500000000	8.4940000000	LIBOR_1MO	4.4000000000	9.9500000000	4.4000000000	1	1	11	12	912.97	115	120
201,785.76	191,440.00	337	337	23	8.0000000000	7.6140000000	COFI_11	3.6500000000	9.9500000000	3.6500000000	1	1	2	12	615.75	115	60
208,186.30	208,000.00	358	358	2	7.8800000000	7.4940000000	LIBOR_1MO	2.5250000000	9.9500000000	2.5250000000	1	1	11	12	717.85	110	60
209,308.30	209,700.00	358	358	2	8.3800000000	7.9440000000	MTA_1YR	3.4500000000	9.9500000000	2.2500000000	1	1	11	12	828.57	115	60
214,836.24	213,300.00	354	354	6	8.3800000000	7.9440000000	MTA_1YR	3.4500000000	9.9500000000	3.4500000000	1	1	7	12	987.83	115	120
232,290.69	232,500.00	479	479	1	3.7500000000	3.3640000000	LIBOR_1MO	3.6500000000	9.9500000000	3.6500000000	2	1	12	12	935.87	115	120
233,229.70	234,000.00	358	358	2	3.2500000000	2.8640000000	COFI_11	4.0000000000	9.9500000000	4.0000000000	1	1	11	12	1,018.38	115	120
237,863.75	237,500.00	477	477	3	7.8800000000	7.4440000000	MTA_1YR	3.0250000000	9.9500000000	3.0250000000	1	1	10	12	992.6	115	60
238,407.16	233,750.00	473	473	7	8.5000000000	8.0640000000	MTA_1YR	3.5750000000	9.9500000000	3.5750000000	1	1	6	12	802.15	115	60
240,773.95	240,500.00	357	357	3	8.6300000000	8.1940000000	LIBOR_1MO	3.2250000000	9.9500000000	3.2250000000	1	1	10	12	1,013.96	115	60
253,323.64	254,000.00	478	478	2	2.2500000000	1.8640000000	COFI_11	3.3500000000	9.9500000000	3.3500000000	1	1	11	12	803	115	120
266,993.87	266,000.00	358	358	2	8.6300000000	8.2440000000	COFI_11	4.3000000000	9.9500000000	4.3000000000	1	1	11	12	918.02	115	120
269,164.91	266,500.00	474	474	6	8.1300000000	7.6940000000	MTA_1YR	3.2000000000	9.9500000000	3.2000000000	1	1	7	12	1,030.80	115	60
270,968.56	271,360.00	357	357	3	8.3800000000	7.9940000000	COFI_11	4.0000000000	9.9500000000	4.0000000000	1	1	10	12	904.31	110	120
284,211.65	284,000.00	476	476	4	9.0000000000	8.6140000000	LIBOR_1MO	3.6500000000	9.9500000000	3.6500000000	1	1	9	12	1,143.17	115	120
285,900.54	284,000.00	476	476	4	8.3800000000	7.9440000000	MTA_1YR	3.4500000000	9.9500000000	3.4500000000	1	1	9	12	787.17	115	60
296,742.87	297,600.00	477	477	3	3.5000000000	3.1140000000	COFI_11	4.4000000000	9.9500000000	4.4000000000	1	1	10	12	1,152.88	115	120
302,293.13	304,500.00	357	357	3	2.7500000000	2.3640000000	LIBOR_1MO	3.0000000000	9.9500000000	3.0000000000	1	1	10	12	1,243.09	115	60
323,714.01	322,500.00	357	357	3	8.5000000000	8.1140000000	COFI_11	4.1250000000	9.9500000000	4.1250000000	1	1	10	12	1,232.74	115	120
327,548.67	322,500.00	472	472	8	8.1300000000	7.7440000000	LIBOR_1MO	2.7750000000	9.9500000000	2.7750000000	1	1	5	12	1,063.53	110	60
331,737.31	332,500.00	478	478	2	2.7500000000	2.3640000000	COFI_11	4.0250000000	9.9500000000	4.0250000000	1	1	11	12	1,142.89	115	120
345,345.26	341,600.00	354	354	6	8.0000000000	7.5640000000	MTA_1YR	3.1250000000	9.9500000000	3.1250000000	1	1	13	12	1,098.72	110	60
399,293.40	392,000.00	352	352	8	8.1300000000	7.6940000000	LIBOR_1MO	2.7500000000	9.9500000000	2.7500000000	1	1	13	12	1,260.83	110	60
418,336.40	413,000.00	477	477	3	8.5000000000	8.1140000000	COFI_11	4.1500000000	9.9500000000	4.1500000000	1	1	10	12	1,144.72	115	120
439,169.06	439,000.00	358	358	2	9.0000000000	7.9340000000	COFI_11	4.6000000000	9.9500000000	4.6000000000	1	1	11	12	1,880.57	115	120
441,363.21	430,000.00	350	350	10	8.0000000000	7.5640000000	MTA_1YR	3.1250000000	9.9500000000	3.1250000000	1	1	3	12	1,383.05	110	60
445,029.11	442,000.00	477	477	3	8.2500000000	7.8640000000	COFI_11	3.8750000000	9.9500000000	3.8750000000	1	1	10	12	1,170.62	115	60
446,970.68	447,800.00	477	477	3	4.5125502863	4.1265502863	LIBOR_1MO	2.9182013550	9.9500000000	2.9182013550	1	1	10	12	1,390.01	115	120
471,621.58	470,628.00	478	478	2	8.2500000000	7.8640000000	COFI_11	3.9500000000	9.9500000000	3.9500000000	1	1	11	12	1,617.68	115	120
498,399.41	496,800.00	357	357	3	9.2500000000	8.2940000000	LIBOR_1MO	3.9000000000	10.0000000000	3.9000000000	1	1	10	12	2,517.21	115	60
498,956.66	495,000.00	357	357	3	8.8800000000	7.8140000000	COFI_11	4.5750000000	9.9500000000	4.5750000000	1	1	10	12	2,120.46	115	120
526,212.55	523,496.00	476	476	4	7.6300000000	7.1940000000	MTA_1YR	2.7500000000	9.9500000000	2.7500000000	1	1	13	12	1,585.29	110	60
590,004.79	587,500.00	358	358	2	8.7500000000	8.3640000000	LIBOR_1MO	3.4000000000	9.9500000000	3.4000000000	1	1	11	12	2,009.78	110	75
609,997.34	608,800.00	477	477	3	7.5266604933	7.0906604933	MTA_1YR	2.6516604933	9.9500000000	2.6516604933	1	1	13	12	1,687.43	110	60
638,149.82	641,000.00	357	357	3	3.9085027400	3.5225027400	COFI_11	4.0710060860	9.9500000000	4.0710060860	1	1	10	12	3,034.57	115	120
639,758.73	634,000.00	355	355	5	8.3957349357	8.0097349357	COFI_11	3.9907349357	9.9500000000	3.9907349357	1	1	8	12	2,456.72	115	120
640,238.61	640,000.00	340	340	20	7.6300000000	7.2440000000	COFI_11	3.2500000000	9.9500000000	3.2500000000	1	1	5	12	2,058.49	115	60
731,400.89	730,000.00	359	359	1	7.7188638510	7.3328638510	LIBOR_1MO	2.4015851259	9.9500000000	2.4015851259	1	1	12	12	2,685.38	110	120
798,183.32	800,000.00	358	358	2	5.3944437491	5.0084437491	COFI_11	4.3000000000	9.9500000000	4.3000000000	1	1	11	12	3,265.93	110	120
863,859.83	843,590.00	350	350	10	8.3800000000	7.9440000000	MTA_1YR	3.5250000000	9.9500000000	3.5250000000	1	1	3	12	2,712.44	115	60
936,125.35	931,600.00	477	477	3	8.6517350241	8.2657350241	LIBOR_1MO	3.3017350241	9.9500000000	3.3017350241	1	1	10	12	3,110.32	115	120
1,071,788.67	1,056,419.00	353	353	7	8.0198041020	7.5838041020	LIBOR_1MO	2.6398041020	9.9500000000	2.6398041020	1	1	8	12	3,655.22	110	60
1,094,171.45	1,050,400.00	469	469	11	8.9651933639	8.5791933639	LIBOR_1MO	3.6151933639	9.9500000000	3.6151933639	1	1	11	12	2,998.74	115	68
1,231,471.13	1,228,000.00	358	358	2	8.3488518979	7.9628518979	COFI_11	3.9912472905	9.9500000000	3.9912472905	1	1	11	12	4,981.06	115	109
1,346,951.53	1,333,000.00	476	476	4	8.7500000000	8.3640000000	COFI_11	4.4000000000	9.9500000000	4.4000000000	1	1	9	12	4,223.26	110	60
1,555,321.42	1,535,400.00	353	353	7	7.8287136060	7.3927136060	MTA_1YR	2.9537136060	9.9500000000	2.9537136060	1	1	13	12	5,274.82	110	60
1,600,875.94	1,607,600.00	357	357	3	3.9762904169	3.5902904169	COFI_11	3.8992973116	9.9500000000	3.8992973116	1	1	10	12	6,213.09	115	103
1,686,450.51	1,674,900.00	356	356	4	8.5158918315	8.0742289664	LIBOR_1MO	3.1696880180	9.9500000000	3.1696880180	1	1	9	12	6,857.70	115	83
1,821,559.65	1,812,250.00	477	477	3	7.6328667685	7.1968667685	MTA_1YR	3.3756962944	9.9500000000	3.3756962944	1	1	10	12	5,992.64	115	60
1,839,376.43	1,834,000.00	357	357	3	8.1897527265	7.8037527265	COFI_11	3.8290264213	9.9500000000	3.8290264213	1	1	10	12	6,223.72	110	120
1,854,961.12	1,846,326.00	477	477	3	7.9791898549	7.5431898549	MTA_1YR	3.1041898549	9.9500000000	3.1041898549	1	1	11	12	5,590.45	110	60
1,903,693.93	1,898,603.00	357	357	3	8.2006588488	7.7646588488	MTA_1YR	3.3486029675	9.9500000000	3.3486029675	1	1	10	12	6,640.49	115	60
2,033,362.40	2,026,600.00	477	477	3	7.9558886538	7.5198886538	MTA_1YR	3.0790506810	9.9500000000	3.0790506810	1	1	13	12	6,349.80	110	60
2,182,202.20	2,200,830.00	357	357	3	2.5247265056	2.1387265056	LIBOR_1MO	3.2170732712	9.9500000000	3.2170732712	1	1	10	12	8,296.25	115	120
2,249,563.36	2,210,637.00	354	354	6	8.5000000000	8.1140000000	COFI_11	4.1500000000	9.9500000000	4.1500000000	1	1	7	12	7,366.98	110	120
2,383,831.37	2,373,420.00	357	357	3	8.4509777382	8.0649777382	COFI_11	4.0725199896	10.1080590703	4.0725199896	1	1	10	12	9,060.02	115	114
2,481,419.03	2,471,765.00	357	357	3	8.5428192144	8.1568192144	LIBOR_1MO	3.1878542762	10.0948507621	3.1878542762	1	1	10	12	9,286.25	115	107
2,722,050.52	2,702,850.00	355	355	5	6.9496336712	6.5136336712	MTA_1YR	2.8382304332	9.9500000000	2.6426413144	1	1	10	12	9,070.66	115	60
2,731,451.31	2,702,365.00	355	355	5	6.5793524510	6.1024913503	COFI_11	4.0433169757	9.9500000000	4.0433169757	1	1	8	12	10,393.22	115	108
2,882,222.08	2,848,634.20	353	353	7	7.9633920061	7.5273920061	LIBOR_1MO	2.5845493089	9.9500000000	2.5845493089	1	1	13	12	9,365.10	110	60
2,887,054.77	2,863,767.00	354	354	6	7.8964219667	7.4604219667	MTA_1YR	3.0214219667	9.9500000000	3.0214219667	1	1	12	12	10,873.47	110	60
3,454,752.41	3,413,260.00	353	353	7	7.8718560464	7.4358560464	MTA_1YR	2.9968560464	9.9500000000	2.9968560464	1	1	13	12	12,216.41	110	60
3,534,736.21	3,512,465.00	355	355	5	8.0529404873	7.6169404873	MTA_1YR	3.1356297590	10.1291721397	3.1356297590	1	1	8	12	12,083.20	115	63
3,733,520.20	3,706,950.00	477	477	3	8.7010804723	8.2451731080	COFI_11	4.3478241962	9.9500000000	4.3478241962	1	1	10	12	10,551.99	115	77
4,755,286.72	4,731,900.00	477	477	3	8.6808449894	8.2455768517	LIBOR_1MO	3.3197131805	9.9500000000	3.3197131805	1	1	10	12	15,573.86	115	108
4,769,325.41	4,750,270.00	477	477	3	8.4147443734	7.9787443734	MTA_1YR	3.4862106488	9.9500000000	3.4862106488	1	1	10	12	14,936.99	115	64
5,090,960.81	5,076,250.00	477	357	3	8.3237614941	7.8877614941	MTA_1YR	3.3986712049	9.9500000000	3.3986712049	1	1	10	12	15,546.30	115	60
6,069,136.69	6,054,120.00	357	357	3	6.9317431824	6.4957431824	MTA_1YR	3.2901001987	9.9794555938	3.2901001987	1	1	10	12	21,765.42	115	66
6,235,241.84	6,197,550.00	478	478	2	8.5329683966	8.0645880468	LIBOR_1MO	3.1865210795	9.9500000000	3.1865210795	1	1	11	12	18,332.54	115	89
6,518,636.87	6,479,072.00	356	356	4	8.2666324381	7.8101453814	LIBOR_1MO	2.9330795688	9.9945588586	2.9330795688	1	1	9	12	24,528.37	115	80
7,685,298.10	7,615,299.00	354	354	6	7.9403382044	7.5043382044	MTA_1YR	3.0621006147	9.9500000000	3.0621006147	1	1	12	12	28,219.52	110	60
7,997,643.52	7,946,892.00	477	477	3	8.5203188919	8.0148784482	COFI_11	4.1628439327	9.9500000000	4.1628439327	1	1	10	12	25,318.16	115	114
10,550,273.91	10,827,920.00	357	357	3	1.9070177412	1.5210177412	COFI_11	4.0911522618	9.9500000000	4.0911522618	1	1	10	12	39,133.05	115	98
12,723,212.24	12,551,045.00	476	476	4	8.2665174919	7.8583783549	COFI_11	3.9355658303	9.9500000000	3.9355658303	1	1	9	12	36,327.63	115	119
13,891,670.31	13,806,016.00	357	357	3	8.2466309416	7.8069411476	COFI_11	3.8875796052	9.9753199595	3.8875796052	1	1	10	12	48,797.01	115	113
16,564,827.22	16,606,796.00	353	353	7	7.7952991327	7.3592991327	MTA_1YR	2.9202074982	9.9500000000	2.9202074982	1	1	11	12	56,192.92	110	60
17,200,063.49	17,100,014.00	357	357	3	8.3578291828	7.9682557944	COFI_11	4.0538207127	9.9863010126	4.0538207127	1	1	10	12	58,221.32	115	104
20,840,394.95	20,808,182.00	357	357	3	8.3494644794	7.9134644794	MTA_1YR	3.4231058302	9.9500000000	3.4231058302	1	1	10	12	76,565.86	115	69
22,102,255.80	22,036,980.00	357	357	3	7.4853603092	7.0554088667	COFI_11	3.7880900995	9.9500000000	3.7880900995	1	1	10	12	79,030.82	115	114
32,603,194.53	32,462,674.00	357	357	3	8.4985514730	8.0493280662	LIBOR_1MO	3.1927263099	9.9687418322	3.1927263099	1	1	10	12	113,864.85	115	89
51,978,248.95	51,452,529.00	354	354	6	7.8510776777	7.4150776777	MTA_1YR	2.9759220114	9.9500000000	2.9759220114	1	1	12	12	173,979.55	110	60
54,877,521.63	54,390,054.00	353	353	7	7.8527090350	7.4167090350	MTA_1YR	2.9770378502	9.9500000000	2.9731311418	1	1	12	12	188,357.65	110	60
68,521,872.17	68,105,060.00	354	354	6	7.7773648971	7.3413648971	MTA_1YR	2.9020941220	9.9500000000	2.9020941220	1	1	11	12	227,981.24	110	60

Variations in actual prepayment experience may increase or decrease the percentages of the initial outstanding Certificate Principal Balances and the weighted average lives shown in the tables entitled “Percent of Initial Certificate Principal Balance Outstanding at Various Percentages of CPR”.  Such variations may occur even if the average prepayment experience of all the Mortgage Loans equals the indicated percentage of the prepayment speed assumption.  There is no assurance, however, that prepayment of the Mortgage Loans will conform to any given percentage of the prepayment speed assumption.  The depositor makes no representation that the actual rates of prepayments on the Mortgage Loans will in any way correspond to any of the assumptions made in this prospectus supplement.

Based on the foregoing assumptions, the tables entitled “Percent of Initial Certificate Principal Balance Outstanding at Various Percentages of CPR” indicate the weighted average lives of the related Offered Certificates and set forth the percentages of the initial Certificate Principal Balances of each such class of Offered Certificates that would be outstanding after each of the Distribution Dates shown at various percentages of the prepayment speed assumption.

There are no historical prepayment data available for the Mortgage Pool, and comparable data is not available because the Mortgage Loans do not constitute a representative sample of mortgage loans generally.  In addition, historical data available with respect to mortgage loans underlying mortgage pass-through certificates issued by the Government National Mortgage Association, Federal National Mortgage Association and Federal Home Loan Mortgage Corporation may not be comparable to prepayments expected to be experienced by the Mortgage Pool because the Mortgage Loans may have characteristics which differ from the mortgage loans underlying certificates issued by these entities.

The depositor makes no representation that the Mortgage Loans will prepay in the manner or at any of the rates assumed above.  Each investor must make its own decision as to the appropriate prepayment assumptions to be used in deciding whether or not to purchase any of the certificates.  Since the rate of principal payments (including prepayments) with respect to, and repurchases of, the Mortgage Loans will significantly affect the yields to maturity on the related Offered Certificates, prospective investors are urged to consult their investment advisors as to both the anticipated rate of future principal payments (including prepayments) on the related Mortgage Loans and the suitability of the related certificates to their investment objectives.

Percent of Initial Certificate Principal Balance Outstanding
at Various Percentages of CPR

	Class A-1, Class A-2 and Class A-3
Distribution Date	5%	15%	25%	30%	40%
February 28, 2007	100%	100%	100%	100%	100%
February 25, 2008	99	87	76	70	59
February 25, 2009	98	76	57	49	34
February 25, 2010	94	65	42	32	17
February 25, 2011	89	54	30	23	12
February 25, 2012	83	44	22	16	7
February 25, 2013	77	35	17	11	4
February 25, 2014	72	31	13	8	3
February 25, 2015	67	26	10	6	1
February 25, 2016	62	22	7	4	1
February 25, 2017	57	18	5	3	*
February 25, 2018	53	15	4	2	0
February 25, 2019	48	13	3	1	0
February 25, 2020	44	10	2	*	0
February 25, 2021	41	9	1	*	0
February 25, 2022	38	7	1	0	0
February 25, 2023	35	6	*	0	0
February 25, 2024	32	5	*	0	0
February 25, 2025	29	4	0	0	0
February 25, 2026	26	3	0	0	0
February 25, 2027	23	2	0	0	0
February 25, 2028	21	2	0	0	0
February 25, 2029	18	1	0	0	0
February 25, 2030	16	1	0	0	0
February 25, 2031	14	1	0	0	0
February 25, 2032	11	*	0	0	0
February 25, 2033	9	*	0	0	0
February 25, 2034	7	0	0	0	0
February 25, 2035	5	0	0	0	0
February 25, 2036	3	0	0	0	0
February 25, 2037	1	0	0	0	0
February 25, 2038	1	0	0	0	0
February 25, 2039	1	0	0	0	0
February 25, 2040	1	0	0	0	0
February 25, 2041	1	0	0	0	0
February 25, 2042	*	0	0	0	0
February 25, 2043	*	0	0	0	0
February 25, 2044	0	0	0	0	0
February 25, 2045	0	0	0	0	0
February 25, 2046	0	0	0	0	0
February 25, 2047	0	0	0	0	0
Weighted Average Life to Maturity(1)	13.29	5.90	3.41	2.75	1.88
Weighted Average Life to Call(1)(2)	13.04	5.51	3.14	2.53	1.74

_______________________

(1)

The weighted average life of a certificate is determined by (a) multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the certificate to the related Distribution Date, (b) adding the results and (c) dividing the sum by the total net reduction of the Certificate Principal Balance described in (a) above.

(2)

Assumes the master servicer exercises its option to purchase the mortgage loans on the earliest possible distribution date on which it is permitted to exercise this option.  See “Pooling and Servicing Agreement-Optional Termination” in this prospectus supplement.

*  Indicates a value less than 0.5% but greater than zero.

Percent of Initial Certificate Principal Balance Outstanding
at Various Percentages of CPR

	Class M-1
Distribution Date	5%	15%	25%	30%	40%
February 28, 2007	100%	100%	100%	100%	100%
February 25, 2008	100	100	100	100	100
February 25, 2009	100	100	100	100	100
February 25, 2010	100	100	100	100	100
February 25, 2011	100	100	87	66	36
February 25, 2012	100	100	65	46	21
February 25, 2013	100	100	48	32	13
February 25, 2014	100	68	28	18	0
February 25, 2015	100	57	21	12	0
February 25, 2016	100	48	15	8	0
February 25, 2017	100	40	11	0	0
February 25, 2018	100	33	8	0	0
February 25, 2019	100	28	*	0	0
February 25, 2020	97	23	0	0	0
February 25, 2021	90	19	0	0	0
February 25, 2022	83	16	0	0	0
February 25, 2023	76	13	0	0	0
February 25, 2024	70	11	0	0	0
February 25, 2025	63	9	0	0	0
February 25, 2026	57	4	0	0	0
February 25, 2027	51	0	0	0	0
February 25, 2028	46	0	0	0	0
February 25, 2029	40	0	0	0	0
February 25, 2030	35	0	0	0	0
February 25, 2031	30	0	0	0	0
February 25, 2032	25	0	0	0	0
February 25, 2033	20	0	0	0	0
February 25, 2034	16	0	0	0	0
February 25, 2035	11	0	0	0	0
February 25, 2036	3	0	0	0	0
February 25, 2037	0	0	0	0	0
February 25, 2038	0	0	0	0	0
February 25, 2039	0	0	0	0	0
February 25, 2040	0	0	0	0	0
February 25, 2041	0	0	0	0	0
February 25, 2042	0	0	0	0	0
February 25, 2043	0	0	0	0	0
February 25, 2044	0	0	0	0	0
February 25, 2045	0	0	0	0	0
February 25, 2046	0	0	0	0	0
February 25, 2047	0	0	0	0	0
Weighted Average Life to Maturity(1)	20.68	10.14	6.36	5.27	4.15
Weighted Average Life to Call(1)(2)	20.29	9.48	5.93	4.91	3.85

_______________________

(1)

The weighted average life of a certificate is determined by (a) multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the certificate to the related Distribution Date, (b) adding the results and (c) dividing the sum by the total net reduction of the Certificate Principal Balance described in (a) above.

(2)

Assumes the master servicer exercises its option to purchase the mortgage loans on the earliest possible distribution date on which it is permitted to exercise this option.  See “Pooling and Servicing Agreement-Optional Termination” in this prospectus supplement.

*  Indicates a value less than 0.5% but greater than zero.

Percent of Initial Certificate Principal Balance Outstanding
at Various Percentages of CPR

	Class M-2
Distribution Date	5%	15%	25%	30%	40%
February 28, 2007	100%	100%	100%	100%	100%
February 25, 2008	100	100	100	100	100
February 25, 2009	100	100	100	100	100
February 25, 2010	100	100	100	100	100
February 25, 2011	100	100	87	66	36
February 25, 2012	100	100	65	46	21
February 25, 2013	100	100	48	32	13
February 25, 2014	100	68	28	18	0
February 25, 2015	100	57	21	12	0
February 25, 2016	100	48	15	3	0
February 25, 2017	100	40	11	0	0
February 25, 2018	100	33	3	0	0
February 25, 2019	100	28	0	0	0
February 25, 2020	97	23	0	0	0
February 25, 2021	90	19	0	0	0
February 25, 2022	83	16	0	0	0
February 25, 2023	76	13	0	0	0
February 25, 2024	70	11	0	0	0
February 25, 2025	63	3	0	0	0
February 25, 2026	57	0	0	0	0
February 25, 2027	51	0	0	0	0
February 25, 2028	46	0	0	0	0
February 25, 2029	40	0	0	0	0
February 25, 2030	35	0	0	0	0
February 25, 2031	30	0	0	0	0
February 25, 2032	25	0	0	0	0
February 25, 2033	20	0	0	0	0
February 25, 2034	16	0	0	0	0
February 25, 2035	11	0	0	0	0
February 25, 2036	0	0	0	0	0
February 25, 2037	0	0	0	0	0
February 25, 2038	0	0	0	0	0
February 25, 2039	0	0	0	0	0
February 25, 2040	0	0	0	0	0
February 25, 2041	0	0	0	0	0
February 25, 2042	0	0	0	0	0
February 25, 2043	0	0	0	0	0
February 25, 2044	0	0	0	0	0
February 25, 2045	0	0	0	0	0
February 25, 2046	0	0	0	0	0
February 25, 2047	0	0	0	0	0
Weighted Average Life to Maturity(1)	20.64	10.03	6.30	5.22	4.07
Weighted Average Life to Call(1)(2)	20.29	9.46	5.93	4.91	3.81

_______________________

(1)

The weighted average life of a certificate is determined by (a) multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the certificate to the related Distribution Date, (b) adding the results and (c) dividing the sum by the total net reduction of the Certificate Principal Balance described in (a) above.

(2)

Assumes the master servicer exercises its option to purchase the mortgage loans on the earliest possible distribution date on which it is permitted to exercise this option.  See “Pooling and Servicing Agreement-Optional Termination” in this prospectus supplement.

Percent of Initial Certificate Principal Balance Outstanding
at Various Percentages of CPR

	Class M-3
Distribution Date	5%	15%	25%	30%	40%
February 28, 2007	100%	100%	100%	100%	100%
February 25, 2008	100	100	100	100	100
February 25, 2009	100	100	100	100	100
February 25, 2010	100	100	100	100	100
February 25, 2011	100	100	87	66	36
February 25, 2012	100	100	65	46	21
February 25, 2013	100	100	48	32	13
February 25, 2014	100	68	28	18	0
February 25, 2015	100	57	21	12	0
February 25, 2016	100	48	15	0	0
February 25, 2017	100	40	11	0	0
February 25, 2018	100	33	0	0	0
February 25, 2019	100	28	0	0	0
February 25, 2020	97	23	0	0	0
February 25, 2021	90	19	0	0	0
February 25, 2022	83	16	0	0	0
February 25, 2023	76	13	0	0	0
February 25, 2024	70	3	0	0	0
February 25, 2025	63	0	0	0	0
February 25, 2026	57	0	0	0	0
February 25, 2027	51	0	0	0	0
February 25, 2028	46	0	0	0	0
February 25, 2029	40	0	0	0	0
February 25, 2030	35	0	0	0	0
February 25, 2031	30	0	0	0	0
February 25, 2032	25	0	0	0	0
February 25, 2033	20	0	0	0	0
February 25, 2034	16	0	0	0	0
February 25, 2035	8	0	0	0	0
February 25, 2036	0	0	0	0	0
February 25, 2037	0	0	0	0	0
February 25, 2038	0	0	0	0	0
February 25, 2039	0	0	0	0	0
February 25, 2040	0	0	0	0	0
February 25, 2041	0	0	0	0	0
February 25, 2042	0	0	0	0	0
February 25, 2043	0	0	0	0	0
February 25, 2044	0	0	0	0	0
February 25, 2045	0	0	0	0	0
February 25, 2046	0	0	0	0	0
February 25, 2047	0	0	0	0	0
Weighted Average Life to Maturity(1)	20.60	9.93	6.23	5.16	4.03
Weighted Average Life to Call(1)(2)	20.29	9.46	5.92	4.91	3.80

_______________________

(1)

The weighted average life of a certificate is determined by (a) multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the certificate to the related Distribution Date, (b) adding the results and (c) dividing the sum by the total net reduction of the Certificate Principal Balance described in (a) above.

(2)

Assumes the master servicer exercises its option to purchase the mortgage loans on the earliest possible distribution date on which it is permitted to exercise this option.  See “Pooling and Servicing Agreement-Optional Termination” in this prospectus supplement.

Percent of Initial Certificate Principal Balance Outstanding
at Various Percentages of CPR

	Class M-4
Distribution Date	5%	15%	25%	30%	40%
February 28, 2007	100%	100%	100%	100%	100%
February 25, 2008	100	100	100	100	100
February 25, 2009	100	100	100	100	100
February 25, 2010	100	100	100	100	100
February 25, 2011	100	100	87	66	36
February 25, 2012	100	100	65	46	21
February 25, 2013	100	100	48	32	9
February 25, 2014	100	68	28	18	0
February 25, 2015	100	57	21	5	0
February 25, 2016	100	48	15	0	0
February 25, 2017	100	40	0	0	0
February 25, 2018	100	33	0	0	0
February 25, 2019	100	28	0	0	0
February 25, 2020	97	23	0	0	0
February 25, 2021	90	19	0	0	0
February 25, 2022	83	16	0	0	0
February 25, 2023	76	11	0	0	0
February 25, 2024	70	0	0	0	0
February 25, 2025	63	0	0	0	0
February 25, 2026	57	0	0	0	0
February 25, 2027	51	0	0	0	0
February 25, 2028	46	0	0	0	0
February 25, 2029	40	0	0	0	0
February 25, 2030	35	0	0	0	0
February 25, 2031	30	0	0	0	0
February 25, 2032	25	0	0	0	0
February 25, 2033	20	0	0	0	0
February 25, 2034	16	0	0	0	0
February 25, 2035	0	0	0	0	0
February 25, 2036	0	0	0	0	0
February 25, 2037	0	0	0	0	0
February 25, 2038	0	0	0	0	0
February 25, 2039	0	0	0	0	0
February 25, 2040	0	0	0	0	0
February 25, 2041	0	0	0	0	0
February 25, 2042	0	0	0	0	0
February 25, 2043	0	0	0	0	0
February 25, 2044	0	0	0	0	0
February 25, 2045	0	0	0	0	0
February 25, 2046	0	0	0	0	0
February 25, 2047	0	0	0	0	0
Weighted Average Life to Maturity(1)	20.56	9.85	6.18	5.12	4.00
Weighted Average Life to Call(1)(2)	20.29	9.46	5.92	4.91	3.77

_______________________

(1)

The weighted average life of a certificate is determined by (a) multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the certificate to the related Distribution Date, (b) adding the results and (c) dividing the sum by the total net reduction of the Certificate Principal Balance described in (a) above.

(2)

Assumes the master servicer exercises its option to purchase the mortgage loans on the earliest possible distribution date on which it is permitted to exercise this option.  See “Pooling and Servicing Agreement-Optional Termination” in this prospectus supplement.

Percent of Initial Certificate Principal Balance Outstanding
at Various Percentages of CPR

	Class M-5
Distribution Date	5%	15%	25%	30%	40%
February 28, 2007	100%	100%	100%	100%	100%
February 25, 2008	100	100	100	100	100
February 25, 2009	100	100	100	100	100
February 25, 2010	100	100	100	100	100
February 25, 2011	100	100	87	66	36
February 25, 2012	100	100	65	46	21
February 25, 2013	100	100	48	32	0
February 25, 2014	100	68	28	18	0
February 25, 2015	100	57	21	0	0
February 25, 2016	100	48	15	0	0
February 25, 2017	100	40	0	0	0
February 25, 2018	100	33	0	0	0
February 25, 2019	100	28	0	0	0
February 25, 2020	97	23	0	0	0
February 25, 2021	90	19	0	0	0
February 25, 2022	83	16	0	0	0
February 25, 2023	76	0	0	0	0
February 25, 2024	70	0	0	0	0
February 25, 2025	63	0	0	0	0
February 25, 2026	57	0	0	0	0
February 25, 2027	51	0	0	0	0
February 25, 2028	46	0	0	0	0
February 25, 2029	40	0	0	0	0
February 25, 2030	35	0	0	0	0
February 25, 2031	30	0	0	0	0
February 25, 2032	25	0	0	0	0
February 25, 2033	20	0	0	0	0
February 25, 2034	16	0	0	0	0
February 25, 2035	0	0	0	0	0
February 25, 2036	0	0	0	0	0
February 25, 2037	0	0	0	0	0
February 25, 2038	0	0	0	0	0
February 25, 2039	0	0	0	0	0
February 25, 2040	0	0	0	0	0
February 25, 2041	0	0	0	0	0
February 25, 2042	0	0	0	0	0
February 25, 2043	0	0	0	0	0
February 25, 2044	0	0	0	0	0
February 25, 2045	0	0	0	0	0
February 25, 2046	0	0	0	0	0
February 25, 2047	0	0	0	0	0
Weighted Average Life to Maturity(1)	20.51	9.76	6.12	5.07	3.96
Weighted Average Life to Call(1)(2)	20.29	9.45	5.92	4.91	3.76

_______________________

(1)

The weighted average life of a certificate is determined by (a) multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the certificate to the related Distribution Date, (b) adding the results and (c) dividing the sum by the total net reduction of the Certificate Principal Balance described in (a) above.

(2)

Assumes the master servicer exercises its option to purchase the mortgage loans on the earliest possible distribution date on which it is permitted to exercise this option.  See “Pooling and Servicing Agreement-Optional Termination” in this prospectus supplement.

Percent of Initial Certificate Principal Balance Outstanding
at Various Percentages of CPR

	Class M-6
Distribution Date	5%	15%	25%	30%	40%
February 28, 2007	100%	100%	100%	100%	100%
February 25, 2008	100	100	100	100	100
February 25, 2009	100	100	100	100	100
February 25, 2010	100	100	100	100	100
February 25, 2011	100	100	87	66	36
February 25, 2012	100	100	65	46	21
February 25, 2013	100	100	48	32	0
February 25, 2014	100	68	28	16	0
February 25, 2015	100	57	21	0	0
February 25, 2016	100	48	2	0	0
February 25, 2017	100	40	0	0	0
February 25, 2018	100	33	0	0	0
February 25, 2019	100	28	0	0	0
February 25, 2020	97	23	0	0	0
February 25, 2021	90	19	0	0	0
February 25, 2022	83	3	0	0	0
February 25, 2023	76	0	0	0	0
February 25, 2024	70	0	0	0	0
February 25, 2025	63	0	0	0	0
February 25, 2026	57	0	0	0	0
February 25, 2027	51	0	0	0	0
February 25, 2028	46	0	0	0	0
February 25, 2029	40	0	0	0	0
February 25, 2030	35	0	0	0	0
February 25, 2031	30	0	0	0	0
February 25, 2032	25	0	0	0	0
February 25, 2033	20	0	0	0	0
February 25, 2034	3	0	0	0	0
February 25, 2035	0	0	0	0	0
February 25, 2036	0	0	0	0	0
February 25, 2037	0	0	0	0	0
February 25, 2038	0	0	0	0	0
February 25, 2039	0	0	0	0	0
February 25, 2040	0	0	0	0	0
February 25, 2041	0	0	0	0	0
February 25, 2042	0	0	0	0	0
February 25, 2043	0	0	0	0	0
February 25, 2044	0	0	0	0	0
February 25, 2045	0	0	0	0	0
February 25, 2046	0	0	0	0	0
February 25, 2047	0	0	0	0	0
Weighted Average Life to Maturity(1)	20.43	9.64	6.04	5.01	3.92
Weighted Average Life to Call(1)(2)	20.29	9.45	5.92	4.91	3.76

_______________________

(1)

The weighted average life of a certificate is determined by (a) multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the certificate to the related Distribution Date, (b) adding the results and (c) dividing the sum by the total net reduction of the Certificate Principal Balance described in (a) above.

(2)

Assumes the master servicer exercises its option to purchase the mortgage loans on the earliest possible distribution date on which it is permitted to exercise this option.  See “Pooling and Servicing Agreement-Optional Termination” in this prospectus supplement.

Percent of Initial Certificate Principal Balance Outstanding
at Various Percentages of CPR

	Class M-7
Distribution Date	5%	15%	25%	30%	40%
February 28, 2007	100%	100%	100%	100%	100%
February 25, 2008	100	100	100	100	100
February 25, 2009	100	100	100	100	100
February 25, 2010	100	100	100	100	100
February 25, 2011	100	100	87	66	36
February 25, 2012	100	100	65	46	16
February 25, 2013	100	100	48	32	0
February 25, 2014	100	68	28	0	0
February 25, 2015	100	57	15	0	0
February 25, 2016	100	48	0	0	0
February 25, 2017	100	40	0	0	0
February 25, 2018	100	33	0	0	0
February 25, 2019	100	28	0	0	0
February 25, 2020	97	23	0	0	0
February 25, 2021	90	5	0	0	0
February 25, 2022	83	0	0	0	0
February 25, 2023	76	0	0	0	0
February 25, 2024	70	0	0	0	0
February 25, 2025	63	0	0	0	0
February 25, 2026	57	0	0	0	0
February 25, 2027	51	0	0	0	0
February 25, 2028	46	0	0	0	0
February 25, 2029	40	0	0	0	0
February 25, 2030	35	0	0	0	0
February 25, 2031	30	0	0	0	0
February 25, 2032	25	0	0	0	0
February 25, 2033	11	0	0	0	0
February 25, 2034	0	0	0	0	0
February 25, 2035	0	0	0	0	0
February 25, 2036	0	0	0	0	0
February 25, 2037	0	0	0	0	0
February 25, 2038	0	0	0	0	0
February 25, 2039	0	0	0	0	0
February 25, 2040	0	0	0	0	0
February 25, 2041	0	0	0	0	0
February 25, 2042	0	0	0	0	0
February 25, 2043	0	0	0	0	0
February 25, 2044	0	0	0	0	0
February 25, 2045	0	0	0	0	0
February 25, 2046	0	0	0	0	0
February 25, 2047	0	0	0	0	0
Weighted Average Life to Maturity(1)	20.29	9.44	5.92	4.91	3.84
Weighted Average Life to Call(1)(2)	20.26	9.40	5.90	4.89	3.75

_______________________

(1)

The weighted average life of a certificate is determined by (a) multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the certificate to the related Distribution Date, (b) adding the results and (c) dividing the sum by the total net reduction of the Certificate Principal Balance described in (a) above.

(2)

Assumes the master servicer exercises its option to purchase the mortgage loans on the earliest possible distribution date on which it is permitted to exercise this option.  See “Pooling and Servicing Agreement-Optional Termination” in this prospectus supplement.

Percent of Initial Certificate Principal Balance Outstanding
at Various Percentages of CPR

	Class M-8
Distribution Date	5%	15%	25%	30%	40%
February 28, 2007	100%	100%	100%	100%	100%
February 25, 2008	100	100	100	100	100
February 25, 2009	100	100	100	100	100
February 25, 2010	100	100	100	100	100
February 25, 2011	100	100	87	66	36
February 25, 2012	100	100	65	46	0
February 25, 2013	100	100	48	32	0
February 25, 2014	100	68	21	0	0
February 25, 2015	100	57	0	0	0
February 25, 2016	100	48	0	0	0
February 25, 2017	100	40	0	0	0
February 25, 2018	100	33	0	0	0
February 25, 2019	100	18	0	0	0
February 25, 2020	97	1	0	0	0
February 25, 2021	90	0	0	0	0
February 25, 2022	83	0	0	0	0
February 25, 2023	76	0	0	0	0
February 25, 2024	70	0	0	0	0
February 25, 2025	63	0	0	0	0
February 25, 2026	57	0	0	0	0
February 25, 2027	51	0	0	0	0
February 25, 2028	46	0	0	0	0
February 25, 2029	40	0	0	0	0
February 25, 2030	35	0	0	0	0
February 25, 2031	27	0	0	0	0
February 25, 2032	9	0	0	0	0
February 25, 2033	0	0	0	0	0
February 25, 2034	0	0	0	0	0
February 25, 2035	0	0	0	0	0
February 25, 2036	0	0	0	0	0
February 25, 2037	0	0	0	0	0
February 25, 2038	0	0	0	0	0
February 25, 2039	0	0	0	0	0
February 25, 2040	0	0	0	0	0
February 25, 2041	0	0	0	0	0
February 25, 2042	0	0	0	0	0
February 25, 2043	0	0	0	0	0
February 25, 2044	0	0	0	0	0
February 25, 2045	0	0	0	0	0
February 25, 2046	0	0	0	0	0
February 25, 2047	0	0	0	0	0
Weighted Average Life to Maturity(1)	19.97	9.09	5.71	4.79	3.69
Weighted Average Life to Call(1)(2)	19.97	9.09	5.71	4.79	3.68

_______________________

(1)

The weighted average life of a certificate is determined by (a) multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the certificate to the related Distribution Date, (b) adding the results and (c) dividing the sum by the total net reduction of the Certificate Principal Balance described in (a) above.

(2)

Assumes the master servicer exercises its option to purchase the mortgage loans on the earliest possible distribution date on which it is permitted to exercise this option.  See “Pooling and Servicing Agreement-Optional Termination” in this prospectus supplement.

Percent of Initial Certificate Principal Balance Outstanding
at Various Percentages of CPR

	Class M-9
Distribution Date	5%	15%	25%	30%	40%
February 28, 2007	100%	100%	100%	100%	100%
February 25, 2008	100	100	100	100	100
February 25, 2009	100	100	100	100	100
February 25, 2010	100	100	100	100	100
February 25, 2011	100	100	87	66	14
February 25, 2012	100	100	65	46	0
February 25, 2013	100	100	48	1	0
February 25, 2014	100	68	0	0	0
February 25, 2015	100	57	0	0	0
February 25, 2016	100	48	0	0	0
February 25, 2017	100	28	0	0	0
February 25, 2018	100	6	0	0	0
February 25, 2019	100	0	0	0	0
February 25, 2020	97	0	0	0	0
February 25, 2021	90	0	0	0	0
February 25, 2022	83	0	0	0	0
February 25, 2023	76	0	0	0	0
February 25, 2024	70	0	0	0	0
February 25, 2025	63	0	0	0	0
February 25, 2026	57	0	0	0	0
February 25, 2027	51	0	0	0	0
February 25, 2028	46	0	0	0	0
February 25, 2029	29	0	0	0	0
February 25, 2030	12	0	0	0	0
February 25, 2031	0	0	0	0	0
February 25, 2032	0	0	0	0	0
February 25, 2033	0	0	0	0	0
February 25, 2034	0	0	0	0	0
February 25, 2035	0	0	0	0	0
February 25, 2036	0	0	0	0	0
February 25, 2037	0	0	0	0	0
February 25, 2038	0	0	0	0	0
February 25, 2039	0	0	0	0	0
February 25, 2040	0	0	0	0	0
February 25, 2041	0	0	0	0	0
February 25, 2042	0	0	0	0	0
February 25, 2043	0	0	0	0	0
February 25, 2044	0	0	0	0	0
February 25, 2045	0	0	0	0	0
February 25, 2046	0	0	0	0	0
February 25, 2047	0	0	0	0	0
Weighted Average Life to Maturity(1)	19.28	8.50	5.40	4.61	3.48
Weighted Average Life to Call(1)(2)	19.28	8.50	5.40	4.61	3.48

_______________________

(1)

The weighted average life of a certificate is determined by (a) multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the certificate to the related Distribution Date, (b) adding the results and (c) dividing the sum by the total net reduction of the Certificate Principal Balance described in (a) above.

(2)

Assumes the master servicer exercises its option to purchase the mortgage loans on the earliest possible distribution date on which it is permitted to exercise this option.  See “Pooling and Servicing Agreement-Optional Termination” in this prospectus supplement.

FEDERAL INCOME TAX CONSEQUENCES

Multiple elections will be made to treat designated portions of the trust as real estate mortgage investment conduits (“REMICs”) for federal income tax purposes.  Upon the issuance of the Offered Certificates, McKee Nelson LLP, special counsel to the depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the Pooling and Servicing Agreement, for federal income tax purposes, each REMIC for which the securities administrator files a REMIC election will qualify as a REMIC under Sections 860A through 860G of the Internal Revenue Code of 1986 (the “Code”).  The Residual Certificates will consist of components, each of which will represent the sole class of “residual interests” in a REMIC.

For federal income tax information reporting purposes, the securities administrator will treat each holder of an Offered Certificate (a “Component Certificate”) (i) as holding an undivided interest in a REMIC regular interest (the “REMIC regular interest component”) and (ii) as having entered into a limited recourse notional principal contract (the “Cap Contract”).  For this purpose, the REMIC regular interest component will be entitled to receive interest and principal payments at the times and in the amounts equal to those made on the Component Certificates to which it corresponds, except that (i) any Swap Termination Payment will be treated as being payable solely from the Net Monthly Excess Cashflow and (ii) the maximum interest rate of the corresponding REMIC regular interest will equal the Net WAC Pass-Through Rate, determined by limiting the notional amount of the Interest Rate Swap Agreement to the aggregate Principal Balance of the Mortgage Loans.  As a result of the foregoing, the amount of the distributions on the REMIC regular interest corresponding to a Class of Component Certificates may exceed the actual amount of distributions on such Class of Certificates.

Any payment on a Component Certificate in excess of the amount payable on its corresponding REMIC regular interest (an “Excess Payment Amount”) will be treated as paid pursuant to the Cap Contract.  Alternatively, any amount payable on the REMIC regular interest corresponding to a Component Certificate in excess of the amount payable on the Component Certificate will be treated as having been received by the holder of that Component Certificate and then as having been paid by such holder pursuant to the Cap Contract.  Consequently, each beneficial owner of a Component Certificate will be required to report income accruing with respect to the REMIC regular interest component as discussed under “Material Federal Income Tax Considerations–Taxation of Owners of REMIC Regular Certificates” in the Prospectus.  In addition, each beneficial owner of a Component Certificate will be required to report net income with respect to the Cap Contract component and will be permitted to recognize a net deduction with respect to the Cap Contract component, subject to the discussion below.  Prospective investors should consult their own tax advisors regarding the consequences to them in light of their own particular circumstances of taxing separately the two components comprising each Component Certificate.

Under the REMIC regulations, each holder of a Component Certificate must allocate its purchase price for a Component Certificate between its undivided interest in the REMIC regular interest component and its undivided interest in the Cap Contract in accordance with the relative fair market values of each property right. Original issue discount regulations provide that the trust’s allocation of the issue price is binding on all holders unless the holder explicitly discloses on its tax return that its allocation is different from the trust’s allocation.  For tax reporting purposes, the securities administrator will, unless otherwise directed in the Pooling and Servicing Agreement or by the depositor, treat the Cap Contract component as having a nominal value.  The Cap Contract component is difficult to value, and the Internal Revenue Service (“IRS”) could assert that the value of such rights as of the Closing Date is greater than the value used for information reporting purposes.  Prospective investors should consider the tax consequences to them if the IRS were to assert a different value for the Cap Contract component.

Under the REMIC regulations, the securities administrator is required to account for the REMIC regular interest and the Cap Contract component as discrete property rights.  The securities administrator, as provided in the Pooling and Servicing Agreement, will treat Excess Payment Amounts as payments under a “notional principal contract,” as defined in the notional principal contracts regulations (the “Notional Principal Contract Regulations”).

If a holder of a Component Certificate is an individual, amortization of the price paid for the right to receive Excess Payment Amounts may be treated as a miscellaneous itemized deduction.  In computing taxable income, an individual is allowed to deduct miscellaneous itemized deductions only to the extent the sum of such deductions exceeds two percent of the individual’s adjusted gross income.  Further, an individual is not allowed a deduction for miscellaneous itemized deductions in computing alternative minimum taxable income.  Because a beneficial owner of a Component Certificate will be required to include in income the amount deemed to have been paid by such owner pursuant to the Cap Contract but may not be able to deduct that amount from income, a beneficial owner of a Component Certificate may have income that exceeds cash distributions on the Component Certificate, in any period and over the term of the Component Certificate.  As a result, the Component Certificates may not be a suitable investment for any taxpayer whose net deduction with respect to the Cap Contract would be subject to the foregoing limitations.

Upon the sale of a Component Certificate, the amount of the sale price allocated to the selling certificateholder’s right to receive Excess Payment Amounts would be considered a “termination payment” under the Notional Principal Contract Regulations.  A holder of a Component Certificate will have gain or loss from such a termination of the right to receive Excess Payment Amounts equal to (i) any termination payment it received or is deemed to have received minus (ii) the unamortized portion of any amount paid (or deemed paid) by the certificateholder upon entering into or acquiring its interest in the right to receive Excess Payment Amounts.

Gain or loss realized upon the termination of the right to receive Excess Payment Amounts will generally be treated as capital gain or loss.  Moreover, in the case of a bank or thrift institution, Code Section 582(c) would likely not apply to treat such gain or loss as ordinary.

Potential Alternative Treatment of Excess Payment Amounts

The right to receive Excess Payment Amounts may be treated as a partnership between the holders of the Component Certificates and the holders of the Class CE Certificates, in which case a holder of a Component Certificate will be subject to potentially different timing of income and a foreign holder of a Component Certificate may be subject to withholding in respect of any Excess Payment Amounts.  Also, Treasury regulations have been promulgated under Section 1275 of the Code generally providing for the integration of a “qualifying debt instrument” with a hedge if the combined cash flows of the components are substantially equivalent to the cash flows on a variable rate debt instrument.  However, such regulations specifically disallow integration of debt instruments subject to Section 1272(a)(6) of the Code.  Therefore, a holder of a Component Certificate will be unable to use the integration method provided for under such regulations with respect to that certificate.

Holders of the Component Certificates are advised to consult their own tax advisors regarding the allocation of issue price and the timing, character and source of income and deductions resulting from the ownership of such certificates.

Treatment of Component Certificates as Real Estate Assets

With respect to the Component Certificates, this paragraph is relevant to such certificates exclusive of the rights of the holders of such certificates to receive Excess Payment Amounts.  The Component Certificates will represent “real estate assets” under Section 856(c)(5)(B) of the Code and qualifying assets under Section 7701(a)(19)(C) in the same proportion that the assets of the trust would be so treated, and income on the Component Certificates will represent “interest on obligations secured by mortgages on real property or on interests in real property” under Section 856(c)(3)(B) in the same proportion that the income on the assets of the trust would be so treated.  Because the Excess Payment Amount is treated as a separate right of the Component Certificates not payable by any REMIC elected by the trust, such right will not be treated as a qualifying asset for any certificateholder that is a mutual savings bank, domestic building and loan association, real estate investment trust, or real estate mortgage investment conduit and any amounts received with respect to Excess Payment Amounts will not be qualifying real estate income for real estate investment trusts.  In addition, in light of the obligations represented by the Cap Contract, the Component Certificates generally will not be suitable investments for a REMIC.

LEGAL PROCEEDINGS

There are no legal proceedings pending against the sponsor, the depositor, the trustee, Deutsche Alt-A Securities, Inc. Mortgage Loan Trust, Series 2007-OA1, the master servicer, the servicers, the originators, the credit risk manager, the securities administrator or the custodian, or with respect to which the property of any of the foregoing transaction parties is subject, that are material to the certificateholders.  No legal proceedings that are material to the certificateholders against any of the foregoing transaction parties are known to be contemplated by governmental authorities.

AFFILIATIONS, RELATIONSHIPS AND RELATED TRANSACTIONS

The sponsor and the depositor are affiliates of and Deutsche Bank National Trust Company.  There are no affiliations between the sponsor, the depositor and the issuing entity and any of the master servicer, the servicers, the trustee, the originators, the securities administrator and the Cap Provider.  Wells Fargo Bank serves as master servicer, a servicer, an originator, the securities administrator and a custodian, but there are no other affiliations among the Wells Fargo Bank and any other servicer, originator, custodian, cap provider or other party to this transaction.  Except as disclosed herein, there are currently no business relationships, agreements, arrangements, transactions or understandings between (a) the sponsor, the depositor or the issuing entity and (b) any of the parties referred to in the preceding sentence, or any of their respective affiliates, that were entered into outside the normal course of business or that contain terms other than would be obtained in an arm’s length transaction with an unrelated third party and that are material to the investor’s understanding of the Certificates, or that relate to the Certificates or the pooled assets.  No such business relationship, agreement, arrangement, transaction or understanding has existed during the past two years.

LEGAL INVESTMENT ASPECTS

The Offered Certificates (other than the Class M-6, Class M-7, Class M-8 and Class M-9 Certificates) will constitute “mortgage-related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984 (“SMMEA”) for so long as such Offered Certificates are rated in one of the two highest rating categories by S&P, Moody’s or another nationally recognized statistical rating organization, and as such will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities.  Under SMMEA, if a state enacted legislation before October 4, 1991 specifically limiting the legal investment authority of any of such entities with respect to “mortgage-related securities”, certain classes of the Offered Certificates, will constitute legal investments for entities subject to such legislation only to the extent provided therein.  Certain states have enacted such legislation.  Investors should consult their own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments for such investors.

SMMEA also amended the legal investment authority of federally chartered depository institutions as follows:  federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with certain classes of the Offered Certificates, without limitation as to the percentage of their assets represented thereby; federal credit unions may invest in certain classes of the Offered Certificates and national banks may purchase certain classes of the Offered Certificates for their own accounts without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh); in each case subject to such regulations as the applicable federal regulatory authority may prescribe.  See “Legal Matters” in the prospectus.

Investors should consult their own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments for such investors.

ACCOUNTING CONSIDERATIONS

Various factors may influence the accounting treatment applicable to an investor’s acquisition and holding of mortgage-backed securities.  Accounting standards, and the application and interpretation of such standards, are subject to change from time to time.  Investors are encouraged to consult their own accountants for advice as to the appropriate accounting treatment for the Offered Certificates.

ERISA CONSIDERATIONS

A fiduciary of any employee benefit plan or other plan or arrangement subject to ERISA or Section 4975 of the Code (a “Plan”), or any other person investing plan assets of a Plan, including an insurance company, whether investing through its general or separate accounts, should carefully review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA or Section 4975 of the Code.  The Department of Labor has granted prohibited transaction exemptive relief with respect to the purchase or holding of certificates by or on behalf of, or with plan assets of, a Plan and the operation and management of the assets of the trust that issued such certificates to Deutsche Banc Alex Brown, Inc. as Prohibited Transaction 94-84 and to Deutsche Morgan Grenfell/C.J. Lawrence Inc. as FAN 97-03E, both as amended by Prohibited Transaction Exemptions 97-34, 2000-58 and 2002-41 (the “Underwriter Exemption”), as described in the accompanying prospectus.  The Underwriter Exemption permits Offered Certificates, whether or not subordinated, to be purchased by Plans, provided such certificates are backed by fully-secured mortgage loans and are rated at least “BBB-” by S&P or Fitch or “Baa3” by Moody’s at the time of their acquisition.  The Underwriter Exemption contains a number of other conditions which must be met for the exemption to apply as described in the accompanying prospectus, including the requirement that the investing Plan must be an “accredited investor” as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act.

Any person purchasing an Offered Certificate otherwise eligible for purchase by Plans under the Underwriter Exemption, which Certificate entitles the holder to receive payments under the Interest Rate Cap Agreement and the Interest Rate Swap Agreement from the Supplemental Interest Trust, will be deemed to have acquired for purposes of ERISA and Section 4975 of the Code the right to receive such Offered Certificate without the right to receive payments from the Supplemental Interest Trust, together with the right to receive such payments.

The acquisition, holding and transfer of the Class A-1 Certificates, excluding the right to receive the payments from the Supplemental Interest Trust, should meet the conditions of the Underwriter Exemption (other than the those within the control of the investors.)  However, a fiduciary of any Plan should carefully review with its legal advisors whether the purchase or holding of the Class A-1 Certificates (the “Exemption-Eligible Certificates”) could give rise to a transaction prohibited or not otherwise permissible under ERISA or the Code, and whether the purchase, holding or disposition of the Exemption-Eligible Certificates without the right to receive payments from the Supplemental Interest Trust during the term of the Interest Rate Cap Agreement and of the Interest Rate Swap Agreement satisfies the terms and conditions of the Underwriter Exemption.  See “ERISA Considerations” in the accompanying prospectus.

The rating of a security may change.  If a class of Exemption-Eligible Certificates is no longer rated at least AA- or its equivalent, Exemption-Eligible Certificates of that class will no longer be eligible for relief under the Exemption (although a Plan that had purchased that certificate when it had a rating of at least AA- or its equivalent would not be required by the Exemption to dispose of it).  Consequently, transfers of any Exemption-Eligible Certificates rated below AA- or its equivalent or any other Offered Certificates (collectively, “ERISA-Restricted Offered Certificates”) will not be registered by the securities administrator unless the securities administrator receives the following:

·

a representation from the transferee of the ERISA-Restricted Offered Certificates, acceptable to and in form and substance satisfactory to the securities administrator, to the effect that such transferee is not a Plan, nor a person acting on behalf of a Plan or using the assets of a Plan to effect the transfer;

·

if the purchaser is an insurance company, a representation that the purchaser is an insurance company which is purchasing the ERISA-Restricted Offered Certificates with funds contained in an “insurance company general account,” as that term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60, or PTCE 95 60, and that the purchase and holding of the ERISA-Restricted Offered Certificates are covered under Sections I and III of PTCE 95-60; or

·

an opinion of counsel satisfactory to the securities administrator that the purchase or holding of the ERISA-Restricted Offered Certificates by a Plan, any person acting on behalf of a Plan or using a Plan’s assets, will not result in prohibited transactions under Section 406 of ERISA and/or Section 4975 of the Code and will not subject the trustee, the securities administrator, the depositor, the sponsor, the master servicer or any servicer to any obligation in addition to those undertaken in the pooling and servicing agreement.

In the event that the representation is violated, or any attempt to transfer to a Plan or person acting on behalf of a Plan or using a Plan’s assets is attempted without the requisite opinion of counsel, the attempted transfer or acquisition shall be void and of no effect.

The Underwriter Exemption may not apply to the acquisition, holding or resale of the right to receive payments from the Supplemental Interest Trust by a Plan. The right to receive such payments could also result in a prohibited transaction if the Cap Provider and the Swap Provider is a party in interest with respect to such Plan, unless another administrative exemption is available. Accordingly, no Plan or other person using Plan assets may acquire or hold an Exemption-Eligible Certificate otherwise eligible for the Underwriter Exemption before the termination of the Interest Rate Cap Agreement and the Interest Rate Swap Agreement with respect to the Exemption-Eligible Certificates, unless such acquisition or holding is eligible for the exemptive relief available under an administrative or statutory exemption. The administrative exemptions issued by the U.S. Department of Labor include Prohibited Transaction Class Exemption 84-14 (for transactions by independent “qualified professional asset managers”), 91-38 (for transactions by bank collective investment funds), 90-1 (for transactions by insurance company pooled separate accounts), 95-60 (for transactions by insurance company general accounts) or 96-23 (for transactions effected by “in-house asset managers”).  There is also a statutory exemption that may be available under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code to a party in interest that is a service provider to a Plan investing in the Exemption-Eligible Certificates for adequate consideration, provided such service provider is not (i) the fiduciary with respect to the Plan’s assets used to acquire the Exemption-Eligible Certificates or an affiliate of such fiduciary or (ii) an affiliate of the employer sponsoring the Plan.  Plan fiduciaries should consult their legal counsel concerning this issue. Each beneficial owner of an Exemption-Eligible Certificate or any interest therein shall be deemed to have represented, by virtue of its acquisition or holding of the Exemption-Eligible Certificate, or interest therein, that either (i) it is not a Plan or (ii) the acquisition and holding of such Certificate are eligible for the exemptive relief available under one of the five Prohibited Transaction Class Exemptions described immediately above or the statutory exemption for non-fiduciary service providers under Section 408(b)(17) of ERISA.  It should be noted that as PTCE 95-60 would cover the prohibited transactions discussed herein in connection with the Interest Rate Cap Agreement or the Interest Rate Swap Agreement, any Exemption-Eligible Certificate whose rating by S&P or Moody’s has fallen to below “AA-” or its equivalent, could be purchased by insurance company general accounts pursuant to such exemption prior to the termination of the Interest Rate Cap Agreement and the Interest Rate Swap Agreement.

If any Exemption-Eligible Certificate, or any interest therein, is acquired or held in violation of the provisions of the preceding paragraph, the next preceding permitted beneficial owner will be treated as the beneficial owner of that Certificate, retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of an Exemption-Eligible Certificate, or interest therein, was effected in violation of the provisions of the preceding paragraph shall indemnify to the extent permitted by law and hold harmless the depositor, the trustee, the Sponsor, the master servicer, any servicer and the securities administrator from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.

Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and Section 4975 of the Code, the effect of the assets of the trust being deemed “plan assets,” the applicability of the Underwriter Exemption and the potential consequences in their specific circumstances, prior to making an investment in the Offered Certificates.  Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the offered certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.

METHOD OF DISTRIBUTION

Subject to the terms and conditions set forth in the amended and restated underwriting agreement dated as of February 28, 2007, and the related terms agreement dated February 28, 2007 (together, the “Underwriting Agreement”), between Deutsche Bank Securities Inc. (the “Underwriter”) and the depositor, the depositor has agreed to sell to the Underwriter, and the Underwriter has agreed to purchase from the depositor, the Offered Certificates.

Distribution of the Offered Certificates will be made from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale.  Proceeds to the depositor from the sale of the Offered Certificates, before deducting expenses payable by the depositor, will be 100% of the aggregate initial Certificate Principal Balance of the Offered Certificates, plus accrued interest.  In connection with the purchase and sale of the Offered Certificates, the Underwriter may be deemed to have received compensation from the depositor in the form of underwriting discounts.

The Offered Certificates are offered subject to receipt and acceptance by the Underwriter, to prior sale and to the Underwriter’s right to reject any order in whole or in part and to withdraw, cancel or modify the offer without notice.  It is expected that delivery of the Offered Certificates will be made through the facilities of DTC, Clearstream and the Euroclear System on or about the Closing Date. The Offered Certificates will be offered in Europe and the United States of America.

The Underwriting Agreement provides that the depositor will indemnify the Underwriter against those civil liabilities set forth in the Underwriting Agreement, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments the Underwriter may be required to make in respect of these liabilities.

SECONDARY MARKET

There is currently no secondary market for the Offered Certificates and there can be no assurance that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue.  The Underwriter intends to establish a market in the Offered Certificates but it is not obligated to do so.  There can be no assurance that any additional information regarding the Offered Certificates will be available through any other source. In addition, the depositor is not aware of any source through which price information about the Offered Certificates will be available on an ongoing basis. The limited nature of the information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available. The primary source of information available to investors concerning the Offered Certificates will be the monthly statements discussed herein under “Pooling and Servicing Agreement—Reports to Certificateholders” which will include information as to the outstanding principal balance of the Offered Certificates and the status of the applicable form of credit enhancement.

LEGAL MATTERS

Certain legal matters will be passed upon for the depositor and the Underwriter by McKee Nelson LLP, New York, New York.

CERTIFICATE RATINGS

It is a condition to the issuance of the certificates that the Senior Certificates and Mezzanine Certificates receive at least the following ratings from Standard & Poor’s Ratings Services, a division of The McGraw Hill Companies, Inc. (“S&P”) and Moody’s Investors Service, Inc. (“Moody’s”):

Certificates	S&P	Moody’s
Class A-1	AAA	Aaa
Class A-2	AAA	Aaa
Class A-3	AAA	Aaa
Class M-1	AA+	Aaa
Class M-2	AA	Aa1
Class M-3	AA-	Aa1
Class M-4	A+	Aa2
Class M-5	A+	Aa3
Class M-6	A	A1
Class M-7	BBB+	A2
Class M-8	BBB	Baa2
Class M-9	BBB-	Baa3
Class M-10	BB+	Ba1

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.  Each security rating should be evaluated independently of any other security rating.

S&P’s ratings on mortgage pass-through certificates address the likelihood of receipt by certificateholders of payments required under the operative agreements.  S&P’s ratings take into consideration the credit quality of the Mortgage Pool, including any credit support providers, structural and legal aspects associated with the certificates, and the extent to which the payment stream of the Mortgage Pool is adequate to make payment required under the certificates.  S&P’s ratings on mortgage pass-through certificates do not, however, constitute a statement regarding the frequency of prepayments on the mortgage loans.  S&P’s ratings do not address the possibility that investors may suffer a lower-than-anticipated yield or the likelihood of receipt of Net WAC Rate Carryover Amounts.

The ratings assigned by Moody’s to mortgage pass-through certificates address the likelihood of the receipt of all distributions on the mortgage loans by the related certificateholders under the agreements pursuant to which the certificates are issued. Moody’s ratings take into consideration the credit quality of the related mortgage pool, including any credit support providers, structural and legal aspects associated with the certificates, and the extent to which the payment stream on the mortgage pool is adequate to make the payments required by the certificates.  The ratings of the certificates do not address the possibility that, as a result of principal prepayments, the certificateholders may receive a lower than anticipated yield.

The ratings on the Offered Certificates address the likelihood of the receipt by certificateholders of all distributions with respect to the underlying Mortgage Loans to which they are entitled.  The ratings do not represent any assessment of the likelihood that the rate of principal prepayments by mortgagors might differ from those originally anticipated.  As a result of such differences in the rate of principal prepayments, certificateholders might suffer a lower-than-anticipated yield to maturity.  See “Risk Factors” and “Prepayment and Yield Considerations”.

The depositor has not requested a rating on the Offered Certificates by any rating agency other than S&P and Moody’s.  However, there can be no assurance as to whether any other rating agency will rate the Offered Certificates or, if it does, what rating would be assigned by any such other rating agency.  A rating on the Offered Certificates by another rating agency, if assigned at all, may be lower than the rating assigned to the Offered Certificates by S&P and Moody’s.

The rating agencies have stated that it is their standard policy to monitor ratings on publicly offered securities for which a rating has been provided by them in accordance with the rating agencies’ particular surveillance policies, unless the issuing entity requests a rating without surveillance.  A rating agency will monitor the rating it issues on an ongoing basis and may update the rating after conducting its regular review of the issuing entity’s creditworthiness or after conducting a review of the status of the rating upon becoming aware of any information that might reasonably be expected to result in a change of rating.  The depositor has not requested that any rating agency not monitor its ratings of the offered certificates, and the depositor has not requested that any rating agency use any monitoring procedures other than their standard monitoring procedures.

AVAILABLE INFORMATION

The depositor is subject to the informational requirements of the Exchange Act and in accordance therewith files reports and other information with the Commission. Reports and other information filed by the depositor can be inspected and copied at the Public Reference Room maintained by the Commission at 100 F Street NE, Washington, DC 20549, and its Regional Offices located as follows: Chicago Regional Office, 500 West Madison, 14th Floor, Chicago, Illinois 60661; New York Regional Office, 233 Broadway, New York, New York 10279. Copies of the material can also be obtained from the Public Reference Section of the Commission, 100 F Street NE, Washington, DC 20549, at prescribed rates and electronically through the Commission’s Electronic Data Gathering, Analysis and Retrieval system at the Commission’s Website (http://www.sec.gov). Information about the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at (800) SEC-0330. Exchange Act reports as to any series filed with the Commission will be filed under the issuing entity’s name. The depositor does not intend to send any financial reports to certificateholders.

The issuing entity’s annual reports on Form 10-K (including reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance, discussed in “Pooling and Servicing Agreement–Reports to Certificateholders” and “Servicing of the Mortgage Loans–Evidence as to Compliance”, required to be filed under Regulation AB), periodic distribution reports on Form 10-D, current reports on Form 8-K and amendments to those reports, as will be prepared by the securities administrator and filed by it with the Commission will be posted on the securities administrator’s internet web site as soon as reasonably practicable after it has been electronically filed with, or furnished to, the Commission. The address of the website is: www.ctslink.com

REPORTS TO CERTIFICATEHOLDERS

So long as the issuing entity is required to file reports under the Exchange Act, those reports will be made available as described above under “Available Information”.

If the issuing entity is no longer required to file reports under the Exchange Act, periodic distribution reports will be made available on the securities administrator’s website referenced above under “Available Information” on each distribution date. Annual reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance will be provided to registered holders of the related securities upon request free of charge. See “Servicing of the Mortgage Loans–Evidence as to Compliance” and “Description of the Certificates–Reports to Certificateholders.”

INCORPORATION OF INFORMATION BY REFERENCE

There are incorporated into this prospectus supplement by reference all documents, including but not limited to the financial statements and reports filed or caused to be filed or incorporated by reference by the depositor with respect to the trust fund pursuant to the requirements of Sections 13(a) or 15(d) of the Exchange Act, prior to the termination of the offering of the Offered Certificates. All documents subsequently filed by the depositor pursuant to Sections 13(a) or 15(d) of the Exchange Act in respect of the offering prior to the termination of the offering of the Offered Certificates will also be deemed incorporated by reference into this prospectus supplement.

The depositor will provide or cause to be provided without charge to each person to whom this prospectus supplement is delivered in connection with the offering of one or more classes of Offered Certificates, upon written or oral request of the person, a copy of any or all the reports incorporated in this prospectus supplement by reference, in each case to the extent the reports relate to one or more of such classes of the Offered Certificates, other than the exhibits to the documents, unless the exhibits are specifically incorporated by reference in the documents. Requests should be directed in writing to Deutsche Alt-A Securities, Inc., 60 Wall Street, New York, New York 10005, and its telephone number is 212-250-2500. The depositor has determined that its financial statements will not be material to the offering of any Offered Certificates.

ANNEX I

GLOBAL CLEARANCE AND SETTLEMENT AND DOCUMENTATION PROCEDURES

Except in certain limited circumstances, the Offered Certificates will be offered globally (the “Global Securities”) and will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, Clearstream or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding Global Securities through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

Secondary cross-market trading between Clearstream or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream and Euroclear (in such capacity) and as DTC Participants.

Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors’ interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their Global Securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and sellers accounts are located to ensure that settlement can be made on the desired value date.

Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage loan asset-backed certificates issues in same-day funds.

Trading between Clearstream and/or Euroclear Participants. Secondary market trading between Clearstream Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Trading between DTC seller and Clearstream or Euroclear purchaser.  When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear Participant at least one business day prior to settlement.  Clearstream or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of the DTC Participant’s account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Participant’s or Euroclear Participant’s account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream or Euroclear cash debt will be valued instead as of the actual settlement date.

Clearstream Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement.  The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the Global Securities are credited to their accounts one day later.

As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement.  Under this procedure, Clearstream Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date.  Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream Participant’s or Euroclear Participant’s particular cost of funds.

Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date.  Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

Trading between Clearstream or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective depository, to a DTC Participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear Participant at least one business day prior to settlement.  In these cases Clearstream or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the DTC Participant’s account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month.  The payment will then be reflected in the account of the Clearstream Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Participant’s or Euroclear Participant’s account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Participant’s or Euroclear Participant’s account would instead be valued as of the actual settlement date.

Finally, day traders that use Clearstream or Euroclear and that purchase Global Securities from DTC Participants For deliver to Clearstream Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

(a)

borrowing through Clearstream or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts) in accordance with the clearing system’s customary procedures;

(b)

borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

(c)

staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Participant or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

A beneficial owner of Global Securities holding securities through Clearstream or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

Exemption for non-U.S. Persons (Form W-8BEN).  Beneficial owners of Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding).  If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of such change.

Exemption for non-U.S. Persons with effectively connected income (Form W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income ineffectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person’s Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form W-8BEN). Non-U.S. Persons that are Certificate Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). Form W-8BEN may be filed by the Certificate Owners or his agent.

Exemption for U.S. Persons (Form W-9).  U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payers Request for Taxpayer Identification Number and Certification).

U.S. Federal Income Tax Reporting Procedure. The Certificate Owner of a Global Security files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8BEN and Form W-8ECI are effective until the third succeeding calendar year from the date such form is signed.

The term “U.S. Person” means (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity treated as a corporation or partnership for United States federal income tax purposes organized in or under the laws of the United States or any state thereof or the District of Columbia (unless, in the case of a partnership, Treasury regulations provide otherwise), (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20,1996, and treated as United States persons prior to such date, that elect to continue to be treated as United States persons will also be a U.S. Person. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

ANNEX II

INTEREST RATE CAP AGREEMENT SCHEDULE

Distribution Date	Cap Notional Amount ($)	Cap Strike Rate (% per annum)	Cap Ceiling Rate (% per annum)
March 2012	65,595,086.49	6.4168	9.000
April 2012	62,872,952.64	6.4097	9.000
May 2012	60,253,902.49	6.4018	9.000
June 2012	57,728,718.84	6.3935	9.000
July 2012	55,305,232.18	6.3840	9.000
August 2012	52,968,818.37	6.3740	9.000
September 2012	50,727,601.44	6.3629	9.000
October 2012	48,572,841.62	6.3508	9.000
November 2012	46,477,462.30	6.3385	9.000
December 2012	44,461,847.68	6.3247	9.000
January 2013	42,506,573.33	6.3151	9.000
February 2013	40,556,577.55	6.2999	9.000
March 2013	0.00	0	0

ANNEX III

INTEREST RATE SWAP AGREEMENT SCHEDULE

Distribution Date	Swap Notional Amount($)
March 2007	367,999,906.54
April 2007	360,234,165.03
May 2007	352,880,045.21
June 2007	345,679,790.40
July 2007	338,630,301.88
August 2007	331,728,202.75
September 2007	324,970,480.21
October 2007	318,353,416.46
November 2007	311,873,016.05
December 2007	305,525,382.60
January 2008	299,282,425.20
February 2008	293,169,322.81
March 2008	287,148,300.58
April 2008	281,251,996.69
May 2008	275,479,858.15
June 2008	269,829,085.73
July 2008	264,297,227.06
August 2008	258,881,604.70
September 2008	253,579,834.00
October 2008	248,388,961.17
November 2008	243,305,807.74
December 2008	238,327,274.46
January 2009	233,430,754.45
February 2009	228,632,852.62
March 2009	223,899,846.08
April 2009	219,263,437.50
May 2009	214,717,065.62
June 2009	210,154,181.35
July 2009	205,437,178.84
August 2009	200,826,755.12
September 2009	196,296,826.66
October 2009	191,870,291.43
November 2009	187,508,234.47
December 2009	183,234,389.63
January 2010	179,009,208.63
February 2010	174,880,643.57
March 2010	170,828,051.95
April 2010	166,854,306.53
May 2010	162,973,349.08
June 2010	159,182,596.19
July 2010	155,480,478.90
August 2010	151,826,410.59
September 2010	148,255,056.01
October 2010	144,761,301.84
November 2010	141,314,709.16
December 2010	137,919,781.88
January 2011	134,600,536.55
February 2011	131,356,072.41
March 2011	128,155,953.56
April 2011	125,032,889.86
May 2011	121,979,426.55
June 2011	118,984,998.25
July 2011	116,061,612.81
August 2011	113,209,272.12
September 2011	110,426,262.52
October 2011	107,709,136.18
November 2011	105,058,108.19
December 2011	102,471,583.10
January 2012	99,947,773.02
February 2012	97,485,372.33

PROSPECTUS

Mortgage Backed Certificates

Mortgage Backed Notes
(Issuable in Series)

Deutsche Alt-A Securities, Inc.,

Depositor

The Trust Funds:

Each trust fund will be established to hold assets transferred to it by Deutsche Alt-A Securities, Inc. The assets in each trust fund will generally consist of one or more of the following:

·

mortgage loans, which may include closed-end and/or revolving home equity loans or balances thereof, secured by one- to four-family residential properties, commercial properties, multifamily properties, mixed-use residential and commercial properties or unimproved land;

·

unsecured home improvement loans;

·

manufactured housing installment sale contracts;

·

mortgage pass-through securities issued or guaranteed by Ginnie Mae, Fannie Mae, or Freddie Mac; or

·

previously issued asset-backed or mortgage-backed securities backed by mortgage loans secured by residential properties or participations in those types of loans.

The assets in your trust fund are specified in the prospectus supplement for that particular trust fund, while the types of assets that may be included in a trust fund, whether or not in your trust fund, are described in greater detail in this prospectus.

The Securities:

Deutsche Alt-A Securities, Inc. will sell the securities pursuant to a prospectus supplement. The securities will be grouped into one or more series, each having is own distinct designation. Each series will be issued in one or more classes and will evidence beneficial ownership of, or be secured by, the assets in the trust fund that the series relates to. A prospectus supplement for a series will specify all of the terms of the series and of each of the classes in the series.

Consider carefully the Risk Factors beginning on page 1 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 19, 2006.

TABLE OF CONTENTS

Description of the Trust Funds

1

Use of Proceeds

19

Yield Considerations

19

Static Pool Information

25

The Depositor

25

Description of the Securities

26

Description of the Agreements

41

Description of Credit Support

65

Derivative Products Related To The Securities

69

Certain Legal Aspects of Mortgage Loans

70

Certain Legal Aspects of the Contracts

86

Material Federal Income Tax Considerations

89

Penalty Avoidance

117

State and Other Tax Consequences

117

ERISA Considerations

117

Legal Investment

125

Methods of Distribution

127

Additional Information

128

Incorporation of Certain Documents by Reference

129

Legal Matters

130

Financial Information

130

Rating

130

Index of Defined Terms

131

RISK FACTORS

You should consider carefully the following information, together with the information set forth under “Risk Factors” in the accompanying prospectus supplement, since it identifies the principal risk factors associated with an investment in the securities.

You may have difficulty selling your securities or obtaining your desired price

No market will exist for the securities before they are issued.  In addition, we cannot give you any assurance that a resale market will develop following the issuance and sale of any series of the securities.  Even if a resale market does develop, you may not be able to sell your securities when you wish or at the price you want.

Only the assets of the related trust fund are available to pay your securities

The securities of each series will be payable solely from the assets of the related trust fund, including any applicable credit enhancement, and will not have a claim against the assets of any other trust.  In the case of securities that are in the form of notes, the related indenture will require that noteholders proceed only against the assets of the related trust fund.  We cannot give you any assurance that the market value of the assets in any trust fund will be equal to or greater than the total principal amount of the related securities then outstanding, plus accrued interest.  Moreover, if the assets of a trust fund are ever sold, the sale proceeds will be applied first to reimburse any related trustee, servicer and credit enhancement provider for their unpaid fees and expenses before any remaining amounts are distributed to securityholders.

In addition, at the times specified in the related prospectus supplement, assets of the trust fund and the related security accounts may be released to the depositor, the servicer, the credit enhancement provider or other persons, if all payments then due on the related securities have been made, and any other payments specified in the related prospectus supplement have been made.
Once released, such assets will no longer be available to make payments to securityholders.

You will have no recourse against the depositor or any other person if any required distribution on the securities is not made or for any other default.  The only obligations of the depositor with respect to a trust fund or the related securities would result from a breach of the representations and warranties that the depositor may make concerning the trust assets.  However, because of the depositor’s very limited assets, even if the depositor should be required to repurchase a loan from a particular trust fund because of the breach of a representation or warranty, its sole source of funds for the repurchase would be:

funds obtained from enforcing any similar obligation of the originator of the loan, or monies from any reserve fund established to pay for loan repurchases.
Credit enhancement may be insufficient to provide against particular risks

Although credit enhancement is intended to reduce the effect of delinquent payments or loan losses on particular classes of securities, the amount of any credit enhancement is subject to the limits described in the related prospectus supplement.  In addition, the amount of credit enhancement may decline or be depleted before the related securities are paid in full.  As a result, securityholders may suffer losses.

Principal payments on the loans may adversely affect the average life of, and rate of return on, your securities

You may be unable to reinvest the principal payments on your securities at a rate of return equal to the rate on your securities. The timing of principal payments on the securities of a series will be affected by a number of factors, including the following:

the extent of prepayments on the underlying loans in the trust fund or, if the trust fund contains underlying securities, on the loans backing the underlying securities;
how payments of principal are allocated among the classes of securities of that series as specified in the related prospectus supplement;
if any party has an option to terminate the related trust early, the effect of the exercise of the option;
the rate and timing of defaults and losses on the assets in the related trust fund;
repurchases of assets in the related trust fund as a result of material breaches of representations and warranties made by the depositor or a seller; and

in the case of a trust fund that contains revolving credit line loans, any provisions for non-amortization, early amortization or scheduled amortization periods described in the related prospectus supplement.

All the above factors may affect the yield to maturity of the securities.
The interest accrual period may reduce the effective yield on your securities

Interest payable on the securities on any given distribution date will include all interest accrued during the related interest accrual period.  Each prospectus supplement will specify the interest accrual period for the related securities.  If interest accrues during the calendar month before the related distribution date, your effective yield will be less than it would be if the interest accrual period ended the day before the distribution date.  As a result, your effective yield at par may be less than the indicated coupon rate.

Loans with balloon payments may increase your risk of loss

Certain underlying loans may not be fully amortizing over their terms to maturity and may require a substantial principal payment (a “balloon” payment) at their stated maturity.  Loans of this type involve greater risk than fully amortizing loans since the borrower generally must be able to refinance the loan or sell the related property prior to the loan’s maturity date.  The borrower’s ability to do so will depend on such factors as the level of available mortgage rates at the time of sale or refinancing, the relative strength of the local housing market, the borrower’s equity in the property, the borrower’s general financial condition and tax laws.

Adjustable rate or interest only loans may be underwritten to less stringent standards than fixed rate loans

A trust fund may include adjustable rate or interest-only loans that were underwritten on the assumption that the borrowers would be able to make higher monthly payments in a relatively short period of time. In fact, however, the borrowers’ income may not be sufficient to meet their loan payments as payment amounts increase, thus increasing the risk of default.

Junior lien loans generally are riskier than senior lien loans

If the mortgage or home equity loans in a trust fund are primarily in a junior lien position, any proceeds from liquidations, insurance recoveries or condemnations must be used first to satisfy the claims of the related senior lien loans (and related foreclosure expenses) before being available to satisfy the junior lien loans.  In addition, a junior mortgage lender may only foreclose subject to the related senior mortgage.  As a result, the junior mortgage lender must either pay the related senior mortgage lender in full, at or before the foreclosure sale, or agree to make the regular payments on the senior mortgage.  The trust will not have a source of funds to satisfy any senior mortgages or to continue making payments on them.  As a result, the trust’s ability, as a practical matter, to foreclose on any junior mortgage loan will be quite limited.

A decline in property values could reduce the amount and delay the timing of recoveries on defaulted mortgage loans

The following factors, among others, could adversely affect property values in such a way that the outstanding balance of the related loans, together with any senior financing on the same properties, would equal or exceed those values:

an overall decline in the residential real estate markets where the properties are located;
failure of borrowers to maintain their properties adequately; and
natural disasters that may not be covered by hazard insurance, such as earthquakes and floods.
If property values decline, actual rates of delinquencies, foreclosures and losses on the underlying loans could be higher than those currently experienced by the mortgage lending industry in general.
Some mortgaged properties may not be owner occupied

The mortgaged properties in the trust fund may not be owner occupied.  Rates of delinquencies, foreclosures and losses on mortgage loans secured by non-owner occupied properties may be higher than those on mortgage loans secured by the borrower’s primary residence.

Home improvement contracts and other loans may not have sufficient security

A trust fund may include home improvement contracts that are not secured by an interest in real estate or otherwise.  A trust fund may also include mortgage or home equity loans with original loan-to-value ratios (or combined loan-to-value ratios in the case of junior loans) greater than 100%.  In these cases, the trust fund could be treated as a general unsecured creditor for the unsecured portion of these loans.

If a loan of this type goes into default, the trust fund will have recourse only against the borrower’s assets generally for the unsecured portion of the loan, along with the borrower’s other general unsecured creditors.  In a bankruptcy proceeding, the unsecured portion of the loan may be discharged, even if the value of the borrower’s assets available to the trust fund would be insufficient to pay the remaining amounts owing on the loan.

Home improvement contracts will not be stamped

The depositor will ensure that a UCC-1 financing statement is filed that identifies as collateral the home improvement contracts included in a trust fund. However, unless the related prospectus supplement provides otherwise, the home improvement contracts themselves will not be stamped or marked to reflect their assignment to the trust fund. Thus, if as a result of negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of the assignment to the trust fund, the interests of the related securityholders in those contracts could be defeated.

If amounts in any pre-funding account are not used to purchase trust assets, you will receive a prepayment on the related securities

The related prospectus supplement may provide that the depositor or seller will deposit a specified amount in a pre-funding account on the date the securities are issued.  In this case, the deposited funds may be used only to acquire additional assets for the trust during a specified period after the initial issuance of the securities. Any amounts remaining in the account at the end of that period will be distributed as a prepayment of principal to the holders of the related securities.  The resulting prepayment could adversely affect the yield to maturity on those securities.

Bankruptcy laws may result in adverse claims against trust fund assets

The federal bankruptcy code and state debtor relief laws may adversely affect the ability of the trust fund, as a secured lender, to realize upon its security. For example, in a federal bankruptcy proceeding, a lender may not foreclose on mortgaged property without the bankruptcy court’s permission. Similarly, the debtor may propose a rehabilitation plan, in the case of mortgaged property that is not his principal residence, that would reduce the amount of the lender’s secured indebtedness to the value of the property as of the commencement of the bankruptcy.  As a result, the lender would be treated as a general unsecured creditor for the reduced amount, the amount of the monthly payments due on the loan could be reduced, and the interest rate and loan payment schedule could be changed.

Any such actions could result in delays in receiving payments on the loans underlying the securities and result in the reduction of total payments.
Environmental risks may adversely affect trust fund assets

Federal, state and local laws and regulations impose a wide range of requirements on activities that may affect the environment, health and safety.  In certain circumstances, these laws and regulations impose obligations on owners or operators of residential properties such as those that secure the loans. Failure to comply with these laws and regulations can result in fines and penalties that could be assessed against the trust fund as owner of the related property.

In some states, a lien on the property due to contamination  has priority over the lien of an existing mortgage.  Further, a mortgage lender may be held liable as an “owner” or “operator” for costs associated with the release of petroleum from an underground storage tank under certain circumstances.  If the trust fund is considered the owner or operator of a property, it will suffer losses as a result of any liability imposed for environmental hazards on the property.

Consumer protection laws may adversely affect trust fund assets	The loans and contracts in each trust fund also may be subject to federal laws relating to loan origination and underwriting. These laws require certain disclosures to the borrowers regarding the terms of the loans;

prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the consumer credit protection act, in the extension of credit;

regulate the use and reporting of information related to the borrower’s credit experience; and

require additional application disclosures, limit changes that may be made to the loan documents without the borrower’s consent and restrict a lender’s ability to declare a default or to suspend or reduce a borrower’s credit limit to certain enumerated events.

Loans may also be subject to federal, state or local laws that impose additional disclosure requirements and other restrictions on creditors with respect to mortgage loans with high interest rates or high up-front fees and charges.  These laws can impose specific liabilities upon creditors that fail to comply and may affect the enforceability of the related loans.  In addition, the trust fund, as assignee of the creditor, would generally be subject to all claims and defenses that the borrower could assert against the creditor, including the right to rescind the loan.

Home improvement contracts may be subject to federal or state laws that protect the borrower from defective or incomplete work by a contractor.  These laws permit the borrower to withhold payment if the work does not meet the quality and durability standards agreed to between the borrower and the contractor.  These laws have the effect of subjecting the trust fund, as assignee of the creditor, to all claims and defenses which the borrower in a sale transaction could assert against the seller of defective goods.

If certain provisions of these laws are violated, the servicer may be unable to collect all or part of the principal or interest on the loans.  The trust fund also could be subject to damages and administrative enforcement.

Subordinate securities are subject to additional risk

If you invest in any class of subordinate securities, your rights as an investor to receive payments otherwise due you will be subordinate to the rights of the servicer and the holders of the related senior securities. As a result, before investing in any subordinate securities, you must be prepared to bear the risk that payments on your securities may be delayed and that you might not recover all of your initial investment.

REMIC residual securities are subject to additional risk

If you invest in any class of securities that represent the “residual interest” in a real estate mortgage investment conduit (REMIC), you will be required to report as ordinary income your pro rata share of the REMIC’s taxable income, whether or not you actually received any cash. Thus, as the holder of a REMIC residual interest security, you could have taxable income and tax liabilities in a year that are in excess of your ability to deduct servicing fees and any other REMIC expenses. In addition, because of their special tax treatment, your after-tax yield on a REMIC residual interest security may be significantly less than that of a corporate bond with similar cash-flow characteristics and pre-tax yield. Transfers of REMIC residual interest securities are also restricted.

Book-entry registration may limit your ability to sell securities and delay your receipt of payments

Limit on Liquidity of Securities. Securities issued in book-entry form may have only limited liquidity in the resale market, since investors may be unwilling to purchase securities for which they cannot obtain physical instruments.

Limit on Ability to Transfer or Pledge. Transactions in book-entry securities can be effected only through The Depository Trust Company (DTC), its participating organizations, its indirect participants and certain banks.  As a result, your ability to transfer or pledge securities issued in book-entry form may be limited.

Delays in Distributions.  You may experience some delay in the receipt of distributions on book-entry securities since the distributions will be forwarded by the trustee to DTC for DTC to credit to the accounts of its participants.  In turn, these participants will credit the distributions to your account either directly or indirectly through indirect participants.

Ratings of the securities do not address all investment risks and must be viewed with caution

Any class of securities issued under this prospectus and the accompanying prospectus supplement will be rated in one of the four highest rating categories of a nationally recognized rating agency. A rating is based on the adequacy of the value of the trust fund assets and any credit enhancement for that class and reflects the rating agency’s assessment of the likelihood that holders of the class of securities will receive the payments to which they are entitled. A rating is not an assessment of the likelihood that principal prepayments on the underlying loans will be made, the degree to which the rate of prepayments might differ from that originally anticipated or the likelihood of an early termination of the securities. You should not view a rating as a recommendation to purchase, hold or sell securities because it does not address the market price or suitability of the securities for any particular investor.

There is no assurance that any rating will remain in effect for any given period or that the rating agency will not lower or withdraw the rating in the future. The rating agency could lower or withdraw its rating due to:

any decrease in the adequacy of the value of the trust fund assets or any related credit enhancement, or an adverse change in the financial or other condition of a credit enhancement provider.

Description of the Trust Funds

Assets

The primary assets of each trust fund (the “Assets”) will include some or all of the following types of assets:

·

mortgage loans on residential properties, which may include Home Equity Loans, home improvement contracts and Land Sale Contracts (each as defined in this prospectus), commercial properties, unimproved land and mixed-use residential and commercial properties;

·

home improvement installment sales contracts or installment loans that are unsecured called unsecured home improvement Loans;

·

manufactured housing installment sale contracts or installment loan agreements referred to as contracts;

·

any combination of “fully modified pass-through” mortgage-backed certificates guaranteed by the Government National Mortgage Association (“Ginnie Mae“), guaranteed mortgage pass-through securities issued by Fannie Mae (“Fannie Mae”) and mortgage participation certificates issued by the Federal Home Loan Mortgage Corporation (“Freddie Mac“) (collectively, “Agency Securities“);

·

previously issued asset-backed certificates, collateralized mortgage obligations or participation certificates (each, and collectively, “Mortgage Securities”) evidencing interests in, or collateralized by, mortgage loans or Agency Securities; or

·

a combination of mortgage loans, unsecured home improvement loans, contracts, Agency Securities and/or Mortgage Securities.

The mortgage loans will not be guaranteed or insured by Deutsche Alt-A Securities, Inc. or any of its affiliates. The mortgage loans will be guaranteed or insured by a governmental agency or instrumentality or other person only if and to the extent expressly provided in the prospectus supplement. The depositor will select each Asset to include in a trust fund from among those it has purchased, either directly or indirectly, from a prior holder (an “Asset Seller“), which may be an affiliate of the depositor and which prior holder may or may not be the originator of that mortgage loan.  As to each series of securities, the mortgage loans will be selected for inclusion in the mortgage pool based on rating agency criteria, compliance with representations and warranties, and conformity to criteria relating to the characterization of securities for tax, ERISA, SMMEA, Form S-3 eligibility and other legal purposes.

The Assets included in the trust fund for your series may be subject to various types of payment provisions:

·

“Level Payment Assets,” which may provide for the payment of interest, and full repayment of principal, in level monthly payments with a fixed rate of interest computed on their declining principal balances;

·

“Adjustable Rate Assets,” which may provide for periodic adjustments to their rates of interest to equal the sum of a fixed margin and an index; provided however, that such index will be of a type that is customarily used in the debt and fixed income markets to measure the cost of borrowed funds;

·

“Buy Down Assets,” which are Assets for which funds have been provided by someone other than the related borrowers to reduce the borrowers’ monthly payments during the early period after origination of those Assets;

·

“Increasing Payment Assets,” as described below;

·

“Interest Reduction Assets,” which provide for the one-time reduction of the interest rate payable on these Assets;

·

“GEM Assets,” which provide for (1) monthly payments during the first year after origination that are at least sufficient to pay interest due on these Assets, and (2) an increase in those monthly payments in later years at a predetermined rate resulting in full repayment over a shorter term than the initial amortization terms of those Assets;

·

“GPM Assets,” which allow for payments during a portion of their terms which are or may be less than the amount of interest due on their unpaid principal balances, and this unpaid interest will be added to the principal balances of those Assets and will be paid, together with interest on the unpaid interest, in later years;

·

“Step-up Rate Assets” which provide for interest rates that increase over time;

·

“Balloon Payment Assets;”

·

“Convertible Assets“ which are Adjustable Rate Assets subject to provisions pursuant to which, subject to limitations, the related borrowers may exercise an option to convert the adjustable interest rate to a fixed interest rate; and

·

“Bi-weekly Assets,” which provide for payments to be made by borrowers on a bi-weekly basis.

An “Increasing Payment Asset“ is an Asset that provides for monthly payments that are fixed for an initial period to be specified in the prospectus supplement and which increase thereafter (at a predetermined rate expressed as a percentage of the monthly payment during the preceding payment period, subject to any caps on the amount of any single monthly payment increase) for a period to be specified in the prospectus supplement from the date of origination, after which the monthly payment is fixed at a level-payment amount so as to fully amortize the Asset over its remaining term to maturity. The scheduled monthly payment for an Increasing Payment Asset is the total amount required to be paid each month in accordance with its terms and equals the sum of (1) the borrower’s monthly payments referred to in the preceding sentence and (2) payments made by the respective servicers pursuant to buy-down or subsidy agreements. The borrower’s initial monthly payments for each Increasing Payment Asset are set at the level-payment amount that would apply to an otherwise identical Level Payment Asset having an interest rate some number of percentage points below the Asset Rate of that Increasing Payment Asset. The borrower’s monthly payments on each Increasing Payment Asset, together with any payments made on the Increasing Payment Asset by the related servicers pursuant to buy-down or subsidy agreements, will in all cases be sufficient to allow payment of accrued interest on the Increasing Payment Asset at the related interest rate, without negative amortization. A borrower’s monthly payments on an Increasing Payment Asset may, however, not be sufficient to result in any reduction of the principal balance of that Asset until after the period when those payments may be increased.

The Notes or Certificates, as applicable, will be entitled to payment only from the assets of the related trust fund and will not be entitled to payments from the assets of any other trust fund established by the depositor. The assets of a trust fund may consist of certificates representing beneficial ownership interests in, or indebtedness of, another trust fund that contains the Assets, if specified in the prospectus supplement.

Mortgage Loans

General

Each mortgage loan will generally be secured by a lien on (1) a one- to four-family residential property (including a manufactured home) or a security interest in shares issued by a cooperative housing corporation (a “Single Family Property“), (2) a primarily residential rental property that consists of five or more residential dwelling units, referred to as a multifamily property, which may include limited retail, office or other commercial space (“Multi Family Property”), (3) a retail, office agricultural or other commercial property, including but not limited to partially improved or unimproved (“Commercial Property”) or (4) a mixed residential/commercial property (“Mixed-Use Property” and together with Single Family Property, Multifamily Property, and Commercial Property, the “Mortgaged Properties“). The mortgage loans will be secured by first and/or junior mortgages or deeds of trust or other similar security instruments creating a first or junior lien on Mortgaged Property.

The Mortgaged Properties may also include:

·

Apartment buildings owned by cooperative housing corporations (“Cooperatives“); and

·

Leasehold interests in properties, the title to which is held by third party lessors. The term of these leaseholds will exceed the term of the related mortgage note by at least five years or some other time period specified in the prospectus supplement.

The principal balance of mortgage loans secured by Commercial Property, Multifamily Property, Mixed-Use Property, unimproved land or apartment buildings owned by Cooperatives shall be less than 10% of the principal balance of all mortgage loans conveyed to the trust fund.

The mortgage loans may include:

·

Closed-end and/or revolving home equity loans or balances of these home equity loans (“Home Equity Loans“);

·

Secured home improvement installment sales contracts and secured installment loan agreements, known as home improvement contracts; and

·

Mortgage loans evidenced by contracts (“Land Sale Contracts“) for the sale of properties pursuant to which the borrower promises to pay the amount due on the mortgage loans to the holder of the Land Sale Contract with fee title to the related property held by that holder until the borrower has made all of the payments required pursuant to that Land Sale Contract, at which time fee title is conveyed to the borrower.

The originator of each mortgage loan will have been a person other than the depositor. The prospectus supplement will indicate if any originator is an affiliate of the depositor. The mortgage loans will be evidenced by mortgage notes secured by mortgages, deeds of trust or other security instruments (the “Mortgages“) creating a lien on the Mortgaged Properties. The Mortgaged Properties will be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States. If provided in the prospectus supplement, the mortgage loans may include loans insured by the Federal Housing Administration (the “FHA“) or partially guaranteed by the Veteran’s Administration (the “VA“). See “—FHA Loans and VA Loans” below.

Loan-to-Value Ratio

The “Loan-to-Value Ratio” of a mortgage loan at any particular time is the ratio (expressed as a percentage) of the then outstanding principal balance of the mortgage loan to the Value of the related Mortgaged Property. The “Value“ of a Mortgaged Property, other than for Refinance Loans, is generally the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of that loan and (b) the sales price for that property. “Refinance Loans” are loans made to refinance existing loans. Unless otherwise specified in the prospectus supplement, the Value of the Mortgaged Property securing a Refinance Loan is the appraised value of the Mortgaged Property determined in an appraisal obtained at the time of origination of the Refinance Loan. The value of a Mortgaged Property as of the date of initial issuance of the related series may be less than the Value at origination and will fluctuate from time to time based upon changes in economic conditions and the real estate market.

Primary Mortgage Insurance

Except in the case of high loan-to-value loans and as otherwise specified in the related prospectus supplement, each mortgage loan having a loan-to-value ratio at origination in excess of 80%, is required to be covered by a primary mortgage guaranty insurance policy insuring against default on such mortgage loan as to at least the principal amount thereof exceeding 75% of the value of the mortgaged property at origination of the mortgage loan.  This insurance must remain in force at least until the mortgage loan amortizes to a level that would produce a loan-to-value ratio lower than 80%.  See “—Primary Mortgage Insurance Policies”.

Mortgage Loan Information in the Prospectus Supplements

Your prospectus supplement will contain information, as of the dates specified in that prospectus supplement and to the extent then applicable and specifically known to the depositor, with respect to the mortgage loans, including:

·

the total outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans as of, unless otherwise specified in that prospectus supplement, the close of business on the first day of the month of formation of the related trust fund (the “Cut-off Date“);

·

the type of property securing the mortgage loans;

·

the weighted average (by principal balance) of the original and remaining terms to maturity of the mortgage loans;

·

the range of maturity dates of the mortgage loans;

·

the range of the Loan-to-Value Ratios at origination of the mortgage loans;

·

the mortgage rates or range of mortgage rates and the weighted average mortgage rate borne by the mortgage loans;

·

the state or states in which most of the Mortgaged Properties are located;

·

information regarding the prepayment provisions, if any, of the mortgage loans;

·

for mortgage loans with adjustable mortgage rates (“ARM Loans“), the index, the frequency of the adjustment dates, the range of margins added to the index, and the maximum mortgage rate or monthly payment variation at the time of any adjustment of and over the life of the ARM Loan;

·

information regarding the payment characteristics of the mortgage loans, including balloon payment and other amortization provisions;

·

the number of mortgage loans that are delinquent and the number of days or ranges of the number of days those mortgage loans are delinquent; and

·

the material underwriting standards used for the mortgage loans.

If specific information respecting the mortgage loans is unknown to the depositor at the time the Notes or Certificates, as applicable, are initially offered, more general information of the nature described above will be provided in the prospectus supplement, and specific information will be set forth in a report that will be available to purchasers of the related Notes or Certificates, as applicable, at or before the initial issuance of that Security and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission (the “Commission“) within fifteen days after that initial issuance. The characteristics of the mortgage loans included in a trust fund will not vary by more than five percent (by total principal balance as of the Cut-off Date) from the characteristics of the mortgage loans that are described in the prospectus supplement.  In the event that mortgage loans are added to or deleted from the trust fund after the date of the related prospectus supplement but on or before the date of issuance of the securities if any material pool characteristic differs by 5% or more from the description in the prospectus supplement, revised disclosure will be provided either in a supplement or in a Current Report on Form 8-K.

The prospectus supplement will specify whether the mortgage loans include (1) Home Equity Loans, which may be secured by Mortgages that are junior to other liens on the related Mortgaged Property and/or (2) home improvement contracts originated by a home improvement contractor and secured by a mortgage on the related mortgaged property that is junior to other liens on the mortgaged property. The home improvements purchased with the home improvement contracts typically include replacement windows, house siding, roofs, swimming pools, satellite dishes, kitchen and bathroom remodeling goods, solar heating panels, patios, decks, room additions and garages. The prospectus supplement will specify whether the home improvement contracts are FHA loans and, if so, the limitations on any FHA insurance. In addition, the prospectus supplement will specify whether the mortgage loans contain some mortgage loans evidenced by Land Sale Contracts.

Payment Provisions of the Mortgage Loans

All of the mortgage loans will provide for payments of principal, interest or both, on due dates that occur monthly, quarterly or semi-annually or at some other interval as is specified in the prospectus supplement or for payments in another manner described in the prospectus supplement. Each mortgage loan may provide for no accrual of interest or for accrual of interest on the mortgage loan at a mortgage rate that is fixed over its term or that adjusts from time to time, or that may be converted from an adjustable to a fixed mortgage rate or a different adjustable mortgage rate, or from a fixed to an adjustable mortgage rate, from time to time pursuant to an election or as otherwise specified in the related mortgage note, in each case as described in the prospectus supplement. Each mortgage loan may provide for scheduled payments to maturity or payments that adjust from time to time to accommodate changes in the mortgage rate or to reflect the occurrence of particular events or that adjust on the basis of other methodologies, and may provide for negative amortization or accelerated amortization, in each case as described in the prospectus supplement. Each mortgage loan may be fully amortizing or require a balloon payment due on its stated maturity date, in each case as described in the prospectus supplement. Each mortgage loan may contain prohibitions on prepayment (a “Lockout Period” and, the date of expiration thereof, a “Lock-out Date“) or require payment of a premium or a yield maintenance penalty (a “Prepayment Premium“) in connection with a prepayment, in each case as described in the prospectus supplement. If the holders of any class or classes of Offered Notes or Offered Certificates, as applicable, are entitled to all or a portion of any Prepayment Premiums collected from the mortgage loans, the prospectus supplement will specify the method or methods by which any of these amounts will be allocated. See “—Assets” above.

HELOCs

As more fully described in the prospectus supplement, the mortgage loans may consist, in whole or in part, of revolving Home Equity Loans or balances of these Home Equity Loans (“HELOCs“). Interest on each HELOC, excluding introductory rates offered from time to time during promotional periods, may be computed and payable monthly on the average daily outstanding principal balance of that loan. From time to time before the expiration of the related draw period specified in a HELOC, principal amounts on that HELOC may be drawn down (up to a maximum amount as set forth in the prospectus supplement) or repaid. If specified in the prospectus supplement, new draws by borrowers under the HELOCs will automatically become part of the trust fund described in the prospectus supplement. As a result, the total balance of the HELOCs will fluctuate from day to day as new draws by borrowers are added to the trust fund and principal payments are applied to those balances and those amounts will usually differ each day, as more specifically described in the prospectus supplement. Under some circumstances, under a HELOC, a borrower may, during the related draw period, choose an interest only payment option, during which the borrower is obligated to pay only the amount of interest that accrues on the loan during the billing cycle, and may also elect to pay all or a portion of the principal. An interest only payment option may terminate at the end of the related draw period, after which the borrower must begin paying at least a minimum monthly portion of the average outstanding principal balance of the loan.

Unsecured Home Improvement Loans

The unsecured home improvement loans may consist of conventional unsecured home improvement loans, unsecured installment loans and unsecured home improvement loans that are FHA loans. Except as otherwise described in the prospectus supplement, the unsecured home improvement loans will be fully amortizing and will bear interest at a fixed or variable annual percentage rate.

Unsecured Home Improvement Loan Information in Prospectus Supplements

Each prospectus supplement will contain information, as of the dates specified in the prospectus supplement and to the extent then applicable and specifically known to the depositor, with respect to any unsecured home improvement loans, including:

·

the total outstanding principal balance and the largest, smallest and average outstanding principal balance of the unsecured home improvement loans as of the applicable cut-off date;

·

the weighted average, by principal balance, of the original and remaining terms to maturity of the unsecured home improvement loans;

·

the earliest and latest origination date and maturity date of the unsecured home improvements loans;

·

the interest rates or range of interest rates and the weighted average interest rates borne by the unsecured home improvement loans;

·

the state or states in which most of the unsecured home improvement loans were originated.

·

information regarding the prepayment provisions, if any, of the unsecured home improvement loans;

·

with respect to the unsecured home improvement loans with adjustable interest rates, called ARM unsecured home improvement loans, the index, the frequency of the adjustment dates, the range of margins added to the index, and the maximum interest rate or monthly payment variation at the time of any adjustment thereof and over the life of the ARM unsecured home improvement loan;

·

information regarding the payment characteristics of the unsecured home improvement loans;

·

the number of unsecured home improvement loans that are delinquent and the number of days or ranges of the number of days that unsecured home improvement loans are delinquent; and

·

the material underwriting standards used for the unsecured home improvement loans.

If specific information respecting the unsecured home improvement loans is unknown to the depositor at the time Notes or Certificates, as applicable, are initially offered, more general information of the nature described above will be provided in the prospectus supplement, and specific information will be set forth in a report that will be available to purchasers of the related Notes or Certificates, as applicable, at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the Commission within fifteen days after the related initial issuance.

FICO Scores

The FICO Score is a statistical ranking of likely future credit performance developed by Fair, Isaac & Company (“Fair, Isaac”) and the three national credit repositories-Equifax, Trans Union and First American (formerly Experian which was formerly TRW).  The FICO Scores available from the three national credit repositories are calculated by the assignment of weightings to the most predictive data collected by the credit repositories and range from the 300’s to the 900’s.  Although the FICO Scores are based solely on the information at the particular credit repository, such FICO Scores have been calibrated to indicate the same level of credit risk regardless of which credit repository is used.  The FICO Scores is used along with, but not limited to, mortgage payment history, seasoning on bankruptcy and/or foreclosure, and is not a substitute for the underwriter’s judgment.

Commercial, Multifamily and Mixed-Use Mortgage Loans

The mortgage loans may include mortgage loans secured by first or junior mortgages, deeds of trust or similar security instruments on, or installment contracts for the sale of, fee simple or leasehold interests in commercial real property (“Commercial Mortgage Loans” ), multifamily residential property (“Multifamily Mortgage Loans” ), and/or mixed residential and commercial property (“Mixed-Use Mortgage Loans” ), and related property and interests.

Certain of the Commercial, Multifamily and Mixed-Use Mortgage Loans may be simple interest loans, and other mortgage loans may provide for payment of interest in advance rather than in arrears.

Commercial, Multifamily and Mixed-Use Mortgage Loans also may be secured by one or more assignments of leases and rents, management agreements or operating agreements relating to the Mortgaged Property and in some cases by certain letters of credit, personal guarantees or both, and/or other collateral.  Pursuant to an assignment of leases and rents, the related borrower assigns its right, title and interest as landlord under each related lease and the income derived therefrom to the related lender, while retaining a license to collect the rents for so long as there is no default.  If the borrower defaults, the license terminates and the related lender is entitled to collect the rents from tenants to be applied to the monetary obligations of the borrower.  State law may limit the enforcement of the assignment of leases and rents by a lender until the lender takes possession of the related mortgaged property and a receiver is appointed.  See “Certain Legal Aspects of the Mortgage Loans — Leases and Rents.”

Certain of the Commercial, Multifamily and Mixed-Use Mortgage Loans may require the borrower to make an initial escrow deposit and/or an ongoing monthly deposit to fund a reserve for any of a variety of purposes, including repairs to the Mortgaged Property or replacement of fixtures or equipment, tenant improvements, and payment in the event of certain lease contingencies.  In some cases, the initial deposit amount may have been funded with a letter of credit in lieu of a cash deposit.  These amounts may be held in a custodial account by the applicable servicer or an agent.  The loan documents will generally provide for release of the reserve amounts to the borrowers from time to time upon the satisfaction of certain conditions.

Such amounts may not continue to be escrowed in the future.  In some instances, the borrower may be released from its obligation to fund a monthly reserve upon specified conditions being met, such as a maximum escrow balance being attained, a certain date being reached, or a certain tenant signing or extending its lease.  Likewise, there may be cases where, although there is currently no monthly escrow amount, one may be required to be funded in the future, upon certain trigger events.  In the event of default by a borrower, amounts in a related reserve account may generally be applied to pay amounts owed on the mortgage loan.

Originators of Commercial, Multifamily and Mixed-Use Mortgage Loans may include, among others, commercial banks, savings and loan associations, other financial institutions, insurance companies or real estate developers, which may apply varying underwriting criteria in connection with originating mortgage loans.

Commercial, multifamily and mixed-use real estate lending is generally viewed as exposing the lender to a greater risk of loss than one- to four-family residential lending.  Commercial, multifamily and mixed-use real estate lending typically involves larger loans to single borrowers or groups of related borrowers than residential one- to four-family mortgage loans.  Furthermore, the repayment of loans secured by income producing properties is typically dependent upon the successful operation of the related real estate project.  If the cash flow from the project is reduced, for example, if leases are not obtained or renewed, the borrower’s ability to repay the loan may be impaired.  Commercial, multifamily and mixed-use real estate can be affected significantly by supply and demand in the market for the type of property securing the loan and, therefore, may be subject to adverse economic conditions.  Market values may vary as a result of economic events or governmental regulations outside the control of the borrower or lender, such as rent control laws, that affect the future cash flow of the property.  Corresponding to the greater lending risk is a generally higher interest rate applicable to commercial, multifamily and mixed-use real estate lending.

A borrower (or the borrowers) under a Commercial, Multifamily or Mixed-Use Mortgage Loan may be one or more individuals or may be a corporation or other registered organization.  In some cases a borrower, such as a special purpose entity, will have no material assets other than the mortgaged property.  In addition, in some cases the loans will have been made on a non-recourse basis — in the event of default by the borrower, the only source of repayment will be the proceeds of liquidation of the related property.

There are various risks associated with different types of commercial, multifamily and mixed-use loans.  For example, the performance of a multifamily loan and the value of the related mortgaged property may be affected by many factors, including:

·

local and regional economic conditions;

·

the physical condition of the property;

·

the types of services and amenities provided;

·

the tenant population — i.e., predominantly students or elderly persons, or workers in a particular industry;

·

availability of alternative rental properties;

·

changes in the surrounding neighborhood;

·

management;

·

the level of mortgage interest rates;

·

dependence upon government rent subsidies;

·

any applicable rent control laws; and

·

state and local regulations.

The performance of a commercial loan secured by one or more retail properties and the value of the related mortgaged property may be affected by many factors, including:

·

the quality and success of a retail property’s tenants;

·

closing of a major store in the shopping center where the related property is located;

·

changes in consumer preferences;

·

declines in consumer spending;

·

competition from local merchants and from catalog and internet retailers; and

·

product obsolescence.

The performance of a commercial loan secured by one or more office properties and the value of the related mortgaged property may be affected by many factors, including:

·

quality and nature of tenants;

·

tenant concentration — i.e., predominantly high tech firms, law firms, government agencies, etc.;

·

the physical condition of the property;

·

the types of services and amenities provided;

·

changes in the surrounding neighborhood; and

·

availability of alternative office space.

The performance of a commercial loan secured by one or more industrial properties and the value of the related mortgaged property may be affected by many factors, including:

·

the design and adaptability of the building;

·

success or failure of the business of the tenant, which is frequently the sole tenant of the property;

·

availability of alternative space; and

·

quality of the local and regional transportation system.

The value of a commercial, multifamily or mixed-use property may also be affected by a variety of other factors.  In general, such factors as location, changing demographics or traffic patterns, increases in operating expenses, competitive factors and economic conditions generally, among others, may affect the value of a commercial property.

Hospitals, nursing homes and other health care properties may receive a substantial portion of their revenues from government programs, which are subject to statutory and regulatory changes and funding limitations.  With respect to commercial, multifamily and mixed-use loans generally, such factors as the management skill, experience and financial resources of the operator (which may be other than the borrower), national and regional economic conditions and other factors may affect the ability of borrowers to make payments when due.

Unimproved land generates no current income to support payment of the related mortgage loan and other expenses, may prove to be unsuitable for its intended purpose and may be difficult to sell for an amount at least equal to the unpaid principal balance of the related loan.

Leasehold mortgages are subject to risks not associated with mortgage loans secured by a lien on the fee estate of a borrower.  If the borrower’s leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security.  However, such leases generally require the lessor to give the leasehold mortgagee notice of lessee defaults and an opportunity to cure them, and permit the leasehold estate to be assigned to and by the leasehold mortgagee.

The risk that a mortgaged property may be, or become, contaminated with hazardous materials is greater with respect to commercial and mixed-use loans than with respect to residential mortgage loans.  Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the costs of cleanup.  In several states, such a lien has priority over the lien of an existing mortgage against such property.  In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 (“CERCLA“), a lender may be liable, as an “owner” or “operator,” for costs of addressing releases or threatened releases of hazardous substances that require remedy at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether or not the environmental damage or threat was caused by a prior owner.  See “Certain Legal Aspects of the Mortgage Loans — Environmental Considerations.”  A lender also risks such liability on foreclosure of the mortgage.  Any such lien arising with respect to a mortgaged property would adversely affect the value of that mortgaged property and could make impracticable the foreclosure on that mortgaged property in the event of a default by the related borrower.  In addition, certain environmental laws impose liability for releases of asbestos into the air.  Third parties may seek recovery from owners or operators of real property for personal injury associated with exposure to asbestos, lead paint, radon or other hazardous substances.  Property owners in some areas have been subject to liability claims associated with mold.

Contracts

General

To the extent provided in the prospectus supplement, each contract will be secured by a security interest in a new or used manufactured home, called a Manufactured Home. The contracts may include contracts that are FHA loans. The method of computing the Loan-to-Value Ratio of a contract will be described in the prospectus supplement.

Contract Information in Prospectus Supplements

Each prospectus supplement relating to a trust fund whose assets include a substantial proportion of contracts will contain certain information, as of the dates specified in that prospectus supplement and to the extent then applicable and specifically known to the depositor, with respect to any contracts, including:

·

the total outstanding principal balance and the largest, smallest and average outstanding principal balance of the contracts as of the applicable cut-off date;

·

whether the manufactured homes were new or used as of the origination of the related contracts;

·

the weighted average, by principal balance, of the original and remaining terms to maturity of the contracts;

·

the range of maturity dates of the contracts;

·

the range of the Loan-to-Value Ratios at origination of the contracts;

·

the annual percentage rate on each contract, called a contract rate, or range of contract rates and the weighted average contract rate borne by the contracts;

·

the state or states in which most of the manufactured homes are located at origination;

·

information regarding the prepayment provisions, if any, of the contracts;

·

for contracts with adjustable contract rates, referred to as ARM contracts, the index, the frequency of the adjustment dates, and the maximum contract rate or monthly payment variation at the time of any adjustment thereof and over the life of the ARM contract;

·

the number of contracts that are delinquent and the number of days or ranges of the number of days those contracts are delinquent;

·

information regarding the payment characteristics of the contracts; and

·

the material underwriting standards used for the contracts.

If specific information respecting the contracts is unknown to the depositor at the time the Notes or Certificates, as applicable, are initially offered, more general information of the nature described above will be provided in the prospectus supplement, and specific information will be set forth in a report that will be available to purchasers of the related Notes or Certificates, as applicable, at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the Commission within fifteen days after the related initial issuance. The characteristics of the contracts included in a trust fund will not vary by more than five percent (by total principal balance as of the cut-off date) from the characteristics thereof that are described in the prospectus supplement.

The information described above regarding the contracts in a trust fund may be presented in the prospectus supplement in combination with similar information regarding the mortgage loans in the trust fund.

Payment Provisions of the Contracts

All of the contracts will provide for payments of principal, interest or both, on due dates that occur monthly or at some other interval as is specified in the prospectus supplement or for payments in another manner described in the prospectus supplement. Each contract may provide for no accrual of interest or for accrual of interest thereon at a contract rate that is fixed over its term or that adjusts from time to time, or as otherwise specified in the prospectus supplement. Each contract may provide for scheduled payments to maturity or payments that adjust from time to time to accommodate changes in the contract rate as otherwise described in the prospectus supplement.

Agency Securities

The Agency Securities will consist of any combination of Ginnie Mae certificates, Fannie Mae certificates and Freddie Mac certificates, which may include Stripped Agency Securities, as described below.

Ginnie Mae

Ginnie Mae is a wholly-owned corporate instrumentality of the United States within the Department of Housing and Urban Development. Section 306(g) of Title III of the Housing Act authorizes Ginnie Mae to guarantee the timely payment of the principal of and interest on certificates that are based on and backed by a pool of FHA loans, VA loans or by pools of other eligible residential loans.

Section 306(g) of the Housing Act provides that “the full faith and credit of the United States is pledged to the payment of all amounts that may be required to be paid under any guaranty under this subsection.” To meet its obligations under that guaranty, Ginnie Mae is authorized, under Section 306(d) of the National Housing Act of 1934 (the “Housing Act”), to borrow from the United States Treasury with no limitations as to amount, to perform its obligations under its guarantee.

Ginnie Mae Certificates

Each Ginnie Mae certificate will be a “fully modified pass-through” mortgage-backed certificate issued and serviced by an issuer approved by Ginnie Mae or Fannie Mae as a seller- servicer of FHA loans or VA loans, except as described below regarding Stripped Agency Securities (as defined below). The loans underlying Ginnie Mae certificates may consist of FHA loans, VA loans and other loans eligible for inclusion in loan pools underlying Ginnie Mae certificates. Ginnie Mae certificates may be issued under either or both of the Ginnie Mae I program and the Ginnie Mae II program, as described in the prospectus supplement. If the trust fund includes Ginnie Mae certificates, your prospectus supplement will include any material additional information regarding the Ginnie Mae guaranty program, the characteristics of the pool underlying those Ginnie Mae certificates, the servicing of the related pool, the payment of principal and interest on Ginnie Mae certificates and other relevant matters regarding the Ginnie Mae certificates.

Except as otherwise specified in the prospectus supplement or as described below with respect to Stripped Agency Securities, each Ginnie Mae certificate will provide for the payment, by or on behalf of the issuer, to the registered holder of that Ginnie Mae certificate of monthly payments of principal and interest equal to the holder’s proportionate interest in the total amount of the monthly principal and interest payments on each related FHA loan or VA loan, minus servicing and guaranty fees totaling the excess of the interest on that FHA loan or VA loan over the Ginnie Mae certificates’ interest rate. In addition, each payment to a holder of a Ginnie Mae certificate will include proportionate pass-through payments to that holder of any prepayments of principal of the FHA loans or VA loans underlying the Ginnie Mae certificate and the holder’s proportionate interest in the remaining principal balance in the event of a foreclosure or other disposition of any related FHA loan or VA loan.

The Ginnie Mae certificates do not constitute a liability of, or evidence any recourse against, the issuer of the Ginnie Mae certificates, the depositor or any affiliates of the depositor, and the only recourse of a registered holder (for example, the trustee) is to enforce the guaranty of Ginnie Mae.

Ginnie Mae will have approved the issuance of each of the Ginnie Mae certificates included in a trust fund in accordance with a guaranty agreement or contract between Ginnie Mae and the issuer of the Ginnie Mae certificates. Pursuant to that agreement, that issuer, in its capacity as servicer, is required to perform customary functions of a servicer of FHA loans and VA loans, including collecting payments from borrowers and remitting those collections to the registered holder, maintaining escrow and impoundment accounts of borrowers for payments of taxes, insurance and other items required to be paid by the borrower, maintaining primary hazard insurance, and advancing from its own funds to make timely payments of all amounts due on the Ginnie Mae certificate, even if the payments received by that issuer on the loans backing the Ginnie Mae certificate are less than the amounts due. If the issuer is unable to make payments on a Ginnie Mae certificate as they become due, it must promptly notify Ginnie Mae and request Ginnie Mae to make that payment. Upon that notification and request, Ginnie Mae will make those payments directly to the registered holder of the Ginnie Mae certificate. In the event no payment is made by the issuer and the issuer fails to notify and request Ginnie Mae to make that payment, the registered holder of the Ginnie Mae certificate has recourse against only Ginnie Mae to obtain that payment. The trustee or its nominee, as registered holder of the Ginnie Mae certificates included in a trust fund, is entitled to proceed directly against Ginnie Mae under the terms of the guaranty agreement or contract relating to the Ginnie Mae certificates for any amounts that are unpaid when due under each Ginnie Mae certificate.

The Ginnie Mae certificates included in a trust fund may have other characteristics and terms, different from those described above so long as the Ginnie Mae certificates and underlying residential loans meet the criteria of the rating agency or agencies. The Ginnie Mae certificates and underlying residential loans will be described in the prospectus supplement.

Fannie Mae

Fannie Mae is a federally chartered and stockholder-owned corporation organized and existing under the Federal National Mortgage Association Charter Act, as amended (the “Charter Act“). Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder- owned and privately managed corporation by legislation enacted in 1968.

Fannie Mae provides funds to the mortgage market by purchasing mortgage loans from lenders. Fannie Mae acquires funds to purchase loans from many capital market investors, thus expanding the total amount of funds available for housing. Operating nationwide, Fannie Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas. In addition, Fannie Mae issues mortgage-backed securities primarily in exchange for pools of mortgage loans from lenders. Fannie Mae receives fees for its guaranty of timely payment of principal and interest on its mortgage-backed securities.

Fannie Mae Certificates

Fannie Mae certificates are Guaranteed Mortgage Pass-Through Certificates typically issued pursuant to a prospectus that is periodically revised by Fannie Mae. Fannie Mae certificates represent fractional undivided interests in a pool of mortgage loans formed by Fannie Mae. Each mortgage loan must meet the applicable standards of the Fannie Mae purchase program. Mortgage loans comprising a pool are either provided by Fannie Mae from its own portfolio or purchased pursuant to the criteria of the Fannie Mae purchase program. Mortgage loans underlying Fannie Mae certificates included in a trust fund will consist of conventional mortgage loans, FHA loans or VA loans. If the trust fund includes Fannie Mae certificates, your prospectus supplement will include any material additional information regarding the Fannie Mae program, the characteristics of the pool underlying the Fannie Mae certificates, the servicing of the related pool, payment of principal and interest on the Fannie Mae certificates and other relevant matters about the Fannie Mae certificates.

Except as described below with respect to Stripped Agency Securities, Fannie Mae guarantees to each registered holder of a Fannie Mae certificate that it will distribute amounts representing that holder’s proportionate share of scheduled principal and interest at the applicable interest rate provided for by that Fannie Mae certificate on the underlying mortgage loans, whether or not received, and that holder’s proportionate share of the full principal amount of any prepayment or foreclosed or other finally liquidated mortgage loan, whether or not the related principal amount is actually recovered.

The obligations of Fannie Mae under its guarantees are obligations solely of Fannie Mae and are not backed by, nor entitled to, the full faith and credit of the United States. If Fannie Mae were unable to satisfy those obligations, distributions to the holders of Fannie Mae certificates would consist solely of payments and other recoveries on the underlying loans and, accordingly, monthly distributions to the holders of Fannie Mae certificates would be affected by delinquent payments and defaults on those loans.

Fannie Mae certificates evidencing interests in pools of mortgage loans formed on or after May 1, 1985 (other than Fannie Mae certificates backed by pools containing graduated payment mortgage loans or multifamily loans) are available in book-entry form only. For a Fannie Mae certificate issued in book-entry form, distributions on the Fannie Mae certificate will be made by wire, and for a fully registered Fannie Mae certificate, distributions will be made by check.

The Fannie Mae certificates included in a trust fund may have other characteristics and terms, different from those described above, as long as the Fannie Mae certificates and underlying mortgage loans meet the criteria of the rating agency or agencies rating the Certificates. The Fannie Mae certificates and underlying mortgage loans will be described in the prospectus supplement.

Freddie Mac

Freddie Mac is a corporate instrumentality of the United States created pursuant to Title III of the Emergency Home Finance Act of 1970, as amended (the “Freddie Mac Act”). Freddie Mac was established primarily for the purpose of increasing the availability of mortgage credit for the financing of needed housing. It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of Freddie Mac currently consists of the purchase of first lien, conventional residential mortgage loans or participation interests in those mortgage loans and the resale of the mortgage loans so purchased in the form of mortgage securities, primarily Freddie Mac certificates. Freddie Mac is confined to purchasing, so far as practicable, mortgage loans and participation interests in mortgage loans which it deems to be of the quality, type and class as to meet generally the purchase standards imposed by private institutional mortgage investors.

Freddie Mac Certificates

Each Freddie Mac certificate represents an undivided interest in a pool of residential loans that may consist of first lien conventional residential loans, FHA loans or VA loans (the “Freddie Mac Certificate Group“). Each of these mortgage loans must meet the applicable standards set forth in the Freddie Mac Act. A Freddie Mac Certificate Group may include whole loans, participation interests in whole loans and undivided interests in whole loans and/or participations comprising another Freddie Mac Certificate Group. If the trust fund includes Freddie Mac certificates, your prospectus supplement will include any material additional information regarding the Freddie Mac guaranty program, the characteristics of the pool underlying that Freddie Mac certificate, the servicing of the related pool, payment of principal and interest on the Freddie Mac certificate and any other relevant matters about the Freddie Mac certificates.

Except as described below with respect to Stripped Agency Securities, Freddie Mac guarantees to each registered holder of a Freddie Mac certificate the timely payment of interest on the underlying mortgage loans to the extent of the applicable interest rate on the registered holder’s pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans in the Freddie Mac Certificate Group represented by that Freddie Mac certificate, whether or not received. Freddie Mac also guarantees to each registered holder of a Freddie Mac certificate collection by that holder of all principal on the underlying mortgage loans, without any offset or deduction, to the extent of that holder’s pro rata share of the principal, but does not, except if and to the extent specified in the prospectus supplement, guarantee the timely payment of scheduled principal. Pursuant to its guarantees, Freddie Mac also guarantees ultimate collection of scheduled principal payments, prepayments of principal and the remaining principal balance in the event of a foreclosure or other disposition of a mortgage loan. Freddie Mac may remit the amount due on account of its guarantee of collection of principal at any time after default on an underlying mortgage loan, but not later than 30 days following the latest of

(1)

foreclosure sale;

(2)

payment of the claim by any mortgage insurer; and

(3)

the expiration of any right of redemption, but in any event no later than one year after demand has been made upon the borrower for accelerated payment of principal.

In taking actions regarding the collection of principal after default on the mortgage loans underlying Freddie Mac certificates, including the timing of demand for acceleration, Freddie Mac reserves the right to exercise its servicing judgment for the mortgage loans in the same manner as for mortgage loans that it has purchased but not sold. The length of time necessary for Freddie Mac to determine that a mortgage loan should be accelerated varies with the particular circumstances of each borrower, and Freddie Mac has not adopted servicing standards that require that the demand be made within any specified period.

Freddie Mac certificates are not guaranteed by the United States or by any Federal Home Loan Bank and do not constitute debts or obligations of the United States or any Federal Home Loan Bank. The obligations of Freddie Mac under its guarantee are obligations solely of Freddie Mac and are not backed by, nor entitled to, the full faith and credit of the United States. If Freddie Mac were unable to satisfy those obligations, distributions to holders of Freddie Mac certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Freddie Mac certificates would be affected by delinquent payments and defaults on those mortgage loans.

The Freddie Mac certificates included in a trust fund may have other characteristics and terms, different from those described above, so long as the Freddie Mac certificates and underlying mortgage loans meet the criteria of the rating agency or agencies rating the Notes or Certificates, as applicable. The Freddie Mac certificates and underlying mortgage loans will be described in the prospectus supplement.

Stripped Agency Securities

The Ginnie Mae certificates, Fannie Mae certificates or Freddie Mac certificates may be issued in the form of certificates (“Stripped Agency Securities“) that represent an undivided interest in all or part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions), or in some specified portion of the principal or interest distributions (but not all of those distributions), on an underlying pool of mortgage loans or other Ginnie Mae certificates, Fannie Mae certificates or Freddie Mac certificates. Ginnie Mae, Fannie Mae or Freddie Mac, as applicable, will guarantee each Stripped Agency Security to the same extent as that entity guarantees the underlying securities backing the Stripped Agency Securities or to the extent described above for a Stripped Agency Security backed by a pool of mortgage loans, unless otherwise specified in the prospectus supplement. If the trust fund includes Stripped Agency Securities, your prospectus supplement will include any material additional information regarding the characteristics of the assets underlying the Stripped Agency Securities, the payments of principal and interest on the Stripped Agency Securities and other relevant matters about the Stripped Agency Securities.

Mortgage Securities

The Mortgage Securities will represent beneficial interests in loans of the type that would otherwise be eligible to be mortgage loans, unsecured home improvement loans, contract or Agency Securities, or collateralized obligations secured by mortgage loans, unsecured home improvement loans, contract or Agency Securities. Although individual Underlying Loans may be insured or guaranteed by the United States or an agency or instrumentality of the United States, they need not be, and Mortgage Securities themselves will not be so insured or guaranteed. Except as otherwise set forth in the prospectus supplement, Mortgage Securities will generally be similar to Notes or Certificates, as applicable, offered under this prospectus.

The depositor will register the offering of the relevant Mortgage Securities as a primary offering of such securities, unless the Mortgage Securities are themselves exempt from registration under the Securities Act.  The offering of Mortgage Securities included in a trust fund will not be separately registered if all of the following are true:

(1) neither the issuer of the Mortgage Securities nor any of its affiliates has a direct or indirect agreement, arrangement, relationship or understanding, written or otherwise, relating to the Mortgage Securities and the related trust fund;

(2) neither the issuer of the Mortgage Securities nor any of its affiliates is an affiliate of the depositor, sponsor, issuing entity or any underwriter relating to such trust fund and series of securities; and

(3) the depositor would be free to publicly resell the Mortgage Securities without registration under the Securities Act.

If all the conditions for the Mortgage Securities described above are not met, the offering of the relevant Mortgage Securities itself will be registered as a primary offering of such securities under the Securities Act.

The prospectus supplement for the Notes or Certificates, as applicable, of each series evidencing interests in a trust fund including Mortgage Securities will include a description of the Mortgage Securities and any related credit enhancement, and the related mortgage loans, unsecured home improvement loans, contracts, or Agency Securities will be described together with any other mortgage loans or Agency Securities included in the trust fund of that series. As used in this prospectus, the terms “mortgage loans,” unsecured home improvement loans, contracts, include the mortgage loans, unsecured home improvement loans, contracts, as applicable, underlying the Mortgage Securities in your trust fund. References in this prospectus to advances to be made and other actions to be taken by the master servicer in connection with the Assets may include any advances made and other actions taken pursuant to the terms of the applicable Mortgage Securities.

FHA Loans and VA Loans

FHA loans will be insured by the FHA as authorized under the Housing Act, and the United States Housing Act of 1937, as amended. One- to four-family FHA loans will be insured under various FHA programs including the standard FHA 203-b programs to finance the acquisition of one- to four-family housing units and the FHA 245 graduated payment mortgage program. The FHA loans generally require a minimum down payment of approximately 5% of the original principal amount of the FHA loan. No FHA loan may have an interest rate or original principal balance exceeding the applicable FHA limits at the time of origination of that FHA loan.

Mortgage loans, unsecured home improvement loans, contracts, that are FHA loans are insured by the FHA (as described in the prospectus supplement, up to an amount equal to 90% of the sum of the unpaid principal of the FHA loan, a portion of the unpaid interest and other liquidation costs) pursuant to Title I of the Housing Act.

There are two primary FHA insurance programs that are available for multifamily loans. Sections 221(d)(3) and (d)(4) of the Housing Act allow HUD to insure multifamily loans that are secured by newly constructed and substantially rehabilitated multifamily rental projects. Section 244 of the Housing Act provides for co-insurance of those loans made under Sections 221(d)(3) and (d)(4) by HUD/FHA and a HUD-approved co-insurer. Generally the term of this type of multifamily loan may be up to 40 years and the ratio of the loan amount to property replacement cost can be up to 90%.

Section 223(f) of the Housing Act allows HUD to insure multifamily loans made for the purchase or refinancing of existing apartment projects that are at least three years old. Section 244 also provides for co-insurance of mortgage loans made under Section 223(f). Under Section 223(f), the loan proceeds cannot be used for substantial rehabilitation work, but repairs may be made for up to, in general, the greater of 15% of the value of the project and a dollar amount per apartment unit established from time to time by HUD. In general the loan term may not exceed 35 years and a loan-to-value ratio refinancing of a project.

VA loans will be partially guaranteed by the VA under the Servicemen’s Readjustment Act of 1944, as amended (the “Servicemen’s Readjustment Act”). The Servicemen’s Readjustment Act permits a veteran (or in some instances the spouse of a veteran) to obtain a mortgage loan guarantee by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchasers and permits the guarantee of mortgage loans of up to 30 years’ duration. However, no VA loan will have an original principal amount greater than five times the partial VA guarantee for that VA loan. The maximum guarantee that may be issued by the VA under this program will be set forth in the prospectus supplement.

Pre-Funding Accounts

To the extent provided in a prospectus supplement, a portion of the proceeds of the issuance of Notes or Certificates, as applicable, may be deposited into an account maintained with the trustee (a “Pre-Funding Account“). In that case, the depositor will be obligated to sell at a predetermined price — and the trust fund for the related series of Notes or Certificates, as applicable, will be obligated to purchase — additional Assets (the “Subsequent Assets“) from time to time, and as frequently as daily, within the period (not to exceed three months) specified in the prospectus supplement (the “Pre-Funding Period“) after the issuance of the Notes or Certificates, as applicable, having a total principal balance approximately equal to the amount on deposit in the Pre-Funding Account (the “Pre-Funded Amount“) for that series on the date of its issuance. The Pre-Funded Amount for a series will be specified in the prospectus supplement, and will not in any case exceed 50% of the proceeds of the offering of the related Notes or Certificates, as applicable. Any Subsequent Assets will be required to satisfy specific eligibility criteria more fully set forth in the prospectus supplement, which criteria will be consistent with the eligibility criteria of the Assets initially included in the trust fund, subject to those exceptions that are expressly stated in the prospectus supplement. In addition, specific conditions must be satisfied before the Subsequent Assets are transferred into the trust fund, for example, the delivery to the rating agencies and to the trustee of any required opinions of counsel. See “ERISA Considerations —Pre-Funding Accounts” for additional information regarding Pre-Funding Accounts.

Except as set forth in the following sentence, the Pre-Funded Amount will be used only to purchase Subsequent Assets. The related pooling and servicing agreement or other agreement providing for the transfer of Subsequent Assets will generally provide that the transfers must be made within up to three months (with respect to any series of Notes or Certificates) or up to, but not in excess of, one year (with respect to any series of Notes or Certificates) after the Closing Date, and that any portion of the Pre-Funded Amount remaining in the Pre-Funding Account at the end of the Pre-Funding Period will be used to prepay one or more classes of Notes or Certificates, as applicable, in the amounts and in the manner specified in the prospectus supplement. In addition, if specified in the prospectus supplement, the depositor may be required to deposit cash into an account maintained by the trustee (the “Capitalized Interest Account“) for the purpose of assuring the availability of funds to pay interest on the Notes or Certificates, as applicable, during the Pre-Funding Period. Any amount remaining in the Capitalized Interest Account at the end of the Pre-Funding Period will be remitted as specified in the prospectus supplement.

Amounts deposited in the Pre-Funding and Capitalized Interest Accounts will be permitted to be invested, pending application, only in eligible investments authorized by each applicable rating agency.

Accounts

Each trust fund will include one or more accounts, established and maintained on behalf of the securityholders into which the person or persons designated in the prospectus supplement will, to the extent described in this prospectus and in the prospectus supplement deposit all payments and collections received or advanced with respect to the Assets and other assets in the trust fund. This type of account may be maintained as an interest bearing or a non-interest bearing account, and funds held in that account may be held as cash or invested in some short-term, investment grade obligations, in each case as described in the prospectus supplement. See “Description of the Agreements—Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements—Collection Account and Related Accounts.”  Such accounts will be established so as to comply with the standards of each Rating Agency that has rated any one or more classes of securities of the related series. Such accounts shall be maintained as Eligible accounts, and the funds held therein may be held as cash or invested in Permitted Investments. The person designated in the prospectus supplement will have sole discretion to determine the particular investments made so long as it complies with the investment terms of  the related pooling and servicing agreement or the related servicing agreement and indenture.  Any Permitted Investments shall not cause the depositor to register under the Investment Company Act of 1940. Any interest or other income earned on funds in such accounts will be paid to the related master servicer or trustee as additional compensation or will be available for payments on the securities as provided in the prospectus supplement. If permitted by the Rating Agency or Agencies and so specified in the related prospectus supplement, a such accounts may contain funds relating to more than one series of Certificates and may contain other funds representing payments on mortgages owned by the related master servicer or serviced by it on behalf of others.

Credit Support

If so provided in the prospectus supplement, partial or full protection against some defaults and losses on the Assets in the related trust fund may be provided to one or more classes of Notes or Certificates, as applicable, in the related series in the form of subordination of one or more other classes of Notes or Certificates, as applicable, in that series or by one or more other types of credit support, for example, a letter of credit, insurance policy, reserve fund or a combination of these (any of these types of coverage for the Notes or Certificates, as applicable, of any series, is referred to generally as “credit support”). The amount and types of coverage, the identification of the entity providing the coverage (if applicable) and related information for each type of credit support, if any, will be described in the prospectus supplement for a series of Notes or Certificates, as applicable. See “Description of Credit Support.”

Derivative Products

If so provided in the prospectus supplement, one or more classes of Certificates or Notes, as applicable, in the related series may have the benefit of a swap, cap, corridor or other hedging instrument, yield supplement agreement, yield maintenance agreement or other derivative product, each as described under “Derivative Products Related to the Securities.”

Cash Flow Agreements

If so provided in the prospectus supplement, the trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The trust fund may also include other agreements, for example, interest rate swap agreements, interest rate cap or floor agreements, currency swap agreements or similar agreements provided to reduce the effects of interest rate or currency exchange rate fluctuations on the Assets or on one or more classes of Notes or Certificates, as applicable. (Currency swap agreements might be included in the trust fund if some or all of the Assets were denominated in a non-United States currency.) The principal terms of any related guaranteed investment contract or other agreement (any of these types of agreement, a “Cash Flow Agreement“), including provisions relating to the timing, manner and amount of payments under these documents and provisions relating to the termination of these documents, will be described in the prospectus supplement for the related series. In addition, the prospectus supplement will provide information with respect to the borrower under any Cash Flow Agreement.

Use of Proceeds

The net proceeds to be received from the sale of the Notes or Certificates, as applicable, will be applied by the depositor to the purchase of Assets, or the repayment of the financing incurred in that purchase, and to pay for some of the expenses incurred in connection with that purchase of Assets and sale of Notes or Certificates, as applicable. The depositor expects to sell the Notes or Certificates, as applicable, from time to time, but the timing and amount of offerings of Notes or Certificates, as applicable, will depend on a number of factors, including the volume of Assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.

Yield Considerations

General

The yield on any Offered Security will depend on the price paid by the securityholder, the interest Rate of the Security, the receipt and timing of receipt of distributions on the Security and the weighted average life of the Assets in the related trust fund (which may be affected by prepayments, defaults, liquidations or repurchases).

Interest Rate

Notes or Certificates, as applicable, of any class within a series may have fixed, variable or adjustable Interest Rates, which may or may not be based upon the interest rates borne by the Assets in the related trust fund. The prospectus supplement for any series will specify the Interest Rate for each class of Notes or Certificates, as applicable, or, in the case of a variable or adjustable Interest Rate, the method of determining the Interest Rate; the effect, if any, of the prepayment of any Asset on the Interest Rate of one or more classes of Notes or Certificates, as applicable; and whether the distributions of interest on the Notes or Certificates, as applicable, of any class will be dependent, in whole or in part, on the performance of any borrower under a Cash Flow Agreement.

If specified in the prospectus supplement, the effective yield to maturity to each holder of Notes or Certificates, as applicable, entitled to payments of interest will be below that otherwise produced by the applicable Interest Rate and purchase price of that Security because, while interest may accrue on each Asset during a period (each, an “Accrual Period”), the distribution of that interest will be made on a day that may be several days, weeks or months following the period of accrual.

Timing of Payment of Interest

Each payment of interest on the Notes or Certificates, as applicable, entitled to distributions of interest (or addition to the Security Balance of a class of Accrual Securities) will be made by or on behalf of the trustee each month on the date specified in the related prospectus supplement (each date, a “Distribution Date“), and will include interest accrued during the Accrual Period for that Distribution Date. As indicated above under “—Interest Rate,” if the Accrual Period ends on a date other than the day before a Distribution Date for the related series, the yield realized by the holders of those Notes or Certificates, as applicable, may be lower than the yield that would result if the Accrual Period ended on the day before the Distribution Date.

Payments of Principal; Prepayments

The yield to maturity on the Notes or Certificates, as applicable, will be affected by the rate of principal payments on the Assets (or, in the case of Mortgage Securities and Agency Securities, the underlying assets related to the Mortgage Securities and Agency Securities), including principal prepayments resulting from both voluntary prepayments by the borrowers and involuntary liquidations. The rate at which principal prepayments occur will be affected by a variety of factors, including the terms of the Assets (or, in the case of Mortgage Securities and Agency Securities, the underlying assets related to the Mortgage Securities and Agency Securities), the level of prevailing interest rates, the availability of mortgage credit and economic, demographic, geographic, tax, legal and other factors.

In general, however, if prevailing interest rates fall significantly below the interest rates on the Assets in a particular trust fund (or, in the case of Mortgage Securities and Agency Securities, the underlying assets related to the Mortgage Securities and Agency Securities), those assets are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the rates borne by those assets. However, you should note that some Assets (or, in the case of Mortgage Securities and Agency Securities, the underlying assets related to the Mortgage Securities and Agency Securities) may consist of loans with different interest rates. The rate of principal payment on Mortgage Securities will also be affected by the allocation of principal payments on the underlying assets among the Mortgage Securities or Agency Securities and other Mortgage Securities or Agency Securities of the same series. The rate of principal payments on the Assets in the related trust fund (or, in the case of Mortgage Securities and Agency Securities, the underlying assets related to the Mortgage Securities and Agency Securities) is likely to be affected by the existence of any Lock-out Periods and Prepayment Premium provisions of the mortgage loans underlying or comprising those Assets, and by the extent to which the servicer of any of these mortgage loans is able to enforce these provisions. Mortgage loans with a Lock-out Period or a Prepayment Premium provision, to the extent enforceable, generally would be expected to experience a lower rate of principal prepayments than otherwise identical mortgage loans without those provisions, with shorter Lock-out Periods or with lower Prepayment Premiums.

Because of the depreciating nature of manufactured housing, which limits the possibilities for refinancing, and because the terms and principal amounts of manufactured housing contracts are generally shorter and smaller than the terms and principal amounts of mortgage loans secured by site-built homes, changes in interest rates have a correspondingly small effect on the amount of the monthly payments on mortgage loans secured by site-built homes. Consequently, changes in interest rates may play a smaller role in prepayment behavior of manufactured housing contracts than they do in the prepayment behavior of loans secured by mortgage on site-built homes. Conversely, local economic conditions and some of the other factors mentioned above may play a larger role in the prepayment behavior of manufactured housing contracts than they do in the prepayment behavior of loans secured by mortgages on site-built homes.

If the purchaser of a Security offered at a discount calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is faster than that actually experienced on the Assets (or, in the case of Mortgage Securities and Agency Securities, the underlying assets related to the Mortgage Securities and Agency Securities), the actual yield to maturity will be lower than that so calculated. Conversely, if the purchaser of a Security offered at a premium calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is slower than that actually experienced on the Assets (or, in the case of Mortgage Securities and Agency Securities, the underlying assets related to the Mortgage Securities and Agency Securities), the actual yield to maturity will be lower than that so calculated. In either case, if so provided in the prospectus supplement for a series of Notes or Certificates, as applicable, the effect on yield on one or more classes of the Notes or Certificates, as applicable, of that series of prepayments of the Assets in the related trust fund may be mitigated or exacerbated by any provisions for sequential or selective distribution of principal to those classes.

When a full prepayment is made on a mortgage loan or a contract, the borrower is charged interest on the principal amount of the mortgage loan or a contract so prepaid for the number of days in the month actually elapsed up to the date of the prepayment or some other period specified in the prospectus supplement. Generally, the effect of prepayments in full will be to reduce the amount of interest paid in the following month to holders of Notes or Certificates, as applicable, entitled to payments of interest because interest on the principal amount of any mortgage loan or a contract so prepaid will be paid only to the date of prepayment rather than for a full month. A partial prepayment of principal is applied so as to reduce the outstanding principal balance of the related mortgage loan or a contract as of its due date in the month in which the partial prepayment is received or some other date as is specified in the prospectus supplement.

The timing of changes in the rate of principal payments on the Assets (or, in the case of Mortgage Securities and Agency Securities, the underlying assets related to the Mortgage Securities and Agency Securities) may significantly affect an investor’s actual yield to maturity, even if the average rate of distributions of principal is consistent with an investor’s expectation. In general, the earlier a principal payment is received on the mortgage loans and distributed on a Security, the greater the effect on that investor’s yield to maturity. The effect on an investor’s yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during a particular period may not be offset by a similar decrease (or increase) in the rate of principal payments at a later time.

The securityholder will bear the risk of not being able to reinvest principal received from a Security at a yield at least equal to the yield on that Security.

Prepayments — Maturity and Weighted Average Life

The rates at which principal payments are received on the Assets included in or comprising a trust fund and the rate at which payments are made from any credit support or Cash Flow Agreement for the related series of Notes or Certificates, as applicable, may affect the ultimate maturity and the weighted average life of each class of that series. Prepayments on the mortgage loans or contracts comprising or underlying the Assets in a particular trust fund will generally accelerate the rate at which principal is paid on some or all of the classes of the Notes or Certificates, as applicable, of the related series.

If so provided in the prospectus supplement for a series of Notes or Certificates, as applicable, one or more classes of Notes or Certificates, as applicable, may have a final scheduled Distribution Date, which is the date on or before which the Security Balance of the class of Notes or Certificates, as applicable, is scheduled to be reduced to zero, calculated on the basis of the assumptions applicable to that series. Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of that security will be repaid to the investor. The weighted average life of a class of Notes or Certificates, as applicable, of a series will be influenced by the rate at which principal on the Assets is paid to that class, which may be in the form of scheduled amortization or prepayments (for this purpose, the term “prepayment” includes prepayments, in whole or in part, and liquidations due to default).

In addition, the weighted average life of the Notes or Certificates, as applicable, may be affected by the varying maturities of the Assets in a trust fund. If any Assets in a particular trust fund have actual terms to maturity less than those assumed in calculating final scheduled Distribution Dates for the classes of Notes or Certificates, as applicable, of the related series, one or more classes of these Notes or Certificates, as applicable, may be fully paid before their respective final scheduled Distribution Dates, even in the absence of prepayments. Accordingly, the prepayment experience of the Assets will, to some extent, be a function of the mix of mortgage rates or contract rates and maturities of the mortgage loans or contracts comprising or underlying those Assets. See “Description of the Trust Funds.”

Prepayments on loans are also commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate (“CPR“) prepayment model or the Standard Prepayment Assumption (“SPA“) prepayment model. CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of those loans. SPA represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans. A prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of those loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Starting in the thirtieth month and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the mortgage loans or contracts underlying or comprising the Assets.

The prospectus supplement for each series of Notes or Certificates, as applicable, may contain tables, if applicable, setting forth the projected weighted average life of each class of Offered Notes or Offered Certificates, as applicable, of that series and the percentage of the initial Security Balance of each class that would be outstanding on specified Distribution Dates based on the assumptions stated in the prospectus supplement, including assumptions that prepayments on the mortgage loans comprising or underlying the related Assets are made at rates corresponding to various percentages of CPR, SPA or some other standard specified in the prospectus supplement. These tables and assumptions are intended to illustrate the sensitivity of the weighted average life of the Notes or Certificates, as applicable, to various prepayment rates and will not be intended to predict or to provide information that will enable investors to predict the actual weighted average life of the Notes or Certificates, as applicable. It is unlikely that prepayment of any mortgage loans or contracts comprising or underlying the Assets for any series will conform to any particular level of CPR, SPA or any other rate specified in the prospectus supplement.

Other Factors Affecting Weighted Average Life

Type of Loan

Mortgage Loans secured by Multifamily Properties may have provisions that prevent prepayment for a number of years and may provide for payments of interest only during a certain period followed by amortization of principal on the basis of a schedule extending beyond the maturity of the related mortgage loan.  There can be no assurance as to the respective rates of prepayment of these mortgage loans in either stable or changing interest rate environments.

Type of Asset

If specified in the prospectus supplement, a number of mortgage loans may have balloon payments due at maturity (which, based on the amortization schedule of those mortgage loans, may be a substantial amount), and because the ability of a borrower to make a balloon payment typically will depend on its ability either to refinance the loan or to sell the related Mortgaged Property, there is a risk that a number of Balloon Payment Assets may default at maturity. The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing or sale is required, including real estate values, the borrower’s financial situation, prevailing mortgage loan interest rates, the borrower’s equity in the related Mortgaged Property, tax laws and prevailing general economic conditions. Neither the depositor, the servicer, the master servicer, nor any of their affiliates will be obligated to refinance or repurchase any mortgage loan or to sell the Mortgaged Property except to the extent provided in the prospectus supplement. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. To minimize losses on defaulted mortgage loans, the servicer may modify mortgage loans that are in default or as to which a payment default is reasonably foreseeable. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan will tend to extend the weighted average life of the Notes or Certificates, as applicable, and may thus lengthen the period of time elapsed from the date of issuance of a Security until it is retired.

For some mortgage loans, including ARM Loans, the mortgage rate at origination may be below the rate that would result if the index and margin relating to the mortgage loan were applied at origination. For some contracts, the contract rate may be stepped up during its terms or may otherwise vary or be adjusted. Under the applicable underwriting standards, the borrower under each mortgage loan or contract generally will be qualified on the basis of the mortgage rate or contract rate or contract rate in effect at origination. The repayment of any of these mortgage loans or contracts may therefore be dependent on the ability of the borrower to make larger level monthly payments following the adjustment of the mortgage rate or contract rate. In addition, some mortgage loans may be subject to temporary buydown plans (“Buydown Mortgage Loans“) pursuant to which the monthly payments made by the borrower during the early years of the mortgage loan will be less than the scheduled monthly payments on the mortgage loan (the “Buydown Period“). The periodic increase in the amount paid by the borrower of a Buydown Mortgage Loan during or at the end of the applicable Buydown Period may create a greater financial burden for the borrower, who might not have otherwise qualified for a mortgage, and may accordingly increase the risk of default for the related mortgage loan.

The mortgage rates on some ARM Loans subject to negative amortization generally adjust monthly and their amortization schedules adjust less frequently. During a period of rising interest rates as well as immediately after origination (initial mortgage rates are generally lower than the sum of the applicable index at origination and the related margin over that index at which interest accrues), the amount of interest accruing on the principal balance of those mortgage loans may exceed the amount of the minimum scheduled monthly payment on the mortgage loans. As a result, a portion of the accrued interest on negatively amortizing mortgage loans may be added to the principal balance of those mortgage loans and will bear interest at the applicable mortgage rate. The addition of any deferred interest to the principal balance of any related class or classes of Notes or Certificates, as applicable, will lengthen the weighted average life of those Notes or Certificates, as applicable, and may adversely affect yield to holders of those Notes or Certificates, as applicable, depending on the price at which those Notes or Certificates, as applicable, were purchased. In addition, for some ARM Loans subject to negative amortization, during a period of declining interest rates, it might be expected that each minimum scheduled monthly payment on this type of mortgage loan would exceed the amount of scheduled principal and accrued interest on the principal balance of that mortgage loan, and since that excess will be applied to reduce the principal balance of the related class or classes of Notes or Certificates, as applicable, the weighted average life of those Notes or Certificates, as applicable, will be reduced and may adversely affect yield to holders of those Notes or Certificates, as applicable, depending on the price at which those Notes or Certificates, as applicable, were purchased.

As may be described in the prospectus supplement, the related Agreement may provide that all or a portion of the principal collected on or with respect to the related mortgage loans may be applied by the related trustee to the acquisition of additional HELOCs during a specified period (rather than used to fund payments of principal to securityholders during that period) with the result that the related Notes or Certificates, as applicable, possess an interest-only period, also commonly referred to as a revolving period, which will be followed by an amortization period. Any of these interest-only or revolving periods may, upon the occurrence of particular events to be described in the prospectus supplement, terminate before the end of the specified period and result in the earlier than expected amortization of the related Notes or Certificates, as applicable.

In addition, and as may be described in the prospectus supplement, the related Agreement may provide that all or some of this collected principal may be retained by the trustee (and held in specific temporary investments, including mortgage loans) for a specified period before being used to fund payments of principal to securityholders.

The result of the retention and temporary investment by the trustee of this principal would be to slow the amortization rate of the related Notes or Certificates, as applicable, relative to the amortization rate of the related mortgage loans, or to attempt to match the amortization rate of the related Notes or Certificates, as applicable, to an amortization schedule established at the time the Notes or Certificates, as applicable, are issued. Any similar feature applicable to any Notes or Certificates, as applicable, may end on the occurrence of events to be described in the prospectus supplement, resulting in the current funding of principal payments to the related securityholders and an acceleration of the amortization of these Notes or Certificates, as applicable.

Termination

If specified in the prospectus supplement, a series of Notes or Certificates, as applicable, may be subject to optional early termination through the repurchase of the Assets in the related trust fund by the party specified in the prospectus supplement, on any date on which the total Security Balance of the Notes or Certificates, as applicable, of that series declines to a percentage specified in the prospectus supplement (generally not to exceed 10%) of the Initial Security Balance, under the circumstances and in the manner set forth therein. In addition, if so provided in the prospectus supplement, some classes of Notes or Certificates, as applicable, may be purchased or redeemed in the manner set forth therein. See “Description of the Securities —Termination.”

Defaults

The rate of defaults on the Assets will also affect the rate, timing and amount of principal payments on the Assets and thus the yield on the Notes or Certificates, as applicable. In general, defaults on mortgage loans or contracts are expected to occur with greater frequency in their early years. The rate of default on mortgage loans that are refinance or limited documentation mortgage loans, and on mortgage loans with high Loan-to-Value Ratios, may be higher than for other types of mortgage loans. Furthermore, the rate and timing of prepayments, defaults and liquidations on the mortgage loans or contracts will be affected by the general economic condition of the region of the country in which the related Mortgaged Properties or manufactured homes are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.

Foreclosures

The number of foreclosures or repossessions and the principal amount of the mortgage loans or contracts comprising or underlying the Assets that are foreclosed or repossessed in relation to the number and principal amount of mortgage loans or contracts that are repaid in accordance with their terms will affect the weighted average life of the mortgage loans or contracts comprising or underlying the Assets and that of the related series of Notes or Certificates, as applicable.

Refinancing

At the request of a borrower, the servicer may allow the refinancing of a mortgage loan or contract in any trust fund by accepting prepayments on the mortgage loan and permitting a new loan secured by a mortgage on the same property. In the event of that refinancing, the new loan would not be included in the related trust fund and, therefore, that refinancing would have the same effect as a prepayment in full of the related mortgage loan or contract. A servicer may, from time to time, implement programs designed to encourage refinancing. These programs may include modifications of existing loans, general or targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives. In addition, servicers may encourage the refinancing of mortgage loans or contracts, including defaulted mortgage loans or contracts, that would permit creditworthy borrowers to assume the outstanding indebtedness of those mortgage loans or contracts.

Due-on-Sale Clauses

Acceleration of mortgage payments as a result of transfers of underlying Mortgaged Property is another factor affecting prepayment rates that may not be reflected in the prepayment standards or models used in the relevant prospectus supplement. A number of the mortgage loans comprising or underlying the Assets, other than FHA loans and VA loans, may include “due-on-sale clauses” that allow the holder of the mortgage loans to demand payment in full of the remaining principal balance of the mortgage loans upon sale, transfer or conveyance of the related Mortgaged Property.

For any mortgage loans, except as set forth in the prospectus supplement, the servicer will generally enforce any due-on-sale clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying Mortgaged Property and it is entitled to do so under applicable law; provided, however, that the servicer will not take any action in relation to the enforcement of any due-on-sale provision that would adversely affect or jeopardize coverage under any applicable insurance policy. See “Certain Legal Aspects of Mortgage Loans—Due-on-Sale Clauses” and “Description of the Agreements—Material Terms of the Pooling and Servicing Agreements” and “Underlying Servicing Agreements—Due-on-Sale Provisions.”

The contracts, in general, prohibit the sale or transfer of the related manufactured homes without the consent of the servicer and permit the acceleration of the maturity of the contracts by the servicer upon any sale or transfer that is not consented to. It is expected that the servicer will permit most transfers of manufactured homes and not accelerate the maturity of the related contracts. In some cases, the transfer may be made by a delinquent borrower to avoid a repossession of the manufactured home. In the case of a transfer of a manufactured home after which the servicer desires to accelerate the maturity of related contract, the servicer’s ability to do so will depend on the enforceability under state law of the due-on-sale clause.

Static Pool Information

For each mortgage pool, the issuer will provide static pool information with respect to the experience of the sponsor, or other appropriate entity, in securitizing asset pools of the same type to the extent material.

With respect to each series of securities, the information referred to in this section will be provided through an internet web site at the address disclosed in the related prospectus supplement.

The Depositor

Deutsche Alt-A Securities, Inc., the depositor, is a special purpose corporation incorporated in the State of Delaware on August 29, 2002. The principal executive offices of the depositor are located at 60 Wall Street, New York, New York 10005. Its telephone number is (212) 250-5000. The depositor does not have, nor is it expected in the future to have, any significant assets.

The limited purposes of the depositor are, in general, to acquire, own and sell mortgage loans and financial assets; to issue, acquire, own, hold and sell securities and notes secured by or representing ownership interests in mortgage loans and other financial assets, collections on the mortgage loans and related assets; and to engage in any acts that are incidental to, or necessary, suitable or convenient to accomplish, these purposes.  The depositor does not have, nor is it expected in the future to have, any significant assets. After issuance and registration of the securities contemplated in this prospectus supplement, the depositor will have no material duties or responsibilities with respect to the pool assets or securities.

All of the shares of capital stock of the depositor are held by DB Structured Products, Inc., a Delaware corporation.

Description of the Securities

General

The mortgage-backed certificates (the “Certificates“) of each series (including any class of Certificates not offered by this prospectus) will represent the entire beneficial ownership interest in the trust fund created pursuant to the related Agreement. The mortgage-backed notes (the “Notes,” and together with the Certificates, the “Securities”), will represent indebtedness of the related trust fund and will be issued and secured pursuant to an indenture. Each series of Notes or Certificates, as applicable, will consist of one or more of the following classes of Notes or Certificates:

Accretion Directed

A class of securities designated to receive principal payments primarily from the interest that accrues on specified Accrual Classes.

Accrual

A class of securities where the accrued interest otherwise payable to such certificates is allocated to specified classes of certificates as principal payments in reduction of their certificate principal balance.  The certificate principal balance of the Accrual Class will be increased to the extent such accrued interest is so allocated.

Companion

A class that receives principal payments on any distribution date only if scheduled payments have been made on specified planned principal classes, targeted principal classes or scheduled principal classes.

Component

A class consisting of “components.” The components of a class of component securities may have different principal and/or interest payment characteristics but together constitute a single class. Each component of a class of component securities may be identified as falling into one or more of the categories in this list.

Fixed Rate

A class with an interest rate that is fixed throughout the life of the class.

Floating Rate

A class that receives interest payments based on an interest rate that fluctuates each payment period based on a designated index plus a specified margin provided however, that such index will be of a type that is customarily used in the debt and fixed income markets to measure the cost of borrowed funds.

Interest Only or IO

A class of securities with no principal balance and which is not entitled to principal payments.  Interest usually accrues based on a specified notional amount.

Inverse Floating Rate

A class of securities where the pass-through rate adjusts based on the excess between a specified rate and LIBOR or another index; provided however, that such index will be of a type that is customarily used in the debt and fixed income markets to measure the cost of borrowed funds.

Lock Out

A class of securities which is “locked out” of certain payments, usually principal, for a specified period of time.

Partial Accrual

A class that accretes a portion of the amount of accrued interest thereon, which amount will be added to the principal balance of such class on each applicable distribution date, with the remainder of such accrued interest to be distributed currently as interest on such class. Such accretion may continue until a specified event has occurred or until such Partial Accrual class is retired.

Principal Only

A class of securities which is not entitled to interest payments.

Planned Amortization Class

A class of securities with a principal balance that is reduced based on a schedule of principal balances, assuming a certain range of prepayment rates on the underlying assets.

Scheduled Principal

A class that is designed to receive principal payments using a predetermined principal balance schedule but is not designated as a Planned Principal Class or Targeted Principal Class. In many cases, the schedule is derived by assuming two constant prepayment rates for the underlying assets. These two rates are the endpoints for the “structuring range” for the scheduled principal class.

Senior Support

A class that absorbs the realized losses other than excess losses that would otherwise be allocated to a Super Senior Class after the related classes of subordinated securities are no longer outstanding.

Sequential Pay

Classes that receive principal payments in a prescribed sequence, that do not have predetermined principal balance schedules and that under all circumstances receive payments of principal continuously from the first distribution date on which they receive principal until they are retired. A single class that receives principal payments before or after all other classes in the same series of securities may be identified as a sequential pay class.

Super Senior

A class that will not bear its proportionate share of realized losses (other than excess losses) as its share is directed to another class, referred to as the “support class” until the class principal balance of the support class is reduced to zero.

Target Amortization

A class of securities with a principal balance that is reduced based on a scheduled of principal balances, assuming a certain targeted rate of prepayments on the related collateral.

Variable Rate

A class with an interest rate that resets periodically and is calculated by reference to the rate or rates of interest applicable to specified assets or instruments (e.g., the Loan Rates borne by the underlying loans).

If specified in the prospectus supplement, distributions on one or more classes of a series of Notes or Certificates, as applicable, may be limited to collections from a designated portion of the Assets in the related trust fund (each portion of the Assets, an “Asset Group“). Any of these classes may include classes of Offered Notes or Offered Certificates, as applicable.

Each class of Notes or Certificates, as applicable, offered by this prospectus and the related prospectus supplement (the “Offered Notes” and the “Offered Certificates,” respectively, and together, the “Offered Securities“) will be issued in minimum denominations corresponding to the Security Balances or, in the case of some classes of Strip Securities, notional amounts or percentage interests specified in the prospectus supplement. The transfer of any Offered Notes or Offered Certificates, as applicable, may be registered and those Notes or Certificates, as applicable, may be exchanged without the payment of any service charge payable in connection with that registration of transfer or exchange, but the depositor or the trustee or any agent of the depositor or the trustee may require payment of a sum sufficient to cover any tax or other governmental charge. One or more classes of Notes or Certificates, as applicable, of a series may be issued in fully registered, certificated form (“Definitive Notes” or “Definitive Certificates,” and collectively, “Definitive Securities“) or in book-entry form (“Book-Entry Notes” or “Book-Entry Certificates,” and collectively, “Book-Entry Securities“), as provided in the prospectus supplement. See “Description of the Securities—Book-Entry Registration and Definitive Securities.”—Definitive Notes or Definitive Certificates, as applicable, will be exchangeable for other Notes or Certificates, as applicable, of the same class and series of a similar total Security Balance, notional amount or percentage interest but of different authorized denominations.

Distributions

Distributions on the Notes or Certificates, as applicable, of each series will be made by or on behalf of the trustee on each Distribution Date as specified in the prospectus supplement from the Available Distribution Amount for that series and that Distribution Date. Distributions (other than the final distribution) will be made to the persons in whose names the Notes or Certificates, as applicable, are registered at the close of business on, unless a different date is specified in the prospectus supplement, the last business day of the month preceding the month in which the Distribution Date occurs (the “Record Date“), and the amount of each distribution will be determined as of the close of business on the date specified in the prospectus supplement (the “Determination Date“). All distributions for each class of Notes or Certificates, as applicable, on each Distribution Date will be allocated pro rata among the outstanding securityholders in that class or by random selection or as described in the prospectus supplement. Payments will be made either by wire transfer in immediately available funds to the account of a securityholder at a bank or other entity having appropriate facilities for these payments, if that securityholder has so notified the trustee or other person required to make those payments no later than the date specified in the prospectus supplement (and, if so provided in the prospectus supplement, holds Notes or Certificates, as applicable, in the requisite amount specified in the prospectus supplement), or by check mailed to the address of the person entitled to the payment as it appears on the Security Register; provided, however, that the final distribution in retirement of the Notes or Certificates, as applicable, will be made only upon presentation and surrender of the Notes or Certificates, as applicable, at the location specified in the notice to securityholders of that final distribution.

Available Distribution Amount

All distributions on the Notes or Certificates, as applicable, of each series on each Distribution Date will be made from the Available Distribution Amount described below, subject to the terms described in the prospectus supplement. Generally, the “Available Distribution Amount“ for each Distribution Date equals the sum of the following amounts:

(1)

the total amount of all cash on deposit in the related Collection Account as of the corresponding Determination Date, exclusive, unless otherwise specified in the prospectus supplement, of:

(a)

all scheduled payments of principal and interest collected but due on a date after the related Due Period (unless a different period is specified in the prospectus supplement, a “Due Period” for any Distribution Date will begin on the second day of the month in which the immediately preceding Distribution Date occurs, or the Cut-off Date in the case of the first Due Period, and will end on the first day of the month of the related Distribution Date),

(b)

all prepayments, together with related payments of the interest thereon and related Prepayment Premiums, all proceeds of any FHA insurance, VA Guaranty Policy or insurance policies to be maintained for each Asset (to the extent that proceeds are not applied to the restoration of the Asset or released in accordance with the normal servicing procedures of a servicer, subject to the terms and conditions applicable to the related Asset) (collectively, “Insurance Proceeds“), all other amounts received and retained in connection with the liquidation of Assets in default in the trust fund (“Liquidation Proceeds“), and other unscheduled recoveries received after the related Due Period, or other period specified in the prospectus supplement,

(c)

all amounts in the Collection Account that are due or reimbursable to the depositor, the trustee, an Asset Seller, a servicer, the master servicer or any other entity as specified in the prospectus supplement or that are payable in respect of particular expenses of the related trust fund, and

(d)

all amounts received for a repurchase of an Asset from the trust fund for defective documentation or a breach of representation or warranty received after the related Due Period, or other period specified in the prospectus supplement;

(2)

if the prospectus supplement so provides, interest or investment income on amounts on deposit in the Collection Account, including any net amounts paid under any Cash Flow Agreements;

(3)

all advances made by a servicer or the master servicer or any other entity as specified in the prospectus supplement for that Distribution Date;

(4)

if and to the extent the prospectus supplement so provides, amounts paid by a servicer or any other entity as specified in the prospectus supplement with respect to interest shortfalls resulting from prepayments during the related Prepayment Period; and

(5)

to the extent not on deposit in the related Collection Account as of the corresponding Determination Date, any amounts collected under, from or in respect of any credit support for that Distribution Date.

As described below, unless otherwise specified in the prospectus supplement, the entire Available Distribution Amount will be distributed among the related Notes or Certificates, as applicable, (including any Notes or Certificates, as applicable, not offered by this prospectus) on each Distribution Date, and accordingly will be released from the trust fund and will not be available for any future distributions.

The prospectus supplement for a series of Notes or Certificates, as applicable, will describe any variation in the calculation or distribution of the Available Distribution Amount for that series.

Distributions of Interest on the Securities

Each class of Notes or Certificates, as applicable, (other than classes of Strip Securities which have no Interest Rate) may have a different Interest Rate, which will be a fixed, variable or adjustable rate at which interest will accrue on that class or a component of that class (the “Interest Rate“ in the case of Certificates). The prospectus supplement will specify the Interest Rate for each class or component or, in the case of a variable or adjustable Interest Rate, the method for determining the Interest Rate. Interest on the Notes or Certificates, as applicable, will be calculated on the basis of a 360-day year consisting of twelve 30-day months unless the prospectus supplement specifies a different basis.

Distributions of interest on the Notes or Certificates, as applicable, of any class will be made on each Distribution Date (other than any class of Accrual Securities, which will be entitled to distributions of accrued interest starting only on the Distribution Date, or under the circumstances, specified in the prospectus supplement, and any class of Strip Securities that are not entitled to any distributions of interest) based on the Accrued Security Interest for that class and that Distribution Date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to that class on that Distribution Date. Before any interest is distributed on any class of Accrual Securities, the amount of Accrued Security Interest otherwise distributable on that class will instead be added to the Security Balance of that class on each Distribution Date.

For each class of Notes or Certificates, as applicable, and each Distribution Date (other than some classes of Strip Securities), “Accrued Security Interest” will be equal to interest accrued during the related Accrual Period on the outstanding Security Balance of the class of Notes or Certificates, as applicable, immediately before the Distribution Date, at the applicable Interest Rate, reduced as described below. Accrued Security Interest on some classes of Strip Securities will be equal to interest accrued during the related Accrual Period on the outstanding notional amount of the Strip Security immediately before each Distribution Date, at the applicable Interest Rate, reduced as described below, or interest accrual in the manner described in the prospectus supplement. The method of determining the notional amount for a particular class of Strip Securities will be described in the prospectus supplement. Reference to notional amount is solely for convenience in some of the calculations and does not represent the right to receive any distributions of principal. Unless otherwise provided in the prospectus supplement, the Accrued Security Interest on a series of Notes or Certificates, as applicable, will be reduced in the event of prepayment interest shortfalls, which are shortfalls in collections of interest for a full accrual period resulting from prepayments before the due date in that accrual period on the mortgage loans or contracts comprising or underlying the Assets in the trust fund for that series. The particular manner in which these shortfalls are to be allocated among some or all of the classes of Notes or Certificates, as applicable, of that series will be specified in the prospectus supplement. The prospectus supplement will also describe the extent to which the amount of Accrued Security Interest that is otherwise distributable on (or, in the case of Accrual Securities, that may otherwise be added to the Security Balance of) a class of Offered Notes or Offered Certificates, as applicable, may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on the mortgage loans or contracts comprising or underlying the Assets in the related trust fund. Unless otherwise provided in the prospectus supplement, any reduction in the amount of Accrued Security Interest otherwise distributable on a class of Notes or Certificates, as applicable, by reason of the allocation to that class of a portion of any deferred interest on the mortgage loans or contracts comprising or underlying the Assets in the related trust fund will result in a corresponding increase in the Security Balance of that class. See “Yield Considerations.”

Distributions of Principal of the Securities

The Notes or Certificates, as applicable, of each series, other than some classes of Strip Securities, will have a “Security Balance“ which, at any time, will equal the then maximum amount that the holder will be entitled to receive on principal out of the future cash flow on the Assets and other assets included in the related trust fund. The outstanding Security Balance of a Security will be reduced:

·

to the extent of distributions of principal on that Security from time to time and

·

if and to the extent provided in the prospectus supplement, by the amount of losses incurred on the related Assets.

The outstanding Security Balance of a Security:

·

may be increased in respect of deferred interest on the related mortgage loans, to the extent provided in the prospectus supplement and

·

in the case of Accrual Securities, will be increased by any related Accrued Security Interest up until the Distribution Date on which distributions of interest are required to begin.

If specified in the prospectus supplement, the initial total Security Balance of all classes of Notes or Certificates, as applicable, of a series will be greater than the outstanding total principal balance of the related Assets as of the applicable Cut-off Date. The initial total Security Balance of a series and each class of the series will be specified in the prospectus supplement. Distributions of principal will be made on each Distribution Date to the class or classes of Notes or Certificates, as applicable, in the amounts and in accordance with the priorities specified in the prospectus supplement. Some classes of Strip Securities with no Security Balance are not entitled to any distributions of principal.

If specified in the related prospectus supplement, the trust fund may issue notes or certificates, as applicable, from time to time and use proceeds of this issuance to make principal payments with respect to a series.

Revolving Period

The applicable prospectus supplement may provide that all or a portion of the principal collections may be applied by the trustee to the acquisition of subsequent HELOCs during a specified period rather than used to distribute payments of principal to securityholders during that period. These notes or certificates, as applicable, would then possess an interest only period, also commonly referred to as a “Revolving Period”, which will be followed by an “Amortization Period”, during which principal will be paid. Any interest only revolving period may terminate prior to the end of the specified period and result in the earlier than expected principal repayment of the notes or certificates, as applicable.

Components

To the extent specified in the prospectus supplement, distribution on a class of Notes or Certificates, as applicable, may be based on a combination of two or more different components as described under “—General” above. To that extent, the descriptions set forth under “Distributions of Interest on the Securities” and “—Distributions of Principal of the Securities” above also relate to components of the component class of Notes or Certificates, as applicable. References in those sections to Security Balance may refer to the principal balance, if any, of these components and reference to the Interest Rate may refer to the Interest Rate, if any, on these components.

Distributions on the Securities of Prepayment Premiums

If so provided in the prospectus supplement, Prepayment Premiums that are collected on the mortgage loans in the related trust fund will be distributed on each Distribution Date to the class or classes of Notes or Certificates, as applicable, entitled to the distribution as described in the prospectus supplement.

Allocation of Losses and Shortfalls

If so provided in the prospectus supplement for a series of Notes or Certificates, as applicable, consisting of one or more classes of Subordinate Notes or Subordinate Certificates, as applicable, on any Distribution Date in respect of which losses or shortfalls in collections on the Assets have been incurred, the amount of those losses or shortfalls will be borne first by a class of Subordinate Notes or Subordinate Certificates, as applicable, in the priority and manner and subject to the limitations specified in the prospectus supplement. See “Description of Credit Support” for a description of the types of protection that may be included in a trust fund against losses and shortfalls on Assets comprising that trust fund. The prospectus supplement for a series of Notes or Certificates, as applicable, will describe the entitlement, if any, of a class of Notes or Certificates, as applicable, whose Security Balance has been reduced to zero as a result of distributions or the allocation of losses on the related Assets to recover any losses previously allocated to that class from amounts received on the Assets. However, if the Security Balance of a class of Notes or Certificates, as applicable, has been reduced to zero as the result of principal distributions, the allocation of losses on the Assets, an optional termination or an optional purchase or redemption, that class will no longer be entitled to receive principal distributions from amounts received on the assets of the related trust fund, including distributions in respect of principal losses previously allocated to that class.

Advances in Respect of Delinquencies

If so provided in the prospectus supplement, the servicer or another entity described in the prospectus supplement will be required as part of its servicing responsibilities to advance on or before each Distribution Date its own funds or funds held in the related Collection Account that are not included in the Available Distribution Amount for that Distribution Date, in an amount equal to the total of payments of (1) principal (other than any balloon payments) and (2) interest (net of related servicing fees and Retained Interest) that were due on the Assets in that trust fund during the related Due Period and were delinquent on the related Determination Date, subject to a good faith determination that the advances will be reimbursable from Related Proceeds (as defined below). In the case of a series of Notes or Certificates, as applicable, that includes one or more classes of Subordinate Notes or Subordinate Certificates, as applicable, and if so provided in the prospectus supplement, the servicer’s (or another entity’s) advance obligation may be limited only to the portion of those delinquencies necessary to make the required distributions on one or more classes of Senior Notes or Senior Certificates, as applicable, and/or may be subject to a good faith determination that advances will be reimbursable not only from Related Proceeds but also from collections on other Assets otherwise distributable on one or more classes of those Subordinate Notes or Subordinate Certificates, as applicable. See “Description of Credit Support.”

Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of Notes or Certificates, as applicable, entitled to the payments, rather than to guarantee or insure against losses. Advances of the servicer’s (or another entity’s) funds will be reimbursable only out of related recoveries on the Assets (including amounts received under any form of credit support) respecting which those advances were made (as to any Assets, “Related Proceeds”) and from any other amounts specified in the prospectus supplement, including out of any amounts otherwise distributable on one or more classes of Subordinate Notes or Subordinate Certificates, as applicable, of that series; provided, however, that any advance will be reimbursable from any amounts in the related Collection Account before any distributions being made on the Notes or Certificates, as applicable, to the extent that the servicer (or some other entity) determines in good faith that that advance (a “Nonrecoverable Advance“) is not ultimately recoverable from Related Proceeds or, if applicable, from collections on other Assets otherwise distributable on the Subordinate Notes or Subordinate Certificates, as applicable. If advances have been made by the servicer from excess funds in the related Collection Account, the servicer is required to replace these funds in that Collection Account on any future Distribution Date to the extent that funds in that Collection Account on that Distribution Date are less than payments required to be made to securityholders on that date. If specified in the prospectus supplement, the obligations of the servicer (or another entity) to make advances may be secured by a cash advance reserve fund, a surety bond, a letter of credit or another form of limited guaranty. If applicable, information regarding the characteristics of and the identity of any borrower on any surety bond will be set forth in the prospectus supplement.

If and to the extent so provided in the prospectus supplement, the servicer (or another entity) will be entitled to receive interest at the rate specified in the prospectus supplement on its outstanding advances and will be entitled to pay itself this interest periodically from general collections on the Assets before any payment to securityholders or as otherwise provided in the related Agreement and described in the prospectus supplement.

If specified in the prospectus supplement, the master servicer or the trustee will be required to make advances, subject to specific conditions described in the prospectus supplement, in the event of a servicer default.

Reports to Securityholders

With each distribution to holders of any class of Notes or Certificates, as applicable, of a series, the servicer, the master servicer or the trustee, as provided in the prospectus supplement, will forward or cause to be forwarded to each holder, to the depositor and to any other parties as may be specified in the related Agreement, a statement containing the information specified in the prospectus supplement, or if no information is specified in the prospectus supplement, generally setting forth, in each case to the extent applicable and available:

(1)

the amount of that distribution to holders of Notes or Certificates, as applicable, of that class applied to reduce the Security Balance of the Notes or Certificates, as applicable;

(2)

the amount of that distribution to holders of Notes or Certificates, as applicable, of that class allocable to Accrued Security Interest;

(3)

the amount of that distribution allocable to Prepayment Premiums;

(4)

the amount of related servicing compensation and any other customary information as is required to enable securityholders to prepare their tax returns;

(5)

the total amount of advances included in that distribution, and the total amount of unreimbursed advances at the close of business on that Distribution Date;

(6)

the total principal balance of the Assets at the close of business on that Distribution Date;

(7)

the number and total principal balance of mortgage loans in respect of which

(a)

one scheduled payment is delinquent,

(b)

two scheduled payments are delinquent,

(c)

three or more scheduled payments are delinquent and

(d)

foreclosure proceedings have begun;

(8)

for any mortgage loan or contract liquidated during the related Due Period, (a) the portion of the related liquidation proceeds payable or reimbursable to a servicer (or any other entity) in respect of that mortgage loan and (b) the amount of any loss to securityholders;

(9)

with respect to collateral acquired by the trust fund through foreclosure or otherwise (an “REO Property”) relating to a mortgage loan or contract and included in the trust fund as of the end of the related Due Period, the date of acquisition;

(10)

for each REO Property relating to a mortgage loan or contract and included in the trust fund as of the end of the related Due Period,

(a)

the book value,

(b)

the principal balance of the related mortgage loan or contract immediately following that Distribution Date (calculated as if that mortgage loan or contract were still outstanding taking into account limited modifications to the terms of the mortgage loan specified in the Agreement),

(c)

the total amount of unreimbursed servicing expenses and unreimbursed advances in respect of the REO Property and

(d)

if applicable, the total amount of interest accrued and payable on related servicing expenses and related advances;

(11)

for any REO Property sold during the related Due Period

(a)

the total amount of sale proceeds,

(b)

the portion of those sales proceeds payable or reimbursable to the master servicer in respect of that REO Property or the related mortgage loan or contract and

(c)

the amount of any loss to securityholders in respect of the related mortgage loan;

(12)

the total Security Balance or notional amount, as the case may be, of each class of Notes or Certificates, as applicable, (including any class of Notes or Certificates, as applicable, not offered by this prospectus) at the close of business on that Distribution Date, separately identifying any reduction in that Security Balance due to the allocation of any loss and increase in the Security Balance of a class of Accrual Securities if any Accrued Security Interest has been added to that balance;

(13)

the total amount of principal prepayments made during the related Due Period;

(14)

the amount deposited in the reserve fund, if any, on that Distribution Date;

(15)

the amount remaining in the reserve fund, if any, as of the close of business on that Distribution Date;

(16)

the total unpaid Accrued Security Interest, if any, on each class of Notes or Certificates, as applicable, at the close of business on that Distribution Date;

(17)

in the case of Notes or Certificates, as applicable, with a variable Interest Rate, the Interest Rate applicable to that Distribution Date, and, if available, the immediately succeeding Distribution Date, as calculated in accordance with the method specified in the prospectus supplement;

(18)

in the case of Notes or Certificates, as applicable, with an adjustable Interest Rate, for statements to be distributed in any month in which an adjustment date occurs, the adjustable Interest Rate applicable to that Distribution Date, if available, and the immediately succeeding Distribution Date as calculated in accordance with the method specified in the prospectus supplement;

(19)

as to any series that includes credit support, the amount of coverage of each instrument of credit support included as of the close of business on that Distribution Date;

(20)

during the Pre-Funding Period, the remaining Pre-Funded Amount and the portion of the Pre-Funding Amount used to acquire Subsequent Assets since the preceding Distribution Date;

(21)

during the Pre-Funding Period, the amount remaining in the Capitalized Interest Account; and

(22)

the total amount of payments by the borrowers of

(a)

default interest,

(b)

late charges and

(c)

assumption and modification fees collected during the related Due Period.

Reports, whether monthly or annual, will be transmitted in paper format to the holder of record of the class of securities contemporaneously with the distribution on that particular class.  In addition, the monthly reports will be posted on a website as described below under “Available Information.”

Within a reasonable period of time after the end of each calendar year, the servicer, the master servicer or the trustee, as provided in the prospectus supplement, will furnish to each securityholder of record at any time during the calendar year the information required by the Code and applicable regulations under the Code to enable securityholders to prepare their tax returns. See “Description of the Securities—Book-Entry Registration and Definitive Securities.”

Termination

The obligations created by the related Agreement for each series of Notes or Certificates, as applicable, will terminate upon the payment to securityholders of that series of all amounts held in the Collection Accounts or by a servicer, the master servicer, if any, or the trustee and required to be paid to them pursuant to that Agreement following the earlier of (1) the final payment or other liquidation of the last Asset subject to the related Agreement or the disposition of all property acquired upon foreclosure of any mortgage loan or contract subject to the Agreement and (2) the purchase of all of the assets of the trust fund by the party entitled to effect that termination, under the circumstances and in the manner set forth in the prospectus supplement. In no event, however, will the trust fund continue beyond the date specified in the prospectus supplement. Written notice of termination of the Agreement will be given to each securityholder, and the final distribution will be made only upon presentation and surrender of the Notes or Certificates, as applicable, at the location to be specified in the notice of termination.

If specified in the prospectus supplement, a series of Notes or Certificates, as applicable, may be subject to optional early termination through the purchase of the Assets in the related trust fund by the party specified in the prospectus supplement, under the circumstances and in the manner set forth in the prospectus supplement. If so provided in the prospectus supplement, upon the reduction of the Security Balance of a specified class or classes of Notes or Certificates, as applicable, by a specified percentage, the party specified in the prospectus supplement will solicit bids for the purchase of all assets of the trust fund, or of a sufficient portion of those assets to retire that class or classes or purchase that class or classes at a price set forth in the prospectus supplement, in each case, under the circumstances and in the manner set forth in the prospectus supplement. That price will at least equal the outstanding Security Balances and any accrued and unpaid interest on the Security Balances (including any unpaid interest shortfalls for prior Distribution Dates). Any sale of the Assets of the trust fund will be without recourse to the trust fund or the securityholders. Any purchase or solicitation of bids may be made only when the total Security Balance of that class or classes declines to a percentage of the Initial Security Balance of those Notes or Certificates, as applicable, (not to exceed 10%) specified in the prospectus supplement. In addition, if so provided in the prospectus supplement, some classes of Notes or Certificates, as applicable, may be purchased or redeemed in the manner set forth in the prospectus supplement at a price at least equal to the outstanding Security Balance of each class so purchased or redeemed and any accrued and unpaid interest on the Security Balance (including any unpaid interest shortfalls for prior Distribution Dates).  In the event that any series of certificates or notes which provides for such a purchase, the certificates or notes will use the word “Callable” in their title.

Optional Purchases

Subject to the provisions of the applicable Agreement, the depositor, the servicer or any other party specified in the prospectus supplement may, at that party’s option, repurchase any mortgage loan that is in default or as to which default is reasonably foreseeable if, in the depositor’s, the servicer’s or any other party’s judgment, the related default is not likely to be cured by the borrower or default is not likely to be averted, at a price equal to the unpaid principal balance of the mortgage loan plus accrued interest on the mortgage loan and under the conditions set forth in the prospectus supplement.

Book-Entry Registration and Definitive Securities

General

If provided for in the prospectus supplement, one or more classes of the Offered Notes or Offered Certificates, as applicable, of any series will be issued as Book-Entry Notes or Book-Entry Certificates, as applicable, and each of these classes will be represented by one or more single Notes or Certificates, as applicable, registered in the name of a nominee for the depository, The Depository Trust Company (“DTC“) and, if provided in the prospectus supplement, additionally through Clearstream Luxembourg, société anonyme (“Clearstream Luxembourg”) or the Euroclear System (“Euroclear“). Each class of Book-Entry Notes or Book-Entry Certificates, as applicable, will be issued in one or more certificates or notes, as the case may be, that equal the initial principal amount of the related class of Offered Notes or Offered Certificates, as applicable, and will initially be registered in the name of Cede & Co.

No person acquiring an interest in a Book-Entry Security (each, a “Beneficial Owner“) will be entitled to receive a Definitive Security, except as set forth below under “ Definitive Securities.” Unless and until Definitive Notes or Definitive Certificates, as applicable, are issued for the Book-Entry Notes or Book-Entry Certificates, as applicable, under the limited circumstances described in the applicable prospectus supplement or this prospectus, all references to actions by securityholders with respect to the Book-Entry Notes or Book-Entry Certificates, as applicable, will refer to actions taken by DTC, Clearstream Luxembourg or Euroclear upon instructions from their Participants (as defined below), and all references in this prospectus to distributions, notices, reports and statements to securityholders with respect to the Book-Entry Notes or Book-Entry Certificates, as applicable, will refer to distributions, notices, reports and statements to DTC, Clearstream Luxembourg or Euroclear, as applicable, for distribution to Beneficial Owners by DTC in accordance with the procedures of DTC and if applicable, Clearstream Luxembourg and Euroclear.

Beneficial Owners will hold their Book-Entry Notes or Book-Entry Certificates, as applicable, through DTC in the United States, or, if the Offered Notes or Offered Certificates, as applicable, are offered for sale globally, through Clearstream Luxembourg or Euroclear in Europe if they are participating organizations (“Participants“) of those systems. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include some other organizations. Indirect access to the DTC, Clearstream Luxembourg and Euroclear systems also is available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants“).

DTC

DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the Uniform Commercial Code (“UCC“) and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). DTC was created to hold securities for its Participants, some of which (and/or their representatives) own DTC, and facilitate the clearance and settlement of securities transactions between its Participants through electronic book-entry changes in their accounts, thus eliminating the need for physical movement of securities. In accordance with its normal procedures, DTC is expected to record the positions held by each of its Participants in the Book-Entry Notes or Book-Entry Certificates, as applicable, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Notes or Book-Entry Certificates, as applicable, will be subject to the rules, regulations and procedures governing DTC and its Participants as in effect from time to time.

Clearstream Luxembourg

Clearstream Banking, société anonyme, 67 Bd Grande-Duchesse Charlotte, L-2967 Luxembourg (“Clearstream, Luxembourg”), was incorporated in 1970 as “Cedel S.A.”, a company with limited liability under Luxembourg law (a société anonyme). Cedel S.A. subsequently changed its name to Cedelbank. On January 10, 2000, Cedelbank’s parent company, Cedel International, société anonyme (“CI”) merged its clearing, settlement and custody business with that of Deutsche Bérse Clearing AG (“DBC”). The merger involved the transfer by CI of substantially all of its assets and liabilities (including its shares in CB) to a new Luxembourg company, New Cedel International, société anonyme (“New CI”), which is 50% owned by CI and 50% owned by DBC’s parent company Deutsche Börse AG. The shareholders of these two entities are banks, securities dealers and financial institutions. Cedel International currently has 92 shareholders, including U.S. financial institutions or their subsidiaries. No single entity may own more than 5 percent of Cedel International’s stock.

Further to the merger, the Board of Directors of New Cedel International decided to rename the companies in the group in order to give them a cohesive brand name. The new brand name that was chosen is “Clearstream”. With effect from January 14, 2000 New CI has been renamed “Clearstream International, société anonyme”. On January 18, 2000, Cedelbank was renamed “Clearstream Banking, société anonyme”, and Cedel Global Services was renamed “Clearstream Services, société anonyme”.

On January 17, 2000 DBC was renamed “Clearstream Banking AG”.  This means that there are now two entities in the corporate group headed by Clearstream International which share the name “Clearstream Banking”, the entity previously named “Cedelbank” and the entity previously named “Deutsche Börse Clearing AG”.

Clearstream, Luxembourg holds securities for its customers (“Clearstream, Luxembourg Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream, Luxembourg in any of 36 currencies, including United States Dollars. Clearstream, Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier, “CSSF”, which supervises Luxembourg banks. Clearstream, Luxembourg’s customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg’s U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg. Clearstream, Luxembourg has established an electronic bridge with Morgan Guaranty Trust Company of New York as the Operator of the Euroclear System (MGT/EOC) in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and MGT/EOC.

Euroclear

Euroclear was created in 1968 to hold securities for its Participants and to clear and settle transactions between its Participants through simultaneous electronic book-entry delivery against payment, thus eliminating the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the “Euroclear Operator“), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the “Cooperative Corporation“). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative Corporation. The Cooperative Corporation establishes policy for Euroclear on behalf of its Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Participant of Euroclear, either directly or indirectly.

The Euroclear Operator is the Belgian branch of a New York banking corporation that is a member bank of the Federal Reserve System, and is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions“). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of its Participants, and has no record of or relationship with persons holding through Participants of Euroclear.

Clearstream Luxembourg and Euroclear will hold omnibus positions on behalf of their Participants through customers’ securities accounts in Clearstream Luxembourg’s and Euroclear’s names on the books of their respective depositaries which in turn will hold positions in customers’ securities accounts in the depositaries’ names on the books of DTC. Citibank will act as depositary for Clearstream Luxembourg and JPMorgan Chase Bank, N.A. will act as depositary for Euroclear (individually the “Relevant Depositary” and collectively, the “European Depositaries“)

Beneficial Ownership of Book-Entry Securities

Except as described below, no Beneficial Owner will be entitled to receive a physical certificate representing a Certificate, or note representing a Note. Unless and until Definitive Notes or Definitive Certificates, as applicable, are issued, it is anticipated that the only “securityholder” of the Offered Notes or Offered Certificates, as applicable, will be Cede & Co., as nominee of DTC. Beneficial Owners will not be “Certificateholders” as that term is used in any Agreement, nor “Noteholders” as that term is used in any indenture. Beneficial Owners are only permitted to exercise their rights indirectly through Participants, DTC, Clearstream Luxembourg or Euroclear, as applicable.

The Beneficial Owner’s ownership of a Book-Entry Security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a “Financial Intermediary”) that maintains the Beneficial Owner’s account for that purpose. In turn, the Financial Intermediary’s ownership of a Book-Entry Security will be recorded on the records of DTC (or of a Participant that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the Beneficial Owner’s Financial Intermediary is not a Participant of DTC and on the records of Clearstream Luxembourg or Euroclear, as appropriate).

Beneficial Owners will receive all distributions of principal of, and interest on, the Offered Notes or Offered Certificates, as applicable, from the trustee through DTC and its Participants. While the Offered Notes or Offered Certificates, as applicable, are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the “Rules“), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Offered Notes or Offered Certificates, as applicable, and is required to receive and transmit distributions of principal of, and interest on, the Offered Notes or Offered Certificates, as applicable. Participants and Indirect Participants with whom Beneficial Owners have accounts with respect to Offered Notes or Offered Certificates, as applicable, are similarly required to make book-entry transfers and receive and transmit distributions on behalf of their respective Beneficial Owners. Accordingly, although Beneficial Owners will not possess certificates or notes, the Rules provide a mechanism by which Beneficial Owners will receive distributions and will be able to transfer their interest.

Beneficial Owners will not receive or be entitled to receive certificates or notes representing their respective interests in the Offered Notes or Offered Certificates, as applicable, except under the limited circumstances described below. Unless and until Definitive Notes or Definitive Certificates, as applicable, are issued, Beneficial Owners who are not Participants may transfer ownership of Offered Notes or Offered Certificates, as applicable, only through Participants and Indirect Participants by instructing the Participants and Indirect Participants to transfer Offered Notes or Offered Certificates, as applicable, by book-entry transfer, through DTC for the account of the purchasers of the Offered Notes or Offered Certificates, as applicable, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC’s normal procedures, transfer of ownership of Book-Entry Notes or Book-Entry Certificates, as applicable, will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Beneficial Owners.

Because of time zone differences, any credits of securities received in Clearstream Luxembourg or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. These credits or any transactions in securities settled during this processing will be reported to the relevant Participants of Clearstream Luxembourg or Euroclear on that business day. Cash received in Clearstream Luxembourg or Euroclear as a result of sales of securities by or through a Participant of Clearstream Luxembourg or Euroclear to a Participant of DTC will be received with value on the DTC settlement date but will be available in the relevant Clearstream Luxembourg or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the Notes or Certificates, as applicable, see “Material Federal Income Tax Considerations—Tax Treatment of Foreign Investors” in this prospectus and, if the Book-Entry Notes or Book-Entry Certificates, as applicable, are globally offered and the prospectus supplement so provides, see “Global Clearance, Settlement and Tax Documentation Procedures—Certain U.S. Federal Income Tax Documentation Requirements” in Annex I to the prospectus supplement.

Transfers between Participants of DTC will occur in accordance with DTC Rules. Transfers between Participants of Clearstream Luxembourg or Euroclear will occur in accordance with their respective rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Participants of Clearstream Luxembourg or Euroclear, on the other, will be effected in DTC in accordance with the DTC Rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Participants of Clearstream Luxembourg or Euroclear may not deliver instructions directly to the European Depositaries.

Distributions on the Book-Entry Notes or Book-Entry Certificates, as applicable, will be made on each Distribution Date by the Trustee to DTC. DTC will be responsible for crediting the amount of each distribution to the accounts of the applicable Participants of DTC in accordance with DTC’s normal procedures. Each Participant of DTC will be responsible for disbursing the distribution to the Beneficial Owners of the Book-Entry Notes or Book-Entry Certificates, as applicable, that it represents and to each Financial Intermediary for which it acts as agent. Each Financial Intermediary will be responsible for disbursing funds to the Beneficial Owners of the Book-Entry Notes or Book-Entry Certificates, as applicable, that it represents.

Under a book-entry format, Beneficial Owners of the Book-Entry Notes or Book-Entry Certificates, as applicable, may experience some delay in their receipt of payments, because the distributions will be forwarded by the Trustee to Cede & Co. Any distributions on Notes or Certificates, as applicable, held through Clearstream Luxembourg or Euroclear will be credited to the cash accounts of Participants of Clearstream Luxembourg or Euroclear in accordance with the relevant system’s rules and procedures, to the extent received by the Relevant Depositary. These distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See “Material Federal Income Tax Considerations—REMICs—Taxation of Certain Foreign Investors” in this prospectus. Because DTC can only act on behalf of Financial Intermediaries, the ability of a Beneficial Owner to pledge Book-Entry Notes or Book-Entry Certificates, as applicable, to persons or entities that do not participate in the depository system, or otherwise take actions in respect of Book-Entry Notes or Book-Entry Certificates, as applicable, may be limited due to the lack of physical securities for the Book-Entry Notes or Book-Entry Certificates, as applicable. In addition, issuance of the Book-Entry Notes or Book-Entry Certificates, as applicable, in book-entry form may reduce the liquidity of the securities in the secondary market since potential investors may be unwilling to purchase Notes or Certificates, as applicable, for which they cannot obtain physical securities.

Monthly and annual reports will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to Beneficial Owners upon request, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Notes or Book-Entry Certificates, as applicable, of Beneficial Owners are credited.

Generally, DTC will advise the applicable trustee that unless and until Definitive Notes or Definitive Certificates, as applicable, are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Notes or Book-Entry Certificates, as applicable, under the Agreement or indenture, as applicable, only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Notes or Book-Entry Certificates, as applicable, are credited, to the extent that actions are taken on behalf of Financial Intermediaries whose holdings include the Book-Entry Notes or Book-Entry Certificates, as applicable. If the Book-Entry Notes or Book-Entry Certificates, as applicable, are globally offered, Clearstream Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a securityholder under the Agreement or indenture, as applicable, on behalf of a Participant of Clearstream Luxembourg or Euroclear only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect those actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Offered Notes or Offered Certificates, as applicable, that conflict with actions taken with respect to other Offered Notes or Offered Certificates, as applicable.

Although DTC, Clearstream Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Book-Entry Notes or Book-Entry Certificates, as applicable, among Participants of DTC, Clearstream Luxembourg and Euroclear, they are under no obligation to perform or continue to perform these procedures and the procedures may be discontinued at any time.

None of the depositor, any master servicer, any servicer, the trustee, any securities registrar or paying agent or any of their affiliates will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Notes or Book-Entry Certificates, as applicable, or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

Definitive Securities

Notes or Certificates, as applicable, initially issued in book-entry form will be issued as Definitive Notes or Definitive Certificates, as applicable, to Beneficial Owners or their nominees, rather than to DTC or its nominee only

(1)

if the depositor advises the trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository for the Notes or Certificates, as applicable, and the depositor is unable to locate a qualified successor,

(2)

if the depositor, at its option, elects to end the book-entry system through DTC or

(3)

in accordance with any other provisions described in the prospectus supplement.

Upon the occurrence of any of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of Definitive Notes or Definitive Certificates, as applicable, for the Beneficial Owners. Upon surrender by DTC of the security or securities representing the Book-Entry Notes or Book-Entry Certificates, as applicable, together with instructions for registration, the trustee will issue (or cause to be issued) to the Beneficial Owners identified in those instructions the Definitive Notes or Definitive Certificates, as applicable, to which they are entitled, and thereafter the trustee will recognize the holders of those Definitive Notes or Definitive Certificates, as applicable, as securityholders under the Agreement.

Description of the Agreements

Agreements Applicable to a Series

REMIC Securities and Grantor Trust Securities

Notes or Certificates, as applicable, representing interests in a trust fund, or a portion of a trust fund, that the trustee will elect to have treated as a real estate mortgage investment conduit under Sections 860A through 860G of the Code (“REMIC Securities“) or Grantor Trust Securities (as defined in this prospectus) will be issued, and the related trust fund will be created, pursuant to a pooling and servicing agreement or trust agreement (in either case, generally referred to in this prospectus as the “pooling and servicing agreement”) among the depositor, the trustee and the sole servicer or master servicer, as applicable. The Assets of that trust fund will be transferred to the trust fund and thereafter serviced in accordance with the terms of the pooling and servicing agreement. In the event there are multiple servicers of the Assets of that trust fund, or in the event the Securities consist of Notes, each servicer will perform its servicing functions pursuant to a related underlying servicing agreement.  Forms of the agreements have been filed as exhibits to the registration statement of which this prospectus is a part. However, the provisions of each agreement will vary depending upon the nature of the related securities and the nature of the related trust fund. The summaries included herein describe provisions that may appear in a pooling and servicing agreement with respect to a series of Certificates or in either the servicing agreement or indenture with respect to a series of Notes. The prospectus supplement for a series of securities will describe material provisions of the related agreements that differ from the description thereof set forth below. The depositor will provide a copy of each agreement (without exhibits) that relates to any series of securities without charge upon written request of a holder of an offered security of the series addressed to it at its principal executive offices specified in this prospectus under “The Depositor”.  As to each series of securities, the related agreements will be filed with the Commission in a current report on Form 8-K following the issuance of the securities to the extent required to comply with the Securities Act of 1933 and Regulation AB.

Securities That Are Partnership Interests for Tax Purposes and Notes

Certificates, as applicable, that are intended to be treated as partnership interests for tax purposes will be issued, and the related trust fund will be created, pursuant to the pooling and servicing agreement or trust agreement.

A series of Notes issued by a trust fund that is intended to be treated as a partnership or disregarded entity for tax purposes will be issued pursuant to an indenture between the related trust fund and an indenture trustee named in the prospectus supplement. The trust fund will be established either as a statutory business trust under the law of the State of Delaware or as a common law trust under the law of the State of New York pursuant to a trust agreement between the depositor and an owner trustee specified in the prospectus supplement relating to that series of Notes. The Assets securing payment on the Notes will be serviced in accordance with a sale and servicing agreement or servicing agreement.

Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements

General

The following summaries describe the material provisions that may appear in each pooling and servicing agreement, sale and servicing agreement or servicing agreement (each an “Agreement“). The prospectus supplement for a series of Notes or Certificates, as applicable, will describe any provision of the Agreement relating to that series that materially differs from the description of those provisions contained in this prospectus. The summaries do not purport to be complete and are subject to, and are qualified by reference to, all of the provisions of the Agreement for each trust fund and the description of those provisions in the prospectus supplement. The provisions of each Agreement will vary depending on the nature of the Notes or Certificates, as applicable, to be issued under the Agreement and the nature of the related trust fund. As used in this prospectus for any series, the term “Security” refers to all of the Notes or Certificates, as applicable, of that series, whether or not offered by this prospectus and by the prospectus supplement, unless the context otherwise requires. A form of a pooling and servicing agreement has been filed as an exhibit to the Registration Statement of which this prospectus is a part. The depositor will provide a copy of the pooling and servicing agreement (without exhibits) relating to any series of Notes or Certificates, as applicable, without charge upon written request of a securityholder of that series addressed to Deutsche Alt-A Securities, Inc., 60 Wall Street, New York, New York 10005, Attention: Jay Strauss.

The servicer or master servicer and the trustee for any series of Notes or Certificates, as applicable, will be named in the prospectus supplement. In the event there are multiple servicers for the Assets in a trust fund, a master servicer will perform some of the administration, calculation and reporting functions for that trust fund and will supervise the related servicers pursuant to a pooling and servicing agreement. For a series involving a master servicer, references in this prospectus to the servicer will apply to the master servicer where non-servicing obligations are described. If specified in the prospectus supplement, a manager or administrator may be appointed pursuant to the pooling and servicing agreement for any trust fund to administer that trust fund.

Assignment of Assets; Repurchases

At the time of issuance of any series of Notes or Certificates, as applicable, the depositor will assign (or cause to be assigned) to the designated trustee the Assets to be included in the related trust fund, together with all principal and interest to be received on or with respect to those Assets after the Cut-off Date, other than principal and interest due on or before the Cut-off Date and other than any Retained Interest. The trustee will, concurrently with that assignment, deliver the Notes or Certificates, as applicable, to the depositor in exchange for the Assets and the other assets comprising the trust fund for that series. Each Asset will be identified in a schedule appearing as an exhibit to the related Agreement. That schedule will include detailed information to the extent available and relevant

(1)

in respect of each mortgage loan included in the related trust fund, including the city and state of the related Mortgaged Property and type of that property, the mortgage rate and, if applicable, the applicable index, margin, adjustment date and any rate cap information, the original and remaining term to maturity, the original and outstanding principal balance and balloon payment, if any, the Loan-to-Value Ratio as of the date indicated and payment and prepayment provisions, if applicable, and

(2)

in respect of each Contract included in the related trust fund, including the outstanding principal amount and the Contract Rate; and

(3)

in respect of each Mortgage Security and Agency Security, the original and outstanding principal amount, if any, and the interest rate on the Mortgage Security or Agency Security.

For each mortgage loan, except as otherwise specified in the prospectus supplement, the depositor will deliver or cause to be delivered to the trustee (or to the custodian hereinafter referred to) particular loan documents, which will generally include the original mortgage note endorsed, without recourse, in blank or to the order of the trustee, the original Mortgage (or a certified copy of the original Mortgage) with evidence of recording indicated on the original Mortgage and an assignment of the Mortgage to the trustee in recordable form. However, a trust fund may include mortgage loans where the original mortgage note is not delivered to the trustee if the depositor delivers to the trustee or the custodian a copy or a duplicate original of the mortgage note, together with an affidavit certifying that the original of the mortgage note has been lost or destroyed. For those mortgage loans, the trustee (or its nominee) may not be able to enforce the mortgage note against the related borrower. The Asset Seller or other entity specified in the prospectus supplement will be required to agree to repurchase, or substitute for, each of these mortgage loans that is subsequently in default if the enforcement thereof or of the related Mortgage is materially adversely affected by the absence of the original mortgage note. The related Agreement will generally require the depositor or another party specified in the prospectus supplement to promptly cause each of these assignments of Mortgage to be recorded in the appropriate public office for real property records, except in the State of California or in other states where, in the opinion of counsel acceptable to the trustee, recording is not required to protect the trustee’s interest in the related mortgage loan against the claim of any subsequent transferee or any successor to or creditor of the depositor, the servicer, the relevant Asset Seller or any other prior holder of the mortgage loan.

The trustee (or a custodian) will review the mortgage loan documents within a specified period of days after receipt of the mortgage loan documents, and the trustee (or a custodian) will hold those documents in trust for the benefit of the securityholders. If any of these documents are found to be missing or defective in any material respect, the trustee (or that custodian) will immediately notify the servicer and the depositor, and the servicer will immediately notify the relevant Asset Seller or other entity specified in the prospectus supplement. If the Asset Seller cannot cure the omission or defect within a specified number of days after receipt of that notice, then the Asset Seller or other entity specified in the prospectus supplement will be obligated, within a specified number of days of receipt of that notice, to either (1) repurchase the related mortgage loan from the trustee at a price equal to the sum of the unpaid principal balance of the mortgage loan, plus unpaid accrued interest at the interest rate for that Asset from the date as to which interest was last paid to the due date in the Due Period in which the relevant purchase is to occur, plus servicing expenses that are payable to the servicer, or another price as specified in the prospectus supplement (the “Purchase Price“) or (2) substitute a new mortgage loan. There can be no assurance that an Asset Seller or other named entity will fulfill this repurchase or substitution obligation, and neither the servicer nor the depositor will be obligated to repurchase or substitute for that mortgage loan if the Asset Seller or other named entity defaults on its obligation.

This repurchase or substitution obligation constitutes the sole remedy available to the securityholders or the trustee for omission of, or a material defect in, a constituent document. To the extent specified in the prospectus supplement, in lieu of curing any omission or defect in the Asset or repurchasing or substituting for that Asset, the Asset Seller or other named entity may agree to cover any losses suffered by the trust fund as a result of that breach or defect.

Notwithstanding the preceding three paragraphs, the documents for Home Equity Loans, home improvement contracts and unsecured home improvements loans will be delivered to the trustee (or a custodian) only to the extent specified in the prospectus supplement. Generally these documents will be retained by the servicer, which may also be the Asset Seller. In addition, assignments of the related Mortgages to the trustee will be recorded only to the extent specified in the prospectus supplement.

For each contract, the servicer, which may also be the asset seller, generally will maintain custody of the original contract and copies of documents and instruments related to each contract and the security interest in the manufactured home securing each contract. To give notice of the right, title and interest of the trustee in the contracts, the depositor will cause UCC-1 financing statements to be executed by the related asset seller identifying the depositor as secured party and by the depositor identifying the trustee as the secured party and, in each case, identifying all contracts as collateral. The contracts will be stamped or otherwise marked to reflect their assignment from the depositor to the trust fund only to the extent specified in the prospectus supplement. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of that assignment, the interest of the trustee in the contracts could be defeated.

While the contract documents will not be reviewed by the trustee or the servicer, if the servicer finds that any document is missing or defective in any material respect, the servicer will be required to immediately notify the depositor and the relevant asset seller or other entity specified in the prospectus supplement. If the asset seller or some other entity cannot cure the omission or defect within a specified number of days after receipt of this notice, then the asset seller or that other entity will be obligated, within a specified number of days of receipt of this notice, to repurchase the related contract from the trustee at the purchase price or substitute for that contract. There can be no assurance that an asset seller or any other entity will fulfill this repurchase or substitution obligation, and neither the servicer nor the depositor will be obligated to repurchase or substitute for that contract if the asset seller or any other entity defaults on its obligation. This repurchase or substitution obligation constitutes the sole remedy available to the securityholders or the trustee for omission of, or a material defect in, a constituent document. To the extent specified in the prospectus supplement, in lieu of curing any omission or defect in the asset or repurchasing or substituting for that asset, the asset seller may agree to cover any losses suffered by the trust fund as a result of that breach or defect.

Mortgage Securities and Agency Securities will be registered in the name of the trustee or its nominee on the books of the issuer or guarantor or its agent or, in the case of Mortgage Securities and Agency Securities issued only in book-entry form, through the depository with respect to the Mortgage Securities and Agency Securities, in accordance with the procedures established by the issuer or guarantor for registration of those certificates, and distributions on those securities to which the trust fund is entitled will be made directly to the trustee.

Representations and Warranties; Repurchases

To the extent provided in the prospectus supplement the depositor will, for each Asset, assign representations and warranties, as of a specified date (the person making those representations and warranties, the “Warranting Party“) covering, by way of example, the following types of matters:

·

the accuracy of the information set forth for that Asset on the schedule of Assets appearing as an exhibit to the related Agreement;

·

in the case of a mortgage loan, the existence of title insurance insuring the lien priority of the mortgage loan and, in the case of a contract, that the contract creates a valid first security interest in or lien on the related manufactured home;

·

the authority of the Warranting Party to sell the Asset;

·

the payment status of the Asset;

·

in the case of a mortgage loan, the existence of customary provisions in the related mortgage note and Mortgage to permit realization against the Mortgaged Property of the benefit of the security of the Mortgage; and

·

the existence of hazard and extended perils insurance coverage on the Mortgaged Property or manufactured home.

Any Warranting Party shall be an Asset Seller or an affiliate of the Asset Seller or any other person acceptable to the depositor and will be identified in the prospectus supplement.

Representations and warranties made in respect of an Asset may have been made as of a date before the applicable Cut-off Date. A substantial period of time may have elapsed between that date and the date of initial issuance of the related series of Notes or Certificates, as applicable, evidencing an interest in that Asset. In the event of a breach of any of these representations or warranties, the Warranting Party will be obligated to reimburse the trust fund for losses caused by that breach or either cure that breach or repurchase or replace the affected Asset as described below. Since the representations and warranties may not address events that may occur following the date as of which they were made, the Warranting Party will have a reimbursement, cure, repurchase or substitution obligation in connection with a breach of that representation and warranty only if the relevant event that causes that breach occurs before that date. That party would have no obligations if the relevant event that causes that breach occurs after that date.

Each Agreement will provide that the servicer and/or trustee or another entity identified in the prospectus supplement will be required to notify promptly the relevant Warranting Party of any breach of any representation or warranty made by it in respect of an Asset that materially and adversely affects the value of that Asset or the interests in the prospectus supplement of the securityholders. If the Warranting Party cannot cure that breach within a specified period following the date on which that party was notified of that breach, then the Warranting Party will be obligated to repurchase that Asset from the trustee within a specified period from the date on which the Warranting Party was notified of that breach, at the Purchase Price therefor. If so provided in the prospectus supplement for a series, a Warranting Party, rather than repurchase an Asset as to which a breach has occurred, will have the option, within a specified period after initial issuance of that series of Notes or Certificates, as applicable, to cause the removal of that Asset from the trust fund and substitute in its place one or more other Assets, as applicable, in accordance with the standards described in the prospectus supplement. If so provided in the prospectus supplement for a series, a Warranting Party, rather than repurchase or substitute an Asset as to which a breach has occurred, will have the option to reimburse the trust fund or the securityholders for any losses caused by that breach. This reimbursement, repurchase or substitution obligation will constitute the sole remedy available to securityholders or the trustee for a breach of representation by a Warranting Party.

Neither the depositor (except to the extent that it is the Warranting Party) nor the servicer will be obligated to purchase or substitute for an Asset if a Warranting Party defaults on its obligation to do so, and no assurance can be given that the Warranting Parties will carry out those obligations with respect to the Assets.

A servicer will make representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the related Agreement. A breach of any representation of the servicer that materially and adversely affects the interests of the securityholders and which continues unremedied for the number of days specified in the Agreement after the discovery of the breach by the servicer or the receipt of written notice of that breach by the servicer from the trustee, the depositor or the holders of Notes or Certificates, as applicable, evidencing not less than 25% of the voting rights or other percentage specified in the related Agreement, will constitute an Event of Default under that Agreement. See “Events of Default” and “Rights Upon Event of Default.”

Collection Account and Related Accounts

General.  The servicer and/or the trustee will, as to each trust fund, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on the related Assets (collectively, the “Collection Account“),which must be an account or accounts that either:

·

are insured by the Bank Insurance Fund or the Savings Association Insurance Fund of the Federal Deposit Insurance Corporation (“FDIC“) (to the limits established by the FDIC) and the uninsured deposits in which are otherwise secured so that the securityholders have a claim with respect to the funds in the Collection Account or a perfected first priority security interest against any collateral securing those funds that is superior to the claims of any other depositors or general creditors of the institution with which the Collection Account is maintained, or

·

are maintained with a bank or trust company, and in a manner satisfactory to the rating agency or agencies rating any class of Notes or Certificates, as applicable, of that series.

Investment of amounts in the Collection Account is limited to United States government securities and other investment grade obligations specified in the Agreement (“Permitted Investments“). A Collection Account may be maintained as an interest bearing or a non-interest bearing account and the funds held in the Collection Account may be invested pending each succeeding Distribution Date in short-term Permitted Investments.  The master servicer will have sole discretion to determine the particular investments made so long as it complies with the investment terms of the related pooling and servicing agreement or the related servicing agreement and indenture.  Any interest or other income earned on funds in the Collection Account will, unless otherwise specified in the prospectus supplement, be paid to the servicer or its designee as additional servicing compensation. The Collection Account may be maintained with an institution that is an affiliate of the servicer, if applicable, provided that that institution meets the standards imposed by the rating agency or agencies. If permitted by the rating agency or agencies, a Collection Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds respecting payments on mortgage loans belonging to the servicer or serviced or master serviced by it on behalf of others.

Deposits.  A servicer or the trustee will deposit or cause to be deposited in the Collection Account for one or more trust funds on a daily basis, or any other period provided in the related Agreement, the following payments and collections received, or advances made, by the servicer or the trustee or on its behalf after the Cut-off Date (other than payments due on or before the Cut-off Date, and exclusive of any amounts representing a Retained Interest), except as otherwise provided in the Agreement:

(1)

all payments on account of principal, including principal prepayments, on the Assets;

(2)

all payments on account of interest on the Assets, including any default interest collected, in each case net of any portion retained by a servicer as its servicing compensation and net of any Retained Interest;

(3)

Liquidation Proceeds and Insurance Proceeds, together with the net proceeds on a monthly basis with respect to any Assets acquired for the benefit of securityholders;

(4)

any amounts paid under any instrument or drawn from any fund that constitutes credit support for the related series of Notes or Certificates, as applicable, as described under “Description of Credit Support;”

(5)

any advances made as described under “Description of the Securities— Advances in Respect of Delinquencies;”

(6)

any amounts paid under any Cash Flow Agreement, as described under “Description of the Trust Funds—Cash Flow Agreements;”

(7)

all proceeds of any Asset or, with respect to a mortgage loan, property acquired in respect of the mortgage loan purchased by the depositor, any Asset Seller or any other specified person as described above under “—Assignment of Assets; Repurchases” and “—Representations and Warranties; Repurchases,” all proceeds of any defaulted mortgage loan purchased as described below under “—Realization Upon Defaulted Assets,” and all proceeds of any Asset purchased as described under “Description of the Securities— Termination;”

(8)

any amounts paid by a servicer to cover interest shortfalls arising out of the prepayment of Assets in the trust fund as described below under “—Retained Interest; Servicing Compensation and Payment of Expenses;”

(9)

to the extent that any of these items do not constitute additional servicing compensation to a servicer, any payments on account of modification or assumption fees, late payment charges or Prepayment Premiums on the Assets;

(10)

all payments required to be deposited in the Collection Account with respect to any deductible clause in any blanket insurance policy described below under “—Hazard Insurance Policies;”

(11)

any amount required to be deposited by a servicer or the trustee in connection with losses realized on investments for the benefit of the servicer or the trustee, as the case may be, of funds held in the Collection Account; and

(12)

any other amounts required to be deposited in the Collection Account as provided in the related Agreement and described in the prospectus supplement.

Withdrawals. A servicer or the trustee may, from time to time as provided in the related Agreement, make withdrawals from the Collection Account for each trust fund for any of the following purposes, except as otherwise provided in the Agreement:

(1)

to make distributions to the securityholders on each Distribution Date;

(2)

to reimburse a servicer for unreimbursed amounts advanced as described under “Description of the Securities—Advances in Respect of Delinquencies,” which reimbursement is to be made out of amounts received that were identified and applied by the servicer as late collections of interest (net of related servicing fees and Retained Interest) on and principal of the particular Assets for which the advances were made or out of amounts drawn under any form of credit support with respect to those Assets;

(3)

to reimburse a servicer for unpaid servicing fees earned and unreimbursed servicing expenses incurred with respect to Assets and properties acquired in respect of the Assets, which reimbursement is to be made out of amounts that represent Liquidation Proceeds and Insurance Proceeds collected on the particular Assets and properties, and net income collected on the particular properties, which fees were earned or expenses were incurred or out of amounts drawn under any form of credit support for those Assets and properties;

(4)

to reimburse a servicer for any advances described in clause (2) above and any servicing expenses described in clause (3) above which, in the servicer’s good faith judgment, will not be recoverable from the amounts described in those clauses, which reimbursement is to be made from amounts collected on other Assets or, if and to the extent so provided by the related Agreement and described in the prospectus supplement, just from that portion of amounts collected on other Assets that is otherwise distributable on one or more classes of Subordinate Notes or Subordinate Certificates, as applicable, if any, remain outstanding, and otherwise any outstanding class of Notes or Certificates, as applicable, of the related series;

(5)

if and to the extent described in the prospectus supplement, to pay a servicer interest accrued on the advances described in clause (2) above and the servicing expenses described in clause (3) above while those advances and servicing expenses remain outstanding and unreimbursed;

(6)

to reimburse a servicer, the depositor, or any of their respective directors, officers, employees and agents, as the case may be, for expenses, costs and liabilities incurred by these parties, as and to the extent described below under “—Certain Matters Regarding Servicers, the Master Servicer and the Depositor;”

(7)

if and to the extent described in the prospectus supplement, to pay (or to transfer to a separate account for purposes of escrowing for the payment of) the trustee’s fees;

(8)

to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for expenses, costs and liabilities incurred by these parties, as and to the extent described below under “—Certain Matters Regarding the Trustee;”

(9)

to pay a servicer, as additional servicing compensation, interest and investment income earned in respect of amounts held in the Collection Account;

(10)

to pay the person so entitled any amounts deposited in the Collection Account that were identified and applied by the servicer as recoveries of Retained Interest;

(11)

to pay for costs reasonably incurred in connection with the proper management and maintenance of any Mortgaged Property acquired for the benefit of securityholders by foreclosure or by deed in lieu of foreclosure or otherwise, which payments are to be made out of income received on that property;

(12)

if one or more elections have been made to treat the trust fund or designated portions of the trust fund as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as and to the extent described under “Material Federal Income Tax Considerations—REMICs—Taxes That May Be Imposed on the REMIC Pool” or in the prospectus supplement, respectively;

(13)

to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted mortgage loan or a property acquired in respect of a mortgage loan in connection with the liquidation of that mortgage loan or property;

(14)

to pay for the cost of various opinions of counsel obtained pursuant to the related Agreement for the benefit of securityholders;

(15)

to pay for the costs of recording the related Agreement if that recordation materially and beneficially affects the interests of securityholders, provided that the payment shall not constitute a waiver with respect to the obligation of the Warranting Party to remedy any breach of representation or warranty under the Agreement;

(16)

to pay the person so entitled any amounts deposited in the Collection Account in error, including amounts received on any Asset after its removal from the trust fund whether by reason of purchase or substitution as contemplated above under “—Assignment of Assets; Repurchase” and “—Representations and Warranties; Repurchases” or otherwise;

(17)

to make any other withdrawals permitted by the related Agreement; and

(18)

to clear and terminate the Collection Account at the termination of the trust fund.

Other Collection Accounts.  If specified in the prospectus supplement, the Agreement for any series of Notes or Certificates, as applicable, may provide for the establishment and maintenance of a separate collection account into which the servicer will deposit on a daily basis, or any other period as provided in the related Agreement, the amounts described under “Deposits” above for one or more series of Notes or Certificates, as applicable. Any amounts on deposit in any of these collection accounts will be withdrawn from these collection accounts and deposited into the appropriate Collection Account by a time specified in the prospectus supplement. To the extent specified in the prospectus supplement, any amounts that could be withdrawn from the Collection Account as described under “—Withdrawals” above may also be withdrawn from any of these collection accounts. The prospectus supplement will set forth any restrictions for any of these collection accounts, including investment restrictions and any restrictions for financial institutions with which any of these collection accounts may be maintained.

The servicer will establish and maintain with the indenture trustee an account, in the name of the indenture trustee on behalf of the holders of Notes, into which amounts released from the Collection Account for distribution to the holders of Notes will be deposited and from which all distributions to the holders of Notes will be made.

Collection and Other Servicing Procedures. The servicer is required to make reasonable efforts to collect all scheduled payments under the Assets and will follow or cause to be followed those collection procedures that it would follow with respect to assets that are comparable to the Assets and held for its own account, provided that those procedures are consistent with

(1)

the terms of the related Agreement and any related hazard insurance policy or instrument of credit support, if any, included in the related trust fund described in this prospectus or under “Description of Credit Support,”

(2)

applicable law and

(3)

the general servicing standard specified in the prospectus supplement or, if no standard is so specified, its normal servicing practices (in either case, the “Servicing Standard“).

In connection, the servicer will be permitted in its discretion to waive any late payment charge or penalty interest in respect of a late payment on an Asset.

Each servicer will also be required to perform other customary functions of a servicer of comparable assets, including maintaining hazard insurance policies as described in this prospectus and in any prospectus supplement, and filing and settling claims under these policies; maintaining, to the extent required by the Agreement, escrow or impoundment accounts of borrowers for payment of taxes, insurance and other items required to be paid by any borrower pursuant to the terms of the Assets; processing assumptions or substitutions in those cases where the servicer has determined not to enforce any applicable due-on-sale clause; attempting to cure delinquencies; supervising foreclosures or repossessions; inspecting and managing mortgaged properties or manufactured homes under some circumstances; and maintaining accounting records relating to the Assets. The servicer or any other entity specified in the prospectus supplement will be responsible for filing and settling claims in respect of particular Assets under any applicable instrument of credit support. See “Description of Credit Support.”

The servicer may agree to modify, waive or amend any term of any Asset in a manner consistent with the Servicing Standard so long as the modification, waiver or amendment will not (1) affect the amount or timing of any scheduled payments of principal or interest on the Asset or (2) in its judgment, materially impair the security for the Asset or reduce the likelihood of timely payment of amounts due on the Asset. The servicer also may agree to any modification, waiver or amendment that would so affect or impair the payments on, or the security for, an Asset if (1) in its judgment, a material default on the Asset has occurred or a payment default is reasonably foreseeable and (2) in its judgment, that modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the Asset on a present value basis than would liquidation. In the event of any modification, waiver or amendment of any Asset, the servicer will furnish a copy of that modification, waiver or amendment to the trustee (or its custodian).

In the case of multifamily loans, a borrower’s failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage loan debt, or may reflect the diversion of that income from the servicing of the mortgage loan debt. In addition, a borrower under a multifamily loan that is unable to make mortgage loan payments may also be unable to make timely payment of all required taxes and otherwise to maintain and insure the related Mortgaged Property. In general, the servicer will be required to monitor any multifamily loan that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of related Mortgaged Property, initiate corrective action in cooperation with the borrower if cure is likely, inspect the related Multifamily Property and take those other actions as are consistent with the related Agreement. A significant period of time may elapse before the servicer is able to assess the success of servicer, can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose may vary considerably depending on the particular multifamily loan, the Multifamily Property, the borrower, the presence of an acceptable party to assume the multifamily loan and the laws of the jurisdiction in which the Multifamily Property is located.

Realization Upon Defaulted Assets

Generally, the servicer is required to monitor any Asset that is in default, initiate corrective action in cooperation with the borrower if cure is likely, inspect the Asset and take any other actions as are consistent with the Servicing Standard. A significant period of time may elapse before the servicer is able to assess the success of that corrective action or the need for additional initiatives.

Any Agreement relating to a trust fund that includes mortgage loans or contracts may grant to the servicer and/or the holder or holders of some classes of Notes or Certificates, as applicable, a right of first refusal to purchase from the trust fund at a predetermined purchase price any mortgage loan or contract as to which a specified number of scheduled payments under the Agreement are delinquent. Any right of first refusal granted to the holder of an Offered Security will be described in the prospectus supplement. The prospectus supplement will also describe any similar right granted to any person if the predetermined purchase price is less than the Purchase Price described above under “—Representations and Warranties; Repurchases.”

If specified in the prospectus supplement, the servicer may offer to sell any defaulted mortgage loan or contract described in the preceding paragraph and not otherwise purchased by any person having a right of first refusal with respect to that defaulted mortgage loan or contract, if and when the servicer determines, consistent with the Servicing Standard, so that a sale would produce a greater recovery on a present value basis than would liquidation through foreclosure, repossession or similar proceedings. The related Agreement will provide that any offering be made in a commercially reasonable manner for a specified period and that the servicer accept the highest cash bid received from any person (including itself, an affiliate of the servicer or any securityholder) that constitutes a fair price for that defaulted mortgage loan or contract. If there is no bid that is determined to be fair, the servicer will proceed with respect to that defaulted mortgage loan or contract as described below. Any bid in an amount at least equal to the Purchase Price described above under “—Representations and Warranties; Repurchases” will in all cases be deemed fair.

The servicer, on behalf of the trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in any mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to a Mortgaged Property securing a mortgage loan by operation of law or otherwise and may at any time repossess and realize upon any manufactured home, if that action is consistent with the Servicing Standard and a default on that mortgage loan or contract has occurred or, in the servicer’s judgment, is imminent.

If title to any Mortgaged Property is acquired by a trust fund as to which a REMIC election has been made, the servicer, on behalf of the trust fund, will be required to sell the Mortgaged Property within three years from the close of the calendar year of acquisition, unless (1) the Internal Revenue Service grants an extension of time to sell that property or (2) the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund longer than three years after the close of the calendar year of its acquisition will not result in the imposition of a tax on the trust fund or cause the trust fund to fail to qualify as a REMIC under the Code at any time that any Notes or Certificates, as applicable, are outstanding. Subject to the foregoing, the servicer will be required to (A) solicit bids for any Mortgaged Property so acquired in that manner as will be reasonably likely to realize a fair price for that property and (B) accept the first (and, if multiple bids are contemporaneously received, the highest) cash bid received from any person that constitutes a fair price.

The limitations imposed by the related Agreement and the REMIC provisions of the Code (if a REMIC election has been made for the related trust fund) on the ownership and management of any Mortgaged Property acquired on behalf of the trust fund may result in the recovery of an amount less than the amount that would otherwise be recovered. See “Certain Legal Aspects of Mortgage Loans—Foreclosure.”

If recovery on a defaulted Asset under any related instrument of credit support is not available, the servicer nevertheless will be obligated to follow or cause to be followed those normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Asset. If the proceeds of any liquidation of the property securing the defaulted Asset are less than the outstanding principal balance of the defaulted Asset plus interest accrued on the defaulted Asset at the applicable interest rate, plus the total amount of expenses incurred by the servicer in connection with those proceedings and which are reimbursable under the Agreement, the trust fund will realize a loss in the amount of that difference. The servicer will be entitled to withdraw or cause to be withdrawn from the Collection Account out of the Liquidation Proceeds recovered on any defaulted Asset, before the distribution of those Liquidation Proceeds to securityholders, amounts representing its normal servicing compensation on the Security, unreimbursed servicing expenses incurred with respect to the Asset and any unreimbursed advances of delinquent payments made with respect to the Asset.

If any property securing a defaulted Asset is damaged the servicer is not required to expend its own funds to restore the damaged property unless it determines (1) that restoration will increase the proceeds to securityholders on liquidation of the Asset after reimbursement of the servicer for its expenses and (2) that its expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

The pooling and servicing agreement will require the trustee, if it has not received a distribution for any Mortgage Security or Agency Security by the fifth business day after the date on which that distribution was due and payable pursuant to the terms of that Agency Security, to request the issuer or guarantor, if any, of that Mortgage Security or Agency Security to make that payment as promptly as possible and legally permitted to take legal action against that issuer or guarantor as the trustee deems appropriate under the circumstances, including the prosecution of any claims in connection therewith. The reasonable legal fees and expenses incurred by the trustee in connection with the prosecution of this legal action will be reimbursable to the trustee out of the proceeds of that action and will be retained by the trustee before the deposit of any remaining proceeds in the Collection Account pending distribution of the Collection Account to securityholders of the related series. If the proceeds of any legal action are insufficient to reimburse the trustee for its legal fees and expenses, the trustee will be entitled to withdraw from the Collection Account an amount equal to its expenses, and the trust fund may realize a loss in that amount.

As servicer of the Assets, a servicer, on behalf of itself, the trustee and the securityholders, will present claims to the borrower under each instrument of credit support, and will take those reasonable steps as are necessary to receive payment or to permit recovery under these instruments for defaulted Assets.

If a servicer or its designee recovers payments under any instrument of credit support for any defaulted Assets, the servicer will be entitled to withdraw or cause to be withdrawn from the Collection Account out of those proceeds, before distribution of the Collection Account to securityholders, amounts representing its normal servicing compensation on that Asset, unreimbursed servicing expenses incurred for the Asset and any unreimbursed advances of delinquent payments made with respect to the Asset. See “Hazard Insurance Policies” and “Description of Credit Support.”

Hazard Insurance Policies

Mortgage Loans. Generally, each Agreement for a trust fund composed of mortgage loans will require the servicer to cause the borrower on each mortgage loan to maintain a hazard insurance policy (including flood insurance coverage, if obtainable, to the extent the property is located in a federally designated flood area, in an amount as is required under applicable guidelines) providing for the level of coverage that is required under the related Mortgage or, if any Mortgage permits its holder to dictate to the borrower the insurance coverage to be maintained on the related Mortgaged Property, then the level of coverage that is consistent with the Servicing Standard. That coverage will be in general in an amount equal to the lesser of the principal balance owing on that mortgage loan (but not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy) and the amount necessary to fully compensate for any damage or loss to the improvements on the Mortgaged Property on a replacement cost basis or any other amount specified in the prospectus supplement. The ability of the servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information in this regard is furnished by borrowers. All amounts collected by the servicer under any of these policies (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the borrower in accordance with the servicer’s normal servicing procedures, subject to the terms and conditions of the related Mortgage and mortgage note) will be deposited in the Collection Account in accordance with the related Agreement.

The Agreement may provide that the servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy by the servicer’s maintaining a blanket policy insuring against hazard losses on the mortgage loans. If the blanket policy contains a deductible clause, the servicer will be required to deposit in the Collection Account from its own funds all sums that would have been deposited in the Collection Account but for that clause.

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the mortgage loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, the basic terms of the policies are dictated by respective state laws, and most of these policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and other kinds of uninsured risks.

The hazard insurance policies covering the Mortgaged Properties securing the mortgage loans will typically contain a coinsurance clause that in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property to recover the full amount of any partial loss. If the insured’s coverage falls below this specified percentage, the coinsurance clause generally provides that the insurer’s liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical depreciation and (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

Each Agreement for a trust fund composed of mortgage loans will require the servicer to cause the borrower on each mortgage loan to maintain all other insurance coverage for the related Mortgaged Property as is consistent with the terms of the related Mortgage and the Servicing Standard, which insurance may typically include flood insurance (if the related Mortgaged Property was located at the time of origination in a federally designated flood area).

Any cost incurred by the servicer in maintaining any insurance policy will be added to the amount owing under the mortgage loan where the terms of the mortgage loan so permit; provided, however, that the addition of that cost will not be taken into account for purposes of calculating the distribution to be made to securityholders. Those costs may be recovered by the servicer from the Collection Account, with interest, as provided by the Agreement.

Under the terms of the mortgage loans, borrowers will generally be required to present claims to insurers under hazard insurance policies maintained on the related Mortgaged Properties. The servicer, on behalf of the trustee and securityholders, is obligated to present or cause to be presented claims under any blanket insurance policy insuring against hazard losses on Mortgaged Properties securing the mortgage loans. However, the ability of the servicer to present or cause to be presented those claims is dependent upon the extent to which information in this regard is furnished to the servicer by borrowers.

Other Hazard-Related Insurance; Liability Insurance

With respect to Multifamily Loans, certain additional insurance policies may be required with respect to the related Multifamily Property; for example, general liability insurance for bodily injury or death and property damage occurring on the property or the adjoining streets and sidewalks, steam boiler coverage where a steam boiler or other pressure vessel is in operation, interest coverage insurance, and rent loss insurance to cover operating income losses following damage or destruction of the mortgaged property. With respect to a series for which Multifamily Loans are included in the issuing entity, the prospectus supplement will specify the required types and amounts of additional insurance and describe the general terms of the insurance and conditions to payment thereunder.

Contracts. Generally, the terms of the agreement for a trust fund composed of contracts will require the servicer to maintain for each contract one or more hazard insurance policies that provide, at a minimum, the same coverage as a standard form fire and extended coverage insurance policy that is customary for manufactured housing, issued by a company authorized to issue those policies in the state in which the manufactured home is located, and in an amount that is not less than the maximum insurable value of that manufactured home or the principal balance due from the borrower on the related contract, whichever is less; provided, however, that the amount of coverage provided by each hazard insurance policy must be sufficient to avoid the application of any co-insurance clause contained therein. When a manufactured home’s location was, at the time of origination of the related contract, within a federally designated special flood hazard area, the servicer must cause flood insurance to be maintained, which coverage must be at least equal to the minimum amount specified in the preceding sentence or any lesser amount as may be available under the federal flood insurance program. Each hazard insurance policy caused to be maintained by the servicer must contain a standard loss payee clause in favor of the servicer and its successors and assigns. If any borrower is in default in the payment of premiums on its hazard insurance policy or policies, the servicer must pay those premiums out of its own funds, and may add separately the premiums to the borrower’s obligation as provided by the contract, but may not add the premiums to the remaining principal balance of the contract.

The servicer may maintain, in lieu of causing individual hazard insurance policies to be maintained for each manufactured home, and must maintain, to the extent that the related contract does not require the borrower to maintain a hazard insurance policy for the related manufactured home, one or more blanket insurance policies covering losses on the borrower’s interest in the contracts resulting from the absence or insufficiency of individual hazard insurance policies. The servicer must pay the premium for that blanket policy on the basis described therein and must pay any deductible amount for claims under that policy relating to the contracts.

FHA Insurance and VA Guarantees

FHA loans will be insured by the FHA as authorized under the Housing Act. Some FHA loans will be insured under various FHA programs including the standard FHA 203(b) program to finance the acquisition of one- to four-family housing units, the FHA 245 graduated payment mortgage program and the FHA Title I Program. These programs generally limit the principal amount and interest rates of the mortgage loans insured. The prospectus supplement for Notes or Certificates, as applicable, of each series evidencing interests in a trust fund including FHA loans will set forth additional information regarding the regulations governing the applicable FHA insurance programs. Except as otherwise specified in the prospectus supplement, the following describes FHA insurance programs and regulations as generally in effect for FHA loans.

The insurance premiums for FHA loans are collected by lenders approved by the Department of Housing and Urban Development (“HUD“) or by the servicer and are paid to the FHA. The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable either upon foreclosure (or other acquisition of possession) and conveyance of the mortgaged premises to the United States of America or upon assignment of the defaulted loan to the United States of America. For a defaulted FHA loan, the servicer is limited in its ability to initiate foreclosure proceedings. When it is determined, either by the servicer or HUD, that default was caused by circumstances beyond the borrower’s control, the servicer is expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the borrower. Those plans may involve the reduction or suspension of regular mortgage payments for a specified period, with those payments to be made on or before the maturity date of the mortgage, or the recasting of payments due under the mortgage up to or, other than FHA loans originated under the FHA Title I Program, beyond the maturity date. In addition, when a default caused by those circumstances is accompanied by other criteria, HUD may provide relief by making payments to the servicer in partial or full satisfaction of amounts due under the FHA loan (which payments are to be repaid by the borrower to HUD) or by accepting assignment of the loan from the servicer. With some exceptions, at least three full monthly installments must be due and unpaid under the FHA loan, and HUD must have rejected any request for relief from the borrower before the servicer may initiate foreclosure proceedings.

HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Currently, claims are being paid in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debentures interest rate. To the extent specified in the prospectus supplement, the servicer of each single family FHA loan will be obligated to purchase any debenture issued in satisfaction of that FHA loan upon default for an amount equal to the principal amount of that debenture.

Other than in relation to the FHA Title I Program, the amount of insurance benefits generally paid by the FHA is equal to the entire unpaid principal amount of the defaulted FHA loan adjusted to reimburse the servicer for some of its costs and expenses and to deduct amounts received or retained by the servicer after default. When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance to HUD, the servicer is compensated for no more than two-thirds of its foreclosure costs, and is compensated for interest accrued and unpaid before that date but in general only to the extent it was allowed pursuant to a forbearance plan approved by HUD. When entitlement to insurance benefits results from assignment of the FHA loan to HUD, the insurance payment includes full compensation for interest accrued and unpaid to the assignment date. The insurance payment itself, upon foreclosure of an FHA loan, bears interest from a date 30 days after the borrower’s first uncorrected failure to perform any obligation to make any payment due under the mortgage and, upon assignment, from the date of assignment to the date of payment of the claim, in each case at the same interest rate as the applicable HUD debenture interest rate as described above.

VA loans will be partially guaranteed by the VA under the Serviceman’s Readjustment Act (a “VA Guaranty Policy”). For a defaulted VA loan, the servicer is, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months. Generally, a claim for the guarantee is submitted after liquidation of the Mortgaged Property.

The amount payable under the guarantee will be the percentage of the VA loan originally guaranteed applied to indebtedness outstanding as of the applicable date of computation specified in the VA regulations. Payments under the guarantee will be equal to the unpaid principal amount of that VA loan, interest accrued on the unpaid balance of that VA loan to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that those amounts have not been recovered through liquidation of the Mortgaged Property. The amount payable under the guarantee may in no event exceed the amount of the original guarantee.

Environmental Insurance

If specified in the applicable prospectus supplement, the trust or trustee will be the beneficiary, for the benefit of the securityholders, of insurance policies (“Environmental Policies“) providing limited coverage against certain environmental risks with respect to the mortgaged properties securing certain Commercial, Multifamily and Mixed-Use Mortgage Loans.  Subject to various exceptions and exclusions (including asbestos and lead paint), Environmental Policies will generally cover losses, clean-up costs, third-party claims and legal expenses up to pre-determined limits.  Subject to the terms of the applicable policy, if a Mortgaged Property securing a covered loan is subject to environmental contamination, in the event of default by the borrower the outstanding principal balance of the loan, plus accrued interest, will be payable under the applicable Environmental Policy.

Fidelity Bonds and Errors and Omissions Insurance

Each Agreement will require that the servicer obtain and maintain in effect a fidelity bond or similar form of insurance coverage (which may provide blanket coverage) or any combination of these insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers, employees and agents of the servicer. The related Agreement will allow the servicer to self-insure against loss occasioned by the errors and omissions of the officers, employees and agents of the servicer so long as the criteria set forth in the Agreement are met.

Due-on-Sale Clauses

The mortgage loans may contain clauses requiring the consent of the mortgagee to any sale or other transfer of the related Mortgaged Property, or due-on-sale clauses entitling the mortgagee to accelerate payment of the mortgage loan upon any sale, transfer or conveyance of the related Mortgaged Property. The servicer will generally enforce any due-on-sale clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying Mortgaged Property and it is entitled to do so under applicable law; provided, however, that the servicer will not take any action in relation to the enforcement of any due-on-sale clause that would:

·

adversely affect or jeopardize coverage under any applicable insurance policy or

·

materially increase the risk of default or delinquency on, or materially impair the security for, that mortgage loan.

Any fee collected by or on behalf of the servicer for entering into an assumption agreement will be retained by or on behalf of the servicer as additional servicing compensation. See “Certain Legal Aspects of Mortgage Loans—Due-on-Sale Clauses.”

The contracts may also contain clauses requiring the consent of the mortgagee to any sale or other transfer of the related mortgaged property, or due-on-sale clauses. The servicer will generally permit that transfer so long as the transferee satisfies the servicer’s then applicable underwriting standards. The purpose of those transfers is often to avoid a default by the transferring borrower.

Retained Interest, Servicing Compensation and Payment of Expenses

The prospectus supplement for a series of Notes or Certificates, as applicable, will specify whether there will be any Retained Interest in the Assets, and, if so, the initial owner of this Retained Interest. If so, the Retained Interest will be established on a loan-by-loan basis and will be specified on an exhibit to the related Agreement. A “Retained Interest“ in an Asset represents a specified portion of the interest payable on the Asset. The Retained Interest will be deducted from borrower payments as received and will not be part of the related trust fund.

The servicer’s primary servicing compensation for a series of Notes or Certificates, as applicable, will come from the periodic payment to it of a portion of the interest payment on each Asset or any other amount specified in the prospectus supplement. Since any Retained Interest and a servicer’s primary compensation are percentages of the principal balance of each Asset, those amounts will decrease in accordance with the amortization of the Assets. The prospectus supplement for a series of Notes or Certificates, as applicable, evidencing interests in a trust fund that includes mortgage loans or contracts may provide that, as additional compensation, the servicer may retain all or a portion of assumption fees, modification fees, late payment charges or Prepayment Premiums collected from borrowers and any interest or other income that may be earned on funds held in the Collection Account or any account established by a servicer pursuant to the Agreement.

The servicer may, to the extent provided in the prospectus supplement, pay from its servicing compensation expenses incurred in connection with its servicing and managing of the Assets, including payment of the fees and disbursements of the trustee and independent accountants, payment of expenses incurred in connection with distributions and reports to securityholders, and payment of any other expenses described in the prospectus supplement. Some other expenses, including expenses relating to defaults and liquidations on the Assets and, to the extent so provided in the prospectus supplement, interest on these expenses at the rate specified in the prospectus supplement may be borne by the trust fund.

If and to the extent provided in the prospectus supplement, the servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any Due Period to interest shortfalls resulting from the voluntary prepayment of any Assets in the related trust fund during that period before their due dates.

Evidence as to Compliance

Each pooling and servicing agreement and servicing agreement will provide that on or before a specified date in March of each year, beginning with the first year after the year in which the cut-off date occurs, each party responsible for the servicing function will provide to the depositor and the trustee a report on an assessment of compliance with the minimum servicing criteria established in Item 1122(a) of Regulation AB (the “AB Servicing Criteria”).  The AB Servicing Criteria include specific criteria relating to the following areas: general servicing considerations, cash collection and administration, investor remittances and reporting, and pool asset administration.  Such report will indicate that the AB Servicing Criteria were used to test compliance on a platform level basis and will set out any material instances of noncompliance.

Each pooling and servicing agreement and servicing agreement will also provide that the each party responsible for the servicing function will deliver along with its report on assessment of compliance, an attestation report from a firm of independent public accountants on the assessment of compliance with the AB Servicing Criteria.

Each pooling and servicing agreement and servicing agreement will also provide for delivery to the trustee, on or before a specified date in March of each year, of a separate annual statement of compliance from each entity responsible for the servicing function to the effect that, to the best knowledge of the signing officer, the servicer has fulfilled in all material respects its obligations under the pooling and servicing agreement or servicing agreement throughout the preceding year or, if there has been a material failure in the fulfillment of any obligation, the statement shall specify such failure and the nature and status thereof.  This statement may be provided as a single form making the required statements as to more than one pooling and servicing agreement or servicing agreement.

Copies of the annual reports of assessment of compliance, attestation reports, and statements of compliance may be obtained by securityholders without charge upon written request to the master servicer or trustee.  These items will be filed with the issuing entity’s annual report on Form 10-K, to the extent required under Regulation AB.

Certain Matters Regarding Servicers, the Master Servicer and the Depositor

The servicer or master servicer under each Agreement will be named in the prospectus supplement. The entities serving as servicer or master servicer may be affiliates of the depositor and may have other normal business relationships with the depositor or the depositor’s affiliates. If applicable, reference in this prospectus to the servicer will also be deemed to be to the master servicer. Each Agreement will provide, in general, that:

·

The servicer may resign from its obligations and duties under the Agreement only upon a determination that its duties under the Agreement are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it, the other activities of the servicer so causing that conflict being of a type and nature carried on by the servicer at the date of the Agreement. No resignation will become effective until the trustee or a successor servicer has assumed the servicer’s obligations and duties under the Agreement.

·

Neither any servicer, the depositor nor any director, officer, employee, or agent of a servicer or the depositor will be under any liability to the related trust fund or securityholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Agreement; provided, however, that neither a servicer, the depositor nor any other person will be protected against any breach of a representation, warranty or covenant made in the related Agreement, or against any liability specifically imposed by the Agreement, or against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties under the Agreement or by reason of reckless disregard of obligations and duties under the Agreement.

·

Any servicer, the depositor and any director, officer, employee or agent of a servicer or the depositor will be entitled to indemnification by the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the Notes or Certificates, as applicable; provided, however, that that indemnification will not extend to any loss, liability or expense

(1)

specifically imposed by that Agreement or otherwise incidental to the performance of obligations and duties under the Agreement, including, in the case of a servicer, the prosecution of an enforcement action in respect of any specific mortgage loan or mortgage loans or contract or contracts (except as any loss, liability or expense will be otherwise reimbursable pursuant to that Agreement);

(2)

incurred in connection with any breach of a representation, warranty or covenant made in that Agreement;

(3)

incurred by reason of misfeasance, bad faith or gross negligence in the performance of obligations or duties under the Agreement, or by reason of reckless disregard of those obligations or duties;

(4)

incurred in connection with any violation of any state or federal securities law; or

(5)

imposed by any taxing authority if that loss, liability or expense is not specifically reimbursable pursuant to the terms of the related Agreement.

·

Neither any servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the Agreement and which in its opinion may involve it in any expense or liability. Any servicer or the depositor may, however, in its discretion undertake any action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties to the Agreement and the interests of the securityholders under the Agreement. In that event, the legal expenses and costs of that action and any liability resulting will be expenses, costs and liabilities of the securityholders, and the servicer or the depositor, as the case may be, will be entitled to be reimbursed therefor and to charge the Collection Account.

Any person into which the servicer or the depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the servicer or the depositor is a party, or any person succeeding to the business of the servicer or the depositor, may be the successor of the servicer or the depositor, as the case may be, under the terms of the related Agreement.

Special Servicers

If and to the extent specified in the prospectus supplement, a special servicer (a “Special servicer“) may be a party to the related Agreement or may be appointed by the servicer or another specified party to perform specified duties in respect of servicing the related mortgage loans that would otherwise be performed by the servicer (for example, the workout and/or foreclosure of defaulted mortgage loans). The rights and obligations of any Special servicer will be specified in the prospectus supplement, and the servicer will be liable for the performance of a Special servicer only if, and to the extent, set forth in the prospectus supplement.

Events of Default under the Agreement

Events of default under the related Agreement will generally include:

·

any failure by the servicer to distribute or cause to be distributed to securityholders, or to remit to the trustee for distribution to securityholders, any required payment that continues after a grace period, if any;

·

any failure by the servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Agreement that continues unremedied for 30 days after written notice of that failure has been given to the servicer by the trustee or the depositor, or to the servicer, the depositor and the trustee by securityholders evidencing not less than 25% of the voting rights for that series;

·

any breach of a representation or warranty made by the servicer under the Agreement that materially and adversely affects the interests of securityholders and which continues unremedied for 30 days after written notice of that breach has been given to the servicer by the trustee or the depositor, or to the servicer, the depositor and the trustee by the holders of Notes or Certificates, as applicable, evidencing not less than 25% of the voting rights for that series; and

·

some events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings and actions by or on behalf of the servicer indicating its insolvency or inability to pay its obligations.

Material variations to the foregoing events of default (other than to shorten cure periods or eliminate notice requirements) will be specified in the prospectus supplement. The trustee will, not later than the later of 60 days or any other period specified in the prospectus supplement after the occurrence of any event that constitutes or, with notice or lapse of time or both, would constitute an event of default and five days after specific officers of the trustee become aware of the occurrence of that event, transmit by mail to the depositor and all securityholders of the applicable series notice of that occurrence, unless that default has been cured or waived.

Rights Upon Event of Default under the Agreements

So long as an event of default under an Agreement remains unremedied, the depositor or the trustee may, and at the direction of holders of Notes or Certificates, as applicable, evidencing not less than 51% (or any other percentage specified in the Agreement) of the voting rights for that series, the trustee will terminate all of the rights and obligations of the servicer under the Agreement and in and to the mortgage loans (other than as a securityholder or as the owner of any Retained Interest), whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the servicer under the Agreement (except that if the trustee is prohibited by law from obligating itself to make advances regarding delinquent Assets, or if the prospectus supplement so specifies, then the trustee will not be obligated to make those advances) and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable so to act, it may or, at the written request of the holders of Notes or Certificates, as applicable, entitled to at least 51% (or any other percentage specified in the Agreement) of the voting rights for that series, it must appoint, or petition a court of competent jurisdiction for the appointment of, a loan servicing institution acceptable to the rating agency with a net worth at the time of that appointment of at least $15,000,000 (or any other amount specified in the Agreement) to act as successor to the servicer under the Agreement. Pending that appointment, the trustee is obligated to act in that capacity. The trustee and any successor servicer may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the servicer under the Agreement.

The holders of Notes or Certificates, as applicable, representing at least 66 2/3% (or any other percentage specified in the Agreement) of the voting rights allocated to the respective classes of Notes or Certificates, as applicable, affected by any event of default will be entitled to waive that event of default; provided, however, that an Event of Default involving a failure to distribute a required payment to securityholders described in clause (1) under “Events of Default under the Agreements” may be waived only by all of the securityholders. Upon any waiver of an event of default, that event of default will cease to exist and will be deemed to have been remedied for every purpose under the Agreement.

No securityholders will have the right under any Agreement to institute any proceeding with respect to the Agreement unless that holder previously has given to the trustee written notice of default and unless the holders of Notes or Certificates, as applicable, evidencing not less than 25% (or any other percentage specified in the Agreement) of the voting rights have made written request upon the trustee to institute that proceeding in its own name as trustee under the Agreement and have offered to the trustee reasonable indemnity, and the trustee for 60 days (or any other number of days specified in the Agreement) has neglected or refused to institute any proceeding. The trustee, however, is under no obligation to exercise any of the trusts or powers vested in it by any Agreement or to make any investigation of matters arising under the Agreement or to institute, conduct or defend any litigation under the Agreement or in relation to the Agreement at the request, order or direction of any of the securityholders covered by that Agreement, unless those securityholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred.

The manner of determining the voting rights of a Security or class or classes of Notes or Certificates, as applicable, will be specified in the Agreement.

Amendment

In general, each Agreement may be amended by the parties to it, without the consent of any securityholders covered by the Agreement, to

(1)

cure any ambiguity or mistake;

(2)

correct, modify or supplement any provision in the Agreement that may be inconsistent with any other provision in the Agreement or with the prospectus supplement;

(3)

make any other provisions with respect to matters or questions arising under the Agreement that are not materially inconsistent with the provisions of the Agreement; or

(4)

comply with any requirements imposed by the Code; provided that, in the case of clause (3), that amendment will not adversely affect in any material respect the interests of any securityholders covered by the Agreement as evidenced either by an opinion of counsel to that effect or the delivery to the trustee of written notification from each rating agency that provides, at the request of the depositor, a rating for the Offered Notes or Offered Certificates, as applicable, of the related series to the effect that that amendment or supplement will not cause that rating agency to lower or withdraw the then current rating assigned to those Notes or Certificates, as applicable.

In general, each Agreement may also be amended by the depositor, the servicer, if any, and the trustee, with the consent of the securityholders affected by the amendment evidencing not less than 51% (or any other percentage specified in the Agreement) of the voting rights, for any purpose; provided, however, no amendment may (1) reduce in any manner the amount of, or delay the timing of, payments received or advanced on Assets that are required to be distributed on any Security without the consent of the securityholder or (2) reduce the consent percentages described in this paragraph without the consent of all the securityholders covered by the Agreement then outstanding. However, for any series of Notes or Certificates, as applicable, as to which a REMIC election is to be made, the trustee will not consent to any amendment of the Agreement unless it has first have received an opinion of counsel to the effect that that amendment will not result in the imposition of a tax on the related trust fund or, if applicable, cause the related trust fund to fail to qualify as a REMIC, at any time that the related Notes or Certificates, as applicable, are outstanding.

The Trustee

The trustee under each Agreement will be named in the prospectus supplement. The commercial bank, national banking association, banking corporation or trust company serving as trustee may have a banking relationship with the depositor and its affiliates, with any servicer and its affiliates and with any master servicer and its affiliates. To the extent consistent with its fiduciary obligations as trustee, the trustee may delegate its duties to one or more agents as provided in the Agreement.

Duties of the Trustee

The trustee will make no representations as to the validity or sufficiency of any Agreement, the Notes or Certificates, as applicable, or any Asset or related document and is not accountable for the use or application by or on behalf of any servicer of any funds paid to the master servicer or its designee in respect of the Notes or Certificates, as applicable, or the Assets, or deposited into or withdrawn from the Collection Account or any other account by or on behalf of the servicer. If no Event of Default has occurred and is continuing, the trustee is required to perform only those duties specifically required under the related Agreement, as applicable. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the trustee is required to examine those documents and to determine whether they conform to the requirements of the Agreement.

If an Event of Default shall occur, the trustee shall, at the direction of 51% of the holders of the Certificates, by notice in writing to the master servicer and to the Depositor, with a copy to each Rating Agency, terminate all of the rights and obligations of the master servicer in its capacity as Master Servicer under the related pooling and servicing agreement, to the extent permitted by law, and in and to the mortgage loans and the proceeds thereof. On or after the receipt by the master servicer of such written notice, all authority and power of the master servicer with respect to the Certificates (other than as a holder of any Certificate) or the mortgage loans or otherwise including, without limitation, the compensation payable to the master servicer under the related pooling and servicing agreement, shall pass to and be vested in the trustee, and, without limitation, the trustee shall be authorized and empowered, as attorney-in-fact or otherwise, to execute and deliver, on behalf of and at the expense of the master servicer, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the mortgage loans and related documents, or otherwise.

To the extent that the costs and expenses of the trustee related to the termination of the master servicer, appointment of a successor master servicer or the transfer and assumption of the master servicing by the trustee (including, without limitation, (i) all legal costs and expenses and all due diligence costs and expenses associated with an evaluation of the potential termination of the master servicer as a result of an event of default and (ii) all costs and expenses associated with the complete transfer of the master servicing, including all servicing files and all servicing data and the completion, correction or manipulation of such servicing data as may be required by the successor master servicer to correct any errors or insufficiencies in the servicing data or otherwise to enable the successor master servicer to master service the mortgage loans in accordance with the related pooling and servicing agreement) are not fully and timely reimbursed by the terminated master servicer, the trustee shall be entitled to reimbursement of such costs and expenses from the Distribution Account.

Certain Matters Regarding the Trustee

The trustee and any director, officer, employee or agent of the trustee will be entitled to indemnification out of the Collection Account for any loss, liability or expense (including costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement) incurred in connection with the trustee’s

(1)

enforcing its rights and remedies and protecting the interests of the securityholders during the continuance of an Event of Default,

(2)

defending or prosecuting any legal action in respect of the related Agreement or series of Notes or Certificates, as applicable,

(3)

being the mortgagee of record for the mortgage loans in a trust fund and the owner of record for any Mortgaged Property acquired in respect thereof for the benefit of securityholders, or

(4)

acting or refraining from acting in good faith at the direction of the holders of the related series of Notes or Certificates, as applicable, entitled to not less than 25% (or any other percentage as is specified in the related Agreement for any particular matter) of the voting rights for that series;

provided, however, that this indemnification will not extend to any loss, liability or expense that constitutes a specific liability of the trustee pursuant to the related Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the trustee in the performance of its obligations and duties under the Agreement, or by reason of its reckless disregard of those obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the trustee made in the Agreement.

Resignation and Removal of the Trustee

The trustee may resign at any time, in which event the depositor will be obligated to appoint a successor trustee. The depositor may also remove the trustee if the trustee ceases to be eligible to continue under the pooling and servicing agreement or if the trustee becomes insolvent. Upon becoming aware of the circumstances, the depositor will be obligated to appoint a successor trustee. The trustee may also be removed at any time by the holders of securities evidencing not less a majority of the aggregate undivided interests (or, if applicable, voting rights) in the related trust fund. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.  If the trustee resigns or is removed by the depositor, the expenses associated with the change of trustees will be paid by the former trustee and reimbursed from the Distribution Account by the Paying Agent.  If the trustee is removed by holders of securities, such holders shall be responsible for paying any compensation payable to a successor trustee, in excess of the amount paid to the predecessor trustee.

Material Terms of the Indenture

General

The following summary describes the material provisions that may appear in each indenture. The prospectus supplement for a series of Notes will describe any provision of the indenture relating to that series that materially differs from the description of that provision contained in this prospectus. The summaries do not purport to be complete and are subject to, and are qualified by reference to, all of the provisions of the indenture for a series of Notes. A form of an indenture has been filed as an exhibit to the Registration Statement of which this prospectus is a part. The depositor will provide a copy of the indenture (without exhibits) relating to any series of Notes without charge upon written request of a securityholder of that series addressed to Deutsche Alt-A Securities, Inc., 60 Wall Street, New York, New York 10005, Attention: Jay Strauss.

Events of Default

Events of default under the indenture for each series of Notes will generally include:

·

a default for thirty days (or any other number of days specified in the prospectus supplement) or more in the payment of any principal of or interest on a Note of that series, to the extent specified in the prospectus supplement;

·

failure to perform any other covenant of the depositor or the trust fund in the indenture that continues for a period of sixty days (or any other number of days specified in the prospectus supplement or the indenture) after notice of the failure is given in accordance with the procedures described in the prospectus supplement;

·

any representation or warranty made by the depositor or the trust fund in the indenture or in any certificate or other writing delivered pursuant to the indenture or in connection with the indenture with respect to or affecting that series having been incorrect in a material respect as of the time made, and that breach is not cured within sixty days (or any other number of days specified in the prospectus supplement) after notice of the breach is given in accordance with the procedures described in the prospectus supplement;

·

specified events of bankruptcy, insolvency, receivership or liquidation of the trust fund; or

·

any other event of default provided with respect to Notes of that series.

If an event of default with respect to the Notes of any series at the time outstanding occurs and is continuing, subject to and in accordance with the terms of the indenture, either the indenture trustee or the holders of a majority of the then total outstanding amount of the Notes of that series may declare the principal amount (or, if the Notes of that series are Accrual Securities, that portion of the principal amount as may be specified in the terms of that series, as provided in the indenture) of all the Notes of that series to be due and payable immediately. That declaration may, under some circumstances, be rescinded and annulled by the securityholders of a majority in total outstanding amount of the Notes of that series.

If, following an event of default with respect to any series of Notes, the Notes of that series have been declared to be due and payable, the indenture trustee may, in its discretion, notwithstanding that acceleration, elect to maintain possession of the collateral securing the Notes of that series and to continue to apply distributions on that collateral as if there had been no declaration of acceleration if that collateral continues to provide sufficient funds for the payment of principal of and interest on the Notes of that series as they would have become due if there had not been that declaration. In addition, the indenture trustee may not sell or otherwise liquidate the collateral securing the Notes of a series following an event of default, other than a default in the payment of any principal or interest on any Note of that series for thirty days or more, unless

(1)

the holders of 100% (or any other percentage specified in the indenture) of the then total outstanding amount of the Notes of that series consent to that sale;

(2)

the proceeds of that sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding Notes of that series at the date of that sale; or

(3)

the indenture trustee determines that that collateral would not be sufficient on an ongoing basis to make all payments on the Notes as those payments would have become due if the Notes had not been declared due and payable, and the indenture trustee obtains the consent of the holders of 66 2/3% (or any other percentage specified in the indenture) of the then total outstanding amount of the Notes of that series.

If so specified in the prospectus supplement, only holders of particular classes of Notes will have the right to declare the Notes of that series to be immediately due and payable in the event of a payment default, as described above, and to exercise the remedies described above.

If the indenture trustee liquidates the collateral in connection with an event of default involving a default for thirty days (or any other number of days specified in the indenture) or more in the payment of principal of or interest on the Notes of a series, the indenture provides that the indenture trustee will have a prior lien on the proceeds of any liquidation for unpaid fees and expenses. As a result, upon the occurrence of that event of default, the amount available for distribution to the securityholders would be less than would otherwise be the case. However, the indenture trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the securityholders after the occurrence of that event of default.

To the extent provided in the prospectus supplement, in the event the principal of the Notes of a series is declared due and payable, as described above, the holders of any Notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount of the Notes less the amount of the discount that is unamortized.

Subject to the provisions of the indenture relating to the duties of the indenture trustee, in case an event of default occurs and continues for a series of Notes, the indenture trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the securityholders of that series, unless those holders offer to the indenture trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that might be incurred by it in complying with that request or direction. Subject to those provisions for indemnification and some limitations contained in the indenture, the holders of a majority of the then total outstanding amount of the Notes of that series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee or exercising any trust or power conferred on the indenture trustee with respect to the Notes of that series, and the holders of a majority of the then total outstanding amount of the Notes of that series may, in some cases, waive any default with respect to the Notes, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all the holders of the outstanding Notes of that series affected.

Discharge of Indenture

The indenture will be discharged, subject to the provisions of the indenture, for a series of Notes (except for continuing rights specified in the indenture) upon the delivery to the indenture trustee for cancellation of all the Notes of that series or, with some limitations, upon deposit with the indenture trustee of funds sufficient for the payment in full of all of the Notes of that series.

With some limitations, the indenture will provide that, if specified for the Notes of any series, the related trust fund will be discharged from any and all obligations in respect of the Notes of that series (except for obligations specified in the indenture including obligations relating to temporary Notes and exchange of Notes, to register the transfer of or exchange Notes of that series, to replace stolen, lost or mutilated Notes of that series, to maintain paying agencies and to hold monies for payment in trust) upon the deposit with the indenture trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which through the payment of interest and principal in respect of the Notes in accordance with their terms will provide money in an amount sufficient to pay the principal of and each installment of interest on the Notes of that series on the maturity date for those Notes and any installment of interest on those Notes in accordance with the terms of the indenture and the Notes of that series. In the event of any defeasance and discharge of Notes of that series, holders of Notes of that series would be able to look only to that money and/or those direct obligations for payment of principal and interest, if any, on their Notes until maturity.

Indenture Trustee’s Annual Report

The indenture trustee for each series of Notes will be required to mail each year to all related securityholders a brief report, as provided in the indenture, relating to its eligibility and qualification to continue as indenture trustee under the related indenture, any amounts advanced by it under the indenture, the amount, interest rate and maturity date of indebtedness owing by that Trust to the applicable indenture trustee in its individual capacity, the property and funds physically held by the indenture trustee in its capacity as indenture trustee and any action taken by it that materially affects the Notes and that has not been previously reported.

The Indenture Trustee

The indenture trustee for a series of Notes will be specified in the prospectus supplement. The indenture trustee for any series may resign at any time in accordance with the terms of the indenture, in which event the depositor or the appropriate party designated in the indenture will be obligated to appoint a successor trustee for that series. The depositor or the appropriate party designated in the indenture may also remove any indenture trustee if that indenture trustee ceases to be eligible to continue as the indenture trustee under the related indenture, if that indenture trustee becomes insolvent or for any other grounds specified in the indenture. In those circumstances the depositor or the appropriate party designated in the indenture will be obligated to appoint a successor trustee for the applicable series of Notes. Any resignation or removal of the indenture trustee and appointment of a successor trustee for any series of Notes does not become effective until acceptance of the appointment by the successor trustee for that series.

The bank or trust company serving as indenture trustee may have a banking relationship with the depositor or any of its affiliates, a servicer or any of its affiliates or the master servicer or any of its affiliates. To the extent consistent with its fiduciary obligations as indenture trustee, the indenture trustee may delegate its duties to one or more agents as provided in the indenture and the Agreement.

Description of Credit Support

General

For any series of Notes or Certificates, as applicable, credit support may be provided for one or more classes of the series or the related Assets. Credit support may be in the form of:

·

the subordination of one or more classes of Notes or Certificates, as applicable;

·

letters of credit;

·

insurance policies;

·

surety bonds;

·

the establishment of one or more reserve funds;

·

cross-collateralization;

·

overcollateralization;

·

excess interest; or

·

or any combination of the foregoing.

The coverage provided by any credit support will be described in the prospectus supplement. Generally, that coverage will not provide protection against all risks of loss and will not guarantee repayment of the entire Security Balance of the Notes or Certificates, as applicable, and interest on the Security Balance. If losses or shortfalls occur that exceed the amount covered by credit support or that are not covered by credit support, securityholders will bear their allocable share of deficiencies.

If credit support is provided for one or more classes of Notes or Certificates, as applicable, of a series, or the related Assets, the prospectus supplement will include a description of

(a)

the nature and amount of coverage under that credit support,

(b)

any conditions to payment under the prospectus supplement not otherwise described in this prospectus,

(c)

the conditions (if any) under which the amount of coverage under that credit support may be reduced and under which that credit support may be terminated or replaced and

(d)

the material provisions relating to that credit support.

Additionally, the prospectus supplement will set forth information with respect to the obligor under any financial guaranty insurance policy, letter of credit, guarantee or similar instrument of credit support, including

(1)

a brief description of its principal business activities,

(2)

its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business,

(3)

if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business and

(4)

its total assets, and its stockholders’ or policyholders’ surplus, if applicable, as of the date specified in the prospectus supplement.

A copy of the policy or agreement, as applicable, governing the applicable credit support will be filed with the Commission as an exhibit to a current report on Form 8-K to be filed following the issuance of the related series.

Subordinate Securities

One or more classes of Notes or Certificates, as applicable, of a series may be Subordinate Notes or Subordinate Certificates, as applicable, if specified in the prospectus supplement. The rights of the holders of Subordinate Notes or Subordinate Certificates, as applicable, to receive distributions of principal and interest from the Collection Account on any Distribution Date will be subordinated to those rights of the holders of Senior Notes or Senior Certificates, as applicable. The subordination of a class may apply only in the event of (or may be limited to) particular types of losses or shortfalls. The prospectus supplement will set forth information concerning the amount of subordination of a class or classes of Subordinate Notes or Subordinate Certificates, as applicable, in a series, the circumstances in which that subordination will be applicable and the manner, if any, in which the amount of subordination will be effected.

Limited Guarantee

If specified in the prospectus supplement for a series of Notes or Certificates, as applicable, credit enhancement may be provided in the form of a limited guarantee issued by a guarantor named in the prospectus supplement.

Financial Guaranty Insurance Policy or Surety Bond

Credit enhancement may be provided in the form of a financial guaranty insurance policy or a surety bond issued by an insurer named in the policy or surety bond, if specified in the prospectus supplement.

Letter of Credit

Alternative credit support for a series of Notes or Certificates, as applicable, may be provided by the issuance of a letter of credit by the bank or financial institution specified in the prospectus supplement. The coverage, amount and frequency of any reduction in coverage provided by a letter of credit issued for a series of Notes or Certificates, as applicable, will be set forth in the prospectus supplement relating to that series.

Pool Insurance Policies

If specified in the prospectus supplement relating to a series of Notes or Certificates, as applicable, a pool insurance policy for the mortgage loans in the related trust fund will be obtained. The pool insurance policy will cover any loss (subject to the limitations described in the prospectus supplement) by reason of default to the extent a related mortgage loan is not covered by any primary mortgage insurance policy. The amount and principal terms of any pool insurance coverage will be set forth in the prospectus supplement.

Special Hazard Insurance Policies

A special hazard insurance policy may also be obtained for the related trust fund, if specified in the prospectus supplement, in the amount set forth in the prospectus supplement. The special hazard insurance policy will, subject to the limitations described in the prospectus supplement, protect against loss by reason of damage to Mortgaged Properties caused by hazards not insured against under the standard form of hazard insurance policy for the respective states, in which the Mortgaged Properties are located. The amount and principal terms of any special hazard insurance coverage will be set forth in the prospectus supplement.

Borrower Bankruptcy Bond

Losses resulting from a bankruptcy proceeding relating to a borrower affecting the mortgage loans in a trust fund for a series of Notes or Certificates, as applicable, will, if specified in the prospectus supplement, be covered under a borrower bankruptcy bond (or any other instrument that will not result in a downgrading of the rating of the Notes or Certificates, as applicable, of a series by the rating agency or agencies that rate that series). Any borrower bankruptcy bond or any other instrument will provide for coverage in an amount meeting the criteria of the rating agency or agencies rating the Notes or Certificates, as applicable, of the related series, which amount will be set forth in the prospectus supplement. The amount and principal terms of any borrower bankruptcy coverage will be set forth in the prospectus supplement.

Reserve Funds

If so provided in the prospectus supplement for a series of Notes or Certificates, as applicable, deficiencies in amounts otherwise payable on those Notes or Certificates, as applicable, or specific classes of Notes or Certificates, as applicable, will be covered by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination of these will be deposited, in the amounts so specified in the prospectus supplement. The reserve funds for a series may also be funded over time by depositing a specified amount of the distributions received on the related Assets as specified in the prospectus supplement.

Amounts on deposit in any reserve fund for a series, together with the reinvestment income on these amounts, if any, will be applied for the purposes, in the manner, and to the extent specified in the prospectus supplement. A reserve fund may be provided to increase the likelihood of timely distributions of principal of and interest on the Notes or Certificates, as applicable. If specified in the prospectus supplement, reserve funds may be established to provide limited protection against only some types of losses and shortfalls. Following each Distribution Date amounts in a reserve fund in excess of any amount required to be maintained in the reserve fund may be released from the reserve fund under the conditions and to the extent specified in the prospectus supplement and will not be available for further application to the Notes or Certificates, as applicable.

Money deposited in any reserve funds will be invested in Permitted Investments, to the extent specified in the prospectus supplement. To the extent specified in the prospectus supplement, any reinvestment income or other gain from those investments will be credited to the related reserve fund for that series, and any loss resulting from those investments will be charged to the reserve fund. However, that income may be payable to any related servicer or another service provider or other entity. To the extent specified in the prospectus supplement, the reserve fund, if any, for a series will not be a part of the trust fund.

Additional information concerning any reserve fund will be set forth in the prospectus supplement, including the initial balance of the reserve fund, the balance required to be maintained in the reserve fund, the manner in which the required balance will decrease over time, the manner of funding the reserve fund, the purposes for which funds in the reserve fund may be applied to make distributions to securityholders and use of investment earnings from the reserve fund, if any.

Overcollateralization and Excess Interest

If so specified in the related prospectus supplement, interest collections on the mortgage assets may exceed interest payments on the securities for the related distribution date. That excess interest will first be available to absorb realized losses on the mortgage assets and thereby prevent the allocation of such realized losses to the securities and the reduction of the principal balances thereof.  Any such excess interest remaining will then be deposited into a reserve fund to cover interest and/or principal shortfalls on a later distribution date, applied as an additional payment of principal on one or more classes of the securities of the related series or, if not needed to cover shortfalls, paid to the holders of a certain class of securities. If excess interest is applied as principal payments on the securities, the effect will be to reduce the principal balance of the securities relative to the outstanding principal balance of the mortgage loans, thereby creating overcollateralization and additional protection to the securityholders, as specified in the related prospectus supplement. If so provided in the related prospectus supplement, overcollateralization may also be provided on the date of issuance of the securities by the issuance of securities in an initial aggregate principal amount which is less than the aggregate principal amount of the mortgage assets in the related trust fund.

Primary Mortgage Insurance Policies

The servicer will maintain or cause to be maintained with respect to each mortgage loan, a primary mortgage insurance policy in accordance with the underwriting standards described in the related prospectus supplement.  Although the terms and conditions of primary mortgage insurance policies differ, each primary mortgage insurance policy will generally cover losses up to an amount equal to the excess of the unpaid principal amount of a defaulted mortgage loan, plus accrued and unpaid interest thereon and approved expenses, over a specified percentage of the value of the related mortgaged property.

As conditions to the filing or payment of a claim under a primary mortgage insurance policy, the insured will typically be required, in the event of default by the borrower, to:

(1)

advance or discharge (a) hazard insurance premiums and (b) as necessary and approved in advance by the insurer, real estate taxes, property protection and preservation expenses and foreclosure and related costs,

(2)

in the event of any physical loss or damage to the mortgaged property, have the mortgaged property restored to at least its condition at the effective date of the primary mortgage insurance policy, ordinary wear and tear excepted, and

(3)

tender to the insurer good and merchantable title to, and possession of, the mortgaged property.

Cross-Collateralization Features

If the trust fund assets for a series are divided into separate asset groups, the beneficial ownership of which is evidenced by a separate class or classes of a series, credit support may be provided by a cross-collateralization feature which requires that distributions be made on senior securities evidencing the beneficial ownership of one asset group prior to distributions on subordinate securities evidencing the beneficial ownership interest in another asset group within the trust fund. The related prospectus supplement for a series which includes a cross-collateralization feature will describe the manner and conditions for applying that cross-collateralization feature. As to any trust fund that includes a cross-collateralization feature, only assets of the trust fund will be used to provide cross-collateralization, and cross-collateralization will be provided only to securities issued by the trust fund. A trust fund will not provide a cross-collateralization feature that benefits securities issued by any other trust fund, and a trust fund will not receive cross-collateralization from any other trust fund.

Derivative Products Related To The Securities

If specified in the related prospectus supplement, a trust fund may acquire the benefit of derivative products.  For any series that includes derivative products, the particular derivatives may provide support only to certain specified classes of securities and will be subject to limitations and conditions, all of which will be described in the related prospectus supplement. The derivative products will be limited to interest rate swaps, currency swaps, market value swaps, interest rate caps, floors, collars, corridors or other financial arrangements to protect against interest rate moves, to otherwise supplement the interest rates on one or more classes of securities.  Swap arrangements or other financial instruments are generally intended to meet the following goals:

•

to convert the payments on some or all of the mortgage loans from fixed to floating payments, or from floating to fixed, or from floating based on a particular index to floating based on another index;

•

to provide payments in the event that any index rises above or falls below specified levels; or

•

to provide protection against interest rate changes, certain type of losses, including reduced market value, or the payment shortfalls to one or more classes of the related series.

If a trust fund includes financial instruments of this type, the instruments may be structured to be exempt from the registration requirements of the Securities Act of 1933, as amended.  These arrangements as well as the derivative product provider related to a series of securities will be described in the accompanying prospectus supplement.

Swaps and Yield Supplement Agreements

The trustee on behalf of a trust fund may enter into interest rate swaps and related caps, floors, corridors and collars to minimize the risk of securityholders from adverse changes in interest rates, currency swaps (as described in this prospectus under “Description of the Trust Funds—Cash Flow Agreements”) and market value swaps, which are collectively referred to as swaps, and other yield supplement agreements or similar yield maintenance arrangements that do not involve swap agreements or other notional principal contracts, which are collectively referred to as yield supplement agreements.

An interest rate swap is an agreement between two parties to exchange a stream of interest payments on an agreed “notional” principal amount. No principal amount is exchanged between the counterparties to an interest rate swap. In the typical swap, one party agrees to pay a fixed rate on a notional principal amount, while the counterparty pays a floating rate based on one or more reference interest rates including the London Interbank Offered Rate, or LIBOR, a specified bank’s prime rate or U.S. Treasury Bill rates. Interest rate swaps also permit counterparties to exchange a floating rate obligation based upon one reference interest rate, such as LIBOR, for a floating rate obligation based upon another referenced interest rate, such as U.S. Treasury Bill rates.

A market value swap might be used in a structure where the pooled assets are hybrid ARMs, or mortgage loans that provide for a fixed rate period and then convert by their terms to adjustable rate loans. Such a structure will only provide that at a specified date near the end of the fixed rate period, the investors must tender their securities to the trustee who will then transfer the securities to other investors in a mandatory auction procedure. A market value swap will only be used in conjunction with a mandatory auction procedure.  The market value swap would ensure that the original investors would receive at least par at the time of tender, by covering any shortfall between par and the then current market value of their securities.

Yield supplement agreements may be entered into to supplement the interest rate or other rates on one or more classes of the securities of any series. Additionally, agreements relating to other types of derivative products that are designed to protect against interest rate moves may be entered into by a trustee and one or more counterparties. The terms of any derivative product agreement related to a series of securities and any counterparties will be described in the accompanying prospectus supplement for that series.

There can be no assurance that the trustee will be able to enter into or offset swaps or enter into yield supplement agreements or other derivative product agreements at any specific time or at prices or on other terms that are advantageous. In addition, although the terms of the swaps and yield supplement agreements may provide for termination under various circumstances, there can be no assurance that the trustee will be able to terminate a swap or yield supplement agreement when it would be economically advantageous to the trust fund to do so. Moreover, the ability of the trustee to make distributions on the related securities to protect against interest rate moves will be subject to the credit risk of the counterparty to the derivative product.  Although there will generally be a mechanism in place to facilitate replacement of the derivative product upon the default or credit impairment of the counterparty, there can be no assurance that any such mechanism will result in the ability of the depositor to obtain a suitable replacement derivative product.

Certain Legal Aspects of Mortgage Loans

The following discussion contains summaries, which are general in nature, of legal aspects of loans secured by single-family or multi-family residential properties. Because these legal aspects are governed primarily by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the mortgage loans is situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the mortgage loans. In this regard, the following discussion does not fully reflect federal regulations for FHA loans and VA loans. See “Description of The Trust Funds—FHA Loans and VA Loans,” “Description of the Agreements—Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements—FHA Insurance and VA Guarantees” and “Description of the Trust Funds—Assets.”

General

All of the mortgage loans are evidenced by a note or bond and secured by instruments granting a security interest in real property which may be mortgages, deeds of trust, security deeds or deeds to secure debt, depending on the prevailing practice and law in the state in which the Mortgaged Property is located. Mortgages, deeds of trust and deeds to secure debt are in this prospectus collectively referred to as “mortgages.” Any of the foregoing types of mortgages will create a lien upon, or grant a title interest in, the subject property, the priority of which will depend on the terms of the particular security instrument, as well as separate, recorded, contractual arrangements with others holding interests in the mortgaged property, the knowledge of the parties to that instrument as well as the order of recordation of the instrument in the appropriate public recording office. However, recording does not generally establish priority over governmental claims for real estate taxes and assessments and other charges imposed under governmental police powers.

Types of Mortgage Instruments

A mortgage either creates a lien against or constitutes a conveyance of real property between two parties -a borrower (usually the owner of the subject property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the mortgaged property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. As used in this prospectus, unless the context otherwise requires, “borrower” includes the trustor under a deed of trust and a grantor under a security deed or a deed to secure debt.

Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale as security for the indebtedness evidenced by the related note. A deed to secure debt typically has two parties. By executing a deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until the underlying debt is repaid, generally with a power of sale as security for the indebtedness evidenced by the related mortgage note.

In case the borrower under a mortgage is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower executes a separate undertaking to make payments on the mortgage note. The mortgagee’s authority under a mortgage, the trustee’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by the express provisions of the mortgage, the law of the state in which the real property is located, some federal laws (including the Servicemembers’ Civil Relief Act of 2003) and, in some cases, in deed of trust transactions, the directions of the beneficiary.

The mortgages that encumber multifamily properties may contain an assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower’s right, title and interest as landlord under each lease and the income derived therefrom, while retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

Interest in Real Property

The real property covered by a mortgage, deed of trust, security deed or deed to secure debt is most often the fee estate in land and improvements. However, that instrument may encumber other interests in real property such as a tenant’s interest in a lease of land or improvements, or both, and the leasehold estate created by that lease. An instrument covering an interest in real property other than the fee estate requires special provisions in the instrument creating that interest or in the mortgage, deed of trust, security deed or deed to secure debt, to protect the mortgagee against termination of that interest before the mortgage, deed of trust, security deed or deed to secure debt is paid. The depositor, the Asset Seller or other entity specified in the prospectus supplement will make representations and warranties in the Agreement or representations and warranties will be assigned to the trustee for any mortgage loans secured by an interest in a leasehold estate. Those representation and warranties, if applicable, will be set forth in the prospectus supplement.

Cooperative Loans

If specified in the prospectus supplement, the mortgage loans may also consist of cooperative apartment loans (“Cooperative Loans“) secured by security interests in shares issued by a cooperative housing corporation (a “Cooperative“) and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives’ buildings. The security agreement will create a lien upon, or grant a title interest in, the property that it covers, the priority of which will depend on the terms of the particular security agreement as well as the order of recordation of the agreement in the appropriate recording office. That lien or title interest is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

Each Cooperative owns in fee or has a leasehold interest in all the real property and owns in fee or leases the building and all separate dwelling units in the building. The Cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is a blanket mortgage or mortgages on the cooperative apartment building or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the Cooperative, as property borrower, or lessee, as the case may be, is also responsible for meeting these mortgage or rental obligations. A blanket mortgage is ordinarily incurred by the cooperative in connection with either the construction or purchase of the Cooperative’s apartment building or obtaining of capital by the Cooperative. The interest of the occupant under proprietary leases or occupancy agreements as to which that Cooperative is the landlord are generally subordinate to the interest of the holder of a blanket mortgage and to the interest of the holder of a land lease.

If the Cooperative is unable to meet the payment obligations (1) arising under a blanket mortgage, the mortgagee holding a blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (2) arising under its land lease, the holder of the landlord’s interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. Also, a blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the Cooperative to refinance a mortgage and its consequent inability to make that final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the Cooperative to extend its term or, in the alternative, to purchase the land could lead to termination of the Cooperative’s interest in the property and termination of all proprietary leases and occupancy agreement. In either event, a foreclosure by the holder of a blanket mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by the lender that financed the purchase by an individual tenant stockholder of cooperative shares or, in the case of the mortgage loans, the collateral securing the Cooperative Loans.

The Cooperative is owned by tenant-stockholders who, through ownership of stock or shares in the corporation, receive proprietary lease or occupancy agreements that confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a Cooperative must make a monthly payment to the Cooperative representing that tenant-stockholder’s pro rata share of the Cooperative’s payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying occupancy rights are financed through a Cooperative Loan evidenced by a promissory note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related Cooperative shares. The lender generally takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender’s interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of Cooperative shares. See “—Foreclosure—Cooperative Loans” below.

Land Sale Contracts

Under an installment land sale contract for the sale of real estate (a “land sale contract“) the contract seller (hereinafter referred to as the “contract lender“) retains legal title to the property and enters into an agreement with the contract purchaser (hereinafter referred to as the “contract borrower“) for the payment of the purchase price, plus interest, over the term of the land sale contract. Only after full performance by the borrower of the contract is the contract lender obligated to convey title to the real estate to the purchaser. As with mortgage or deed of trust financing, during the effective period of the land sale contract, the contract borrower is responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

The method of enforcing the rights of the contract lender under an installment contract varies on a state-by-state basis depending on the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to its terms. The terms of land sale contracts generally provide that upon default by the contract borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated, and the buyer’s equitable interest in the property is forfeited. The contract lender in that situation does not have to foreclose to obtain title to the property, although in some cases a quiet title action is in order if the contract borrower has filed the land sale contract in local land records and an ejectment action may be necessary to recover possession.

In a few states, particularly in cases of contract borrower default during the early years of a land sale contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under land sale contracts from the harsh consequences of forfeiture. Under those statues, a judicial contract may be reinstated upon full payment of the default amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a contract borrower with significant investment in the property under a land sale contract for the sale of real estate to share the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the contract lender’s procedures for obtaining possession and clear title under a land sale contract for the sale of real estate in a particular state are simpler and less time consuming and costly than are the procedures for foreclosing and obtaining clear title to a mortgaged property.

Foreclosure

General

Foreclosure is a legal procedure that allows the mortgagee to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the mortgagor defaults in payment or performance of its obligations under the note or mortgage, the mortgagee has the right to institute foreclosure proceedings to sell the mortgaged property at public auction to satisfy the indebtedness.

Foreclosure procedures for the enforcement of a mortgage vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. There are several other foreclosure procedures available in some states that are either infrequently used or available only in some limited circumstances, such as strict foreclosure.

Judicial Foreclosure

A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender’s right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Those sales are made in accordance with procedures that vary from state to state.

Equitable Limitations on Enforceability of Certain Provisions

United States courts have traditionally imposed general equitable principles to limit the remedies available to a mortgagee in connection with foreclosure. These equitable principles are generally designed to relieve the borrower from the legal effect of mortgage defaults, to the extent that the effect is perceived as harsh or unfair. Relying on those principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative and expensive actions to determine the cause of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan.

In some cases, courts have substituted their judgment for the lender’s and have required that lenders reinstate loans or recast payment schedules to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage is not monetary, e.g., the borrower failed to maintain the mortgaged property adequately or the borrower executed a junior mortgage on the mortgaged property. The exercise by the court of its equity powers will depend on the individual circumstances of each case presented to it. Finally, some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to afford constitutional protections to the borrower.

Non-Judicial Foreclosure/Power of Sale

Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee’s sale pursuant to the power of sale granted in the deed of trust. A power of sale is typically granted in a deed of trust. It may also be contained in any other type of mortgage instrument. A power of sale allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon any default by the borrower under the terms of the mortgage note or the mortgage instrument and after notice of sale is given in accordance with the terms of the mortgage instrument, as well as applicable state law.

In some states, before the sale, the trustee under a deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without acceleration) plus the expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods are governed by state law and vary among the states. Foreclosure of a deed to secure debt is also generally accomplished by a non-judicial sale similar to that required by a deed of trust, except that the lender or its agent, rather than a trustee, is typically empowered to perform the sale in accordance with the terms of the deed to secure debt and applicable law.

Public Sale

A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of that property at the time of sale, due to, among other things, redemption rights that may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to or less than the underlying debt and accrued and unpaid interest plus the expenses of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses that may be recovered by a lender. Thereafter, subject to the borrower’s right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example, the lender will become obligated to pay taxes, obtain casualty insurance and to make those repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale of the property. Depending on market conditions, the ultimate proceeds of the sale of the property may not equal the lender’s investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Generally, state law controls the amount of foreclosure expenses and costs, including attorneys’ fees, that may be recovered by a lender.

A junior mortgagee may not foreclose on the property securing the junior mortgage unless it forecloses subject to senior mortgages and any other prior liens, in which case it may be obliged to make payments on the senior mortgages to avoid their foreclosure. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a “due-on-sale” clause contained in a senior mortgage, the junior mortgagee may be required to pay the full amount of the senior mortgage to avoid its foreclosure. Accordingly, for those mortgage loans, if any, that are junior mortgage loans, if the lender purchases the property the lender’s title will be subject to all senior mortgages, prior liens and specific governmental liens.

The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage under which the sale was conducted. Any proceeds remaining after satisfaction of senior mortgage debt are generally payable to the holders of junior mortgages and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are generally payable to the borrower. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgage or a subsequent ancillary proceeding or may require the institution of separate legal proceedings by those holders.

Rights of Redemption

The purposes of a foreclosure action are to enable the mortgagee to realize upon its security and to bar the borrower, and all persons who have an interest in the property that is subordinate to the mortgage being foreclosed, from exercise of their “equity of redemption.” The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest that is subordinate to that of the foreclosing mortgagee have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has begun, the redeeming party must pay some of the costs of that action. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be cut off and terminated.

The equity of redemption is a common-law (non-statutory) right that exists before completion of the foreclosure, is not waivable by the borrower, must be exercised before foreclosure sale and should be distinguished from the post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from a foreclosure sale or sale under a deed of trust.

Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee’s sale under a deed of trust.

Under the REMIC Provisions currently in effect, property acquired by foreclosure generally must not be held for more than three years from the close of the calendar year of its acquisition. For a series of Notes or Certificates, as applicable, for which an election is made to qualify the trust fund or a part of the trust fund as a REMIC, the Agreement will permit foreclosed property to be held for more than such three year period if the Internal Revenue Service grants an extension of time within which to sell the property or independent counsel renders an opinion to the effect that holding the property for that additional period is permissible under the REMIC Provisions.

Cooperative Loans

The Cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative’s certificate of incorporation and bylaws, as well as the proprietary lease or occupancy agreement, and may be canceled by the Cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by that tenant-stockholder, including mechanics’ liens against the cooperative apartment building incurred by that tenant-stockholder. The proprietary lease or occupancy agreement generally permit the Cooperative to terminate the lease or agreement in the event a borrower fails to make payments or defaults in the performance of covenants required under the proprietary lease or occupancy agreement. Typically, the lender and the Cooperative enter into a recognition agreement that establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

The recognition agreement generally provides that, if the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate that lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender’s lien against proceeds from the sale of the Cooperative apartment, subject, however, to the Cooperative’s right to sums due under that proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest on the Cooperative Loan.

Recognition agreements also provide that in the event of a foreclosure on a Cooperative Loan, the lender must obtain the approval or consent of the Cooperative as required by the proprietary lease before transferring the Cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

In some states, foreclosure on the Cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a “commercially reasonable” manner. Whether a foreclosure sale has been conducted in a “commercially reasonable” manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. The recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the Cooperatives to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.

In the case of foreclosure on a building that was converted from a rental building to a building owned by a Cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws that apply to tenants who elected to remain in a building so converted.

Junior Mortgages

Some of the mortgage loans may be secured by junior mortgages or deeds of trust, that are subordinate to first or other senior mortgages or deeds of trust held by other lenders. The rights of the trust fund as the holder of a junior deed of trust or a junior mortgage are subordinate in lien and in payment to those of the holder of the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive and apply hazard insurance and condemnation proceeds and, upon default of the borrower, to cause a foreclosure on the property. Upon completion of the foreclosure proceedings by the holder of the senior mortgage or the sale pursuant to the deed of trust, the junior mortgagee’s or junior beneficiary’s lien will be extinguished unless the junior lienholder satisfies the defaulted senior loan or asserts its subordinate interest in a property in foreclosure proceedings. See “—Foreclosure” above.

Furthermore, because the terms of the junior mortgage or deed of trust are subordinate to the terms of the first mortgage or deed of trust, in the event of a conflict between the terms of the first mortgage or deed of trust and the junior mortgage or deed of trust, the terms of the first mortgage or deed of trust will generally govern. Upon a failure of the borrower or trustor to perform any of its obligations, the senior mortgagee or beneficiary, subject to the terms of the senior mortgage or deed of trust, may have the right to perform the obligation itself. Generally, all sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust. To the extent a first mortgagee expends these sums, these sums will generally have priority over all sums due under the junior mortgage.

Anti-Deficiency Legislation and Other Limitations on Lenders

Statutes in some states limit the right of a beneficiary under a deed of trust or a mortgagee under a mortgage to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment would be a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender.

Some states require the lender to exhaust the security afforded under a mortgage-by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In some other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security; however, in some of these states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. In some cases, a lender will be precluded from exercising any additional rights under the note or mortgage if it has taken any prior enforcement action. Consequently, the practical effect of the election requirement, in those states permitting that election, is that lenders will usually proceed against the security first rather than bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a lender from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of a secured mortgage lender to realize upon its security. For example, numerous statutory provisions under the United States Bankruptcy Code, 11 U.S.C. Sections 101 et seq. (the “Bankruptcy Code“), may interfere with or affect the ability of the secured mortgage lender to obtain payment of a mortgage loan, to realize upon collateral and/or enforce a deficiency judgment. Under federal bankruptcy law, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of a bankruptcy petition, and often no interest or principal payments are made during the course of the bankruptcy proceeding. In a case under the Bankruptcy Code, the secured party is precluded from foreclosing without authorization from the bankruptcy court. In addition, a court with federal bankruptcy jurisdiction may permit a debtor through his or her Chapter 11 or Chapter 13 plan to cure a monetary default in respect of a mortgage loan by paying arrearages within a reasonable time period and reinstating the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no foreclosure sale had yet occurred) before the filing of the debtor’s petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the case, that affected the curing of a mortgage loan default by paying arrearages over a number of years.

If a mortgage loan is secured by property not consisting solely of the debtor’s principal residence, the Bankruptcy Code also permits that mortgage loan to be modified. These modifications may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, and reducing the lender’s security interest to the value of the property, thus leaving the lender in the position of a general unsecured-creditor for the difference between the value of the property and the outstanding balance of the mortgage loan. Some courts have permitted these modifications when the mortgage loan is secured both by the debtor’s principal residence and by personal property.

In the case of income-producing multifamily properties, federal bankruptcy law may also have the effect of interfering with or affecting the ability of the secured lender to enforce the borrower’s assignment of rents and leases related to the mortgaged property. Under Section 362 of the Bankruptcy Code, the lender will be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue could be time-consuming, with resulting delays in the lender’s receipt of the rents.

Some tax liens arising under the Code may in some circumstances provide priority over the lien of a mortgage or deed of trust. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases this liability may affect assignees of the mortgage loans.

Generally, Article 9 of the UCC governs foreclosure on Cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted Section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

Federal Bankruptcy Laws Relating to Mortgage Loans Secured by Multifamily Property

Section 365(a) of the Bankruptcy Code generally provides that a trustee or a debtor-in-possession in a bankruptcy or reorganization case under the Bankruptcy Code has the power to assume or to reject an executory contract or an unexpired lease of the debtor, in each case subject to the approval of the bankruptcy court administering the case. If the trustee or debtor-in- possession rejects an executory contract or an unexpired lease, rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of the filing of the petition. As a consequence, if the mortgagor is the other party or parties to the executory contract or unexpired lease, such as a lessor under a lease, the mortgagor would have only an unsecured claim against the debtor for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. Moreover, under Section 502(b)(6) of the Bankruptcy Code, the claim of a lessor for damages from the termination of a lease of real property will be limited to the sum of (1) the rent reserved by the lease, without acceleration, for the greater of one year or 15 percent, not to exceed three years, of the remaining term of the lease, following the earlier of the date of the filing of the petition and the date on which the lender repossessed, or the lessee surrendered, the leased property, and (2) any unpaid rent due under the lease, without acceleration, on the earlier of these dates.

Under Section 365(h) of the Bankruptcy Code, if a trustee for a lessor, or a lessor as a debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by rejection or, in the alternative, may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and any renewal or extension thereof, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.

Under Section 365(f) of the Bankruptcy Code, if a trustee assumes an executory contract or an unexpired lease of the debtor, the trustee or debtor-in-possession generally may assign the executory contract or unexpired lease, notwithstanding any provision therein or in applicable law that prohibits, restricts or conditions the assignment, provided that the trustee or debtor-in-possession provides adequate assurance of future performance by the assignee. In addition, no party to an executory contract or an unexpired lease may terminate or modify any rights or obligations under an executory contract or an unexpired lease at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the executory contract or unexpired lease or in applicable law conditioned upon the assignment of the executory contract or unexpired lease. Thus, an undetermined third party may assume the obligations of the lessee or a mortgagor under a lease in the event of commencement of a proceeding under the Bankruptcy Code with respect to the lessee or a mortgagor, as applicable.

Under Sections  363(b) and (f) of the Bankruptcy Code, a trustee for a lessor, or a lessor as debtor-in-possession, may, despite the provisions of the related mortgage loan to the contrary, sell the Mortgaged Property free and clear of all liens, which liens would then attach to the proceeds of the sale.

Environmental Considerations

A lender may be subject to unforeseen environmental risks when taking a security interest in real or personal property. Property subject to a security interest may be subject to federal, state, and local laws and regulations relating to environmental protection. These laws may regulate, among other things: emissions of air pollutants; discharges of wastewater or storm water; generation, transport, storage or disposal of hazardous waste or hazardous substances; operation, closure and removal of underground storage tanks; removal and disposal of asbestos containing materials; and/or management of electrical or other equipment containing polychlorinated biphenyls (“PCBs“). Failure to comply with these laws and regulations may result in significant penalties, including civil and criminal fines. Under the laws of some states, environmental contamination on a property may give rise to a lien on the property to ensure the availability and/or reimbursement of cleanup costs. Generally all subsequent liens on that property are subordinated to the environmentally-related lien and, in some states, even prior recorded liens are subordinated to these liens (“Superliens“). In the latter states, the security interest of the trustee in a property that is subject to a Superlien could be adversely affected.

Under the federal Comprehensive Environmental Response, Compensation and Liability Act, as amended (“CERCLA“), and under state law in some states, a secured party that takes a deed in lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, operates a mortgaged property or undertakes particular types of activities that may constitute management of the mortgaged property may become liable in some circumstances for the cleanup costs of remedial action if hazardous wastes or hazardous substances have been released or disposed of on the property. These cleanup costs may be substantial. CERCLA imposes strict, as well as joint and several, liability for environmental remediation and/or damage costs on several classes of “potentially responsible parties,” including current “owners and/or operators” of property, irrespective of whether those owners or operators caused or contributed to the contamination on the property. In addition, owners and operators of properties that generate hazardous substances that are disposed of at other “off-site” locations may be held strictly, jointly and severally liable for environmental remediation and/or damages at those off-site locations. Many states also have laws that are similar to CERCLA. Liability under CERCLA or under similar state law could exceed the value of the property itself as well as the total assets of the property owner.

Although some provisions of the Asset Conservation Act (as defined in this prospectus) apply to trusts and fiduciaries, the law is somewhat unclear as to whether and under what precise circumstances cleanup costs, or the obligation to take remedial actions, could be imposed on a secured lender, such as the trust fund. Under the laws of some states and under CERCLA, a lender may be liable as an “owner or operator” for costs of addressing releases or threatened releases of hazardous substances on a mortgaged property if that lender or its agents or employees have “participated in the management” of the operations of the borrower, even though the environmental damage or threat was caused by a prior owner or current owner or operator or other third party. Excluded from CERCLA’s definition of “owner or operator” is a person “who without participating in the management of ... [the] facility, holds indicia of ownership primarily to protect his security interest” (the “secured-creditor exemption”). This exemption for holders of a security interest such as a secured lender applies only to the extent that a lender seeks to protect its security interest in the contaminated facility or property. Thus, if a lender’s activities begin to encroach on the actual management of that facility or property, the lender faces potential liability as an “owner or operator” under CERCLA. Similarly, when a lender forecloses and takes title to a contaminated facility or property, the lender may incur potential CERCLA liability in various circumstances, including among others, when it holds the facility or property as an investment (including leasing the facility or property to a third party), fails to market the property in a timely fashion or fails to properly address environmental conditions at the property or facility.

The Resource Conservation and Recovery Act, as amended (“RCRA“), contains a similar secured-creditor exemption for those lenders who hold a security interest in a petroleum underground storage tank (“UST”) or in real estate containing a UST, or that acquire title to a petroleum UST or facility or property on which a UST is located. As under CERCLA, a lender may lose its secured-creditor exemption and be held liable under RCRA as a UST owner or operator if that lender or its employees or agents participate in the management of the UST. In addition, if the lender takes title to or possession of the UST or the real estate containing the UST, under some circumstances the secured-creditor exemption may be deemed to be unavailable.

A decision in May 1990 of the United States Court of Appeals for the Eleventh Circuit in United States v. Fleet Factors Corp. very narrowly construed CERCLA’s secured-creditor exemption. The court’s opinion suggested that a lender need not have involved itself in the day-to-day operations of the facility or participated in decisions relating to hazardous waste to be liable under CERCLA; rather, liability could attach to a lender if its involvement with the management of the facility were broad enough to support the inference that the lender had the capacity to influence the borrower’s treatment of hazardous waste. The court added that a lender’s capacity to influence these decisions could be inferred from the extent of its involvement in the facility’s financial management. A subsequent decision by the United States Court of Appeals for the Ninth Circuit in re Bergsoe Metal Corp., apparently disagreeing with, but not expressly contradicting, the Fleet Factors court, held that a secured lender had no liability absent “some actual management of the facility” on the part of the lender.

Court decisions have taken varying views of the scope of the secured-creditor exemption, leading to administrative and legislative efforts to provide guidance to lenders on the scope of activities that would trigger CERCLA and/or RCRA liability. Until recently, these efforts have failed to provide substantial guidance.

On September 28, 1996, however, Congress enacted, and on September 30, 1996, the President signed into law the Asset Conservation Lender Liability and Deposit Insurance Protection Act of 1996 (the “Asset Conservation Act“). The Asset Conservation Act was intended to clarify the scope of the secured creditor exemption under both CERCLA and RCRA. The Asset Conservation Act more explicitly defined the kinds of “participation in management” that would trigger liability under CERCLA and specified activities that would not constitute “participation in management” or otherwise result in a forfeiture of the secured-creditor exemption before foreclosure or during a workout period. The Asset Conservation Act also clarified the extent of protection against liability under CERCLA in the event of foreclosure and authorized specific regulatory clarifications of the scope of the secured-creditor exemption for purposes of RCRA, similar to the statutory protections under CERCLA. However, since the courts have not yet had the opportunity to interpret the new statutory provisions, the scope of the additional protections offered by the Asset Conservation Act is not fully defined. It also is important to note that the Asset Conservation Act does not offer complete protection to lenders and that the risk of liability remains.

If a secured lender does become liable, it may be entitled to bring an action for contribution against the owner or operator who created the environmental contamination or against some other liable party, but that person or entity may be bankrupt or otherwise judgment proof. It is therefore possible that cleanup or other environmental liability costs could become a liability of the trust fund and occasion a loss to the trust fund and to securityholders in some circumstances. The new secured creditor amendments to CERCLA, also, would not necessarily affect the potential for liability in actions by either a state or a private party under other federal or state laws that may impose liability on “owners or operators” but do not incorporate the secured creditor exemption.

Traditionally, residential mortgage lenders have not taken steps to evaluate whether hazardous wastes or hazardous substances are present with respect to any mortgaged property before the origination of the mortgage loan or before foreclosure or accepting a deed-in-lieu of foreclosure. Neither the depositor nor any servicer makes any representations or warranties or assumes any liability with respect to: environmental conditions of the Mortgaged Property; the absence, presence or effect of hazardous wastes or hazardous substances on, near or emanating from the Mortgaged Property; the impact on securityholders of any environmental condition or presence of any substance on or near the Mortgaged Property; or the compliance of any Mortgaged Property with any environmental laws. In addition, no agent, person or entity otherwise affiliated with the depositor is authorized or able to make any representation, warranty or assumption of liability relative to any Mortgaged Property.

Due-on-Sale Clauses

The mortgage loans may contain due-on-sale clauses. These clauses generally provide that the lender may accelerate the maturity of the loan if the borrower sells, transfers or conveys the related Mortgaged Property. The enforceability of due-on-sale clauses has been the subject of legislation or litigation in many states and, in some cases, the enforceability of these clauses was limited or denied. However, for some loans the Garn-St. Germain Depository Institutions Act of 1982 (the “Garn-St. Germain Act”) preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to limited exceptions. Due-on-sale clauses contained in mortgage loans originated by federal savings and loan associations of federal savings banks are fully enforceable pursuant to regulations of the United States Federal Home Loan Bank Board, as succeeded by the Office of Thrift Supervision, which preempt state law restrictions on the enforcement of those clauses. Similarly, “due-on-sale” clauses in mortgage loans made by national banks and federal credit unions are now fully enforceable pursuant to preemptive regulations of the Comptroller of the Currency and the National Credit Union Administration, respectively.

The Garn-St. Germain Act also sets forth nine specific instances in which a mortgage lender covered by the act (including federal savings and loan associations and federal savings banks) may not exercise a “due-on-sale” clause, notwithstanding the fact that a transfer of the property may have occurred. These include intra-family transfers, some transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Gam-St. Germain Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause. The inability to enforce a “due-on-sale” clause may result in a mortgage that bears an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may affect the average life of the mortgage loans and the number of mortgage loans which may extend to maturity.

Prepayment Charges and Late Fees

Some state laws restrict the imposition of prepayment charges and late fees even when the loans expressly provide for the collection of those charges.  Although the Alternative Mortgage Transaction Parity Act of 1982 (the “Parity Act”), permits the collection of prepayment charges and late fees in connection with some types of eligible loans preempting any contrary state law prohibitions, some states may not recognize the preemptive authority of the Parity Act or have formally opted out of the Parity Act.  As a result, it is possible that prepayment charges and late fees may not be collected even on loans that provide for the payment of those charges unless otherwise specified in the accompanying prospectus supplement.  The related servicer or another entity identified in the accompanying prospectus supplement will be entitled to all prepayment charges and late payment charges received on the loans and those amounts will not be available for payment on the certificates.  The Office of Thrift Supervision (“OTS”), the agency that administers the Parity Act for unregulated housing creditors, withdrew its favorable Parity Act regulations and Chief Counsel Opinions that previously authorized lenders to charge prepayment charges and late fees in certain circumstances notwithstanding contrary state law, effective with respect to loans originated on or after July 1, 2003.  However, the OTS’s ruling does not retroactively affect loans originated before July 1, 2003.

Subordinate Financing

Where a borrower encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risks, such as:

·

The borrower may have difficulty repaying multiple loans. In addition, if the junior loan permits recourse to the borrower (as junior loans often do) and the senior loan does not, a borrower may be more likely to repay sums due on the junior loan than those on the senior loan.

·

Acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened.

·

If the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 (“Title V“), provides that state usury limitations will not apply to some types of residential first mortgage loans originated by lenders after March 31, 1980. A similar federal statute was in effect for mortgage loans made during the first three months of 1980. The Office of Thrift Supervision is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

The depositor believes that a court interpreting Title V would hold that residential first mortgage loans that are originated on or after January 1, 1980, are subject to federal preemption. Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges before origination of those mortgage loans, any limitation under that state’s usury law would not apply to those mortgage loans.

In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no mortgage loan originated after the date of that state action will be eligible for inclusion in a trust fund unless (1) the mortgage loan provides for the interest rate, discount points and charges as are permitted in that state or (2) the mortgage loan provides that its terms will be construed in accordance with the laws of another state under which the interest rate, discount points and charges would not be usurious and the borrower’s counsel has rendered an opinion that the choice of law provision would be given effect.

Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thus permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

Alternative Mortgage Instruments

Alternative mortgage instruments, including adjustable rate mortgage loans and early ownership mortgage loans, originated by non-federally chartered lenders have historically been subject to a variety of restrictions. Those restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St. Germain Act (“Title VIII”). Title VIII provides that, notwithstanding any state law to the contrary, state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks; state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions; and all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mutual savings banks and mortgage-banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the Office of Thrift Supervision, with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII provides that any state may reject applicability of the provisions of Title VIII by adopting, before October 15, 1985, a law or constitutional provision expressly rejecting the applicability of those provisions. Some states have taken that action.

Servicemembers’ Civil Relief Act of 2003

Under the terms of the Servicemembers’ Civil Relief Act of 2003, as amended (the “Relief Act”), a borrower who enters military service after the origination of the borrower’s mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan) may not be charged interest (including fees and charges) above an annual rate of 6% during the period of the borrower’s active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to borrowers who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to borrowers who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans that may be affected by the Relief Act.

Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the servicer to collect full amounts of interest on some of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of Notes or Certificates, as applicable, and would not be covered by advances. These shortfalls will be covered by the credit support provided in connection with the Notes or Certificates, as applicable, only to the extent provided in the prospectus supplement. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected mortgage loan during the borrower’s period of active duty status, and, under some circumstances, during an additional three month period thereafter. Thus, if an affected mortgage loan goes into default, there may be delays and losses occasioned thereby.

Forfeitures in Drug and RICO Proceedings

Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations (“RICO”) statute can be seized by the government if the property was used in, or purchased with the proceeds of, those crimes. Under procedures contained in the Comprehensive Crime Control Act of 1984 (the “Crime Control Act”), the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties “known to have an alleged interest in the property,” including the holders of mortgage loans.

A lender may avoid forfeiture of its interest in the property if it establishes that: (1) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or (2) the lender was, at the time of execution of the mortgage, “reasonably without cause to believe” that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

Commercial, Multifamily and Mixed Use Loans

The market value of any Commercial, Multifamily or Mixed-Use Mortgaged Property obtained in foreclosure or by deed in lieu of foreclosure will be based substantially on the operating income obtained from renting the commercial or dwelling units, the sale price, the value of any alternative uses, or such other factors as are considered by the originator.  Because a default on a Commercial, Multifamily or Mixed-Use Mortgage Loan is likely to have occurred because operating income, net of expenses, is insufficient to make debt service payments on such mortgage loan, it can be anticipated that the market value of such property will be less than was anticipated when such mortgage loan was originated.  To the extent that the equity in the property does not absorb the loss in market value and such loss is not covered by other credit enhancement, a loss may be experienced.  With respect to any Multifamily Mortgaged Property consisting of an apartment building owned by a cooperative, the cooperative’s ability to meet debt service obligations on the mortgage loan, as well as all other operating expenses, will be dependent in large part on the receipt of maintenance payments from the tenant-stockholders.  Unanticipated expenditures may in some cases have to be paid by special assessments of the tenant-stockholders.  The cooperative’s ability to pay the principal balance of the mortgage loan at maturity may depend on its ability to refinance the mortgage loan.  The depositor, the seller and the master servicer will have no obligation to provide refinancing for any such mortgage.

In most states, hotel and motel room rates are considered accounts receivable under the UCC.  Room rates are generally pledged by the borrower as additional security for the loan when a mortgage loan is secured by a hotel or motel.  In general, the lender must file financing statements in order to perfect its security interest in the room rates and must file continuation statements, generally every five years, to maintain that perfection.  Mortgage loans secured by hotels or motels may be included in the trust even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse.  A lender will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room rates following a default, even if the lender’s security interest in room rates is perfected under applicable nonbankruptcy law.

In the bankruptcy setting, the lender will be stayed from enforcing its rights to collect hotel and motel room rates.  However, the room rates will constitute cash collateral and cannot be used by the bankrupt borrower without a hearing or the lender’s consent, or unless the lender’s interest in the room rates is given adequate protection.

For purposes of the foregoing, the adequate protection may include a cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the bankrupt borrower proposes to use.

Leases and Rents

Some of the Commercial, Multifamily and Mixed-Use Mortgage Loans are secured by an assignment of leases (each , a “lease“) and rents of one or more lessees (each, a “lessee“), either through a separate document of assignment or as incorporated in the mortgage.  Under such assignments, the borrower under the mortgage loan typically assigns its right, title and interest as landlord under each lease and the income derived therefrom to the lender, while retaining a license to collect the rents for so long as there is no default under the mortgage loan documentation.  The manner of perfecting the lender’s interest in rents may depend on whether the borrower’s assignment was absolute or one granted as security for the loan.  Failure to properly perfect the lender’s interest in rents may result in the loss of a substantial pool of funds that otherwise could serve as a source of repayment for the loan.  In the event the borrower defaults, the license terminates and the lender may be entitled to collect rents.  Some state laws may require that to perfect its interest in rents, the lender must take possession of the property and/or obtain judicial appointment of a receiver before becoming entitled to collect the rents.  Lenders that actually take possession of the property, however, may incur potentially substantial risks attendant to being a mortgagee in possession.  Such risks include liability for environmental clean-up costs and other risks inherent to property ownership.  In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender’s ability to collect the rents may be adversely affected.  In the event of borrower default, the amount of rent the lender is able to collect from the tenants can significantly affect the value of the lender’s security interest.

Americans with Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder (collectively, the “ADA“), owners of public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers that are structural in nature from existing places of public accommodation to the extent “readily achievable.”  In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and useable by disabled individuals.  The “readily achievable” standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person.  In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord.  Furthermore, because the “readily achievable” standard may vary depending on the financial condition of the owner or landlord, a foreclosing secured party who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Certain Legal Aspects of the Contracts

The following discussion contains summaries, which are general in nature, of certain legal matters relating to the contracts. Because these legal aspects are governed primarily by applicable state law, which laws may differ substantially, the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the contracts is situated. The summaries are qualified in their entirety by reference to the appropriate laws of the states in which contracts may be originated.

General

As a result of the assignment of the contracts to the trustee, the trustee will succeed collectively to all of the rights including the right to receive payment on the contracts, of the obligee under the contracts. Each contract evidences both

(a)

the obligation of the borrower to repay the loan evidenced thereby, and

(b)

the grant of a security interest in the manufactured home to secure repayment of the loan. Aspects of both features of the contracts are described more fully below.

The contracts generally are “chattel paper” as defined in the UCC in effect in the states in which the manufactured homes initially were registered. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the agreement, the servicer will transfer physical possession of the contracts to the trustee. In addition, the servicer will make an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the trustee’s ownership of the contracts. The contracts will be stamped or marked otherwise to reflect their assignment from the depositor to the trustee only if provided in the prospectus supplement. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of the assignment, the trustee’s interest in contracts could be defeated.

Security Interests in the Manufactured Homes

The manufactured homes securing the contracts may be located in all 50 states, Security interests in manufactured homes may be perfected either by notation of the secured party’s lien on the certificate of title or by delivery of the required documents and payment of a fee to the state motor vehicle authority, depending on state law. In some nontitle states, perfection pursuant to the provisions of the UCC is required. The asset seller may effect that notation or delivery of the required documents and fees, and obtain possession of the certificate of title, as appropriate under the laws of the state in which any manufactured home securing a manufactured housing conditional sales contract is registered. In the event the asset seller fails, due to clerical error, to effect that notation or delivery, or files the security interest under the wrong law, the asset seller may not have a first priority security interest in the manufactured home securing a contract. As manufactured homes have become larger and often have been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes, under some circumstances, may become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law.

To perfect a security interest in a manufactured home under real estate laws, the holder of the security interest must file either a fixture filing under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the home is located. Substantially all of the contracts contain provisions prohibiting the borrower from permanently attaching the manufactured home to its site. So long as the borrower does not violate this agreement, a security interest in the manufactured home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the manufactured home. If, however, a manufactured home is permanently attached to its site, other parties could obtain an interest in the manufactured home that is prior to the security interest originally retained by the asset seller and transferred to the depositor. For a series of securities and if so described in the prospectus supplement, the servicer may be required to perfect a security interest in the manufactured home under applicable real estate laws. The warranting party will represent that as of the date of the sale to the depositor it has obtained a perfected first priority security interest by proper notation or delivery of the required documents and fees for substantially all of the manufactured homes securing the contracts.

The depositor will cause the security interests in the manufactured homes to be assigned to the trustee on behalf of the securityholders. The depositor or the trustee will amend the certificates of title, or file UCC-3 statements, to identify the trustee as the new secured party, and will deliver the certificates of title to the trustee or note thereon the interest of the trustee only if specified in the prospectus supplement. Accordingly, the asset seller, or other originator of the contracts, will continue to be named as the secured party on the certificates of title relating to the manufactured homes. In some states, that assignment is an effective conveyance of the security interest without amendment of any lien noted on the related certificate of title and the new secured party succeeds to servicer’s rights as the secured party. However, in some states, in the absence of an amendment to the certificate of title and the new secured party succeeds to servicer’s rights as the secured party. However, in some states, in the absence of an amendment to the certificate of title, or the filing of a UCC-3 statement, the assignment of the security interest in the manufactured home may not be held effective or the security interest in the manufactured home may not be held effective or the security interests may not be perfected and in the absence of that notation or delivery to the trustee, the assignment of the security interest in the manufactured home may not be effective against creditors of the asset seller, or any other originator of the contracts, or a trustee in bankruptcy of the asset seller, or any other originator.

In the absence of fraud, forgery or permanent affixation of the manufactured home to its site by the manufactured home owner, or administrative error by state recording officials, the notation of the lien of the asset seller, or other originator of the Contracts, on the certificate of title or delivery of the required documents and fees will be sufficient to protect the securityholders against the rights or subsequent purchasers of a manufactured home or subsequent lenders who take a security interest in the manufactured home. If there are any manufactured homes as to which the security interest assigned to the trustee is not perfected, that security interest would be subordinate to, among others, subsequent purchasers for value of manufactured homes and holders of perfected security interests. There also exists a risk in not identifying the trustee as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the trustee could be released.

If the owner of a manufactured home moves it to a state other than the state in which the manufactured home initially is registered, under the laws of most states the perfected security interest in the manufactured home would continue for four months after the relocation and thereafter only if and after the owner re-registers the manufactured home in that state. If the owner were to relocate a manufactured home to another state and not re-register the manufactured home in that state, and if steps are not taken to re-perfect the trustee’s security interest in that state, the security interest in the manufactured home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a manufactured home; accordingly, the servicer must surrender possession if it holds the certificate of title to the manufactured home or, in the case of manufactured homes registered in states that provide for notation of lien, the asset seller, or other originator, would receive notice of surrender if the security interest in the manufactured home is noted on the certificate of title. Accordingly, the trustee would have the opportunity to re-perfect its security interest in the manufactured home in the state of relocation. In states that do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection. In the ordinary course of servicing the manufactured housing contracts, the servicer takes steps to effect re-perfection upon receipt of notice of re-registration or information from the borrower as to relocation.

Similarly, when a borrower under a manufactured housing contract sells a manufactured home, the servicer must surrender possession of the certificate of title or, if it is noted as lienholder on the certificate of title, will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related manufactured housing conditional sales contract before release of the lien. Under the Agreement, the servicer is obligated to take those steps, at the servicer’s expense, as are necessary to maintain perfection of security interests in the manufactured homes.

Under the laws of most states, liens for repairs performed on a manufactured home and liens for personal property taxes take priority even over a perfected security interest. The warranting party will represent in the agreement that it has no knowledge of any of these liens for any manufactured home securing payment on any contract. However, these liens could arise at any time during the term of a contract. No notice will be given to the trustee or securityholders if a lien arises.

Enforcement of Security Interests in the Manufactured Homes

The servicer on behalf of the trustee, to the extent required by the related agreement, may take action to enforce the trustee’s security interest with respect to contracts in default by repossession and resale of the manufactured homes securing those defaulted contracts. So long as the manufactured home has not become subject to the real estate law, a creditor can repossess a manufactured home securing a contract by voluntary surrender, by “self-help” repossession that is “peaceful” or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a contract must give the debtor a number of days’ notice, which varies from 10 to 30 days depending on that state, before beginning any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting that sale. The law in most states also requires that the debtor be given notice of any sale before resale of the unit so that the debtor may redeem at or before that resale. In the event of repossession and resale of a manufactured home, the trustee would be entitled to be paid out of the sale proceeds before the proceeds could be applied to the payment of the claims of unsecured creditors or the holders of subsequently perfected security interests or, thereafter, to the debtor.

Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the manufactured home securing the debtor’s loan. However, some states impose prohibitions or limitations on deficiency judgments, and in many cases the defaulting borrower would have no assets with which to pay a judgment.

Other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

Servicemembers’ Civil Relief Act of 2003

The terms of the Relief Act apply to a borrower on a Contract as described for a borrower on a mortgage loan under “Certain Legal Aspects of Mortgage Loans— Servicemembers’ Civil Relief Act of 2003.”

Consumer Protection Laws

The so-called Holder-in-Due-Course rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract that is the seller of goods which gave rise to the transaction, and some related lenders and assignees, to transfer the contract free of notice of claims by the debtor thereunder. The effect of this rule is to subject the assignee of the contract to all claims and defenses that the debtor could assert against the seller of goods. Liability under this rule is limited to amounts paid under a contract; however, the borrower also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the trustee against the borrower. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the contracts, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related contract.

Transfers of Manufactured Homes; Enforceability of “Due-on-Sale” Clauses

The contracts, in general, prohibit the sale or transfer of the related manufactured homes without the consent of the servicer and permit the acceleration of the maturity of the contracts by the servicer upon any sale or transfer that is not consented to. Generally, it is expected that the servicer will permit most transfers of manufactured homes and not accelerate the maturity of the related contracts. In some cases, the transfer may be made by a delinquent borrower to avoid a repossession proceeding for a manufactured home.

In the case of a transfer of a manufactured home after which the servicer desires to accelerate the maturity of the related contract, the servicer’s ability to do so will depend on the enforceability under state law of the due-on-sale clauses applicable to the manufactured homes. Consequently, in some states the servicer may be prohibited from enforcing a due-on-sale clause in respect of some manufactured homes.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, as amended (Title V), provides that, subject to the following conditions, state usury limitations will not apply to any loan that is secured by a first lien on certain kinds of manufactured housing.

The contracts would be covered if they satisfy certain conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period before instituting any action leading to repossession of or foreclosure on the related unit.

Title V authorized any state to re-impose limitations on interest rates and finance charges by adopting before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. Fifteen states adopted a similar law before the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V. The related asset seller will represent that all of the contracts comply with applicable usury law.

Material Federal Income Tax Considerations

The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the certificates and notes offered under this prospectus. This discussion is directed solely to securityholders that hold the securities as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”), and does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, such as banks, insurance companies and foreign investors, some of which may be subject to special rules. Further, the authorities on which this discussion, and the opinions referred to herein are based are subject to change or differing interpretations, which could apply retroactively. Taxpayers and preparers of tax returns, including those filed by any REMIC, Grantor Trust Fund or other issuer, should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice:

·

is given for events that have occurred at the time the advice is rendered and is not given for the consequences of contemplated actions, and

·

is directly relevant to the determination of an entry on a tax return.

Accordingly, taxpayers are encouraged to consult their own tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed in this prospectus. In addition to the federal income tax consequences described in this prospectus, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of the securities. See “State and Other Tax Consequences.” Securityholders are advised to consult their own tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of the certificates offered under this prospectus.

The following discussion addresses securities of three general types:

·

REMIC certificates representing interests in a trust that the Trustee will elect to have treated as a “real estate mortgage investment conduit,” or REMIC, under Sections 860A through 860G of the Code, or the REMIC Provisions,

·

notes representing indebtedness of the issuer for federal income tax purposes, and

·

grantor trust certificates, representing interests in a trust, or a portion of the assets of that trust, as to which no REMIC election will be made.

The prospectus supplement for each series of securities will indicate which of the foregoing treatments will apply to that series.

REMICs

The following discussion addresses REMIC certificates representing interests in a trust, or a portion thereof, which the master servicer or certificate administrator, as applicable, will covenant to elect to have treated as a REMIC under Sections 860A through 860G, or REMIC Provisions, of the Code. The prospectus supplement for each series of certificates will indicate whether a REMIC election or elections will be made for the related trust and, if that election is to be made, will identify all “regular interests” and “residual interests” in the REMIC. If a REMIC election will not be made for a trust, the federal income consequences of the purchase, ownership and disposition of the related certificates will be described in the related prospectus supplement. For purposes of this tax discussion, references to a “certificateholder” or a “holder” are to the beneficial owner of a certificate.

The following discussion is based in part upon the rules governing original issue discount that are set forth in Sections 1271 through 1273 of the Code and in the Treasury regulations issued thereunder, or the OID regulations, and in part upon the REMIC Provisions and the Treasury regulations issued thereunder, or the REMIC regulations. The OID regulations, which are effective with respect to debt instruments issued on or after April 4, 1994, do not adequately address some issues relevant to, and in some instances provide that they are not applicable to, securities like the certificates.

Classification of REMICs

Upon the issuance of each series of REMIC certificates, Thacher Proffitt & Wood llp and McKee Nelson llp, counsel to the depositor, will deliver their opinion to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement, the related trust, or each applicable portion of the trust, will qualify as a REMIC and the REMIC certificates offered with respect thereto will be considered to evidence ownership of “regular interests,” or REMIC regular certificates or “residual interests,” or REMIC residual certificates in that REMIC within the meaning of the REMIC Provisions.

If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for that status during any taxable year, the Code provides that the entity will not be treated as a REMIC for that year and thereafter. In that event, the entity may be taxable as a separate corporation under Treasury regulations, and the related REMIC certificates may not be accorded the status or given the tax treatment described in this prospectus under “Material Federal Income Tax Consequences”. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no regulations have been issued. Any relief, moreover, may be accompanied by sanctions, including the imposition of a corporate tax on all or a portion of the trust’s income for the period in which the requirements for that status are not satisfied. The pooling and servicing agreement with respect to each REMIC will include provisions designed to maintain the trust’s status as a REMIC under the REMIC Provisions. It is not anticipated that the status of any trust as a REMIC will be terminated.

Characterization of Investments in REMIC Certificates

In general, the REMIC certificates will be “real estate assets” within the meaning of Section 856(c)(4)(A) of the Code and assets described in Section 7701(a)(19)(C) of the Code in the same proportion that the assets of the REMIC underlying the certificates would be so treated. Moreover, if 95% or more of the assets of the REMIC qualify for any of the foregoing treatments at all times during a calendar year, the REMIC certificates will qualify for the corresponding status in their entirety for that calendar year. Interest, including original issue discount, on the REMIC regular certificates and income allocated to the class of REMIC residual certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that those certificates are treated as “real estate assets” within the meaning of Section 856(c)(4)(A) of the Code. In addition, the REMIC regular certificates will be “qualified mortgages” within the meaning of Section 860G(a)(3)(C) of the Code if transferred to another REMIC on its startup day in exchange for regular or residual interests in that REMIC. The determination as to the percentage of the REMIC’s assets that constitute assets described in the foregoing sections of the Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during that calendar quarter. The master servicer will report those determinations to certificateholders in the manner and at the times required by applicable Treasury regulations.

The assets of the REMIC will include, in addition to mortgage loans, payments on mortgage loans held pending distribution on the REMIC certificates and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the mortgage loans, or whether those assets, to the extent not invested in assets described in the foregoing sections, otherwise would receive the same treatment as the mortgage loans for purposes of all of the foregoing sections. In addition, in some instances mortgage loans, including additional collateral loans or pledged asset mortgage loans, may not be treated entirely as assets described in the foregoing sections. If the assets of a REMIC include additional collateral loans or pledged asset mortgage loans, the non-real property collateral, while itself not an asset of the REMIC, could cause the mortgage loans not to qualify for one or more of those characterizations. If so, the related prospectus supplement will describe the mortgage loans, including additional collateral loans or pledged asset mortgage loans, that may not be so treated. The REMIC regulations do provide, however, that payments on mortgage loans held pending distribution are considered part of the mortgage loans for purposes of Section 856(c)(4)(A) of the Code. Furthermore, foreclosure property will qualify as “real estate assets” under Section 856(c)(4)(A) of the Code.

Tiered REMIC Structures

For some series of REMIC certificates, two or more separate elections may be made to treat designated portions of the related trust as REMICs, or tiered REMICs, for federal income tax purposes. Upon the issuance of this type of series of REMIC certificates, Thacher Proffitt & Wood and McKee Nelson llp, counsel to the depositor, will deliver their opinion to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement, the tiered REMICs will each qualify as a REMIC and the REMIC certificates issued by the tiered REMICs, respectively, will be considered to evidence ownership of REMIC regular certificates or REMIC residual certificates in the related REMIC within the meaning of the REMIC Provisions.

Solely for purposes of determining whether the REMIC certificates will be “real estate assets” within the meaning of Section 856(c)(4)(A) of the Code, and “loans secured by an interest in real property” under Section 7701(a)(19)(C) of the Code, and whether the income on the certificates is interest described in Section 856(c)(3)(B) of the Code, the tiered REMICs will be treated as one REMIC.

Taxation of Owners of REMIC Regular Certificates

General

Except as otherwise stated in this discussion, REMIC regular certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC regular certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC regular certificates under an accrual method.

Original Issue Discount

Some REMIC regular certificates may be issued with “original issue discount” within the meaning of Section 1273(a) of the Code. Any holders of REMIC regular certificates issued with original issue discount generally will be required to include original issue discount in income as it accrues, in accordance with the method described below, in advance of the receipt of the cash attributable to that income. In addition, Section 1272(a)(6) of the Code provides special rules applicable to REMIC regular certificates and certain other debt instruments issued with original issue discount. Regulations have not been issued under that section.

The Internal Revenue Code requires that a prepayment assumption be used with respect to mortgage loans held by a REMIC in computing the accrual of original issue discount on REMIC regular certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of the discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued. The conference committee report accompanying the Tax Reform Act of 1986 (the “Committee Report”) indicates that the regulations will provide that the prepayment assumption used with respect to a REMIC regular certificate must be the same as that used in pricing the initial offering of the REMIC regular certificate. The prepayment assumption used by the master servicer or securities administrator, as applicable, in reporting original issue discount for each series of REMIC regular certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, neither the depositor, the master servicer nor the certificate administrator will make any representation that the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or at any other rate.

The original issue discount, if any, on a REMIC regular certificate will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of REMIC regular certificates will be the first cash price at which a substantial amount of REMIC regular certificates of that class is sold, excluding sales to bond houses, brokers and underwriters. If less than a substantial amount of a particular class of REMIC regular certificates is sold for cash on or prior to the date of their initial issuance, or the closing date, the issue price for that class will be treated as the fair market value of the class on the closing date. Under the OID regulations, the stated redemption price of a REMIC regular certificate is equal to the total of all payments to be made on that certificate other than “qualified stated interest.” Qualified stated interest includes interest that is unconditionally payable at least annually at a single fixed rate, or in the case of a variable rate debt instrument, at a “qualified floating rate,” an “objective rate,” a combination of a single fixed rate and one or more “qualified floating rates” or one “qualified inverse floating rate,” or a combination of “qualified floating rates” that generally does not operate in a manner that accelerates or defers interest payments on a REMIC regular certificate.

In the case of REMIC regular certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion of the original issue discount will vary according to the characteristics of the REMIC regular certificates. If the original issue discount rules apply to the certificates, the related prospectus supplement will describe the manner in which the rules will be applied by the master servicer or certificate administrator, as applicable, with respect to those certificates in preparing information returns to the certificateholders and the Internal Revenue Service, or IRS.

Some classes of the REMIC regular certificates may provide for the first interest payment with respect to their certificates to be made more than one month after the date of issuance, a period which is longer than the subsequent monthly intervals between interest payments. Assuming the “accrual period” for original issue discount is each monthly period that ends on a distribution date, in some cases, as a consequence of this “long first accrual period,” some or all interest payments may be required to be included in the stated redemption price of the REMIC regular certificate and accounted for as original issue discount. Because interest on REMIC regular certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC regular certificates.

In addition, if the accrued interest to be paid on the first distribution date is computed with respect to a period that begins prior to the closing date, a portion of the purchase price paid for a REMIC regular certificate will reflect the accrued interest. In these cases, information returns to the certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued with respect to periods prior to the closing date is treated as part of the overall cost of the REMIC regular certificate, and not as a separate asset the cost of which is recovered entirely out of interest received on the next distribution date, and that portion of the interest paid on the first distribution date in excess of interest accrued for a number of days corresponding to the number of days from the closing date to the first distribution date should be included in the stated redemption price of the REMIC regular certificate. However, the OID regulations state that all or some portion of the accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first distribution date. It is unclear how an election to do so would be made under the OID regulations and whether that election could be made unilaterally by a certificateholder.

Notwithstanding the general definition of original issue discount, original issue discount on a REMIC regular certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the REMIC regular certificate multiplied by its weighted average maturity. For this purpose, the weighted average maturity of the REMIC regular certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the REMIC regular certificate, by multiplying (i) the number of complete years, rounding down for partial years, from the issue date until the payment is expected to be made, presumably taking into account the prepayment assumption, by (ii) a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of the REMIC regular certificate. Under the OID regulations, original issue discount of only a de minimis amount, other than de minimis original issue discount attributable to a so-called “teaser” interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of the total remaining amount of the de minimis original issue discount and a fraction, the numerator of which is the amount of the principal payment and the denominator of which is the outstanding stated principal amount of the REMIC regular certificate. The OID regulations also would permit a certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See “Taxation of Owners or REMIC Regular Certificates—Market Discount” for a description of that election under the OID regulations.

If original issue discount on a REMIC regular certificate is in excess of a de minimis amount, the holder of the certificate must include in ordinary gross income the sum of the “daily portions” of original issue discount for each day during its taxable year on which it held the REMIC regular certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC regular certificate, the daily portions of original issue discount will be determined as follows.

As to each “accrual period,” that is, unless otherwise stated in the related prospectus supplement, each period that ends on a date that corresponds to a distribution date and begins on the first day following the immediately preceding accrual period, or in the case of the first accrual period, begins on the closing date, a calculation will be made of the portion of the original issue discount that accrued during that accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of (i) the sum of (A) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC regular certificate, if any, in future periods and (B) the distributions made on the REMIC regular certificate during the accrual period of amounts included in the stated redemption price, over (ii) the adjusted issue price of the REMIC regular certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated (1) assuming that distributions on the REMIC regular certificate will be received in future periods based on the mortgage loans being prepaid at a rate equal to the prepayment assumption and (2) using a discount rate equal to the original yield to maturity of the certificate. For these purposes, the original yield to maturity of the certificate will be calculated based on its issue price and assuming that distributions on the certificate will be made in all accrual periods based on the mortgage loans being prepaid at a rate equal to the prepayment assumption. The adjusted issue price of a REMIC regular certificate at the beginning of any accrual period will equal the issue price of the certificate, increased by the aggregate amount of original issue discount that accrued with respect to that certificate in prior accrual periods, and reduced by the amount of any distributions made on that REMIC regular certificate in prior accrual periods of amounts included in its stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

The OID regulations suggest that original issue discount with respect to securities that represent multiple uncertificated REMIC regular interests, in which ownership interests will be issued simultaneously to the same buyer and which may be required under the related pooling and servicing agreement to be transferred together, should be computed on an aggregate method. In the absence of further guidance from the IRS, original issue discount with respect to securities that represent the ownership of multiple uncertificated REMIC regular interests will be reported to the IRS and the certificateholders on an aggregate method based on a single overall constant yield and the prepayment assumption stated in the related prospectus supplement, treating all uncertificated regular interests as a single debt instrument as set forth in the OID regulations, so long as the pooling and servicing agreement requires that the uncertificated regular interests be transferred together.

A subsequent purchaser of a REMIC regular certificate that purchases the certificate at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount with respect to that certificate. However, each daily portion will be reduced, if the cost is in excess of its “adjusted issue price,” in proportion to the ratio that excess bears to the aggregate original issue discount remaining to be accrued on the REMIC regular certificate. The adjusted issue price of a REMIC regular certificate on any given day equals (i) the adjusted issue price or, in the case of the first accrual period, the issue price, of the certificate at the beginning of the accrual period which includes that day, plus (ii) the daily portions of original issue discount for all days during the accrual period prior to that day minus (iii) any payments other than qualified stated interest made during the accrual period prior to that day with respect to the certificate.

Market Discount

A certificateholder that purchases a REMIC regular certificate at a market discount, that is, in the case of a REMIC regular certificate issued without original issue discount, at a purchase price less than its remaining stated principal amount, or in the case of a REMIC regular certificate issued with original issue discount, at a purchase price less than its adjusted issue price will recognize income upon receipt of each distribution representing stated redemption price. In particular, under Section 1276 of the Code such a certificateholder generally will be required to allocate the portion of each distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent.

A certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, the election will apply to all market discount bonds acquired by the certificateholder on or after the first day of the first taxable year to which the election applies. In addition, the OID regulations permit a certificateholder to elect to accrue all interest, discount, including de minimis market or original issue discount, and premium in income as interest, based on a constant yield method. If the election were made with respect to a REMIC regular certificate with market discount, the certificateholder would be deemed to have made an election to include currently market discount in income with respect to all other debt instruments having market discount that the certificateholder acquires during the taxable year of the election or thereafter. Similarly, a certificateholder that made this election for a certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the certificateholder owns or acquires. See “Taxation of Owners of REMIC Regular Certificates—Premium.” Each of these elections to accrue interest, discount and premium with respect to a certificate on a constant yield method or as interest may not be revoked without the consent of the IRS.

However, market discount with respect to a REMIC regular certificate will be considered to be de minimis for purposes of Section 1276 of the Code if the market discount is less than 0.25% of the remaining stated redemption price of the REMIC regular certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See “Taxation of Owners of REMIC Regular Certificates—Original Issue Discount.” This treatment may result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. The Committee Report indicates that in each accrual period market discount on REMIC regular certificates should accrue, at the certificateholder’s option:

·

on the basis of a constant yield method,

·

in the case of a REMIC regular certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the REMIC regular certificate as of the beginning of the accrual period, or

·

in the case of a REMIC regular certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the REMIC regular certificate at the beginning of the accrual period.

Moreover, the prepayment assumption used in calculating the accrual of original issue discount is to be used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect those regulations might have on the tax treatment of a REMIC regular certificate purchased at a discount in the secondary market.

To the extent that REMIC regular certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC regular certificate generally will be required to treat a portion of any gain on the sale or exchange of that certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

In addition, under Section 1277 of the Code, a holder of a REMIC regular certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC regular certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any deferred interest expense would not exceed the market discount that accrues during that taxable year and is, in general, allowed as a deduction not later than the year in which the market discount is includible in income. If the holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by that holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

Premium

A REMIC regular certificate purchased at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of a REMIC regular certificate may elect under Section 171 of the Code to amortize that premium under the constant yield method over the life of the certificate. If made, this election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related REMIC regular certificate, rather than as a separate interest deduction. The OID regulations also permit certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the certificateholder as having made the election to amortize premium generally. See “Taxation of Owners of REMIC Regular Certificates—Market Discount.” The conference committee report states that the same rules that apply to accrual of market discount, which rules will require use of a prepayment assumption in accruing market discount with respect to REMIC regular certificates without regard to whether those certificates have original issue discount, will also apply in amortizing bond premium under Section 171 of the Code.  It is possible that the use of the assumption that there will be no prepayments may be required in calculating the amortization of premium.

Realized Losses

Under Section 166 of the Code, both corporate holders of the REMIC regular certificates and noncorporate holders of the REMIC regular certificates that acquire those certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their certificates become wholly or partially worthless as the result of one or more realized losses on the mortgage loans. However, it appears that a noncorporate holder that does not acquire a REMIC regular certificate in connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Code until the holder’s certificate becomes wholly worthless—until its outstanding principal balance has been reduced to zero—and that the loss will be characterized as a short-term capital loss.

Each holder of a REMIC regular certificate will be required to accrue interest and original issue discount with respect to that certificate, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the mortgage loans or the underlying certificates until it can be established that any reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a REMIC regular certificate could exceed the amount of economic income actually realized by the holder in that period. Although the holder of a REMIC regular certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that, as the result of a realized loss, ultimately will not be realized, the law is unclear with respect to the timing and character of the loss or reduction in income.

Taxation of Owners of REMIC Residual Certificates

General

As residual interests, the REMIC residual certificates will be subject to tax rules that differ significantly from those that would apply if the REMIC residual certificates were treated for federal income tax purposes as direct ownership interests in the mortgage loans or as debt instruments issued by the REMIC.

A holder of a REMIC residual certificate generally will be required to report its daily portion of the taxable income or, in accordance with the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that the holder owned the REMIC residual certificate. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a “30 days per month/90 days per quarter/360 days per year” convention unless otherwise disclosed in the related prospectus supplement. The daily amounts will then be allocated among the REMIC residual certificateholders in proportion to their respective ownership interests on that day. Any amount included in the gross income or allowed as a loss of any REMIC residual certificateholder by virtue of this allocation will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described in this prospectus in “—Taxable Income of the REMIC” and will be taxable to the REMIC residual certificateholders without regard to the timing or amount of cash distributions by the REMIC. Ordinary income derived from REMIC residual certificates will be “portfolio income” for purposes of the taxation of taxpayers in accordance with limitations under Section 469 of the Code on the deductibility of “passive losses.”

A holder of a REMIC residual certificate that purchased the certificate from a prior holder of that certificate also will be required to report on its federal income tax return amounts representing its daily portion of the taxable income or net loss of the REMIC for each day that it holds the REMIC residual certificate. These daily portions generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that modifications of the general rules may be made, by regulations, legislation or otherwise, to reduce, or increase, the income or loss of a REMIC residual certificateholder that purchased the REMIC residual certificate from a prior holder of such certificate at a price greater than, or less than, the adjusted basis, as defined below, that REMIC residual certificate would have had in the hands of an original holder of that certificate. The REMIC regulations, however, do not provide for any such modifications.

Any payments received by a REMIC residual certificateholder in connection with the acquisition of that REMIC residual certificate will be taken into account in determining the income of the holder for federal income tax purposes. Although it appears likely that any payment would be includible in income immediately upon its receipt, the IRS might assert that the payment should be included in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of these payments, holders of REMIC residual certificates are encouraged to consult their tax advisors concerning the treatment of these payments for income tax purposes.

The amount of income REMIC residual certificateholders will be required to report, or the tax liability associated with that income, may exceed the amount of cash distributions received from the REMIC for the corresponding period. Consequently, REMIC residual certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC residual certificates or unrelated deductions against which income may be offset, subject to the rules relating to “excess inclusions” and “noneconomic” residual interests discussed below. The fact that the tax liability associated with the income allocated to REMIC residual certificateholders may exceed the cash distributions received by the REMIC residual certificateholders for the corresponding period may significantly adversely affect the REMIC residual certificateholders after-tax rate of return.

Taxable Income of the REMIC

The taxable income of the REMIC will equal the income from the mortgage loans and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of realized losses to REMIC regular certificates, less the deductions allowed to the REMIC for interest, including original issue discount and reduced by the amortization of any premium received on issuance, on the REMIC regular certificates, and any other class of REMIC certificates constituting “regular interests” in the REMIC not offered hereby, amortization of any premium on the mortgage loans, bad debt deductions with respect to the mortgage loans and, except as described below, for servicing, administrative and other expenses.

For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to their fair market value immediately after their transfer to the REMIC. For this purpose, the master servicer intends to treat the fair market value of the mortgage loans as being equal to the aggregate issue prices of the REMIC regular certificates and REMIC residual certificates. The aggregate basis will be allocated among the mortgage loans collectively and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC certificates offered by this prospectus will be determined in the manner described above under “—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount.” Accordingly, if one or more classes of REMIC certificates are retained initially rather than sold, the master servicer may be required to estimate the fair market value of those interests in order to determine the basis of the REMIC in the mortgage loans and other property held by the REMIC.

Subject to the possible application of the de minimis rules, the method of accrual by the REMIC of original issue discount income and market discount income with respect to mortgage loans that it holds will be equivalent to the method of accruing original issue discount income for REMIC regular certificateholders—under the constant yield method taking into account the prepayment assumption. However, a REMIC that acquires loans at a market discount must include the discount in income currently, as it accrues, on a constant interest basis. See “—Taxation of Owners of REMIC Regular Certificates” above, which describes a method of accruing discount income that is analogous to that required to be used by a REMIC as to mortgage loans with market discount that it holds.

A mortgage loan will be deemed to have been acquired with discount or premium to the extent that the REMIC’s basis in the mortgage loan, determined as described in the preceding paragraph, is less than or greater than its stated redemption price. Any discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to that income, under a method similar to the method described above for accruing original issue discount on the REMIC regular certificates. It is anticipated that each REMIC will elect under Section 171 of the Code to amortize any premium on the mortgage loans. Premium on any mortgage loan to which the election applies may be amortized under a constant yield method, presumably taking into account a prepayment assumption.

A REMIC will be allowed deductions for interest, including original issue discount, on the REMIC regular certificates, including any other class of REMIC certificates constituting “regular interests” in the REMIC not offered by this prospectus, equal to the deductions that would be allowed if the REMIC regular certificates, including any other class of REMIC certificates constituting “regular interests” in the REMIC not offered by this prospectus, were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under “—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount,” except that the de minimis rule and the adjustments for subsequent holders of REMIC regular certificates, including any other class of certificates constituting “regular interests” in the REMIC not offered by this prospectus, described therein will not apply.

If a class of REMIC regular certificates is issued at an issue premium, the net amount of interest deductions that are allowed the REMIC in each taxable year with respect to the REMIC regular certificates of that class will be reduced by an amount equal to the portion of the issue premium that is considered to be amortized or repaid in that year. Although the matter is not entirely certain, it is likely that issue premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under “—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount.”

As a general rule, the taxable income of the REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See “—Prohibited Transactions and Other Possible REMIC Taxes” below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code, which allows those deductions only to the extent they exceed in the aggregate two percent of the taxpayer’s adjusted gross income, will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All of these expenses will be allocated as a separate item to the holders of REMIC residual certificates, subject to the limitation of Section 67 of the Code. See “—Possible Pass-Through of Miscellaneous Itemized Deductions.” If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter.

Basis Rules, Net Losses and Distributions

The adjusted basis of a REMIC residual certificate will be equal to the amount paid for that REMIC residual certificate, increased by amounts included in the income of the related certificateholder and decreased, but not below zero, by distributions made, and by net losses allocated, to the related certificateholder.

A REMIC residual certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent the net loss exceeds the REMIC residual certificateholder’s adjusted basis in its REMIC residual certificate as of the close of that calendar quarter, determined without regard to the net loss. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, in accordance with the same limitation, may be used only to offset income from the REMIC residual certificate. The ability of REMIC residual certificateholders to deduct net losses in accordance with additional limitations under the Code, as to which the certificateholders are encouraged to consult their tax advisors.

Any distribution on a REMIC residual certificate will be treated as a non-taxable return of capital to the extent it does not exceed the holder’s adjusted basis in the REMIC residual certificate. To the extent a distribution on a REMIC residual certificate exceeds the adjusted basis, it will be treated as gain from the sale of the REMIC residual certificate. A holder of a REMIC residual certificates may be entitled to distributions early in the term of the related REMIC under circumstances in which its basis in the REMIC residual certificate will not be sufficiently large that distributions will be treated as nontaxable returns of capital. A holder’s basis in the REMIC residual certificate will initially equal the amount paid for the REMIC residual certificate and will be increased by its allocable shares of taxable income of the trust. However, a holder’s basis increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which the REMIC taxable income is allocated to the REMIC residual certificateholder. To the extent the REMIC residual certificateholder’s initial basis is less than the distributions to the REMIC residual certificateholder, and increases in the initial bases either occur after distributions or, together with their initial bases, are less than the amount of the distributions, gain will be recognized to the REMIC residual certificateholder on those distributions and will be treated as gain from the sale of its REMIC residual certificate.

The effect of these rules is that a certificateholder may not amortize its basis in a REMIC residual certificate, but may only recover its basis through distributions, through the deduction of its share of any net losses of the REMIC or upon the sale of its REMIC residual certificate. See “—Sales of REMIC Certificates.” For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC residual certificate other than an original holder in order to reflect any difference between the cost of the REMIC residual certificate to its holder and the adjusted basis the REMIC residual certificate would have had in the hands of the original holder, see “Taxation of REMIC Regular Certificates—General.”

Excess Inclusions

Any “excess inclusions” with respect to a REMIC residual certificate will be subject to federal income tax in all events. In general, the “excess inclusions” with respect to a REMIC residual certificate for any calendar quarter will be the excess, if any, of (i) the sum of the daily portions of REMIC taxable income allocable to the REMIC residual certificate over (ii) the sum of the “daily accruals”, as defined below, for each day during that quarter that the REMIC residual certificate was held by the REMIC residual certificateholder. The daily accruals of a REMIC residual certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the “adjusted issue price” of the REMIC residual certificate at the beginning of the calendar quarter and 120% of the “long-term Federal rate” in effect on the closing date. For this purpose, the adjusted issue price of a REMIC residual certificate as of the beginning of any calendar quarter will be equal to the issue price of the REMIC residual certificate, increased by the sum of the daily accruals for all prior quarters and decreased, but not below zero, by any distributions made with respect to the REMIC residual certificate before the beginning of that quarter. The issue price of a REMIC residual certificate is the initial offering price to the public, excluding bond houses, brokers and underwriters, at which a substantial amount of the REMIC residual certificates were sold. If less than a substantial amount of a particular class of REMIC residual certificates is sold for cash on or prior to the closing date, the issue price of that class will be treated as the fair market value of that class on the closing date. The “long-term Federal rate” is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

For REMIC residual certificateholders, an excess inclusion:

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will not be permitted to be offset by deductions, losses or loss carryovers from other activities,

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will be treated as “unrelated business taxable income” to an otherwise tax-exempt organization and

·

will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on distributions to REMIC residual certificateholders that are foreign investors.

See, however, “—Foreign Investors in REMIC Certificates” below.

Furthermore, for purposes of the alternative minimum tax, (i) excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction and (ii) alternative minimum taxable income may not be less than the taxpayer’s excess inclusions; provided, however, that for purposes of (ii), alternative minimum taxable income is determined without regard to the special rule that taxable income cannot be less than excess inclusions. The latter rule has the effect of preventing nonrefundable tax credits from reducing the taxpayer’s income tax to an amount lower than the alternative minimum tax on excess inclusions.

In the case of any REMIC residual certificates held by a real estate investment trust, the aggregate excess inclusions with respect to the REMIC residual certificates, reduced, but not below zero, by the real estate investment trust taxable income, within the meaning of Section 857(b)(2) of the Code, excluding any net capital gain, will be allocated among the shareholders of the trust in proportion to the dividends received by the shareholders from the trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC residual certificate as if held directly by the shareholder. Treasury regulations yet to be issued could apply a similar rule to regulated investment companies, common trust funds and some cooperatives; the REMIC regulations currently do not address this subject.

Noneconomic REMIC Residual Certificates

Under the REMIC regulations, transfers of “noneconomic” REMIC residual certificates will be disregarded for all federal income tax purposes if “a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax.” If the transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the “noneconomic” REMIC residual certificate. The REMIC regulations provide that a REMIC residual certificate is noneconomic unless, based on the prepayment assumption and on any required or permitted clean up calls, or required qualified liquidation provided for in the REMIC’s organizational documents, (1) the present value of the expected future distributions (discounted using the “applicable Federal rate” for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual certificate, which rate is computed and published monthly by the IRS, on the REMIC residual certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and (2) the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC residual certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. Accordingly, all transfers of REMIC residual certificates that may constitute noneconomic residual interests will be subject to restrictions under the terms of the related pooling and servicing agreement that are intended to reduce the possibility of any transfer being disregarded. The restrictions will require each party to a transfer to provide an affidavit that no purpose of the transfer is to impede the assessment or collection of tax, including representations as to the financial condition of the prospective transferee, as to which the transferor also is required to make a reasonable investigation to determine the transferee’s historic payment of its debts and ability to continue to pay its debts as they come due in the future. Prior to purchasing a REMIC residual certificate, prospective purchasers should consider the possibility that a purported transfer of the REMIC residual certificate by such a purchaser to another purchaser at some future date may be disregarded in accordance with the above-described rules which would result in the retention of tax liability by that purchaser.

The IRS has issued final REMIC regulations that add to the conditions necessary to assure that a transfer of a non-economic residual interest would be respected. The additional conditions require that in order to qualify as a safe harbor transfer of a residual, the transferee represent that it will not cause the income “to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer” and either (i) the amount received by the transferee be no less on a present value basis than the present value of the net tax detriment attributable to holding the residual interest reduced by the present value of the projected payments to be received on the residual interest or (ii) the transfer is to a domestic taxable corporation with specified large amounts of gross and net assets and that meets certain other requirements where agreement is made that all future transfers will be to taxable domestic corporations in transactions that qualify for the same “safe harbor” provision. Eligibility for the safe harbor requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the residual interest will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility.

The related prospectus supplement will disclose whether offered REMIC residual certificates may be considered “noneconomic” residual interests under the REMIC regulations. Any disclosure that a REMIC residual certificate will not be considered “noneconomic” will be based upon some assumptions, and the depositor will make no representation that a REMIC residual certificate will not be considered “noneconomic” for purposes of the above-described rules. See “—Foreign Investors in REMIC Certificates” for additional restrictions applicable to transfers of certain REMIC residual certificates to foreign persons.

Mark-to-Market Rules

The mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The mark-to-market regulations provide that for purposes of this mark-to-market requirement, a REMIC residual certificate acquired on or after January 4, 1995 is not treated as a security and thus may not be marked to market. Prospective purchasers of a REMIC residual certificate are encouraged to consult their tax advisors regarding the possible application of the mark-to-market requirement to REMIC residual certificates.

Possible Pass-Through of Miscellaneous Itemized Deductions

Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC residual certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of those fees and expenses should be allocated to the holders of the related REMIC regular certificates. Unless otherwise stated in the related prospectus supplement, fees and expenses will be allocated to holders of the related REMIC residual certificates in their entirety and not to the holders of the related REMIC regular certificates.

With respect to REMIC residual certificates or REMIC regular certificates the holders of which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a “Pass-Through Entity” beneficially owned by one or more individuals, estates or trusts, (i) an amount equal to the individual’s, estate’s or trust’s share of fees and expenses will be added to the gross income of that holder and (ii) the individual’s, estate’s or trust’s share of fees and expenses will be treated as a miscellaneous itemized deduction allowable in accordance with the limitation of Section 67 of the Code, which permits those deductions only to the extent they exceed in the aggregate two percent of a taxpayer’s adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced.  The amount of additional taxable income reportable by REMIC certificateholders that are covered by the limitations of either Section 67 or Section 68 of the Code may be substantial. Furthermore, in determining the alternative minimum taxable income of such a holder of a REMIC certificate that is an individual, estate or trust, or a “Pass-Through Entity” beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for the holder’s allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of such fees and other deductions will be included in the holder’s gross income. Accordingly, the REMIC certificates may not be appropriate investments for individuals, estates, or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Any prospective investors are encouraged to consult with their tax advisors prior to making an investment in these certificates.

Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations

If a REMIC residual certificate is transferred to a disqualified organization, a tax would be imposed in an amount, determined under the REMIC regulations, equal to: the product of

·

the present value, discounted using the “applicable Federal rate” for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the certificate, which rate is computed and published monthly by the IRS, of the total anticipated excess inclusions with respect to the REMIC residual certificate for periods after the transfer; and

·

the highest marginal federal income tax rate applicable to corporations.

The anticipated excess inclusions must be determined as of the date that the REMIC residual certificate is transferred and must be based on events that have occurred up to the time of transfer, the prepayment assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC’s organizational documents. This tax generally would be imposed on the transferor of the REMIC residual certificate, except that where the transfer is through an agent for a disqualified organization, the tax would instead be imposed on that agent. However, a transferor of a REMIC residual certificate would in no event be liable for the tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that:

·

residual interests in the entity are not held by disqualified organizations; and

·

information necessary for the application of the tax described herein will be made available.

Restrictions on the transfer of REMIC residual certificates and other provisions that are intended to meet this requirement will be included in the pooling and servicing agreement, including provisions:

·

requiring any transferee of a REMIC residual certificate to provide an affidavit representing that it is not a disqualified organization and is not acquiring the REMIC residual certificate on behalf of a disqualified organization, undertaking to maintain that status and agreeing to obtain a similar affidavit from any person to whom it shall transfer the REMIC residual certificate;

·

providing that any transfer of a REMIC residual certificate to a disqualified organization shall be null and void; and

·

granting to the master servicer the right, without notice to the holder or any prior holder, to sell to a purchaser of its choice any REMIC residual certificate that shall become owned by a disqualified organization despite (1) and (2) above.

In addition, if a Pass-Through Entity includes in income excess inclusions with respect to a REMIC residual certificate, and a disqualified organization is the record holder of an interest in that entity, then a tax will be imposed on the entity equal to the product of (i) the amount of excess inclusions on the REMIC residual certificate that are allocable to the interest in the Pass-Through Entity held by the disqualified organization and (ii) the highest marginal federal income tax rate imposed on corporations. A Pass-Through Entity will not be subject to this tax for any period, however, if each record holder of an interest in the Pass-Through Entity furnishes to that Pass-Through Entity (i) the holder’s social security number and a statement under penalties of perjury that the social security number is that of the record holder or (ii) a statement under penalties of perjury that the record holder is not a disqualified organization. For taxable years beginning after December 31, 1997, notwithstanding the preceding two sentences, in the case of a REMIC residual certificate held by an “electing large partnership,” all interests in such partnership shall be treated as held by disqualified organizations, without regard to whether the record holders of the partnership furnish statements described in the preceding sentence, and the amount that is subject to tax under the second preceding sentence is excluded from the gross income of the partnership allocated to the partners, in lieu of allocating to the partners a deduction for the tax paid by the partners.

Sales of REMIC Certificates

If a REMIC certificate is sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC certificate. The adjusted basis of a REMIC regular certificate generally will equal the cost of that REMIC regular certificate to that certificateholder, increased by income reported by the certificateholder with respect to that REMIC regular certificate, including original issue discount and market discount income, and reduced, but not below zero, by distributions on the REMIC regular certificate received by the certificateholder and by any amortized premium. The adjusted basis of a REMIC residual certificate will be determined as described under “—Taxation of Owners of REMIC Residual Certificates—Basis Rules, Net Losses and Distributions.” Except as described below, any gain or loss generally will be capital gain or loss.

Gain from the sale of a REMIC regular certificate that might otherwise be capital gain will be treated as ordinary income to the extent the gain does not exceed the excess, if any, of (i) the amount that would have been includible in the seller’s income with respect to the REMIC regular certificate had income accrued thereon at a rate equal to 110% of the “applicable federal rate”, which is generally a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the certificate, which rate is computed and published monthly by the IRS, determined as of the date of purchase of the REMIC regular certificate, over (ii) the amount of ordinary income actually includible in the seller’s income prior to the sale. In addition, gain recognized on the sale of a REMIC regular certificate by a seller who purchased the REMIC regular certificate at a market discount will be taxable as ordinary income to the extent of any accrued and previously unrecognized market discount that accrued during the period the certificate was held. See “—Taxation of Owners of REMIC Regular Certificates—Market Discount.”

REMIC certificates will be “evidences of indebtedness” within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC certificate by a bank or thrift institution to which that section applies will be ordinary income or loss.

A portion of any gain from the sale of a REMIC regular certificate that might otherwise be capital gain may be treated as ordinary income to the extent that the certificate is held as part of a “conversion transaction” within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in certificates or similar property that reduce or eliminate market risk, if substantially all of the taxpayer’s return is attributable to the time value of the taxpayer’s net investment in the transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer’s net investment at 120% of the appropriate “applicable federal rate”, which rate is computed and published monthly by the IRS, at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include any net capital gain in total net investment income for the taxable year, for purposes of the limitation on the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer’s net investment income.

Except as may be provided in Treasury regulations yet to be issued, if the seller of a REMIC residual certificate reacquires the certificate, any other residual interest in a REMIC (and possibly a “financial asset securitization investment trust”, or FASIT, within the meaning of Section 860L of the Code) or any similar interest in a “taxable mortgage pool”, as defined in Section 7701(i) of the Code, within six months of the date of the sale, the sale will be subject to the “wash sale” rules of Section 1091 of the Code. In that event, any loss realized by the REMIC residual certificateholders on the sale will not be deductible, but instead will be added to the REMIC residual certificateholders adjusted basis in the newly-acquired asset.

Prohibited Transactions and Other Possible REMIC Taxes

The Internal Revenue Code imposes a prohibited transactions tax, which is a tax on REMICs equal to 100% of the net income derived from prohibited transactions. In general, subject to specified exceptions a prohibited transaction means the disposition of a mortgage loan, the receipt of income from a source other than a mortgage loan or other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the mortgage loans for temporary investment pending distribution on the REMIC certificates. It is not anticipated that any REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income. In addition, some contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a contributions tax, which is a tax on the REMIC equal to 100% of the value of the contributed property. Each pooling and servicing agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to the tax.

REMICs also are subject to federal income tax at the highest corporate rate on “net income from foreclosure property,” determined by reference to the rules applicable to real estate investment trusts. “Net income from foreclosure property” generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. Unless otherwise disclosed in the related prospectus supplement, it is not anticipated that any REMIC will recognize “net income from foreclosure property” subject to federal income tax.

Unless otherwise disclosed in the related prospectus supplement, it is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

Unless otherwise stated in the related prospectus supplement, and to the extent permitted by then applicable laws, any prohibited transactions tax, contributions tax, tax on “net income from foreclosure property” or state or local income or franchise tax that may be imposed on the REMIC will be borne by the related master servicer or the trustee in either case out of its own funds, provided that the master servicer or the trustee, as the case may be, has sufficient assets to do so, and provided further that the tax arises out of a breach of the master servicer’s or the trustee’s obligations, as the case may be, under the related pooling and servicing agreement and relating to compliance with applicable laws and regulations. Any tax not borne by the master servicer or the trustee will be payable out of the related trust resulting in a reduction in amounts payable to holders of the related REMIC certificates.

On May 11, 2004, the IRS issued final regulations relating to the federal income tax treatment of “inducement fees” received by transferees of non-economic REMIC residual interests.  The regulations provide tax accounting rules for the inclusion of such fees in income over an appropriate period, and clarify that inducement fees represent income from sources within the United States.  These rules apply to taxable years ending on or after May 11, 2004.  On the same date, the IRS issued administrative guidance addressing the procedures by which transferees of such REMIC residual interests may obtain consent to change the method of accounting for REMIC inducement fee income to one of the methods provided in the regulations.  Prospective purchasers of the Residual Certificates are encouraged to consult with their tax advisors regarding the effect of these regulations and the related administrative guidance.

Termination

A REMIC will terminate immediately after the distribution date following receipt by the REMIC of the final payment from the mortgage loans or upon a sale of the REMIC’s assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC regular certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC residual certificate, if the last distribution on the REMIC residual certificate is less than the certificateholder’s adjusted basis in the certificate, the certificateholder should be treated as realizing a loss equal to the amount of the difference, and the loss may be treated as a capital loss.

Reporting and Other Administrative Matters

Solely for purposes of the administrative provisions of the Code, the REMIC will be treated as a partnership and REMIC residual certificateholders will be treated as partners. Unless otherwise stated in the related prospectus supplement, the trustee will file REMIC federal income tax returns on behalf of the related REMIC and the entity identified as the securities administrator in the related pooling and servicing agreement or securities administrator will prepare the REMIC federal income tax returns and will be designated as and will act as the “tax matters person” for the REMIC in all respects, and may hold a nominal amount of REMIC residual certificates.

As the tax matters person, the securities administrator will have the authority to act on behalf of the REMIC and the REMIC residual certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC’s classification. REMIC residual certificateholders will be required to report the REMIC items consistently with their treatment on the related REMIC’s tax return and may in some circumstances be bound by a settlement agreement between the securities administrator, as tax matters person, and the IRS concerning any REMIC item.

Adjustments made to the REMIC tax return may require a REMIC residual certificateholders to make corresponding adjustments on its return, and an audit of the REMIC’s tax return, or the adjustments resulting from an audit, could result in an audit of the certificateholder’s return. No REMIC will be registered as a tax shelter pursuant to Section 6111 of the Code because it is not anticipated that any REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC residual certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of that person and other information.

Reporting of interest income, including any original issue discount, with respect to REMIC regular certificates is required annually, and may be required more frequently under Treasury regulations. These information reports are generally required to be sent to individual holders of REMIC regular Interests and the IRS; holders of REMIC regular certificates that are corporations, trusts, securities dealers and other non-individuals will be provided interest and original issue discount income information and the information in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC must also comply with rules requiring certain information to be reported to the IRS. Reporting with respect to the REMIC residual certificates, including income, excess inclusions, investment expenses and relevant information regarding qualification of the REMIC’s assets will be made as required under the Treasury regulations, typically on a quarterly basis.

As applicable, the REMIC regular certificate information reports will include a statement of the adjusted issue price of the REMIC regular certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method requires information relating to the holder’s purchase price that the REMIC administrator will not have, the regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See “—Taxation of Owners of REMIC Regular Certificates—Market Discount.”

The responsibility for complying with the foregoing reporting rules will be borne by the REMIC administrator. Certificateholders may request any information with respect to the returns described in Section 1.6049-7(e)(2) of the Treasury regulations.

Backup Withholding with Respect to REMIC Certificates

Payments of interest and principal, as well as payments of proceeds from the sale of REMIC certificates, may be subject to the “backup withholding tax” under Section 3406 of the Code if recipients of payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from the tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient’s federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

Foreign Investors in REMIC Certificates

A REMIC regular certificateholder that is not a United States person and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC regular certificate will not be subject to United States federal income or withholding tax on a distribution on a REMIC regular certificate, provided that the holder complies to the extent necessary with certain identification requirements, including delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that the certificateholder is not a United States person and providing the name and address of that certificateholder. This statement is generally made on IRS Form W-8BEN and must be updated whenever required information has changed or within three calendar years after the statement is first delivered. For these purposes, United States person means a citizen or resident of the United States, a corporation, partnership or other entity treated as a corporation or partnership, created or organized in, or under the laws of, the United States, any state thereof or the District of Columbia, except, in the case of a partnership, to the extent provided in regulations, provided that, for purposes solely of the restrictions on the transfer of the residual interests, no partnership or other entity treated as a partnership for United States federal income tax purposes shall be treated as a United States person, or U.S. person, unless all persons that own an interest in such partnership either directly or through any entity that is not a corporation for United States federal income tax purposes are required by the applicable operative agreement to be United States persons, or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. To the extent prescribed in regulations by the Secretary of the Treasury, a trust which was in existence on August 20, 1996, other than a trust treated as owned by the grantor under subpart E of part I of subchapter J of chapter 1 of the Code, and which was treated as a United States person on August 19, 1996, may elect to continue to be treated as a United States person notwithstanding the previous sentence. It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC regular certificate held by a REMIC residual certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC residual certificates. If the holder does not qualify for exemption, distributions of interest, including distributions of accrued original issue discount, to the holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

Special rules apply to partnerships, estates and trusts, and in certain circumstances certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof.

In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on the United States shareholder’s allocable portion of the interest income received by the controlled foreign corporation.

Further, it appears that a REMIC regular certificate would not be included in the estate of a non-resident alien individual and would not be subject to United States estate taxes. However, certificateholders who are non-resident alien individuals are encouraged to consult their tax advisors concerning this question.

Unless otherwise stated in the related prospectus supplement, transfers of REMIC residual certificates to investors that are not United States persons will be prohibited under the related pooling and servicing agreement.

Notes

Upon the issuance of each series of notes, Thacher Proffitt & Wood llp and McKee Nelson llp, as tax counsel to the depositor, will deliver its opinion generally to the effect that, for federal income tax purposes, assuming compliance with all provisions of the indenture, trust agreement and related documents, (a) the notes will be treated as indebtedness to a noteholder other than the owner of the owner trust certificates and (b) the issuer, as created under the terms and conditions of the trust agreement, will not be characterized as an association, or publicly traded partnership within the meaning of Code section 7704, taxable as a corporation or as a taxable mortgage pool within the meaning of Code section 7701(i).

Status as Real Property Loans

Notes held by a domestic building and loan association will not constitute “loans ... secured by an interest in real property” within the meaning of Code section 7701(a)(19)(C)(v); and notes held by a real estate investment trust will not constitute “real estate assets” within the meaning of Code section 856(c)(4)(A) and interest on notes will not be considered “interest on obligations secured by mortgages on real property” within the meaning of Code section 856(c)(3)(B).

Taxation of Noteholders

Notes generally will be subject to the same rules of taxation as REMIC regular certificates, as described above, except that (i) income reportable on the notes is not required to be reported under the accrual method unless the holder otherwise used the accrual method and (ii) the special rule treating a portion of the gain on sale or exchange of a REMIC regular certificate as ordinary income is inapplicable to the notes. See “REMICs—Taxation of Owners of REMIC Certificates” and “REMICs—Sales of REMIC Certificates”. Except as otherwise stated in the accompanying prospectus supplement, the notes will not be issued with original issue discount since the principal amount of the notes will not exceed their issue price by more than a de minimis amount. See “REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount”. Also, interest paid on a note to noteholder that is not a United States person will normally qualify for the exception from United States withholding tax described in “REMICs—Foreign Investors in REMIC Certificates” except, in addition to the exceptions noted in that section, where the recipient is a holder, directly or by attribution, of 10% or more of the capital or profits interest in the issuer.

New Withholding Regulations

The Treasury Department has issued new final regulations which revise procedures for complying with, or obtaining exemptions under, the withholding, backup withholding and information reporting rules described above. Prospective investors are encouraged to consult their tax advisors regarding the procedures for obtaining an exemption from withholding under the new regulations.

Grantor Trust Funds

Classification of Grantor Trust Funds

On or prior to the date of the related prospectus supplement with respect to the proposed issuance of each series of Grantor Trust certificates, Thacher Proffitt & Wood and McKee Nelson llp, counsel to the company, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement, the related Grantor Trust Fund will be classified as a grantor trust under subpart E, part I of subchapter J of Chapter 1 of the Code and not as a partnership or an association taxable as a corporation.

Characterization of Investments in Grantor Trust Certificates

Grantor Trust Fractional Interest Certificates

In the case of Grantor Trust Fractional Interest Certificates, except as disclosed in the related prospectus supplement, Thacher Proffitt & Wood and McKee Nelson llp, counsel to the company, will deliver an opinion that, in general, Grantor Trust Fractional Interest Certificates will represent interests in (1) “loans . . . secured by an interest in real property” within the meaning of Section 7701(a)(19)(C)(v) of the Code; (2) “obligation[s] (including any participation or certificate of beneficial ownership therein) which [are] principally secured by an interest in real property” within the meaning of Section 860G(a)(3) of the Code; and (3) “real estate assets” within the meaning of Section 856(c)(4)(A) of the Code. In addition, counsel to the company will deliver an opinion that interest on Grantor Trust Fractional Interest Certificates will to the same extent be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Section 856(c)(3)(B) of the Code.

Grantor Trust Strip Certificates

Even if Grantor Trust Strip Certificates evidence an interest in a Grantor Trust Fund consisting of mortgage loans that are “loans . . . secured by an interest in real property” within the meaning of Section 7701(a)(19)(C)(v) of the Code, and “real estate assets” within the meaning of Section 856(c)(4)(A) of the Code, and the interest on which is “interest on obligations secured by mortgages on real property” within the meaning of Section 856(c)(3)(B) of the Code, it is unclear whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized.  However, the policies underlying these sections (namely, to encourage or require investments in mortgage loans by thrift institutions and real estate investment trusts) may suggest that this characterization is appropriate. Counsel to the company will not deliver any opinion on these questions. Prospective purchasers to which the characterization of an investment in Grantor Trust Strip Certificates is material are encouraged to consult their tax advisors regarding whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized.

The Grantor Trust Strip Certificates will be “obligation[s] (including any participation or certificate of beneficial ownership therein) which . . .[are] principally secured by an interest in real property” within the meaning of Section 860G(a)(3)(A) of the Code.

Taxation of Owners of Grantor Trust Fractional Interest Certificates

Holders of a particular series of Grantor Trust Fractional Interest Certificates generally will be required to report on their federal income tax returns their shares of the entire income from the mortgage loans (including amounts used to pay reasonable servicing fees and other expenses) and will be entitled to deduct their shares of any such reasonable servicing fees and other expenses. Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a Grantor Trust Fractional Interest Certificate may differ significantly from the amount distributable thereon representing interest on the mortgage loans. Under Section 67 of the Code, an individual, estate or trust holding a Grantor Trust Fractional Interest Certificate directly or through some pass-through entities will be allowed a deduction for the reasonable servicing fees and expenses only to the extent that the aggregate of the holder’s miscellaneous itemized deductions exceeds two percent of the holder’s adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (1) 3% of the excess of the individual’s adjusted gross income over the amount or (2) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by holders of Grantor Trust Fractional Interest Certificates who are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Further, certificateholders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining the holder’s alternative minimum taxable income. Although it is not entirely clear, it appears that in transactions in which multiple classes of Grantor Trust Certificates (including Grantor Trust Strip Certificates) are issued, the fees and expenses should be allocated among the classes of Grantor Trust certificates using a method that recognizes that each such class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, it currently is intended to base information returns or reports to the IRS and certificateholders on a method that allocates the expenses among classes of Grantor Trust certificates with respect to each period based on the distributions made to each such class during that period.

The federal income tax treatment of Grantor Trust Fractional Interest Certificates of any series will depend on whether they are subject to the “stripped bond” rules of Section 1286 of the Code. Grantor Trust Fractional Interest Certificates may be subject to those rules if (1) a class of Grantor Trust Strip Certificates is issued as part of the same series of certificates or(2) the company or any of its affiliates retains (for its own account or for purposes of resale) a right to receive a specified portion of the interest payable on the mortgage loans. Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgages that constitutes a stripped coupon. For purposes of determining what constitutes reasonable servicing fees for various types of mortgages the IRS has established “safe harbors.” The servicing fees paid with respect to the mortgage loans for a series of Grantor Trust certificates may be higher than the “safe harbors” and, accordingly, may not constitute reasonable servicing compensation. The related prospectus supplement will include information regarding servicing fees paid to the master servicer, any subservicer or their respective affiliates necessary to determine whether the preceding “safe harbor” rules apply.

If Stripped Bond Rules Apply

If the stripped bond rules apply, each Grantor Trust Fractional Interest Certificate will be treated as having been issued with “original issue discount” within the meaning of Section 1273(a) of the Code, subject, however, to the discussion below regarding the treatment of some stripped bonds as market discount bonds and the discussion regarding de minimis market discount. See “—Taxation of Owners of Grantor Trust Fractional Interest Certificates—Market Discount” below. Under the stripped bond rules, the holder of a Grantor Trust Fractional Interest Certificate (whether a cash or accrual method taxpayer) will be required to report interest income from its Grantor Trust Fractional Interest Certificate for each month in an amount equal to the income that accrues on the certificate in that month calculated under a constant yield method, in accordance with the rules of the Code relating to original issue discount.

The original issue discount on a Grantor Trust Fractional Interest Certificate will be the excess of the certificate’s stated redemption price over its issue price. The issue price of a Grantor Trust Fractional Interest Certificate as to any purchaser will be equal to the price paid by the purchaser for the Grantor Trust Fractional Interest Certificate. The stated redemption price of a Grantor Trust Fractional Interest Certificate will be the sum of all payments to be made on the certificate, other than “qualified stated interest,” if any, as well as the certificate’s share of reasonable servicing fees and other expenses. See “—Taxation of Owners of Grantor Trust Fractional Interest Certificates—If Stripped Bond Rules Do Not Apply” for a definition of “qualified stated interest.” In general, the amount of the income that accrues in any month would equal the product of the holder’s adjusted basis in the Grantor Trust Fractional Interest Certificate at the beginning of the month (see “Sales of Grantor Trust Certificates”) and the yield of the Grantor Trust Fractional Interest Certificate to the holder. This yield would be computed at the rate (compounded based on the regular interval between distribution dates) that, if used to discount the holder’s share of future payments on the mortgage loans, would cause the present value of those future payments to equal the price at which the holder purchased the certificate. In computing yield under the stripped bond rules, a certificateholder’s share of future payments on the mortgage loans will not include any payments made in respect of any ownership interest in the mortgage loans retained by the company, the master servicer, any subservicer or their respective affiliates, but will include the certificateholder’s share of any reasonable servicing fees and other expenses.

To the extent the Grantor Trust Fractional Interest Certificates represent an interest in any pool of debt instruments the yield on which may be affected by reason of prepayments, Section 1272(a)(6) of the Code requires (1) the use of a reasonable prepayment assumption in accruing original issue discount and (2) adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption. It is unclear whether those provisions would be applicable to the Grantor Trust Fractional Interest Certificates that do not represent an interest in any pool of debt instruments the yield on which may be affected by reason of prepayments or whether use of a reasonable prepayment assumption may be required or permitted without reliance on these rules. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Fractional Interest Certificate or, with respect to any holder, at the time of purchase of the Grantor Trust Fractional Interest Certificate by that holder. Certificateholders are advised to consult their own tax advisors concerning reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates and, in particular, whether a prepayment assumption should be used in reporting original issue discount.

In the case of a Grantor Trust Fractional Interest Certificate acquired at a price equal to the principal amount of the mortgage loans allocable to the certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income.  In the case, however, of a Grantor Trust Fractional Interest Certificate acquired at a discount or premium (that is, at a price less than or greater than the principal amount, respectively), the use of a reasonable prepayment assumption would increase or decrease the yield, and thus accelerate or decelerate, respectively, the reporting of income.

If a prepayment assumption is not used, then when a mortgage loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a discount or a premium generally will recognize ordinary income or loss equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to the certificateholder’s interest in the mortgage loan. If a prepayment assumption is used, it appears that no separate item of income or loss should be recognized upon a prepayment.  Instead, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC regular certificates. See “—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount.” It is unclear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

It is currently intended to base information reports or returns to the IRS and certificateholders in transactions subject to the stripped bond rules on a prepayment assumption that will be disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, none of the company, the master servicer or the trustee will make any representation that the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or any other rate and certificateholders should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

Under Treasury regulation Section 1.1286-1, some stripped bonds are to be treated as market discount bonds and, accordingly, any purchaser of such a bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon (1) there is no original issue discount (or only a de minimis amount of original issue discount) or (2) the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the original mortgage loan (before subtracting any servicing fee or any stripped coupon). If interest payable on a Grantor Trust Fractional Interest Certificate is more than one percentage point lower than the gross interest rate payable on the mortgage loans, the related prospectus supplement will disclose that fact.  If the original issue discount or market discount on a Grantor Trust Fractional Interest Certificate determined under the stripped bond rules is less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the mortgage loans, then that original issue discount or market discount will be considered to be de minimis. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue and market discount described in “Characteristics of Investments in Grantor Trust Certificates—If Stripped Bond Rules Do Not Apply” and”—Market Discount” below.

If Stripped Bond Rules Do Not Apply

Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a Grantor Trust Fractional Interest Certificate, the certificateholder will be required to report its share of the interest income on the mortgage loans in accordance with the certificateholder’s normal method of accounting. The original issue discount rules will apply to a Grantor Trust Fractional Interest Certificate to the extent it evidences an interest in mortgage loans issued with original issue discount.

The original issue discount, if any, on the mortgage loans will equal the difference between the stated redemption price of the mortgage loans and their issue price. Under the OID regulations, the stated redemption price is equal to the total of all payments to be made on the mortgage loan other than “qualified stated interest.” “Qualified stated interest” is interest that is unconditionally payable at least annually at a single fixed rate, or at a “qualified floating rate,” an “objective rate,” a combination of a single fixed rate and one or more “qualified floating rates” or one “qualified inverse floating rate,” or a combination of “qualified floating rates” that does not operate in a manner that accelerates or defers interest payments on the mortgage loan. In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan, less any “points” paid by the borrower, and the stated redemption price of a mortgage loan will equal its principal amount, unless the mortgage loan provides for an initial below-market rate of interest or the acceleration or the deferral of interest payments. The determination as to whether original issue discount will be considered to be de minimis will be calculated using the same test described in the REMIC discussion. See “—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount” above.

In the case of mortgage loans bearing adjustable or variable interest rates, the related prospectus supplement will describe the manner in which the rules will be applied with respect to those mortgage loans by the master servicer or the trustee in preparing information returns to the certificateholders and the IRS.

If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based on a constant yield. Section 1272(a)(6) of the Code requires that a prepayment assumption be made in computing yield with respect to any pool of debt instruments the yield on which may be affected by reason of prepayments. Accordingly, for certificates backed by these pools, it is intended to base information reports and returns to the IRS and certificateholders for taxable years beginning after August 5, 1997, on the use of a prepayment assumption. However, in the case of certificates not backed by these pools or with respect to taxable years beginning prior to August 5, 1997, it currently is not intended to base the reports and returns on the use of a prepayment assumption. Certificateholders are advised to consult their own tax advisors concerning whether a prepayment assumption should be used in reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates. Certificateholders should refer to the related prospectus supplement with respect to each series to determine whether and in what manner the original issue discount rules will apply to mortgage loans in the series.

A purchaser of a Grantor Trust Fractional Interest Certificate that purchases the Grantor Trust Fractional Interest Certificate at a cost less than the certificate’s allocable portion of the aggregate remaining stated redemption price of the mortgage loans held in the related trust fund will also be required to include in gross income the certificate’s daily portions of any original issue discount with respect to the mortgage loans. However, each such daily portion will be reduced, if the cost of the Grantor Trust Fractional Interest Certificate to the purchaser is in excess of the certificate’s allocable portion of the aggregate “adjusted issue prices” of the mortgage loans held in the related trust fund, approximately in proportion to the ratio the excess bears to the certificate’s allocable portion of the aggregate original issue discount remaining to be accrued on the mortgage loans. The adjusted issue price of a mortgage loan on any given day equals the sum of (1) the adjusted issue price (or, in the case of the first accrual period, the issue price) of the mortgage loan at the beginning of the accrual period that includes the day and (2) the daily portions of original issue discount for all days during the accrual period prior to the day. The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal the issue price of the mortgage loan, increased by the aggregate amount of original issue discount with respect to the mortgage loan that accrued in prior accrual periods, and reduced by the amount of any payments made on the mortgage loan in prior accrual periods of amounts included in its stated redemption price.

In addition to its regular reports, the master servicer or the trustee, except as provided in the related prospectus supplement, will provide to any holder of a Grantor Trust Fractional Interest Certificate such information as the holder may reasonably request from time to time with respect to original issue discount accruing on Grantor Trust Fractional Interest Certificates. See “Grantor Trust Reporting” below.

Market Discount

If the stripped bond rules do not apply to the Grantor Trust Fractional Interest Certificate, a certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Code to the extent an interest in a mortgage loan is considered to have been purchased at a “market discount,” that is, in the case of a mortgage loan issued without original issue discount, at a purchase price less than its remaining stated redemption price (as defined above), or in the case of a mortgage loan issued with original issue discount, at a purchase price less than its adjusted issue price (as defined above). If market discount is in excess of a de minimis amount (as described below), the holder generally will be required to include in income in each month the amount of the discount that has accrued (under the rules described in the next paragraph) through the month that has not previously been included in income, but limited, in the case of the portion of the discount that is allocable to any mortgage loan, to the payment of stated redemption price on the mortgage loan that is received by (or, in the case of accrual basis certificateholders, due to) the trust fund in that month. A certificateholder may elect to include market discount in income currently as it accrues (under a constant yield method based on the yield of the certificate to the holder) rather than including it on a deferred basis in accordance with the foregoing under rules similar to those described in “—Taxation of Owners of REMIC Regular Certificates—Market Discount” above.

Section 1276(b)(3) of the Code authorized the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment.  Until such time as regulations are issued by the Treasury Department, some rules described in the Committee Report will apply. Under those rules, in each accrual period market discount on the mortgage loans should accrue, at the certificateholder’s option: (1) on the basis of a constant yield method, (2) in the case of a mortgage loan issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total stated interest remaining to be paid on the mortgage loan as of the beginning of the accrual period, or(3) in the case of a mortgage loan issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining at the beginning of the accrual period. The prepayment assumption, if any, used in calculating the accrual of original issue discount is to be used in calculating the accrual of market discount. The effect of using a prepayment assumption could be to accelerate the reporting of the discount income. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect the regulations might have on the tax treatment of a mortgage loan purchased at a discount in the secondary market.

Because the mortgage loans will provide for periodic payments of stated redemption price, the market discount may be required to be included in income at a rate that is not significantly slower than the rate at which the discount would be included in income if it were original issue discount.

Market discount with respect to mortgage loans may be considered to be de minimis and, if so, will be includible in income under de minimis rules similar to those described above in “—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount” with the exception that it is less likely that a prepayment assumption will be used for purposes of these rules with respect to the mortgage loans.

Further, under the rules described in “—REMICs—Taxation of Owners of REMIC Regular Certificates—Market Discount,” above, any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the mortgage loans.

Premium

If a certificateholder is treated as acquiring the underlying mortgage loans at a premium, that is, at a price in excess of their remaining stated redemption price, the certificateholder may elect under Section 171 of the Code to amortize using a constant yield method the portion of the premium allocable to mortgage loans originated after September 27, 1985. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to mortgage loans originated before September 28, 1985 or to mortgage loans for which an amortization election is not made, should be allocated among the payments of stated redemption price on the mortgage loan and be allowed as a deduction as these payments are made (or, for a certificateholder using the accrual method of accounting, when the payments of stated redemption price are due).

It is unclear whether a prepayment assumption should be used in computing amortization of premium allowable under Section 171 of the Code. If premium is not subject to amortization using a prepayment assumption and a mortgage loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a premium should recognize a loss, equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to the mortgage loan. If a prepayment assumption is used to amortize premium, it appears that such a loss would be unavailable.  Instead, if a prepayment assumption is used, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC regular certificates. See “REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue discount.” It is unclear whether any other adjustments would be required to reflect differences between the prepayment assumption used, and the actual rate of prepayments.

Taxation of Owners of Grantor Trust Strip Certificates

The “stripped coupon” rules of Section 1286 of the Code will apply to the Grantor Trust Strip Certificates. Except as described above in “Characterization of Investments in Grantor Trust Certificates—If Stripped Bond Rules Apply,” no regulations or published rulings under Section 1286 of the Code have been issued and some uncertainty exists as to how it will be applied to securities such as the Grantor Trust Strip Certificates. Accordingly, holders of Grantor Trust Strip Certificates are encouraged to consult their own tax advisors concerning the method to be used in reporting income or loss with respect to the certificates.

The OID regulations do not apply to “stripped coupons,” although they provide general guidance as to how the original issue discount sections of the Code will be applied. In addition, the discussion below is subject to the discussion under “—Possible Application of Contingent Payment Rules” and assumes that the holder of a Grantor Trust Strip Certificate will not own any Grantor Trust Fractional Interest Certificates.

Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the Grantor Trust Strip Certificates based on a constant yield method. In effect, each holder of Grantor Trust Strip Certificates would include as interest income in each month an amount equal to the product of the holder’s adjusted basis in the Grantor Trust Strip Certificate at the beginning of that month and the yield of the Grantor Trust Strip Certificate to the holder. The yield would be calculated based on the price paid for that Grantor Trust Strip Certificate by its holder and the payments remaining to be made thereon at the time of the purchase, plus an allocable portion of the servicing fees and expenses to be paid with respect to the mortgage loans. See “Characterization of Investments in Grantor Trust Certificates—If Stripped Bond Rules Apply” above.

As noted above, Section 1272(a)(6) of the Code requires that a prepayment assumption be used in computing the accrual of original issue discount with respect to some categories of debt instruments, and that adjustments be made in the amount and rate of accrual of the discount when prepayments do not conform to the prepayment assumption. To the extent the Grantor Trust Strip Certificates represent an interest in any pool of debt instruments the yield on which may be affected by reason of prepayments, those provisions will apply to the Grantor Trust Strip Certificates for taxable years beginning after August 5, 1997. It is unclear whether those provisions would be applicable to the Grantor Trust Strip Certificates that do not represent an interest in any such pool or for taxable years beginning prior to August 5, 1997, or whether use of a prepayment assumption may be required or permitted in the absence of these provisions. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Strip Certificate or, with respect to any subsequent holder, at the time of purchase of the Grantor Trust Strip Certificate by that holder.

The accrual of income on the Grantor Trust Strip Certificates will be significantly slower if a prepayment assumption is permitted to be made than if yield is computed assuming no prepayments. It currently is intended to base information returns or reports to the IRS and certificateholders on the prepayment Assumption disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, none of the company, the master servicer or the trustee will make any representation that the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or at any other rate and certificateholders should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price. Prospective purchasers of the Grantor Trust Strip Certificates are encouraged to consult their own tax advisors regarding the use of the prepayment assumption.

It is unclear under what circumstances, if any, the prepayment of a mortgage loan will give rise to a loss to the holder of a Grantor Trust Strip Certificate. If a Grantor Trust Strip Certificate is treated as a single instrument (rather than an interest in discrete mortgage loans) and the effect of prepayments is taken into account in computing yield with respect to the Grantor Trust Strip Certificate, it appears that no loss may be available as a result of any particular prepayment unless prepayments occur at a rate faster than the prepayment assumption. However, if a Grantor Trust Strip Certificate is treated as an interest in discrete mortgage loans, or if the prepayment assumption is not used, then when a mortgage loan is prepaid, the holder of a Grantor Trust Strip Certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the Grantor Trust Strip Certificate that is allocable to the mortgage loan.

Possible Application of Contingent Payment Rules

The coupon stripping rules’ general treatment of stripped coupons is to regard them as newly issued debt instruments in the hands of each purchaser. To the extent that payments on the Grantor Trust Strip Certificates would cease if the mortgage loans were prepaid in full, the Grantor Trust Strip Certificates could be considered to be debt instruments providing for contingent payments. Under the OID regulations, debt instruments providing for contingent payments are not subject to the same rules as debt instruments providing for noncontingent payments. Regulations were promulgated on June 14, 1996, regarding contingent payment debt instruments (the “Contingent Payment Regulations”), but it appears that Grantor Trust Strip Certificates, to the extent subject to Section 1272(a)(6) of the Code, as described above, or due to their similarity to other mortgage-backed securities(such as REMIC regular interests and debt instruments subject to Section 1272(a)(6) of the Code) that are expressly excepted from the application of the Contingent Payment Regulations, are or may be excepted from these regulations. Like the OID regulations, the Contingent Payment Regulations do not specifically address securities, such as the Grantor Trust Strip Certificates, that are subject to the stripped bond rules of Section 1286 of the Code.

If the contingent payment rules under the Contingent Payment Regulations were to apply, the holder of a Grantor Trust Strip Certificate would be required to apply the “noncontingent bond method.” Under the “noncontingent bond method,” the issuer of a Grantor Trust Strip Certificate determines a projected payment schedule on which interest will accrue. Holders of Grantor Trust Strip Certificates are bound by the issuer’s projected payment schedule. The projected payment schedule consists of all noncontingent payments and a projected amount for each contingent payment based on the projected yield (as described below) of the Grantor Trust Strip Certificate. The projected amount of each payment is determined so that the projected payment schedule reflects the projected yield. The projected amount of each payment must reasonably reflect the relative expected values of the payments to be received by the holder of a Grantor Trust Strip Certificate. The projected yield referred to above is a reasonable rate, not less than the “applicable Federal rate” that, as of the issue date, reflects general market conditions, the credit quality of the issuer, and the terms and conditions of the mortgage loans. The holder of a Grantor Trust Strip Certificate would be required to include as interest income in each month the adjusted issue price of the Grantor Trust Strip Certificate at the beginning of the period multiplied by the projected yield, and would add to, or subtract from, the income any variation between the payment actually received in that month and the payment originally projected to be made in that month.

Assuming that a prepayment assumption were used, if the Contingent Payment Regulations or their principles were applied to Grantor Trust Strip Certificates, the amount of income reported with respect thereto would be substantially similar to that described under “Taxation of Owners of Grantor Trust Strip Certificates”. Certificateholders are encouraged to consult their tax advisors concerning the possible application of the contingent payment rules to the Grantor Trust Strip Certificates.

Sales of Grantor Trust Certificates

Any gain or loss equal to the difference between the amount realized on the sale or exchange of a Grantor Trust certificate and its adjusted basis, recognized on the sale or exchange of a Grantor Trust certificate by an investor who holds the Grantor Trust certificate as a capital asset, will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income, and (in the case of banks and other financial institutions)except as provided under Section 582(c) of the Code. The adjusted basis of a Grantor Trust certificate generally will equal its cost, increased by any income reported by the seller (including original issue discount and market discount income) and reduced (but not below zero) by any previously reported losses, any amortized premium and by any distributions with respect to the Grantor Trust certificate.

Gain or loss from the sale of a Grantor Trust certificate may be partially or wholly ordinary and not capital in some circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income, as will gain or loss recognized by banks and other financial institutions subject Section 582(c) of the Code. Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the Grantor Trust certificate is held as part of a “conversion transaction” within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer’s return is attributable to the time value of the taxpayer’s net investment in the transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer’s net investment at 120% of the appropriate “applicable Federal rate” (which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction. Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for that taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer’s net investment income.

Grantor Trust Reporting

The master servicer or the trustee will furnish to each holder of a Grantor Trust Fractional Interest Certificate with each distribution a statement setting forth the amount of the distribution allocable to principal on the underlying mortgage loans and to interest thereon at the related pass-through rate. In addition, the master servicer or the trustee will furnish, within a reasonable time after the end of each calendar year, to each holder of a Grantor Trust certificate who was a holder at any time during that year, information regarding the amount of servicing compensation received by the master servicer and subservicer (if any) and any other customary factual information as the master servicer or the trustee deems necessary or desirable to enable holders of Grantor Trust certificates to prepare their tax returns and will furnish comparable information to the IRS as and when required by law to do so. Because the rules for accruing discount and amortizing premium with respect to the Grantor Trust certificates are uncertain in various respects, there is no assurance the IRS will agree with the trust fund’s information reports of these items of income and expense. Moreover, these information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing the reports.

Except as disclosed in the related prospectus supplement, the responsibility for complying with the foregoing reporting rules will be borne by the master servicer or the trustee.

Backup Withholding

In general, the rules described in “—REMICS—Backup Withholding with Respect to REMIC Certificates” will also apply to Grantor Trust certificates.

Foreign Investors

In general, the discussion with respect to REMIC Regular certificates in “REMICS—Foreign Investors in REMIC Certificates” applies to Grantor Trust certificates except that Grantor Trust certificates will, except as disclosed in the related prospectus supplement, be eligible for exemption from U.S. withholding tax, subject to the conditions described in the discussion, only to the extent the related mortgage loans were originated after July 18, 1984.

To the extent that interest on a Grantor Trust certificate would be exempt under Sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the Grantor Trust certificate is not held in connection with a certificateholder’s trade or business in the United States, the Grantor Trust certificate will not be subject to United States estate taxes in the estate of a non-resident alien individual.

Penalty Avoidance

The summary of tax considerations contained herein was written to support the promotion and marketing of the securities, and was not intended or written to be used, and cannot be used, by a taxpayer for the purpose of avoiding United States federal income tax penalties that may be imposed. Each taxpayer is encouraged to seek advice based on the taxpayer's particular circumstances from an independent tax advisor.

State and Other Tax Consequences

In addition to the federal income tax consequences described in “Material Federal Income Tax Considerations,” potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the Notes or Certificates, as applicable, offered under this prospectus.  State and local law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction.  Therefore, prospective investors are encouraged to consult their own tax advisors with respect to the various state and other tax consequences of investments in the Notes and Certificates, as applicable, offered under this prospectus and the prospectus supplement.  In particular, individuals should consider the deductability of the expenses (including interest expense) of a partnership.

ERISA Considerations

Sections 404 and 406 of the Employee Retirement Income Security Act of 1974, as amended, or ERISA, impose fiduciary and prohibited transaction restrictions on employee benefit plans subject to ERISA and on various other retirement plans and arrangements, including bank collective investment funds and insurance company general and separate accounts in which those employee benefit plans and arrangements are invested.  Section 4975 of the Internal Revenue Code imposes essentially the same prohibited transaction restrictions on certain tax-favored plans, including tax-qualified retirement plans described in Section 401 (a) of the Internal Revenue Code and individual retirement accounts described in Section 408 of the Internal Revenue Code.  These employee benefit plans subject to ERISA and plans subject to Section 4975 of the Code are collectively referred to as plans in this prospectus.

Some employee benefit plans, including governmental plans, as defined in Section 3(32) of ERISA, and, if no election has been made under Section 410(d) of the Internal Revenue Code, church plans, as defined in Section 3(33) of ERISA, are not subject to the ERISA requirements discussed in this prospectus.  Accordingly, assets of these plans may be invested in Securities without regard to the ERISA considerations described below, subject to the provisions of applicable federal and state law.  Any plan that is a tax-qualified plan and exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue Code, however, is subject to the prohibited transaction rules in Section 503(b) of the Internal Revenue Code.

Section 404 of ERISA imposes general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investment be made in accordance with the documents governing the plan.  In addition, Section 406 of ERISA and Section 4975 of the Internal Revenue Code prohibit a broad range of transactions involving assets of employee benefit plans and arrangements subject to ERISA and tax-favored plans subject to Section 4975 of the Code, which are collectively referred to in this prospectus as “ERISA plans,” and persons, called “parties in interest” under ERISA or “disqualified persons” under the Internal Revenue Code, which are collectively referred to in this prospectus as “parties in interest,” who have specified relationships to the ERISA plans, unless some statutory, regulatory or administrative exemption is available.  Some parties in interest that participate in a prohibited transaction may be subject to sanctions including a penalty, equitable relief or an excise tax, imposed under Section 502(i) of ERISA or Section 4975 of the Internal Revenue Code, unless some statutory, regulatory or administrative exemption is available for any transaction of this sort.

Plan Asset Regulations

An investment of assets of an ERISA plan in Securities may cause the underlying mortgage loans or other Assets held in a trust or other entity to be deemed ERISA plan assets of the ERISA plan.  The U.S. Department of Labor, or DOL, has promulgated regulations at 29 C.F.R. Section 2510.3-101 concerning whether or not an ERISA plan’s assets would be deemed to include an interest in the underlying assets of an entity, including a trust, for purposes of applying the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code, when an ERISA plan acquires an “equity interest” in that entity.  The DOL regulations define the term “equity interest” as any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no “substantial equity features.”

Exceptions contained in the DOL regulations provide that an ERISA plan’s assets, called plan assets, will not include an undivided interest in each asset of an entity in which it makes an equity investment if-

·

the entity is an operating company;

·

the equity investment made by the ERISA plan is either a “publicly-offered security” that is “widely held,” both as defined in the DOL regulations, or a security issued by an investment company registered under the Investment Company Act of 1940, as amended; or

·

“benefit plan investors” do not own 25% or more in value of any class of equity interests issued by the entity.  For this purpose, “benefit plan investors” include ERISA plans, as well as any “employee benefit plan,” as defined in Section 3(3) of ERISA, that is not subject to Title I of ERISA, such as governmental plans, as defined in Section 3(32) of ERISA, church plans, as defined in Section 3(33) of ERISA, that have not made an election under Section 410(d) of the Internal Revenue Code, foreign plans and any entity whose underlying assets include ERISA plan assets by reason of an ERISA plan’s investment in the entity.

Some of the rules contained in the DOL regulations provide that plan assets may be deemed to include an undivided interest in each asset of an entity, such as a trust, in which an ERISA plan makes an equity investment.  The depositor can give no assurance that any of the exceptions will apply.  Under the DOL regulations, the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Internal Revenue Code may apply to a trust and cause the depositor, the master servicer, any servicer, any subservicer, the trustee, the obligor under any credit enhancement mechanism or affiliates of those entities to be considered or become parties in interest for an investing ERISA plan if the underlying assets of the entity are treated as plan assets.  If so, the acquisition or holding of securities by or on behalf of the investing ERISA plan could also give rise to a prohibited transaction under ERISA and Section 4975 of the Internal Revenue Code, unless some statutory, regulatory or administrative exemption is available.  Securities acquired by an ERISA plan would be assets of that ERISA plan.  Under the DOL regulations, a trust, including the mortgage loans or other Assets held in the trust, may also be deemed to be assets of each ERISA plan that acquires Certificates or Notes deemed to have “substantial equity features.”

Any person who has discretionary authority or control with respect to the management or disposition of ERISA plan assets, and any person who provides investment advice with respect to the ERISA plan assets for a fee is a fiduciary of the investing ERISA plan.  If the mortgage loans or other Assets held in the trust fund were to constitute ERISA plan assets, then any party exercising management or discretionary control with respect to those ERISA plan assets may be deemed to be a “fiduciary,” and thus subject to the general fiduciary requirements of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code, for any ERISA investing plan.  In addition, if the mortgage loans or other Assets held in the trust fund were to constitute ERISA plan assets, then the acquisition or holding of securities by, or on behalf of an ERISA plan or with ERISA plan assets, as well as the operation of the trust, may constitute or result in a prohibited transaction under ERISA and Section 4975 of the Internal Revenue Code.

Underwriter Exemption

The DOL has granted to Deutsche Banc Alex. Brown Inc. an individual exemption, Prohibited Transaction Exemption 94-84, and to Deutsche Morgan Grenfell/C.J. Lawrence Inc., similar approval (FAN 97-03E), which were both amended by Prohibited Transaction Exemption 97-34, Prohibited Transaction Exemption 2000-58 and Prohibited Transaction 2002-41 (collectively, the “Exemption”).  The Exemption is applicable to Securities which meet its requirements whenever the underwriter or its affiliate is the sole underwriter, manager or co-manager of an underwriting syndicate or is the selling or placement agent.  The Exemption generally exempts certain transactions from the application of certain of the prohibited transaction provisions of ERISA and the Code provided that the conditions set forth in the Exemption are satisfied.  Securities which may be covered by the exemption include Certificates and Notes issued by a grantor or owner trust or a REMIC or a FASIT.  These transactions include the servicing, managing and operation of trusts holding fixed (generally non-revolving pools) of enumerated categories of assets which include: single and multi-family residential mortgage loans, home equity loans or receivables (including cooperative housing loans), manufactured housing loans and guaranteed government mortgage pool certificates and the purchase, sale and holding of securities which represent beneficial ownership interests in the assets of such trusts.

The Exemption sets forth eight general conditions which must be satisfied for a transaction involving the purchase, sale and holding of securities to be eligible for exemptive relief under the Exemption.

·

First, the acquisition of Securities by an ERISA plan or with plan assets must be on terms that are at least as favorable to the ERISA plan as they would be in an arm’s length transaction with an unrelated party.

·

Second, the Exemption only applies to Securities evidencing rights and interests that are not subordinated to the rights and interests evidenced by the other Securities of the same trust, unless none of the mortgage loans or other assets has an LTV ratio that exceeds 100% at the date of issuance of the Securities and the Securities are issued in a “designated transaction”. A designated transaction is generally one in which the assets consist of specified types of assets, including obligations that are secured by residential, home equity, or manufactured housing.

·

Third, at the time of acquisition by an ERISA plan or with plan assets, the Securities must be rated in one of the four highest generic rating categories (three highest generic rating categories in the case of a transaction which is not a “designated transaction”) by Standard & Poor’s Ratings Services, a division of The McGraw Hill Companies, Inc., Moody’s Investors Service, Inc. or Fitch Ratings, which are collectively referred to as the exemption rating agencies.  If the LTV ratio of any one- to four-family residential or home equity loan receivables in a designated transaction held in the trust exceeds 100% but does not exceed 125% at the date of issuance of the Securities, the Security must be rated in one of the two highest generic rating categories. However, in that case the Exemption will not apply to any subordinate securities.

·

Fourth, the trustee cannot be an affiliate of any other member of the restricted group other than the underwriter.  The restricted group consists of the trustee, underwriter, depositor, master servicer, any servicer, any subservicer, the swap counterparty under any eligible swap arrangement and any borrower with respect to assets of a trust constituting more than 5% of the aggregate unamortized principal balance of the assets in the related trust as of the date of initial issuance of the Securities.

·

Fifth, the sum of all payments made to and retained by the underwriters must represent not more than reasonable compensation for underwriting the securities; the sum of all payments made to and retained by the depositor pursuant to the assignment of the assets to the related trust must represent not more than the fair market value of those obligations; and the sum of all payments made to and retained by the master servicer, any servicer and any subservicer must represent not more than reasonable compensation for that person’s services under the related pooling and servicing or trust agreement and reimbursement of that person’s reasonable expenses in connection therewith.

·

Sixth, the investing ERISA plan or plan asset investor must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

·

Seventh, for issuers other than common law trusts, the documents establishing the issuer and governing the transaction must contain provisions as described in Exemption that are intended to protect the assets of the issuer from creditors of the depositor.

·

Eighth, in the case of notes, customary bankruptcy law opinions must be provided to the trustee and the trust agreement must include specified bankruptcy law related protections for the noteholders.

The Exemption also requires that each trust meet the following requirements:

·

the trust must consist solely of assets of the type that have been included in other investment pools;

·

securities evidencing interests in those other investment pools must have been rated in one of the four highest categories of one of the exemption rating agencies for at least one year prior to the acquisition of securities by or on behalf of a plan or with plan assets in reliance on  the Exemption; and

·

securities in the other investment pools must have been purchased by investors other than plans for at least one year prior to any acquisition of securities by or on behalf of a plan or with plan assets in reliance on the Exemption.

If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the application of the prohibited transaction provisions of Sections 406(a) and 407(a) of ERISA and Sections 4975(c)(1)(A) through (D) of the Internal Revenue Code, in connection with the direct or indirect sale, exchange, transfer, holding or the direct or indirect acquisition or disposition in the secondary market of Securities by a plan or with plan assets.  However, no exemption is provided from the restrictions of Sections 406(a)(1)(E) and 406(a)(2) of ERISA for the acquisition or holding of a Security by an excluded plan or with plan assets of an excluded plan by any person who has discretionary authority or renders investment advice with respect to plan assets of the excluded plan.  For purposes of the securities, an “excluded plan” is a plan sponsored by any member of the restricted group.

The  Exemption permits interest-rate swaps, interest rate caps and yield supplement agreements to be assets of a trust fund if certain conditions are satisfied.

An interest-rate swap or (if purchased by or on behalf of the trust) an interest-rate cap contract (collectively, a “swap” or “swap agreement”) is a permitted trust fund asset if it:  (a) is an “eligible swap;” (b) is with an “eligible counterparty;” (c) is purchased by a “qualified plan investor;” (d) meets certain additional specific conditions which depend on whether the swap is a “ratings dependent swap” or a “non-ratings dependent swap” and (e) permits the trust to make termination payments to the swap counterparty (other than currently scheduled payments) solely from excess spread or amounts otherwise payable to the servicer, depositor or seller.

An “eligible swap” is one which:  (a) is denominated in U.S. dollars; (b) pursuant to which the trust pays or receives, on or immediately prior to the respective payment or distribution date for the class of securities to which the swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g., LIBOR or the U.S. Federal Reserve’s Cost of Funds Index (COFI)), with the trust receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted (“allowable interest rate”); (c) has a notional amount that does not exceed either:  (i) the principal balance of the class of securities to which the swap relates, or (ii) the portion of the principal balance of such class represented by obligations (“allowable notional amount”); (d) is not leveraged (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference) (“leveraged”); (e) has a final termination date that is either the earlier of the date on which the issuer terminates or the related class of securities are fully repaid and (f) does not incorporate any provision which could cause a unilateral alteration in the requirements described  in (a) through (d) above.

An “eligible counterparty” means a bank or other financial institution which has a rating at the date of issuance of the securities, which is in one of the three highest long-term credit rating categories or one of the two highest short-term credit rating categories, utilized by at least one of the exemption rating agencies rating the securities; provided that, if a counterparty is relying on its short-term rating to establish eligibility hereunder, such counterparty must either have a long-term rating in one of the three highest long-term rating categories or not have a long-term rating from the applicable exemption rating agency.

A “qualified plan investor” is a plan where the decision to buy such class of securities is made on behalf of the plan by an independent fiduciary qualified to understand the swap transaction and the effect the swap would have on the rating of the securities and such fiduciary is either (a) a “qualified professional asset manager” (“QPAM”) under PTCE 84-14, (b) an “in-house asset manager” under PTCE 96-23 or (c) has total assets (both plan and non-plan) under management of at least $100 million at the time the securities are acquired by the plan.

In “ratings dependent swaps” (where the rating of a class of securities is dependent on the terms and conditions of the swap), the swap agreement must provide that if the credit rating of the counterparty is withdrawn or reduced by any exemption rating agency below a level specified by the exemption rating agency, the servicer must, within the period specified under the Pooling and Servicing Agreement:  (a) obtain a replacement swap agreement with an eligible counterparty which is acceptable to the exemption rating agency and the terms of which are substantially the same as the current swap agreement (at which time the earlier swap agreement must terminate); or (b) cause the swap counterparty to establish any collateralization or other arrangement satisfactory to the  exemption rating agency such that the then current rating by the exemption rating agency of the particular class of securities will not be withdrawn or reduced (and the terms of the swap agreement must specifically obligate the counterparty to perform these duties for any class of securities with a term of more than one year).  In the event that the servicer fails to meet these obligations, holders of the securities that are employee benefit plans or other retirement arrangements must be notified in the immediately following periodic report which is provided to the holders of the securities but in no event later than the end of the second month beginning after the date of such failure.  Sixty days after the receipt of such report, the exemptive relief provided under the   Exemption will prospectively cease to be applicable to any class of securities held by an employee benefit plan or other retirement arrangement which involves such ratings dependent swap.

“Non-ratings dependent swaps” (those where the rating of the securities does not depend on the terms and conditions of the swap) are subject to the following conditions. If the credit rating of the counterparty is withdrawn or reduced below the lowest level permitted above, the servicer will, within a specified period after such rating withdrawal or reduction: (a) obtain a replacement swap agreement with an eligible counterparty, the terms of which are substantially the same as the current swap agreement (at which time the earlier swap agreement must terminate); (b) cause the counterparty to post collateral with the trust in an amount equal to all payments owed by the counterparty if the swap transaction were terminated; or (c) terminate the swap agreement in accordance with its terms.

An “eligible yield supplement agreement” is any yield supplement agreement or similar arrangement or (if purchased by or on behalf of the trust) an interest rate cap contract to supplement the interest rates otherwise payable on obligations held by the trust fund (“EYS Agreement”).  If the EYS Agreement has a notional principal amount and/or is written on an International Swaps and Derivatives Association, Inc. (ISDA) form, the EYS Agreement may only be held as an asset of the trust fund if it meets the following conditions:  (a) it is denominated in U.S. dollars; (b) it pays an allowable interest rate; (c) it is not leveraged; (d) it does not allow any of these three preceding requirements to be unilaterally altered without the consent of the trustee; (e) it is entered into between the trust and an eligible counterparty and (f) it has an allowable notional amount.

Pre-Funding Accounts

The Exemption extends exemptive relief to Securities issued in transactions using pre-funding accounts, called a Pre-Funding Account, whereby a portion of the loans backing the securities are transferred to the trust fund within a specified period following the closing date, called the DOL Pre-Funding Period.

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First, the ratio of the amount allocated to the Pre-Funding Account to the total principal amount of the Securities being offered (“Pre-Funding Limit”) must not exceed twenty-five percent (25%).

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Second, all loans transferred after the closing date (referred to here as “additional loans”) must meet the same terms and conditions for eligibility as the original loans used to create the trust fund, which terms and conditions have been approved by the exemption rating agency.

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Third, the transfer of such additional loans to the trust fund during the DOL Pre-Funding Period must not result in the Securities receiving a lower credit rating from the exemption rating agency upon termination of the DOL Pre-Funding Period than the rating that was obtained at the time of the initial issuance of the securities by the trust.

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Fourth, solely as a result of the use of the pre-funding, the weighted average annual percentage interest rate (the “average interest rate”) for all of the loans in the trust fund at the end of the DOL Pre-Funding Period must not be more than 100 basis points lower than the average interest rate for the loans which were transferred to the trust fund on the closing date.

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Fifth, either: (i) the characteristics of the additional loans must be monitored by an insurer or other credit support provider which is independent of the depositor; or (ii) an independent accountant retained by the depositor must provide the depositor with a letter (with copies provided to the exemption rating agency, the underwriter and the trustee) stating whether or not the characteristics of the additional loans conform to the characteristics described in the prospectus or related prospectus supplement or agreement.

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Sixth, the DOL Pre-Funding Period must generally end no later than three months or 90 days after the closing date.

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Seventh, amounts transferred to any Pre-Funding Account used in connection with the pre-funding may be invested only in investments which are permitted by the exemption rating agency and (i) are direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof (provided that such obligations are backed by the full faith and credit of the United States); or (ii) have been rated (or the obligor has been rated) in one of the three highest generic rating categories by the exemption rating agency.

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Eighth, certain disclosure requirements must be met.

If specific conditions of Exemption are also satisfied, the Exemption may provide an exemption from the application of the prohibited transaction provisions of Sections 406(b)(1) and (b)(2) of ERISA and Section 4975(c)(1)(E) of the Internal Revenue Code, in connection with:

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the direct or indirect sale, exchange or transfer of Securities in the initial issuance of securities between the depositor or an underwriter and an ERISA plan when the person who has discretionary authority or renders investment advice with respect to the investment of the relevant ERISA plan assets in the certificates is:

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a borrower with respect to 5% or less of the fair market value of the assets of a trust or an affiliate of that person, provided that, the ERISA plan is not an excluded plan and, if the Securities are acquired in connection with their initial issuance, the quantitative restrictions described in the Exemption are met;

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the direct or indirect acquisition or disposition in the secondary market of securities by an ERISA plan or by a person investing plan assets if certain conditions are met; and

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the holding of Securities by a plan or with plan assets.

Additionally, if specific conditions of the Exemption are satisfied, the Exemption may provide an exemption, from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Section 4975 of the Internal Revenue Code, for transactions in connection with the servicing, management and operation of the mortgage pools or contract pools.  The Exemption also may provide an exemption from the application of the prohibited transaction provisions of Sections 406(a) and 407(a) of ERISA and Sections 4975(c)(1)(A) through (D) of the Internal Revenue Code, if those restrictions are deemed to otherwise apply merely because a person is deemed to be a party in interest with respect to an investing ERISA plan, or an ERISA plan holding interests in the investing entity holding plan assets, by virtue of providing services to the ERISA plan or by virtue of having specified relationships to such a person, solely as a result of the ERISA plan’s ownership of securities.

Before purchasing a Security, a fiduciary or other investor of plan assets should itself confirm that the Certificates or Notes constitute “securities” for purposes of the Exemption and that the specific and general conditions and the other requirements described in the Exemption would be satisfied.  In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, the fiduciary or other plan asset investor should consider its general fiduciary obligations under ERISA in determining whether to purchase any securities with plan assets.

Other Exemptions

Any fiduciary or other ERISA plan asset investor that proposes to purchase securities on behalf of an ERISA plan or with plan assets is encouraged to consult with its counsel on the potential applicability of ERISA and the Internal Revenue Code to that investment and the availability of the Exemption or any DOL prohibited transaction class exemption, or PTCE, in connection therewith.  In particular, in connection with a contemplated purchase of Certificates representing a beneficial ownership interest in a pool of single-family residential mortgage, the fiduciary or other ERISA plan asset investor should consider the availability of PTCE 83-1 for various transactions involving mortgage pool investment trusts.  However, PTCE 83-1 does not provide exemptive relief with respect to securities evidencing interests in trusts which include mortgage loans secured by third or more junior liens, revolving credit loans, loans on unimproved land, contracts, cooperative loans, multifamily or mixed-use mortgage loans or some types of private securities, or which contain a swap or a pre-funding arrangement.  In addition, the fiduciary or other plan asset investor should consider the availability of other class exemptions granted by the DOL, which provide relief from certain of the prohibited transaction provisions of ERISA and the related excise tax provisions of Section 4975 of the Internal Revenue Code, including Sections I and III of PTCE 95-60, regarding transactions by insurance company general accounts.  Other exemptions include, but are not limited to, Prohibited Transaction Class Exemption 90-1 (regarding investments by insurance company pooled separate accounts), Prohibited Transaction Class Exemption 91-38 (regarding investments by bank collective investments funds), PTCE 84-14 (regarding transactions effected by “qualified professional asset managers”), PTCE 95-60 (regarding investments by insurance company general accounts) and PTCE 96-23 (regarding transactions effected by “in-house asset managers”).  The accompanying prospectus supplement may contain additional information regarding the application of the Exemption, PTCE 83-1, PTCE 95-60 or other DOL class exemptions for the Securities offered thereby.  There can be no assurance that any of these exemptions will apply with respect to any particular ERISA plan’s or other plan asset investor’s investment in the Securities or, even if an exemption were deemed to apply, that any exemption would apply to all prohibited transactions that may occur in connection with this form of investment.

Purchase of Notes

There can be no assurance given that Notes are or will be treated as debt and not “equity interests” under the DOL regulations.  Moreover, the debt treatment of the Notes for ERISA purposes could change subsequent to their issuance; that is, they could be treated as equity interests, if, for example, the ratings of the Notes change.  Because of the factual nature of certain of the above-described provisions of ERISA, the Code and the DOL regulations, ERISA plans or persons investing plan assets should carefully consider whether such an investment might constitute or give rise to a prohibited transaction under ERISA or the Code.  Any plan fiduciary which proposes to cause an ERISA plan to acquire any of the Notes is encouraged to consult with its counsel with respect to the applicability of the Exemption to the Notes and the potential consequences under ERISA and the Code of the Plan’s acquisition and ownership of such Notes.

In addition, ERISA and the Code prohibit certain transactions involving plan assets and parties in interest.  Accordingly, even if the Notes are treated as indebtedness under the DOL regulations, prior to making an investment in the Notes, investing ERISA plans should determine whether the issuer, any underwriter, the trustee, the servicer, any other servicer or any of their affiliates is a party in interest with respect to such ERISA plan and, if so, whether such transaction is subject to one or more statutory, regulatory or administrative exemptions.

Unless otherwise stated in the related prospectus supplement, by acquiring a Note, each purchaser will be deemed to represent that either (1) it is not acquiring the Note with plan assets; or (2) (A) the acquisition and holding of the Note will not give rise to a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code as a result of the issuer, the depositor any underwriter, the trustee, the servicer, any other servicer or any of their affiliates being a party in interest with respect to such purchaser that is an ERISA plan and (B) the Notes are rated investment grade or better and such person believes that the Notes are properly treated as indebtedness without substantial equity features for purposes of the DOL regulations, and agrees to so treat the Notes.  Alternatively, regardless of the rating of the Notes, such person may provide the trustee with an opinion of counsel, which opinion of counsel will not be at the expense of the issuer, the depositor, the trustee, the servicer or any successor servicer which opines that the purchase, holding and transfer of such Note or interest therein is permissible under applicable law, will not constitute or result in a non exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the issuer, the depositor, the trustee, the servicer or any successor servicer to any obligation in addition to those undertaken in the Indenture.

EACH PROSPECTUS SUPPLEMENT WILL CONTAIN INFORMATION CONCERNING CONSIDERATIONS RELATING TO ERISA AND THE CODE THAT ARE APPLICABLE TO THE RELATED SECURITIES.  BEFORE PURCHASING SECURITIES IN RELIANCE ON THE EXEMPTION, PTCE 83-1 OR ANY OTHER EXEMPTION, A FIDUCIARY OF AN ERISA PLAN SHOULD ITSELF CONFIRM THAT REQUIREMENTS SET FORTH IN SUCH EXEMPTION WOULD BE SATISFIED.

ANY ERISA PLAN INVESTOR WHO PROPOSES TO USE PLAN ASSETS OF ANY ERISA PLAN TO PURCHASE SECURITIES OF ANY SERIES OR CLASS IS ENCOURAGED TO CONSULT WITH ITS COUNSEL WITH RESPECT TO THE POTENTIAL CONSEQUENCES UNDER ERISA AND SECTION 4975 OF THE CODE OF THE ACQUISITION AND OWNERSHIP OF SUCH SECURITIES.

Governmental plans and church plans as defined in ERISA are not subject to ERISA or Code Section 4975, although they may elect to be qualified under Section 401 (a) of the Code and exempt from taxation under Section 501 (a) of the Code and would then be subject to the prohibited transaction rules set forth in Section 503 of the Code.  In addition, governmental plans may be subject to federal, state and local laws which are to a material extent similar to the provisions of ERISA or a Code Section 4975.  A fiduciary of a governmental plan should make its own determination as to the propriety of an investment in Securities under applicable fiduciary or other investment standards and the need for the availability of any exemptive relief under any law similar to ERISA or section 4975 of the Code.

Legal Investment

Each class of securities offered pursuant to an accompanying prospectus supplement will be rated at the date of issuance in one of the four highest rating categories by at least one rating agency. The prospectus supplement for each series of securities will specify which classes of securities of the series, if any, will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984. Any class of securities that is not rated in one of the two highest rating categories by one or more nationally recognized statistical rating agencies or that represents an interest in a trust fund that includes junior mortgage loans will not constitute mortgage related securities for purposes of SMMEA. Mortgage related securities are legal investments to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities, including depository institutions, insurance companies and pension funds created pursuant to or existing under the laws of the United States or of any state, the authorized investments of which are subject to state regulation. Under SMMEA, if a state enacted legislation prior to October 3, 1991 specifically limiting the legal investment authority of any entities with respect to mortgage related securities, the securities would constitute legal investments for entities subject to that legislation only to the extent provided in that legislation. SMMEA provides, however, that in no event will the enactment of any legislation of this kind affect the validity of any contractual commitment to purchase, hold or invest in mortgage related securities, or require the sale or other disposition of such securities, so long as that contractual commitment was made or the securities were acquired prior to the enactment of that legislation.

SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with mortgage related securities without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to regulations as the applicable federal regulatory authority may prescribe.

On April 23, 1998, the Federal Financial Institutions Examination Council issued a revised supervisory policy statement applicable to all depository institutions, setting forth guidelines for investments in high-risk mortgage securities. The 1998 policy statement has been adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the FDIC, the National Credit Union Administration and the Office of Thrift Supervision with an effective date of May 26, 1998. The 1998 policy statement rescinds a 1992 policy statement that had required, prior to purchase, a depository institution to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and, if so, that the proposed acquisition would reduce the institution’s overall interest rate risk. The 1998 policy statement eliminates former constraints on investing in certain high-risk mortgage derivative products and substitutes broader guidelines for evaluating and monitoring investment risk.

The Office of Thrift Supervision (the “OTS”) has issued Thrift Bulletins 73a, entitled “Investing in Complex Securities” (“TB 73a”), which is effective as of December 18, 2001 and applies to savings associations regulated by the OTS, and 13a, entitled “Management of Interest Rate Risk, Investment Securities, and Derivatives Activities” (“TB 13a”), which is effective as of December 1, 1998, and applies to thrift institutions regulated by the OTS.

One of the primary purposes of TB 73a is to require savings associations, prior to taking any investment position, to determine that the investment position meets applicable regulatory and policy requirements (including those set forth TB 13a (see below)) and internal guidelines, is suitable for the institution, and is safe and sound.  OTS recommends, with respect to purchases of specific securities, additional analysis, including, among others, analysis of repayment terms, legal structure, expected performance of the issuer and any underlying assets as well as analysis of the effects of payment priority, with respect to a security which is divided into separate tranches with unequal payments, and collateral investment parameters, with respect to a security that is prefunded or involves a revolving period. TB 73a reiterates OTS’s due diligence requirements for investing in all securities and warns that if a savings association makes an investment that does not meet the applicable regulatory requirements, the savings association’s investment practices will be subject to criticism, and OTS may require divestiture of such securities.  OTS also recommends, with respect to an investment in any “complex securities,” that savings associations should take into account quality and suitability, interest rate risk, and classification factors.  For the purposes of each of TB 73a and TB 13a, “complex security” includes among other things any collateralized mortgage obligation or real estate mortgage investment conduit security, other than any “plain vanilla” asset-backed pass-through security (that is, securities that are part of a single class of securities in the related pool that are non-callable and do not have any special features).  Accordingly, all Classes of the Offered Certificates would likely be viewed as “complex securities.” With respect to quality and suitability factors, TB 73a warns (i) that a savings association’s sole reliance on outside ratings for material purchases of complex securities is an unsafe and unsound practice, (ii) that a savings association should only use ratings and analyses from nationally recognized rating agencies in conjunction with, and in validation of, its own underwriting processes, and (iii) that it should not use ratings as a substitute for its own thorough underwriting analyses. With respect to the interest rate risk factor, TB 73a recommends that savings associations should follow the guidance set forth in TB 13a. With respect to collateralized loan or bond obligations, TB 73a also requires that the savings associations meet similar requirements with respect to the underlying collateral, and warns that investments that are not fully rated as to both principal and interest do not meet OTS regulatory requirements.

One of the primary purposes of TB 13a is to require thrift institutions, prior to taking any investment position, to (i) conduct a pre-purchase portfolio sensitivity analysis for any “significant transaction” involving securities or financial derivatives, and (ii) conduct a pre-purchase price sensitivity analysis of any “complex security” or financial derivative.  The OTS recommends that while a thrift institution should conduct its own in-house pre-acquisition analysis, it may rely on an analysis conducted by an independent third-party as long as management understands the analysis and its key assumptions. Further, TB 13a recommends that the use of “complex securities with high price sensitivity” be limited to transactions and strategies that lower a thrift institution’s portfolio interest rate risk. TB 13a warns that investment in complex securities by thrift institutions that do not have adequate risk measurement, monitoring and control systems may be viewed by OTS examiners as an unsafe and unsound practice.

Prospective investors in the securities, including in particular the classes of securities that do not constitute mortgage related securities for purposes of SMMEA should consider the matters discussed in the following paragraph.

There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase securities or to purchase securities representing more than a specified percentage of the investor’s assets. Investors should consult their own legal advisors in determining whether and to what extent the securities constitute legal investments for those investors or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.

Methods of Distribution

The Notes or Certificates, as applicable, offered by this prospectus and by the supplements to this prospectus will be offered in series. The distribution of the Notes or Certificates, as applicable, may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If specified in the prospectus supplement, the Notes or Certificates, as applicable, will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Deutsche Bank Securities Inc. (“DBS”) acting as underwriter with other underwriters, if any, named in the underwriting agreement. In that event, the prospectus supplement may also specify that the underwriters will not be obligated to pay for any Notes or Certificates, as applicable, agreed to be purchased by purchasers pursuant to purchase agreements acceptable to the depositor. In connection with the sale of the Notes or Certificates, as applicable, underwriters may receive compensation from the depositor or from purchasers of the Notes or Certificates, as applicable, in the form of discounts, concessions or commissions. The prospectus supplement will describe any compensation paid by the depositor.

As to any offering of securities, in additions to the method of distribution as described in the prospectus supplement and this base prospectus, the distribution of any class of the offered securities may be effected through one or more resecuritization transactions, in accordance with Rule 190(b)

Alternatively, the prospectus supplement may specify that the Notes or Certificates, as applicable, will be distributed by DBS acting as agent or in some cases as principal with respect to Notes or Certificates, as applicable, that it has previously purchased or agreed to purchase. If DBS acts as agent in the sale of Notes or Certificates, as applicable, DBS will receive a selling commission for each series of Notes or Certificates, as applicable, depending on market conditions, expressed as a percentage of the total principal balance of the related mortgage loans as of the Cut-off Date. The exact percentage for each series of Notes or Certificates, as applicable, will be disclosed in the prospectus supplement. To the extent that DBS elects to purchase Notes or Certificates, as applicable, as principal, DBS may realize losses or profits based upon the difference between its purchase price and the sales price. The prospectus supplement for any series offered other than through underwriters will contain information regarding the nature of that offering and any agreements to be entered into between the depositor and purchasers of Notes or Certificates, as applicable, of that series.

The depositor will indemnify DBS and any underwriters against particular civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments DBS and any underwriters may be required to make in respect of these civil liabilities.

In the ordinary course of business, DBS and the depositor may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the depositor’s mortgage loans pending the sale of those mortgage loans or interests in those mortgage loans, including the Notes or Certificates, as applicable. DBS performs management services for the depositor.

The depositor anticipates that the Notes or Certificates, as applicable, will be sold primarily to institutional investors. Purchasers of Notes or Certificates, as applicable, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be “underwriters” within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of Notes or Certificates, as applicable. Securityholders are encouraged to consult with their legal advisors in this regard before any reoffer or sale of Notes or Certificates, as applicable.

As to each series of Notes or Certificates, as applicable, only those classes rated in one of the four highest rating categories by any rating agency will be offered by this prospectus. Any lower rated or unrated class may be initially retained by the depositor, and may be sold by the depositor at any time to one or more institutional investors.

Additional Information

The Depositor has filed with the Commission a registration statement on Form S-3 under the Securities Act of 1933, as amended, with respect to the Notes or Certificates, as applicable, (the “Registration Statement”). This prospectus, which forms a part of the Registration Statement, omits some of the information contained in the Registration Statement pursuant to the rules and regulations of the Commission. The Registration Statement and the exhibits to the Registration Statement can be inspected and copied at the public reference facilities maintained by the Commission at 100 F Street NE, Washington, D.C. 20549, and at Regional Offices in the following locations:

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Chicago Regional Office, 175 West Jackson Boulevard, Suite 900, Chicago, Illinois 60604; and

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New York Regional Office, 3 World Financial Center, Room 4300, New York, New York 10281.

Copies of these materials can also be obtained from the Public Reference Section of the Commission, 100 F Street NE, Washington, D.C. 20549, at prescribed rates.

The Commission also maintains a site on the world wide web at “http://www.sec.gov” at which users can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system. The Depositor has filed the Registration Statement, including all exhibits to the Registration Statement, through the EDGAR system and therefore these materials should be available by logging onto the Commission’s web site. The Commission maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

Copies of the most recent Fannie Mae prospectus for Fannie Mae certificates and Fannie Mae’s annual report and quarterly financial statements as well as other financial information are available from the Director of Investor Relations of Fannie Mae, 3900 Wisconsin Avenue, N.W., Washington, D.C. 20016 (202-752-7115). The Depositor did not participate in the preparation of Fannie Mae’s prospectus or its annual or quarterly reports or other financial information and, accordingly, makes no representation as to the accuracy or completeness of the information in those documents.

Copies of the most recent Offering Circular for Freddie Mac certificates as well as Freddie Mac’s most recent Information Statement and Information Statement supplement and any quarterly report made available by Freddie Mac may be obtained by writing or calling the Investor Inquiry Department of Freddie Mac at 8200 Jones Branch Drive, McLean, Virginia 22102 (outside Washington, D.C. metropolitan area, telephone 800-336-3672; within Washington, D.C. metropolitan area, telephone 703-759-8160). The Depositor did not participate in the preparation of Freddie Mac’s Offering Circular, Information Statement or any supplement to the Information Statement or any quarterly report of the Information Statement and, accordingly, makes no representation as to the accuracy or completeness of the information in those documents.

The issuing entity’s annual reports on Form 10-K (including reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance, discussed in “Description of the Securities – Reports to Securityholders” and “Servicing Description of the Agreements – Material Terms of the Pooling and Servicing Agreement and Underlying Servicing Agreements – Evidence as to Compliance”, required to be filed under Regulation AB), periodic distribution reports on Form 10-D, current reports on Form 8-K and amendments to those reports, together with such other reports to security holders or information about the securities as shall have been filed with the Commission will be posted on the internet web site specified in the prospectus supplement as soon as reasonably practicable after it has been electronically filed with, or furnished to, the Commission.

As to each issuing entity that is no longer required to file reports under the Exchange Act, periodic distribution reports will be posted on the depositor’s website referenced above as soon as practicable.  Annual reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance will be provided to registered holders of the related securities upon request free of charge.  See “Description of the Agreements – Material Terms of the Pooling and Servicing Agreement and Underlying Servicing Agreements — Evidence as to Compliance” and “Description of the Securities — Reports to Securityholders.”

Incorporation of Certain Documents by Reference

All documents subsequently filed by or on behalf of the trust fund referred to in the prospectus supplement with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this prospectus and prior to the termination of any offering of the Notes or Certificates, as applicable, issued by that trust fund will be deemed to be incorporated by reference in this prospectus and to be a part of this prospectus from the date of the filing of those documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for all purposes of this prospectus to the extent that a statement contained in this prospectus (or in the prospectus supplement) or in any other subsequently filed document that also is or is deemed to be incorporated by reference modifies or replaces that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.  All documents subsequently filed by the depositor pursuant to Sections 13(a) or 15(d) of the Exchange Act in respect of any offering prior to the termination of the offering of the offered securities shall also be deemed incorporated by reference into this prospectus and the related prospectus supplement.

The Trustee on behalf of any trust fund will provide without charge to each person to whom this prospectus is delivered, upon request, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this prospectus (not including exhibits to the information that is incorporated by reference unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates). Requests for information should be directed to the corporate trust office of the Trustee specified in the prospectus supplement.

Legal Matters

Certain legal matters, including the federal income tax consequences to securityholders of an investment in the Notes or Certificates, as applicable, of a series, will be passed upon for the depositor by Thacher Proffitt & Wood llp and McKee Nelson llp.

Financial Information

A new trust fund will be formed for each series of Notes or Certificates, as applicable, and no trust fund will engage in any business activities or have any assets or obligations before the issuance of the related series of Notes or Certificates, as applicable. Accordingly, financial statements for a trust fund will generally not be included in this prospectus or in the prospectus supplement.

Rating

As a condition to the issuance of any class of Offered Notes or Offered Certificates, as applicable, they must not be rated lower than investment grade; that is, they must be rated in one of the four highest rating categories, by a rating agency.

Ratings on mortgage pass-through certificates and mortgage-backed notes address the likelihood of receipt by securityholders of all distributions on the underlying mortgage loans. These ratings address the structural, legal and issuer-related aspects associated with the Notes or Certificates, as applicable, the nature of the underlying assets and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates, mortgage-backed notes and other asset backed securities do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which prepayments might differ from those originally anticipated. As a result, securityholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

Index of Defined Terms

Accrual Period

19

ADA

85

Adjustable Rate Assets

1

Agency Securities

1

Agreement

42

ARM Loans

5

Asset Conservation Act

81

Asset Group

28

Asset Seller

1

Assets

1

Balloon Payment Assets

2

Bankruptcy Code

78

Beneficial Owner

36

Bi-weekly Assets

2

Book-Entry Securities

28

Buy Down Assets

2

Buydown Mortgage Loans

23

Buydown Period

23

Capitalized Interest Account

18

Cash Flow Agreement

19

CERCLA

10, 80

Certificates

26

Charter Act

13

CI

37

Clearstream Luxembourg

36

Clearstream, Luxembourg

37

Clearstream, Luxembourg Participants

37

Code

89

Collection Account

46

Commercial Mortgage Loans

7

Commission

5

Committee Report

92

Contingent Payment Regulations

115

Convertible Assets

2

Cooperative

72

Cooperative Corporation

38

Cooperative Loans

72

Cooperatives

3

CPR

22

Crime Control Act

84

Cut-off Date

4

DBC

37

DBS

127

Definitive Securities

28

Determination Date

28

Distribution Date

20

DTC

36

EDGAR

128

Environmental Policies

55

Euroclear

36

Euroclear Operator

38

European Depositaries

38

Exchange Act

37

Exemption

119

EYS Agreement

122

Fannie Mae

1

FDIC

46

FHA

3

Financial Intermediary

39

Freddie Mac

1

Freddie Mac Act

14

Freddie Mac Certificate Group

14

Garn-St. Germain Act

81

GEM Assets

2

Ginnie Mae

1

GPM Assets

2

HELOCs

6

Home Equity Loans

3

Housing Act

12

HUD

54

Increasing Payment Asset

2

Increasing Payment Assets

2

Indirect Participants

37

Insurance Proceeds

29

Interest Rate

30

Interest Reduction Assets

2

Land Sale Contracts

3

lease

85

lessee

85

Level Payment Assets

1

Liquidation Proceeds

29

Lock-out Date

5

Mixed Use Mortgage Loans

7

Mortgage Securities

1

Mortgaged Properties

3

Mortgages

3

Multi Family Property

3

Multifamily Mortgage Loans

7

Multifamily Properties

22

New CI

37

Nonrecoverable Advance

32

Notes

26

Offered Certificates

28

Offered Notes

28

Offered Securities

28

OTS

82

Parity Act

82

Participants

36

PCBs

79

Permitted Investments

46

Pre-Funded Amount

17

Pre-Funding Account

17

Pre-Funding Limit

122

Pre-Funding Period

17

Prepayment Premium

5

Purchase Price

44

QPAM

121

RCRA

80

Record Date

28

Registration Statement

128

Related Proceeds

32

Relevant Depositary

38

Relief Act

84

REMIC Securities

41

REO Property”)

34

RICO

84

Rules

39

Sales of Grantor Trust Certificates

110

Securities

26

Servicemen’s Readjustment Act

17

Servicing Standard

50

Single Family Property

3

SPA

22

Special servicer

58

Step-up Rate Assets

2

Stripped Agency Securities

15

Subsequent Assets

17

Superliens

80

Terms and Conditions

38

Title V

83

Title VIII

83

UCC

37

UST

80

VA

4

VA Guaranty Policy

55

Value

4

Warranting Party

45

$434,575,000
(Approximate)

Deutsche Alt-A Securities, Inc.
Depositor

DB Structured Products, Inc.
Sponsor

DEUTSCHE ALT-A SECURITIES MORTGAGE LOAN

TRUST, SERIES 2007-OA1

Mortgage Pass-Through Certificates

Prospectus Supplement
Dated February 28, 2007

Wells Fargo Bank, N.A.

Master Servicer and Securities Administrator

Deutsche Bank Securities

Underwriter

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

We are not offering the certificates offered by this prospectus supplement in any state where the offer is not permitted.

Dealers will be required to deliver a prospectus supplement and prospectus when acting as underwriters of the certificates and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the Offered Certificates, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus until 90 days after the date of this prospectus supplement.